UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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STONEGATE MORTGAGE CORPORATION

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

April 27, 2017

9:00 a.m., local time

Stonegate Mortgage Corporation

9190 Priority Way West Drive, Suite 300

Indianapolis, IN 46240

Stonegate Mortgage Corporation

9190 Priority Way West Drive, Suite 300

Indianapolis, IN 46240

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

To our Stockholders:

On January 26, 2017, Stonegate Mortgage Corporation (which we refer to as the “Company”) and Home Point Financial Corporation (which we refer to as “Home Point”) entered into an Agreement and Plan of Merger (which we refer to as the “merger agreement”) that provides for Home Point to acquire the Company. Upon the terms and subject to the conditions set forth in the merger agreement, Longhorn Merger Sub, Inc., a wholly owned subsidiary of Home Point, will merge with and into the Company (which we refer to as the “merger”), so that the Company will be the surviving corporation in the merger and a wholly owned subsidiary of Home Point.

At the effective time of the merger (which we refer to as the “effective time”), each share of the Company’s common stock, par value $0.01 per share (which we refer to as “Company common stock” and holders of which we refer to as “Company stockholders”), issued and outstanding immediately prior to the effective time (except for shares of Company common stock held by (i) the Company, Home Point and their respective subsidiaries and (ii) Company stockholders who have properly exercised dissenters’ rights) will be automatically converted into the right to receive $8.00 in cash without interest (which we refer to as the “merger consideration”). The merger consideration represents a premium of approximately 34.4% over $5.95, the closing price of Company common stock on The New York Stock Exchange (which we refer to as the “NYSE”) on January 26, 2017, the last trading day prior to the public announcement of the merger agreement, and a premium of approximately 46.2% over $5.47, the Company’s 30-trading-day volume-weighted average trading price for the 30-trading-day period ended January 26, 2017. On March 23, 2017, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for Company common stock on the NYSE was $7.88 per share. We urge you to obtain current market quotations for Stonegate Mortgage Corporation (trading symbol “SGM”).

The Company will hold a special meeting of the Company stockholders (which we refer to as the “special meeting”) in connection with the merger. Company stockholders will be asked to vote to adopt the merger agreement and approve related matters, as described in the attached proxy statement. Adoption of the merger agreement requires the affirmative vote in person or by proxy of the holders of a majority of the outstanding shares of Company common stock entitled to vote thereon.

As a condition and inducement to the willingness of Home Point to enter into the merger agreement, concurrently with the execution and delivery of the merger agreement, Home Point entered into voting agreements with certain stockholders, directors and executive officers of the Company, who collectively owned 9,248,618 shares of Company common stock as of March 23, 2017, the record date for the special meeting, representing approximately 35.8% of the outstanding Company common stock as of such date, in their capacity as stockholders of the Company. The voting agreements require such stockholders to, among other things, vote all of their Company common stock in favor of adoption of the merger agreement.

The special meeting will be held on April 27, 2017, at 9:00 a.m., local time, at the offices of the Company, located at 9190 Priority Way West Drive, Suite 300, Indianapolis, IN 46240.

The board of directors of the Company has unanimously approved the merger agreement and determined that the merger and the merger agreement are advisable and fair to, and in the best interests of, the Company and the Company stockholders. The board of directors of the Company recommends that the Company stockholders vote “FOR” the adoption of the merger agreement and “FOR” the other matters to be considered at the special meeting.

The accompanying proxy statement provides detailed information about the special meeting, the merger, the merger agreement, the documents related to the merger and other related matters. Please carefully read the entire proxy statement, including its annexes, and any documents incorporated in the proxy statement by reference. In particular, you should read the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in this proxy statement and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and the other reports filed by the Company with the Securities and Exchange Commission and incorporated by reference into the proxy statement, for a description of the risks related to the Company’s business and a discussion of the risks you should consider in evaluating the merger and the merger agreement.

On behalf of the board of directors of the Company, thank you for your cooperation and continued support of the Company.

Sincerely,

James V. Smith
Chief Executive Officer and President

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the merger, passed upon the merits or fairness of the merger agreement or the transactions contemplated thereby or passed upon the adequacy or accuracy of the disclosure in this proxy statement. Any representation to the contrary is a criminal offense.

The date of this proxy statement is March 27, 2017 and it is first being mailed or otherwise delivered to the Company’s stockholders on or about March 27, 2017.

Stonegate Mortgage Corporation

9190 Priority Way West Drive, Suite 300

Indianapolis, IN 46240

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held on April 27, 2017

NOTICE IS HEREBY GIVEN that Stonegate Mortgage Corporation, an Ohio corporation (which we refer to as the “Company”), will hold a special meeting of holders of common stock of the Company (which we refer to as “Company common stock” and holders of which we refer to as “Company stockholders”) on April 27, 2017, at 9:00 a.m., local time, at the offices of the Company, located at 9190 Priority Way West Drive, Suite 300, Indianapolis, IN 46240 (which we refer to as the “special meeting”) to consider and vote upon the following matters:

1.	A proposal to adopt the Agreement and Plan of Merger, dated as of January 26, 2017, by and among the Company, Home Point Financial Corporation, a New Jersey corporation (which we refer to as “Home Point”), and Longhorn Merger Sub, Inc., an Ohio corporation and wholly owned subsidiary of Home Point (which we refer to as “Merger Sub”), as such agreement may be amended from time to time (which we refer to as the “merger agreement”), a copy of which is attached as Annex A, which provides that, upon the terms and subject to the conditions set forth in the merger agreement, Merger Sub will merge with and into the Company (which we refer to as the “merger”), so that the Company will be the surviving corporation in the merger and a wholly owned subsidiary of Home Point (which we refer to as the “merger proposal”). Upon consummation of the merger, each share of Company common stock issued and outstanding immediately prior to the effective time of the merger (which we refer to as the “effective time”) (except for shares of Company common stock held by (i) the Company, Home Point and their respective subsidiaries and (ii) Company stockholders who have properly exercised dissenters’ rights) will be automatically converted into the right to receive $8.00 in cash without interest (which we refer to as the “merger consideration”). For a discussion of the treatment of awards outstanding under the Company stock plans as of the effective time, see “The Merger Agreement—Treatment of Company Equity Awards”;

2.	A proposal to approve, on a non-binding, advisory basis, the compensation that certain executive officers of the Company may receive in connection with the merger pursuant to agreements or arrangements with the Company (which we refer to as the “compensation proposal”); and

3.	A proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the merger proposal if there are insufficient votes at the time of the special meeting to approve the merger proposal (which we refer to as the “adjournment proposal”).

The board of directors of the Company has fixed the close of business on March 23, 2017 as the record date for the special meeting. Only Company stockholders of record at that time are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement thereof. Adoption of the merger proposal requires the affirmative vote in person or by proxy of holders of a majority of the outstanding shares of Company common stock entitled to vote thereon. Approval of the compensation proposal and the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Company common stock present in person or represented by proxy at the special meeting.

The board of directors of the Company has unanimously approved the merger agreement, has determined that the merger, on the terms and conditions set forth in the merger agreement, is advisable and fair to, and in the best interests of, the Company and the Company stockholders and unanimously recommends that the Company stockholders vote “FOR” the merger proposal, “FOR” the compensation proposal and “FOR” the adjournment proposal.

Your vote is very important. We cannot complete the merger unless the Company stockholders approve and adopt the merger proposal.

If you have any questions about the merger or this proxy statement, would like additional copies of this proxy statement or need assistance voting your shares of Company common stock, please contact the Company’s proxy solicitor, Okapi Partners LLC, at 1212 Avenue of the Americas, 24th Floor, New York, NY 10036, by telephone at (877) 629-6356 and by email at info@okapipartners.com. If you hold your shares in “street name” through a bank, broker or other holder of record, please also contact your bank, broker or other holder of record for additional information.

Each copy of the proxy statement mailed to the Company stockholders is accompanied by a form of proxy card with instructions for voting. Regardless of whether you plan to attend the special meeting, please vote as soon as possible by accessing the Internet site listed on the proxy card, voting telephonically using the phone number listed on the proxy card or submitting your proxy card by mail. If you hold stock in your name as a stockholder of record and are voting by mail, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid return envelope. This will not prevent you from voting in person, but it will help to secure a quorum and avoid added solicitation costs. Any holder of record of Company common stock who is present at the special meeting may vote in person instead of by proxy, thereby canceling any previous proxy. In any event, a proxy may be revoked at any time before the special meeting in the manner described in the accompanying proxy statement. Information and applicable deadlines for voting through the Internet or by telephone are set forth in the enclosed proxy card instructions. If you hold your stock in “street name” through a bank, broker or other holder of record, please follow the instructions on the voting instruction card furnished by the record holder.

Under Ohio law, Company stockholders who do not vote in favor of or consent to the adoption of the merger proposal will have the right to seek appraisal of the fair cash value of their shares of Company common stock as determined by the court of common pleas of Richland County, Ohio, but only if they submit a written demand for such an appraisal prior to the vote on the merger proposal and comply with the other Ohio law procedures explained in the accompanying proxy statement. Company stockholders who do not vote in favor of the merger proposal and who submit a written demand for such an appraisal prior to the vote on the merger proposal and comply with the other Ohio law procedures will not receive the merger consideration.

The enclosed proxy statement provides a detailed description of the special meeting, the merger, the merger agreement, the documents related to the merger and other related matters. Please carefully read the entire proxy statement, including its annexes and any documents incorporated in the proxy statement by reference.

BY ORDER OF THE BOARD OF DIRECTORS

David Kress
General Counsel and Secretary

Date: March 27, 2017

REFERENCES TO ADDITIONAL INFORMATION

This proxy statement incorporates important business and financial information about the Company from documents filed with the Securities and Exchange Commission (which we refer to as the “SEC”) that are not included in or delivered with this proxy statement. You can obtain any of the documents filed with or furnished to the SEC by the Company at no cost from the SEC’s website at https://www.sec.gov. You may also request copies of these documents, including documents incorporated by reference into this proxy statement, at no cost by contacting the Company at the following address:

Stonegate Mortgage Corporation

Attention: Secretary

9190 Priority Way West Drive, Suite 300

Indianapolis, IN 46240

Telephone: (317) 663-5100

You will not be charged for any of these documents that you request. To obtain timely delivery of these documents, you must request them no later than five business days before the date of the special meeting. This means that Company stockholders requesting documents must do so by April 20, 2017, in order to receive them before the special meeting.

For additional questions about the merger, assistance in submitting proxies or voting shares of Company common stock or additional copies of the proxy statement or the enclosed proxy card, please contact:

Okapi Partners LLC

1212 Avenue of the Americas, 24th Floor

New York, NY 10036

Telephone (Toll-Free): (877) 629-6356

Email: info@okapipartners.com

If you hold your shares in “street name” through a bank, broker or other holder of record, please also contact your bank, broker or other holder of record for additional information.

You should rely only on the information contained in, or incorporated by reference into, this document. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this document. This document is dated March 27, 2017, and you should assume that the information in this document is accurate only as of such date.

This document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

See “Where You Can Find More Information” for more details.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

The following questions and answers are intended to address briefly some commonly asked questions that you may have about the merger, the merger agreement and the special meeting. We urge you to read carefully the remainder of this proxy statement, the annexes attached hereto and the other documents referred to herein, because the information in this section does not provide all of the information that might be important to you with respect to the merger or the special meeting. Additional important information is also contained in the documents incorporated by reference into this proxy statement. See “Where You Can Find More Information.”

Q:	What is the merger?

A:	Stonegate Mortgage Corporation, an Ohio corporation (which we refer to as the “Company”), Home Point Financial Corporation, a New Jersey corporation (which we refer to as “Home Point”), and Longhorn Merger Sub, Inc., an Ohio corporation and wholly owned subsidiary of Home Point (which we refer to as “Merger Sub”), entered into an Agreement and Plan of Merger, dated January 26, 2017, as such agreement may be amended from time to time (which we refer to as the “merger agreement”). Upon the terms and subject to the conditions set forth in the merger agreement, Merger Sub will merge with and into the Company (which we refer to as the “merger”), so that the Company will be the surviving corporation in the merger and a wholly owned subsidiary of Home Point. A copy of the merger agreement is included in this proxy statement as Annex A.

The merger cannot be consummated unless, among other things, holders of a majority of the outstanding shares of common stock of the Company (which we refer to as “Company common stock” and holders of which we refer to as “Company stockholders”) entitled to vote approve the proposal to adopt the merger agreement.

Q:	Why am I receiving this proxy statement?

A:	We are delivering this document to you because you were a Company stockholder as of March 23, 2017, the record date for the special meeting the Company has called to adopt the merger agreement and approve related matters (which we refer to as the “special meeting”). This proxy statement is being used by the board of directors of the Company (which we refer to as the “Company board”) to solicit proxies of the Company stockholders in connection with the adoption of the merger agreement and related matters and describes the proposals to be presented at the special meeting.

This proxy statement contains important information about the merger and the other proposals being voted on at the special meeting. You should read it carefully and in its entirety. The enclosed materials allow you to have your shares of Company common stock voted by proxy without attending the special meeting. Your vote is important and we encourage you to submit your proxy as soon as possible.

Q:	What are the Company stockholders being asked to vote on at the special meeting?

A:	The Company is soliciting proxies from its common stockholders with respect to the following proposals:

1.	A proposal to adopt the merger agreement (which we refer to as the “merger proposal”);

2.	A proposal to approve, on a non-binding, advisory basis, the compensation that certain executive officers of the Company may receive in connection with the merger pursuant to agreements or arrangements with the Company, as described in “Advisory Vote on Merger-Related Compensation for the Company’s Named Executive Officers” (which we refer to as the “compensation proposal”); and

3.	A proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the merger proposal if there are insufficient votes at the time of the special meeting to approve the merger proposal (which we refer to as the “adjournment proposal”).

Q:	What will the Company stockholders receive in the merger?

A:	In the merger, each share of Company common stock issued and outstanding immediately prior to the effective time of the merger (which we refer to as the “effective time”) (except for shares of Company common stock held by (i) the Company, Home Point and their respective subsidiaries and (ii) Company stockholders who have properly exercised dissenters’ rights, which we refer to collectively as “excluded shares”) will be converted into the right to receive $8.00 in cash, without interest (which we refer to as the “merger consideration”).

Q:	How will the merger affect Company equity awards?

A:	The Company equity awards will be treated as follows:

Stock Options: At the effective time, each outstanding option to purchase shares of Company common stock (which we refer to as a “stock option”) granted under the Company’s 2016 Omnibus Incentive Plan, the Company’s 2013 Omnibus Incentive Plan, the Company’s 2013 Non-Employee Director Plan and the Company’s Amended and Restated 2011 Omnibus Incentive Plan (which we collectively refer to as the “Company stock plans”) will be cancelled and will entitle the holder thereof to receive an amount in cash equal to (x) the number of shares of Company common stock subject to the stock option immediately prior to the effective time, multiplied by (y) the excess, if any, of the merger consideration over the exercise price per share of such stock option, less applicable taxes required to be withheld with respect to such payment. The cash amount will be paid as soon as reasonably practicable after the effective time (but in any event no later than the Company’s first regularly scheduled payroll date that is at least five business days after the effective time). Any stock option that has an exercise price per share that is greater than or equal to the merger consideration will be cancelled at the effective time for no consideration or payment.

Restricted Stock Units: At the effective time, each outstanding restricted stock unit (which we refer to as an “RSU”) under the Company stock plans will be cancelled and will entitle the holder thereof to receive an amount in cash equal to (x) the number of shares of Company common stock subject to such RSU immediately prior to the effective time, multiplied by (y) the merger consideration, less applicable taxes required to be withheld with respect to such payment. The cash amount will be paid as soon as reasonably practicable after the effective time (but in any event no later than the Company’s first regularly scheduled payroll date that is at least five business days after the effective time); provided, that with respect to any RSUs that constitute nonqualified deferred compensation subject to section 409A of the Internal Revenue Code of 1986, as amended (which we refer to as “Section 409A”), and that are not permitted to be paid at such time without triggering a tax or penalty under Section 409A, such payment will be made at the earliest time permitted under the terms of the RSU that will not trigger a tax or penalty under Section 409A.

Q:	How does the merger consideration compare to the market price of Company common stock?

A:	The merger consideration represents a premium of approximately 34.4% over $5.95, the closing price of Company common stock on The New York Stock Exchange (which we refer to as the “NYSE”) on January 26, 2017, the last trading day prior to the public announcement of the merger agreement, and a premium of approximately 46.2% over $5.47, the Company’s 30-trading-day volume-weighted average trading price for the 30-trading-day period ended January 26, 2017. On March 23, 2017, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for Company common stock on the NYSE was $7.88 per share. You are encouraged to obtain current market quotations for Company common stock in connection with voting your shares.

Q:	What will happen to the Company generally as a result of the merger?

A:

If the merger is consummated, Company common stock will be delisted from the NYSE and deregistered under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), and the

Company will no longer file periodic reports with the Securities and Exchange Commission (which we refer to as the “SEC”) on account of Company common stock. The Company will cease to be an independent public company and will become a wholly owned subsidiary of Home Point. You will no longer have any ownership interest in the Company.

How does the Company board recommend that I vote at the special meeting?

A:	The Company board unanimously recommends that you vote “FOR” the merger proposal, “FOR” the compensation proposal and “FOR” the adjournment proposal. You should read “The Merger—Recommendation of the Company Board of Directors; Reasons for the Merger” for a discussion of the factors that the Company board considered in deciding to recommend the approval of the merger agreement. See also “The Merger—Interests of Certain Persons in the Merger.”

Q:	Why am I being asked to consider and vote on, by non-binding, advisory vote, the compensation proposal?

A:	The SEC rules require the Company to seek a non-binding, advisory vote to approve compensation that will or may become payable by the Company to its named executive officers in connection with the merger. The approval of this proposal is not a condition to the consummation of the merger and will not be binding on the Company or Home Point. If the merger agreement is approved by the Company stockholders and consummated, the merger-related compensation may be paid to the Company’s named executive officers even if the Company stockholders do not approve the proposal.

Q:	When and where is the special meeting?

A:	The special meeting will be held on April 27, 2017, at 9:00 a.m., local time, at the offices of the Company, located at 9190 Priority Way West Drive, Suite 300, Indianapolis, IN 46240.

Q:	What do I need to do now?

A:	After you have carefully read this proxy statement and have decided how you wish to vote your shares of Company common stock, please vote your shares promptly so that your shares are represented and voted at the special meeting. If you hold your shares in your name as a stockholder of record, you can complete, sign, date and mail your proxy card in the enclosed postage-paid return envelope, and we request that you do this as soon as possible. Alternatively, you may vote through the Internet or by telephone. Information and applicable deadlines for voting by mail, through the Internet or by telephone are set forth in the enclosed proxy card instructions. If you hold your shares in “street name” through a bank, broker or other holder of record, please refer to the instructions for voting your shares provided by such bank, broker or other holder of record. A “street name” stockholder who wishes to vote in person at the special meeting will need to obtain a legal proxy from the institution that holds its shares.

Q:	What constitutes a quorum for the special meeting?

A:	The presence in person or by proxy of the Company stockholders of record entitled to exercise not less than 50% of the shares of Company common stock outstanding as of the record date is necessary to constitute a quorum at the special meeting. The Company cannot hold the meeting unless a quorum is present. Abstentions will be counted as present at the meeting solely for the purpose of determining whether a quorum is present.

We urge you to vote promptly by proxy even if you plan to attend the meeting so that we will know as soon as possible that enough shares will be present for us to hold the meeting.

Q:	What is the vote required to approve each proposal at the special meeting?

A:	Merger Proposal:

•	Standard: Approval of the merger proposal requires the affirmative vote in person or by proxy of the holders of a majority of the outstanding shares of Company common stock entitled to vote thereon.

•	Effect of abstentions and broker non-votes: If you fail to vote, mark “ABSTAIN” on your proxy or fail to instruct your bank, broker or other holder of record how to vote with respect to the merger proposal, it will have the same effect as a vote “AGAINST” the proposal.

Compensation Proposal:

•	Standard: Approval, on a non-binding, advisory basis, of the compensation proposal requires the affirmative vote of the holders of a majority of the shares of Company common stock present in person or represented by proxy at the special meeting.

•	Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy card, it will have the same effect as a vote “AGAINST” the proposal. If you fail to submit a proxy card or vote in person at the special meeting, or fail to instruct your bank, broker or other holder of record how to vote with respect to the compensation proposal, it will have no effect on the proposal.

Adjournment Proposal:

•	Standard: Whether or not a quorum is present, approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Company common stock present in person or represented by proxy at the special meeting.

•	Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy card, it will have the same effect as a vote “AGAINST” the proposal. If you fail to submit a proxy card or vote in person at the special meeting, or fail to instruct your bank, broker or other holder of record how to vote with respect to the adjournment proposal, it will have no effect on the proposal.

Q:	Why is my vote important?

A:	If you do not submit a proxy card or vote in person at the special meeting, or if you fail to instruct your bank, broker or other holder of record as to how to vote, it will be more difficult for the Company to obtain the necessary quorum to hold the special meeting. In addition, your failure to submit a proxy or vote in person, your failure to instruct your bank, broker or other holder of record how to vote or your abstention will have the same effect as a vote “AGAINST” the adoption of the merger agreement.

Q:	If my shares of Company common stock are held in “street name” by my bank or broker, will my bank or broker automatically vote my shares for me?

A:	No. Your bank or broker cannot vote your shares without instructions from you. If your shares are held in “street name” through a bank, broker or other holder of record, you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by such record holder. You may not vote shares held in “street name” by returning a proxy card directly to the Company, or by voting in person at the special meeting, unless you provide a legal proxy, which you must obtain from the record holder of your shares. Further, banks, brokers or other holders of record who hold shares of Company common stock on behalf of their customers may not give a proxy to the Company to vote those shares with respect to any of the proposals without specific instructions from their customers, as banks, brokers and other holders of record do not have discretionary voting power on these matters. Failure to instruct your bank, broker or other holder of record how to vote will have the same effect as a vote “AGAINST” the adoption of the merger agreement.

Q:	Can I attend the special meetings and vote my shares in person?

A:	Yes. All Company stockholders, including stockholders of record and stockholders who hold their shares through banks, brokers or other holders of record, are invited to attend the special meeting. Stockholders of record of Company common stock can vote in person at the special meeting. If you are not a stockholder of record (in other words, if your shares are held for you in “street name”), you must obtain a legal proxy, executed in your favor, from your bank, broker or other holder of record of your shares to be able to vote in person at the special meeting. If you plan to attend the special meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership.

In addition, all Company stockholders must bring a form of personal photo identification in order to be admitted to the meeting. The Company reserves the right to refuse admittance to anyone without proper proof of share ownership or without proper photo identification. Whether or not you intend to be present at the special meeting, you are urged to sign, date and return your proxy card, or to vote via the Internet or by telephone, promptly. If you are then present at the special meeting and wish to vote your shares in person, you may revoke your original proxy by voting at the special meeting.

Q:	Can I change my vote?

A:	Yes. If you are a stockholder of record of Company common stock, you may change your vote at any time before your shares of Company common stock are voted at the special meeting by: (i) signing and returning a proxy card with a later date; (ii) attending the special meeting in person, notifying the secretary, and voting by ballot at the special meeting; (iii) voting by telephone or the Internet at a later time; or (iv) delivering a written revocation letter to the Company’s Secretary at 9190 Priority Way West Drive, Suite 300, Indianapolis, IN 46240. If you hold your shares in “street name” through a bank, broker or other holder of record, you should contact your bank, broker or other holder of record to change your vote.

Q:	Will the Company be required to submit the merger proposal to the Company stockholders even if the Company board has withdrawn, modified or qualified its recommendation?

A:	Yes. Unless the merger agreement is terminated before the special meeting, the Company is required to submit the merger proposal to the Company stockholders even if the Company board has withdrawn or modified its recommendation.

Q:	Is the merger expected to be taxable to U.S. holders?

A:	Yes. The exchange of shares of Company common stock for cash pursuant to the merger generally will be a taxable transaction for U.S. holders (as defined in “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) for U.S. federal income tax purposes. If you are a U.S. holder and you exchange your shares of Company common stock in the merger for cash, you will, for U.S. federal income tax purposes, generally recognize gain or loss in an amount equal to the difference, if any, between the amount of cash you receive with respect to such shares and your adjusted tax basis in such shares. Backup withholding may also apply to the cash payments made pursuant to the merger unless the recipient provides a taxpayer identification number, certifies that such number is correct and otherwise complies with the backup withholding rules. You should read “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” for a more detailed discussion of the U.S. federal income tax consequences of the merger. You should also consult your tax advisor for a complete analysis of the effect of the merger on your federal, state, local and foreign taxes.

Q:	Are the Company stockholders entitled to dissenters’ rights?

A:	Yes. The Company stockholders are entitled to dissenters’ rights, or appraisal rights, under Sections 1701.84 and 1701.85 of the General Corporation Law of the State of Ohio (which we refer to as the “OGCL”). For further information, see “Appraisal Rights.”

Q:	If I am a Company common stockholder, should I send in my stock certificate(s) now?

A:	No. If the merger proposal is approved, shortly after the consummation of the merger, you will receive a letter of transmittal describing how you may exchange your stock certificate(s) or book-entry shares of Company common stock for the merger consideration. If your shares of Company common stock are held in “street name” through a bank, broker or other holder of record, you should contact the record holder of your shares for instructions as to how to effect the surrender of your “street name” shares of Company common stock in exchange for the merger consideration. Please do NOT return your stock certificate(s) with your proxy.

Q:	What should I do if I receive more than one set of voting materials?

A:	The Company stockholders may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold shares of Company common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold such shares. If you are a stockholder of record of Company common stock and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive or otherwise follow the voting instructions set forth in this proxy statement to ensure that you vote every share of Company common stock that you own.

Q:	When do you expect the merger to be consummated?

A:	The Company currently expects to consummate the merger by the end of the second quarter of 2017. However, the Company cannot assure you of when or if the merger will be consummated, and closing of the transaction is subject to the satisfaction of various conditions that are not within the Company’s control. The Company must obtain the approval of the Company stockholders to adopt the merger agreement at the special meeting. The Company and Home Point must also obtain necessary regulatory approvals and satisfy certain other closing conditions.

Q:	What happens if the merger is not consummated?

A:	If the merger is not consummated for any reason, the Company stockholders will not receive any consideration for their shares of Company common stock in connection with the merger. Instead, the Company will remain an independent, public company and Company common stock will continue to be listed and traded on the NYSE. In addition, under certain circumstances specified in the merger agreement, the Company may be required to pay a termination fee. See “The Merger Agreement—Termination Fee” for a complete discussion of the circumstances under which a termination fee would be required to be paid.

Q:	What happens if I sell my shares of Company common stock before the special meeting?

A:	The record date for Company stockholders entitled to vote at the special meeting is earlier than the date of the special meeting and the expected closing date of the merger. If you transfer your shares of Company common stock after the record date, you will, unless special arrangements are made, retain your right to vote at the special meeting but will transfer the right to receive the merger consideration to the transferee of your shares.

Q:	Whom should I call with questions?

A:	If you have any questions about the merger or this proxy statement, would like additional copies of this proxy statement or need assistance voting your shares of Company common stock, please contact the Company’s proxy solicitor, Okapi Partners LLC, at 1212 Avenue of the Americas, 24th Floor, New York, NY 10036, by telephone at (877) 629-6356 and by email at info@okapipartners.com.

If your Company common stock is held in “street name” through your bank, broker or other holder of record, please also contact your bank, broker or other holder of record for additional information.

SUMMARY

The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, including the more detailed information contained elsewhere in this proxy statement, its annexes and the documents incorporated by reference or otherwise referred to in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in “Where You Can Find More Information.”

Parties to the Merger (Page 25)

Stonegate Mortgage Corporation is a publicly traded non-bank mortgage company headquartered in Indianapolis, Indiana. References to the “Company” refer to the holding company and its subsidiaries, NattyMac, LLC and Stonegate Mortgage Acceptance LLC, which are consolidated for financial reporting purposes. The Company focuses on originating, financing and servicing agency and non-agency U.S. residential mortgage loans. The Company is licensed to originate, finance and service residential mortgage loans in 48 states and the District of Columbia. The Company also provides financing through NattyMac, LLC, its fully integrated warehouse lending platform. As a non-bank mortgage company, the Company is subject to extensive regulation, examination and supervision by the state, local and federal regulatory authorities. The Company is subject to regulation and supervision by the Consumer Financial Protection Bureau with regard to federal consumer financial laws.

Home Point Financial Corporation is a national multi-channel mortgage originator and servicer. With the goal of providing a superior customer experience, Home Point has an innovative approach to lending focusing on speed, quality and consistency for customers and partners. Home Point’s operating philosophy is defined by the simple but very impactful statement—“We Care”. Located in Ann Arbor, MI, Home Point Financial is a subsidiary of Home Point Capital LP, a financial services holding company founded in 2014 and principally owned by members of management and by investment funds managed by Stone Point Capital LLC (which we refer to as “Stone Point”).

Longhorn Merger Sub, Inc. is an Ohio corporation and a direct, wholly owned subsidiary of Home Point. Merger Sub was incorporated on January 20, 2017 for the sole purpose of effecting the merger. As of the date of this proxy statement, Merger Sub has not conducted any activities other than those incidental to its incorporation, the execution of the merger agreement and the transactions contemplated by the merger agreement.

The Special Meeting (Page 20)

Date, Time and Place of the Special Meeting (Page 20)

The special meeting to vote upon the merger proposal, in addition to the other matters described in this proxy statement, will be held on April 27, 2017, at 9:00 a.m., local time, at the offices of the Company, located at 9190 Priority Way West Drive, Suite 300, Indianapolis, IN 46240.

Purpose of the Special Meeting (Page 20)

At the special meeting, the Company stockholders will be asked to approve the merger proposal, the compensation proposal and the adjournment proposal.

Record Date and Quorum (Page 20)

The Company board has fixed the close of business on March 23, 2017 as the record date for the determination of the Company stockholders entitled to notice of, and to vote at, the special meeting. As of the close of business on the record date, there were 25,854,022 shares of Company common stock outstanding and entitled to vote, held by approximately 732 holders of record. You will have one vote on each matter properly coming before the special meeting for each share of Company common stock that you owned on the record date.

The presence in person or by proxy of the Company stockholders of record entitled to exercise not less than 50% of the shares of Company common stock outstanding as of the record date is necessary to constitute a quorum at the special meeting. All shares of Company common stock present in person or represented by proxy, including abstentions, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the special meeting.

Vote Required (Page 21)

Approval of the merger proposal requires the affirmative vote in person or by proxy of the holders of a majority of the outstanding shares of Company common stock entitled to vote thereon. Approval of the compensation proposal requires the affirmative vote of the holders of a majority of the shares of Company common stock present in person or represented by proxy at the special meeting. Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Company common stock present in person or represented by proxy at the special meeting, whether or not a quorum is present.

If you mark “ABSTAIN” on your proxy card, it will have the same effect as a vote “AGAINST” the merger proposal, the compensation proposal and the adjournment proposal. If you fail to submit a proxy card or vote in person at the special meeting, or fail to instruct your bank or broker how to vote, it will have the same effect as a vote “AGAINST” the merger proposal, but will have no effect on the compensation proposal or the adjournment proposal.

As a condition and inducement to the willingness of Home Point to enter into the merger agreement, concurrently with the execution and delivery of the merger agreement, Home Point entered into voting agreements (which we refer to as “voting agreements”) with certain stockholders, directors and executive officers of the Company in their capacity as stockholders of the Company. The Company stockholders that are parties to the voting agreements collectively owned 9,248,618 shares of Company common stock as of March 23, 2017, the record date for the special meeting, representing approximately 35.8% of the outstanding Company common stock as of such date (excluding 919,567 shares of Company common stock held by certain Company stockholders having shared voting authority over such shares, which Company stockholders have agreed to use best efforts to comply with the voting obligations of the voting agreements). The voting agreements require such stockholders to, among other things, vote all of their Company common stock in favor of the adoption of the merger agreement.

Voting, Proxies and Revocation (Page 22)

Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person by appearing at the special meeting.

If your Company common stock is held in “street name” through a bank, broker or other holder of record, you should instruct your bank, broker or other holder of record of your shares on how to vote your Company common stock using the instructions provided by such record holder. “Broker non-votes” are shares held in “street name” by banks, brokers and other holders of record that are present in person or represented by proxy at the special meeting, but for which the beneficial owner has not provided the record holder with instructions on how to vote on a particular proposal that such record holder does not have discretionary voting power on. Because, under applicable rules, banks, brokers and other holders of record holding shares in “street name” do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of Company common stock held in “street name” does not give voting instructions to the applicable record holder, then those shares will not be counted as present in person or by proxy at the special meeting. As the vote to approve the merger proposal is based on the total number of shares of Company common stock outstanding at the close of business on the record date, if you fail to issue voting instructions to your bank, broker or other holder of record, it will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. Although we do not expect to bring any matters before the meeting other than the three proposals described in this proxy statement, if an additional matter is brought before the meeting and is one on which brokers do not have discretionary voting authority and you fail to provide instructions to your broker with respect to any such matter, such broker non-votes will have the same effect as a vote “AGAINST” such proposal.

If no instruction as to how to vote is given (including no instruction to abstain from voting) in an executed, duly returned and not revoked proxy, the proxy will be voted in accordance with the recommendations of the Company board, which, as of the date of this proxy statement, are “FOR” the merger proposal, “FOR” the compensation proposal and “FOR” the adjournment proposal.

You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised by submitting a later-dated proxy through any of the methods available to you, by giving written notice of revocation to the Company’s Secretary, which must be filed with the Secretary by 5:00 p.m. on the business day immediately prior to the date of the special meeting, or by attending the special meeting and voting in person. Attending the special meeting alone, without voting at the special meeting, will not be sufficient to revoke your proxy. Written notice of revocation should be mailed to: Stonegate Mortgage Corporation, Attn: Secretary, 9190 Priority Way West Drive, Suite 300, Indianapolis, IN 46240. If you are a “street name” holder of the Company’s common stock, you may change your vote by submitting new voting instructions to your bank, broker or other holder of record. You must contact the record holder of your shares to obtain instructions as to how to change your proxy vote.

The	Merger (Page 27)

Upon the terms and subject to the conditions set forth in the merger agreement, Merger Sub, a wholly owned subsidiary of Home Point, will merge with and into the Company, so that the Company will be the surviving corporation in the merger and a wholly owned subsidiary of Home Point. Upon the consummation of the merger, the separate corporate existence of Merger Sub will terminate.

Recommendation of the Company Board of Directors; Reasons for the Merger (Page 38)

After careful consideration of various factors described in “The Merger—Recommendation of the Company Board of Directors; Reasons for the Merger,” the Company board (i) determined that the merger agreement with Home Point and the transactions contemplated by the merger agreement were advisable and fair to, and in the best interests of, the Company and the Company stockholders; (ii) voted unanimously to approve and adopt the merger agreement and the transactions contemplated by the merger agreement; and (iii) resolved to recommend that the Company stockholders adopt the merger agreement and approve the merger. The Company board made its determination after consultation with its legal and financial advisors and consideration of numerous factors.

The Company board unanimously recommends that you vote “FOR” approval of the merger proposal, “FOR” approval of the compensation proposal and “FOR” approval of the adjournment proposal.

Opinion of Barclays Capital Inc. (Page 44 and Annex C)

The Company engaged Barclays Capital Inc. (which is referred to as “Barclays”) to act as its financial advisor with respect to pursuing strategic alternatives for the Company, including a possible sale of the Company. On January 25, 2017, Barclays rendered its oral opinion (which was subsequently confirmed in writing on January 26, 2017) to the Company board that, as of such date and based upon and subject to the qualifications, limitations and assumptions stated in its opinion, the merger consideration to be received by the Company stockholders is fair, from a financial point of view, to such Company stockholders.

The full text of Barclays’ written opinion to the Company board, dated as of January 26, 2017, is included as Annex C to this proxy statement. Barclays’ written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Barclays in rendering its opinion. You are encouraged to read the opinion carefully in its entirety. The summary of Barclays’ opinion in this proxy statement is qualified in its entirety by reference to the opinion.

Financing of the Merger (Page 50)

The obligations of Home Point and Merger Sub to complete the merger are not contingent upon the receipt of any financing. In connection with the execution of the merger agreement, Home Point received an equity commitment letter, dated as of January 26, 2017 (which we refer to as the “equity commitment letter”), pursuant to which certain investment funds managed by Stone Point committed to contribute to Home Point an amount in cash in excess of the anticipated aggregate value of the transaction, solely for purposes of funding the aggregate merger consideration and related fees and expenses. As an express third party beneficiary of the equity commitment letter, the Company is entitled to specific performance to cause Home Point to enforce the terms of the equity commitment letter in accordance with the terms thereof. Home Point expects to fund the merger with the cash contributions received pursuant to the equity commitment letter.

Interests of Certain Persons in the Merger (Page 50)

The interests of the Company’s directors and executive officers in the merger that are different from, or in addition to, those of the Company’s stockholders generally are described below. The Company board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be adopted by the Company stockholders. These interests include (i) the right to receive payments in respect of outstanding in-the-money stock options and RSUs, which will, in each case, be cashed-out based on the merger consideration; (ii) the receipt of cash severance payments and vested benefits upon a qualifying termination of employment, or, in certain cases, if the executive officer remains employed by the Company for 120 calendar days following the effective time, pursuant to the terms of each executive officer’s respective employment agreement and (iii) entitlement to continued indemnification, expense advancement and insurance coverage under the merger agreement.

Material U.S. Federal Income Tax Consequences of the Merger (Page 53)

The exchange of Company common stock for cash pursuant to the merger generally will be a taxable transaction for U.S. holders (as defined in “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) for U.S. federal income tax purposes. A Company stockholder who is a U.S. holder and who exchanges Company common stock for cash in the merger will, for U.S. federal income tax purposes, generally recognize gain or loss in an amount equal to the difference, if any, between the amount of such cash received by such Company stockholder and the Company stockholder’s adjusted tax basis in the Company stockholder’s shares of Company common stock. Backup withholding may also apply to the cash payments made pursuant to the merger unless the recipient provides a taxpayer identification number, certifies that such number is correct and otherwise complies with the backup withholding rules. Company stockholders should read “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” for a more detailed discussion of the U.S. federal income tax consequences of the merger. Company stockholders should also consult their tax advisors for a complete analysis of the effect of the merger on the Company stockholders’ federal, state, local and foreign taxes.

Regulatory Approvals Required for the Merger (Page 56)

The consummation of the merger is subject to the receipt of all approvals required to complete the transactions contemplated by the merger agreement and the expiration of any applicable statutory waiting periods. Subject to the terms and conditions of the merger agreement, the parties have agreed to cooperate and use their reasonable best efforts to promptly prepare and file all necessary documentation, to obtain as promptly as practicable all regulatory approvals necessary or advisable to consummate the transactions contemplated by the merger agreement, and to comply with the terms and conditions of all such approvals.

Tax Asset Protection Plan (Page 56)

As a condition and inducement to the willingness of Home Point to enter into the merger agreement, concurrently with the execution and delivery of the merger agreement, on January 26, 2017, the Company and Broadridge Corporate Issuer Solutions, Inc. (which we refer to as the “rights agent”) entered into a tax asset protection plan (which we refer to as the “TAP plan”). The TAP plan is designed to mitigate the potential for an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”) prior to the consummation of the merger. If the Company were to experience an “ownership change” within the meaning of Section 382 of the Code prior to the consummation of the merger, Home Point’s ability to utilize the Company’s net operating loss carryforwards (“NOLs”) to offset future taxable income following the consummation of the merger could be significantly limited. In general, an ownership change would occur if the Company’s “5-percent shareholders,” as defined under Section 382 of the Code, collectively increase such Company stockholders’ ownership of the Company by more than 50 percentage points over a rolling three-year period. As of December 31, 2016, the Company had approximately $183 million in NOLs for U.S. federal income tax purposes.

In connection with the adoption of the TAP plan, the Company board declared a dividend of one preferred share purchase right (which we refer to as a “right”) to purchase one ten-thousandth of a share of a series of newly designated preferred stock in connection with the TAP plan (which we refer to as the “TAP plan preferred stock”) for each share of Company common stock outstanding at the close of business on February 6, 2017 or issued thereafter. In general, the rights will work to impose a significant penalty upon any person or group (other than Home Point and its affiliates) that becomes the beneficial owner of 4.9% or more of Company common stock or upon any 4.9% or greater stockholder which becomes the beneficial owner of additional shares of Company common stock, in each case, without the approval of the Company board.

In the event that the Company issues shares of TAP plan preferred stock pursuant to the TAP plan prior to the effective time, each such one ten-thousandth of a share of TAP plan preferred stock issued and outstanding immediately prior to the effective time, if any, will be automatically converted into the right to receive the merger consideration, as adjusted pursuant to the terms of the merger agreement.

The Company board may redeem the rights and, under certain circumstances, may exempt acquisitions of Company common stock from the provisions of the TAP plan. However, pursuant to the terms of the merger agreement, the Company board may not redeem, amend or terminate the TAP plan, waive any material provision of the TAP plan or approve any exemption request under the TAP plan, without the prior written consent of Home Point, except (i) in connection with or following a change in the Company board’s recommendation in accordance with the terms of the merger agreement (as described in “The Merger Agreement—Stockholder Meeting and Recommendation of the Company Board of Directors”) or (ii) if the Company is terminating the merger agreement in order to accept a superior proposal (as defined in “The Merger Agreement—Agreement Not to Solicit Other Offers”).

The TAP plan will terminate immediately prior to the consummation of the merger or if the merger agreement is terminated in accordance with its terms.

Exclusive Forum Bylaw (Page 58)

On January 25, 2017, the Company board amended and restated, effective immediately, the Company’s amended and restated code of regulations to choose a state court located in Franklin County, in the State of Ohio (or, if no state court located within Franklin County in the State of Ohio has jurisdiction, the federal district court for the Southern District of Ohio) as the exclusive forum for certain actions brought against the Company or any director, officer or other employee of the Company.

Litigation Relating to the Merger (Page 58)

Three alleged stockholders of the Company have filed substantively identical putative class action lawsuits in connection with the merger agreement against the Company and the members of the Company’s board (which we refer to as the “individual defendants”), with two of the complaints also naming Home Point and Merger Sub as defendants. Two of the lawsuits were filed in the United States District Court for the Southern District of Indiana, Indianapolis Division, and the third was filed in the United States District Court for the Northern District of Ohio, Eastern Division. All three complaints allege, among other things, that the individual defendants and the Company violated federal securities laws by disseminating a preliminary proxy statement (which we refer to as the “preliminary proxy”) that included allegedly material misstatements or omissions about the merger and the sale process leading up to the merger. All three complaints also allege that the individual defendants are liable for these alleged violations, either because they were aware of the omitted information and their duty to disclose it in the preliminary proxy, or because they are controlling persons of the Company. The complaints seek, among other things, all or some of the following remedies: (i) an order preliminarily and permanently enjoining the merger until the allegedly omitted information is disclosed, (ii) rescission of the merger or an award of rescissory damages in the event the merger is consummated, and (iii) an award of plaintiff’s attorneys’ fees and costs. The defendants have not yet answered or otherwise responded to these complaints. On March 24, 2017, the parties to these litigations entered into a memorandum of understanding that sets forth an agreement in principle to settle and release all claims asserted by plaintiffs in the litigations. The settlement is subject to, among other things, the negotiation and execution of definitive documentation.

For more information, see “The Merger—Litigation Relating to the Merger.”

The Merger Agreement (Page 60 and Annex A)

Merger Consideration (Page 60)

In the merger, each share of Company common stock issued and outstanding immediately prior to the effective time (except for excluded shares) will be converted into the right to receive the merger consideration of $8.00 in cash without interest.

Treatment of Company Equity Awards and Warrants (Page 61)

Stock Options: At the effective time, each outstanding stock option under the Company stock plans will be cancelled and converted automatically into the right to receive an amount in cash equal to (x) the number of shares of Company common stock subject to such stock option immediately prior to the effective time multiplied by (y) the excess, if any, of the merger consideration over the exercise price per share of such stock option, less applicable taxes required to be withheld with respect to such payment. The cash amount will be paid as soon as reasonably practicable after the effective time (but in any event no later than the Company’s first regularly scheduled payroll date that is at least five business days after the effective time). Any stock option that has an exercise price per share that is greater than or equal to the merger consideration will be cancelled at the effective time for no consideration or payment.

RSUs: At the effective time, each outstanding RSU under the Company stock plans will be cancelled and converted automatically into the right to receive an amount in cash equal to (x) the number of shares of Company common stock subject to such RSU immediately prior to the effective time multiplied by (y) the merger consideration, less applicable taxes required to be withheld with respect to such payment. The cash amount will be paid as soon as reasonably practicable after the effective time (but in any event no later than the Company’s first regularly scheduled payroll date that is at least five business days after the effective time); provided, that with respect to any RSUs that constitute nonqualified deferred compensation subject to Section 409A, and that are not permitted to be paid at such time without triggering a tax or penalty under Section 409A, such payment will be made at the earliest time permitted under the terms of the RSU that will not trigger a tax or penalty under Section 409A.

Warrants: At the effective time, each outstanding warrant to purchase shares of Company common stock at an exercise price of $18.00 per share (which we refer to as a “warrant”) will be cancelled for no consideration or payment, in accordance with the terms and conditions of the agreements governing such warrant.

Stockholder Meeting and Recommendation of the Company Board of Directors (Page 71)

The Company has agreed to hold a special meeting as soon as reasonably practicable for the purpose of voting upon the adoption of the merger agreement and upon other related matters. The Company board has agreed to use its reasonable best efforts to obtain from the Company stockholders the vote required to adopt the merger agreement, including by communicating to the Company stockholders its recommendation (and including such recommendation in this proxy statement) that they adopt and approve the merger agreement and the transactions contemplated thereby. However, if the Company board, after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisors, determines in good faith that it would be inconsistent with the directors’ fiduciary duties under applicable law to continue to recommend the merger agreement, then it may make a change in Company recommendation (as defined in “The Merger Agreement—Stockholder Meeting and Recommendation of the Company Board of Directors”), provided that:

•	(i) the Company has received an acquisition proposal (as defined in “The Merger Agreement—Agreement Not to Solicit Other Offers”) that did not result from breach of the Company’s agreement not to solicit other offers (and such proposal is not withdrawn) and the Company board determines in good faith, after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisors, that such acquisition proposal constitutes a superior proposal (as defined in “The Merger Agreement—Agreement Not to Solicit Other Offers”) or (ii) an intervening event, which was unknown to the Company board as of the date of signing the merger agreement and did not result from a breach of the merger agreement by the Company, shall have occurred and the Company board determines in good faith, after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisors, that continuing to recommend the merger agreement would be inconsistent with the directors’ fiduciary duties under applicable law;

•	the Company gives Home Point at least three business days’ prior written notice of its intention to take such action and which notice (i) in the case of an acquisition proposal, specifies the latest material terms and conditions of, and the identity of the third party making, such acquisition proposal and includes an unredacted copy of any proposal letter and the latest agreements relating to such acquisition proposal and (ii) in the case of an intervening event, includes a description of the intervening event in reasonable detail; and

•	at the end of such notice period, the Company board considers in good faith any amendment or modification to the merger agreement proposed by Home Point (which shall be negotiated in good faith by the Company) and, after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisors, determines in good faith that it would nevertheless be inconsistent with the directors’ fiduciary duties under applicable law to continue to recommend the merger agreement.

Unless the merger agreement has been terminated in accordance with its terms, the Company is required to hold the special meeting for the purpose of voting upon the merger proposal even if there is a change in Company recommendation.

Agreement Not to Solicit Other Offers (Page 72)

The merger agreement provides that the Company will not, and will cause its subsidiaries and its and their respective representatives not to, directly or indirectly:

•	initiate, solicit, knowingly encourage or knowingly facilitate inquiries, offers or proposals, or the making, submission or announcement of inquiries, offers or proposals, which constitute, or could reasonably be expected to lead to, an acquisition proposal;

•	engage or participate or continue any discussions or any negotiations with any person concerning any acquisition proposal;

•	provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any person relating to any acquisition proposal or any inquiry, offer or proposal that could reasonably be expected to lead to an acquisition proposal;

•	approve, endorse, recommend or execute or enter into any letter of intent, agreement or agreement in principle relating to any acquisition proposal or any inquiry, offer or proposal that could reasonably be expected to lead to an acquisition proposal;

•	otherwise knowingly facilitate any effort or attempt to make an acquisition proposal, including by granting any waiver, amendment or release under any standstill agreement or any standstill provision of any other contract or agreement (except that the Company board, or any committee thereof, may grant any such waiver, amendment or release if it has determined in good faith, after consultation with its outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law) or any takeover statutes; or

•	resolve, publicly propose or agree to do any of the foregoing.

Notwithstanding these restrictions, under certain circumstances, and to the extent that the Company board concludes in good faith, after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisors, that an acquisition proposal could reasonably be expected to lead to a superior proposal, the Company may, prior to the time the merger agreement is adopted by the Company stockholders, make available non-public information or data, and participate in negotiations or discussions, with respect to certain unsolicited bona fide written acquisition proposals that did not result from a breach of the merger agreement.

Conditions to Complete the Merger (Page 74)

The respective obligations of the Company, Home Point and Merger Sub to consummate the merger are subject to the satisfaction or waiver of certain customary conditions, including the adoption of the merger agreement by the Company stockholders, the absence of any legal prohibitions, the accuracy of the representations and warranties (subject to customary materiality qualifiers), compliance by the other party with its obligations under the merger agreement (subject to customary materiality qualifiers) and the receipt of certain regulatory consents, including specified mortgage-related regulatory and licensing approvals.

Neither the Company nor Home Point can be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be consummated.

Termination of the Merger Agreement (Page 74)

The merger agreement may be terminated at any time prior to the effective time (whether before or after the adoption of the merger agreement by the Company stockholders (unless otherwise specified below)) under the following circumstances:

•	by mutual written consent of the Company and Home Point;

•	by either the Company or Home Point if:

•	any order permanently restraining, enjoining or otherwise prohibiting consummation of the merger or otherwise making the consummation of the merger illegal has become final and non-appealable;

•	the merger is not consummated by January 26, 2018 (which we refer to as the “outside date”), unless the failure of the merger to be consummated by that date is due to the failure of the party seeking to terminate the merger agreement to perform or observe its covenants and agreements under the merger agreement;

•	there is an uncured breach of any of the covenants or agreements or any of the representations or warranties set forth in the merger agreement on the part of the other party which, either individually or in the aggregate with all other breaches by such party, would constitute the failure of certain closing conditions set forth in the merger agreement; or

•	the merger proposal is not approved by the Company stockholders at the special meeting;

•	by Home Point:

•	if prior to obtaining the approval of the Company stockholders of the merger proposal, the Company board effected a change in Company recommendation; or

•	within 10 business days of becoming aware that the Company or the Company board has breached its obligations in any material respect with respect to (i) not effecting a change in Company recommendation or (ii) not soliciting other offers; or

•	by the Company, prior to obtaining the approval of the Company stockholders of the merger proposal, in order to enter into a definitive agreement with respect to a superior proposal concurrently with the termination, so long as the Company has complied with its obligation not to solicit other offers and pays the termination fee described below to Home Point.

Termination Fee (Page 75)

The Company must pay a termination fee in the amount of $7,250,000 to Home Point if the merger agreement is terminated in the following circumstances:

•	In the event that:

•	after the date of the merger agreement and prior to the effective time, a third-party acquisition proposal has been made to the Company or the Company stockholders or has been announced, publicly disclosed or commenced or made known to the Company board; and

•	thereafter the merger agreement is terminated:

•	by either the Company or Home Point due to the passing of the outside date;

•	by either the Company or Home Point because the merger proposal is not approved at the special meeting; or

•	by Home Point due to an uncured breach by the Company that would constitute the failure of a closing condition; and

•	within 12 months of the date of termination of the merger agreement, the Company enters into a definitive agreement or consummates a transaction with respect to an acquisition proposal referred to above that originally triggered the termination fee.

•	In this circumstance, the termination fee must be paid upon the earlier of the date the Company enters into the applicable definitive agreement and the date of the consummation of such transaction.

•	In the event that Home Point terminates the merger agreement:

•	because prior to obtaining the approval of the Company stockholders of the merger proposal, the Company board effected a change in Company recommendation; or

•	within 10 business days of becoming aware that the Company or the Company board has breached its obligations in any material respects with respect to (i) not effecting a change in Company recommendation or (ii) not soliciting other offers.

•	In these circumstances, the termination fee must be paid within three business days after such termination.

•	In the event that the Company terminates the merger agreement, prior to obtaining the approval of the Company stockholders of the merger proposal, in order to enter into a definitive agreement with respect to a superior proposal concurrently with the termination. In this circumstance, the termination fee must be paid concurrently with such termination.

In the event that the termination fee becomes payable and is paid by the Company pursuant to the merger agreement, the termination fee will be Home Point’s and Merger Sub’s sole and exclusive remedy for monetary damages under the merger agreement, except in the case of fraud or willful and material breach.

Expenses and Fees (Page 76)

All costs and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring each such expense.

Specific Performance (Page 76)

Each of the parties is entitled to specific performance of the terms of the merger agreement, including an injunction or injunctions to prevent breaches of the merger agreement and the equity commitment letter in favor of Home Point and to enforce specifically the terms and provisions of the merger agreement and the equity commitment letter (including the obligation to consummate the merger) in addition to any other remedy such party is entitled at law or in equity. As an express third party beneficiary of the equity commitment letter, the Company is also entitled to specific performance to cause Home Point to enforce the terms of the equity commitment letter in accordance with the terms thereof.

Voting Agreements (Page 78 and Annex B)

As a condition and inducement to the willingness of Home Point to enter into the merger agreement, concurrently with the execution and delivery of the merger agreement, Home Point entered into voting agreements with certain stockholders, directors and executive officers of the Company in their capacity as stockholders of the Company. The Company stockholders that are parties to the voting agreements collectively owned 9,248,618 shares of Company common stock as of March 23, 2017, the record date for the special meeting, representing approximately 35.8% of the outstanding Company common stock as of such date (excluding 919,567 shares of Company common stock held by certain Company stockholders having shared voting authority over such shares, which Company stockholders have agreed to use best efforts to comply with the voting obligations of the voting agreements). The voting agreements, a form of which is attached as Annex B to this proxy statement, among other things, (i) require such stockholders to vote all of their Company common stock in favor of adoption of the merger agreement and certain related matters, as applicable, and against certain actions and alternative transactions, (ii) generally prohibit such stockholders from transferring their shares of Company common stock or entering into agreements regarding their shares, subject to certain exceptions, prior to the termination of the applicable voting agreement, and (iii) prohibit such stockholders from participating in the solicitation, negotiation or recommendation of any acquisition proposal. The voting agreements will terminate upon the earlier to occur of (i) the effective time, (ii) the termination of the merger agreement in accordance with its terms, (iii) the mutual written consent of Home Point and the stockholder party to the voting agreement, or (iv) any change to the terms of the merger agreement without the prior written consent of the stockholder party to the voting agreement that (a) reduces the merger consideration or any consideration otherwise payable with respect to the Company equity awards, (B) changes the form of consideration payable in the merger or any consideration otherwise payable with respect to the shares of Company common stock or Company equity awards beneficially owned by such stockholder or (c) otherwise materially amends the merger agreement in a manner adverse to such stockholder relative to the other stockholders of the Company.

Appraisal Rights (Page 80 and Annex D)

If the merger agreement is adopted by the Company stockholders, the Company stockholders who do not vote in favor of or consent to the merger proposal and who properly demand payment of fair cash value of their shares are entitled to certain dissenters’ rights pursuant to Sections 1701.84 and 1701.85 of the OGCL. Section 1701.85 of the OGCL generally provides that stockholders of the Company will not be entitled to such rights without strict compliance with the procedures set forth in Section 1701.85, and failure to take any one of the required steps may result in the termination or waiver of such rights.

Specifically, any Company stockholder who is a record holder of shares of Company common stock on March 23, 2017, the record date for the special meeting, and whose shares are not voted in favor of or have not consented to the adoption of the merger proposal may be entitled to be paid the “fair cash value” of such shares of Company common stock after the effective time. To be entitled to such payment, a Company stockholder must deliver to the Company a written demand for payment of the fair cash value of the shares of Company common stock held by such Company stockholder before the vote on the merger proposal is taken, the Company stockholder must not vote in favor of the merger proposal, and the Company stockholder must otherwise comply with Section 1701.85. A Company stockholder’s failure to vote against the merger proposal will not constitute a waiver of such Company stockholder’s dissenters’ rights, as long as such Company stockholder does not vote in favor of the merger proposal. Any written demand must specify the Company stockholder’s name and address, the number and class of shares of Company common stock held by him, her or it on the record date, and the amount claimed as the “fair cash value” of such shares of Company common stock.

See the text of Section 1701.84 and Section 1701.85 of the OGCL attached as Annex D to this proxy statement for specific information on the procedures to be followed in exercising dissenters’ rights. Any Company stockholder wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights due to the complexity of the appraisal process.

Company stockholders considering seeking payment of fair cash value of their shares of Company common stock should be aware that the “fair cash value” of their shares as determined pursuant to Section 1701.85 of the OGCL could be more than, the same as, or less than the value of the consideration they would receive pursuant to the merger if they did not seek payment of fair cash value of their shares of Company common stock. If the shares of Company common stock are listed on a national securities exchange, such as the NYSE, immediately before the effective time, the fair cash value will be the closing sale price of the shares of Company common stock as of the close of trading on the day before the vote of the Company stockholders.

Market Price and Dividends (Page 84)

At the effective time, each share of Company common stock issued and outstanding immediately prior to the effective time (except for excluded shares) will be converted into the right to receive the merger consideration. The merger consideration represents a premium of approximately 34.4% over $5.95, the closing price of Company common stock on the NYSE on January 26, 2017, the last trading day prior to the public announcement of the merger agreement, and a premium of approximately 46.2% over $5.47, the Company’s 30-trading-day volume-weighted average trading price for the 30-trading-day period ended January 26, 2017.

On March 23, 2017, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for Company common stock on the NYSE was $7.88 per share. You are encouraged to obtain current market quotations for Company common stock in connection with voting your shares.

Delisting and Deregistration of Company Common Stock (Page 88)

If the merger is consummated, Company common stock will be delisted from the NYSE and deregistered under the Exchange Act, and the Company will no longer file periodic reports with the SEC on account of Company common stock. The Company will cease to be an independent public company and will become a wholly owned subsidiary of Home Point. You will no longer have any ownership interest in the Company.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This proxy statement contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are intended to be protected by the safe harbor provided therein. We generally identify forward-looking statements, particularly those statements regarding the benefits of the proposed merger between Home Point and the Company, the anticipated timing of the transaction and the business of each company, by terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “projects,” “strategy,” “future,” “opportunity,” “will likely result” or the negative version of those words or other comparable words. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, you are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.

A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements in this proxy statement, including, but not limited to:

•	the risk that the merger may not be consummated in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company common stock;

•	the risk that required approvals of the merger may not be obtained or may not be obtained on the terms expected or on the anticipated schedule;

•	the risk that the Company’s stockholders may fail to approve the merger;

•	the risk that the parties to the merger agreement may fail to satisfy other conditions to the consummation of the merger or meet expectations regarding the timing and consummation of the merger;

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement;

•	the effect of the announcement or pendency of the merger on the Company’s business relationships, operating results, and business generally;

•	the risk that the proposed merger disrupts current plans and operations of the Company and potential difficulties in the Company’s employee retention as a result of the merger;

•	risks related to diverting management’s attention from the Company’s ongoing business operations;

•	the outcome of any legal proceedings that may be instituted against the Company related to the merger agreement or the merger;

•	the amount of unexpected costs, fees, expenses and other charges related to the merger;

•	the impact of changes in interest rates, including the impact on the value of the Company’s mortgage servicing rights; and

•	political instability.

For additional factors that could materially affect our financial results and our business generally, please refer to the Company’s filings with the SEC, including but not limited to, the factors, uncertainties and risks described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and the other reports filed by the Company with the SEC. See “Where You Can Find More Information.” The Company undertakes no obligation to revise these statements following the date of this communication, except as required by law.

THE SPECIAL MEETING

This section contains information for the Company stockholders about the special meeting that the Company has called to allow the Company stockholders to consider and vote on the merger proposal and other matters. The Company is mailing this proxy statement to you, as a Company stockholder, on or about March 27, 2017. This proxy statement is accompanied by a notice of the special meeting and a form of proxy card that the Company board is soliciting for the Company at the special meeting and at any adjournments or postponements thereof.

Date, Time and Place of the Special Meeting

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Company board from the Company stockholders for use at the special meeting to be held on April 27, 2017, at 9:00 a.m., local time, at the offices of the Company, located at 9190 Priority Way West Drive, Suite 300, Indianapolis, IN 46240, or at any postponement or adjournment thereof.

Purpose of the Special Meeting

At the special meeting, you will be asked to consider and vote upon the following matters:

•	The merger proposal (Proposal 1 on your proxy card);

•	The compensation proposal (Proposal 2 on your proxy card); and

•	The adjournment proposal (Proposal 3 on your proxy card).

The Company stockholders must approve and adopt the merger agreement in order to consummate the merger. A copy of the merger agreement is attached to this proxy statement as Annex A. You are urged to read the merger agreement carefully in its entirety.

Recommendation of the Company Board of Directors

The Company board has determined that the merger is advisable and fair to, and in the best interests of, the Company and the Company stockholders and has unanimously approved the merger agreement. The Company board unanimously recommends that the Company stockholders vote “FOR” the merger proposal, “FOR” the compensation proposal and “FOR” the adjournment proposal. See “The Merger—Recommendation of the Company Board of Directors; Reasons for the Merger” for a more detailed discussion of the Company board’s recommendation.

Record Date and Quorum

The Company board has fixed the close of business on March 23, 2017 as the record date for the determination of the Company stockholders entitled to notice of, and to vote at, the special meeting. As of the close of business on the record date, there were 25,854,022 shares of Company common stock outstanding and entitled to vote, held by approximately 732 holders of record. You will have one vote on each matter properly coming before the special meeting for each share of Company common stock that you owned on the record date.

The presence in person or by proxy of the Company stockholders of record entitled to exercise not less than 50% of the shares of Company common stock outstanding as of the record date is necessary to constitute a quorum at the special meeting. All shares of Company common stock present in person or represented by proxy, including abstentions, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the special meeting. Because, under applicable rules, banks, brokers and other holders of record holding shares in “street name” do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of Company common stock held in “street name” does not give voting instructions to the record holder of its, his or her shares, then those shares will not be counted as present in person or by proxy at the special meeting if no other proposals are brought before the special meeting.

Vote Required

Merger Proposal

•	Standard: Approval of the merger proposal requires the affirmative vote in person or by proxy of the holders of a majority of the outstanding shares of Company common stock entitled to vote thereon.

•	Effect of abstentions and broker non-votes: If you fail to vote, mark “ABSTAIN” on your proxy or fail to instruct your bank, broker or other holder of record how to vote with respect to the merger proposal, it will have the same effect as a vote “AGAINST” the proposal.

Compensation Proposal

•	Standard: Approval, on a non-binding, advisory basis, of the compensation proposal requires the affirmative vote of the holders of a majority of the shares of Company common stock present in person or represented by proxy at the special meeting.

•	Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy card, it will have the same effect as a vote “AGAINST” the proposal. If you fail to submit a proxy card or vote in person at the special meeting, or fail to instruct your bank, broker or other holder of record how to vote with respect to the compensation proposal, it will have no effect on the proposal.

Adjournment Proposal

•	Standard: Whether or not a quorum is present, approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Company common stock present in person or represented by proxy at the special meeting.

•	Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy card, it will have the same effect as a vote “AGAINST” the proposal. If you fail to submit a proxy card or vote in person at the special meeting, or fail to instruct your bank, broker or other holder of record how to vote with respect to the adjournment proposal, it will have no effect on the proposal.

Shares Subject to Voting Agreements

As a condition and inducement to the willingness of Home Point to enter into the merger agreement, concurrently with the execution and delivery of the merger agreement, Home Point entered into voting agreements with certain stockholders, directors and executive officers of the Company in their capacity as stockholders of the Company. The Company stockholders that are parties to the voting agreements collectively owned 9,248,618 shares of Company common stock as of March 23, 2017, the record date for the special meeting, representing approximately 35.8% of the outstanding Company common stock as of such date (excluding 919,567 shares of Company common stock held by certain Company stockholders having shared voting authority over such shares, which Company stockholders have agreed to use best efforts to comply with the voting obligations of the voting agreements). The voting agreements require such stockholders to, among other things, vote all of their shares of Company common stock in favor of adoption of the merger agreement. See “Voting Agreements” and the form of voting agreement included as Annex B to this proxy statement.

Voting, Proxies and Revocation

Attending the Special Meeting

All Company stockholders, including stockholders of record and stockholders who hold their shares through banks, brokers or other holders of record, are invited to attend the special meeting. Stockholders of record can vote in person at the special meeting. If you are not a stockholder of record, you must obtain a legal proxy executed in your favor from the record holder of your shares to be able to vote in person at the special meeting. If you plan to attend the special meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership. In addition, you must bring a form of personal photo identification with you in order to be admitted to the meeting. The Company reserves the right to refuse admittance to anyone without proper proof of share ownership or without proper photo identification.

Voting by Stockholders of Record

If you are a stockholder of record, you may vote your shares of Company common stock on matters presented at the special meeting in any of the following ways:

•	by proxy—stockholders of record have a choice of submitting a proxy:

•	by telephone or over the Internet, by accessing the telephone number or website specified on the enclosed proxy card. The control number provided on your proxy card is designed to verify your identity when voting by telephone or by Internet. Please be aware that you may incur costs such as telephone and Internet access charges for which you will be responsible;

•	by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope; or

•	in person—you may attend the special meeting and cast your vote there.

Voting of Shares Held in “Street Name”; Broker Non-Votes

If you are a beneficial owner of shares of Company common stock held in “street name,” you should receive instructions from your bank, broker or other holder of record that you must follow in order to have your shares of Company common stock voted. If you have not received such voting instructions or require further information regarding such voting instructions, contact your bank, broker or other holder of record. If your bank, broker or other holder of record holds your shares of Company common stock in “street name,” such record holder will vote your shares of Company common stock only if you provide instructions on how to vote by filling out the voter instruction form sent to you by such record holder with this proxy statement. Please note that, if you are a beneficial owner of shares of Company common stock held in “street name” and wish to vote in person at the special meeting, you must obtain a legal proxy executed in your favor from your bank, broker or other holder of record and present such legal proxy at the special meeting.

Under stock exchange rules, banks, brokers and other holders of record who hold shares of Company common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, such record holders are not allowed to exercise their voting discretion with respect to the approval of matters determined to be “non-routine.” “Broker non-votes” are shares held in “street name” by banks, brokers and other holders of record that are present in person or represented by proxy at the special meeting, but for which the beneficial owner has not provided the record holder with instructions on how to vote on a particular proposal and such record holder does not have discretionary voting power with respect to such proposal. Because, under applicable rules, banks, brokers and other holders of record holding shares in “street name” do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of Company common stock held in “street name” does not give voting instructions to the applicable record holder, then those shares will not be counted as present in person or by proxy at the special meeting. As the vote to approve the merger proposal is based on the total number of shares of Company common stock outstanding at the close of business on the record date, if you fail to issue voting instructions to your bank, broker or other holder of record, it will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. Although we do not expect to bring any matters before the meeting other than the three proposals described in this proxy statement, if an additional matter is brought before the meeting and is one on which brokers have discretionary voting authority and you fail to provide instructions to your broker with respect to any such matter, such broker non-votes will have the same effect as a vote “AGAINST” such proposal.

Voting of Proxies; Incomplete Proxies

If you submit a proxy, regardless of the method you choose to submit such proxy, the individuals named on the enclosed proxy card, and each of them, with full power of substitution, will vote your shares of Company common stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of Company common stock should be voted for or against, or abstain from voting, on all, some or none of the specific items of business to come before the special meeting.

All shares represented by valid proxies that the Company receives through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card. If you properly sign your proxy card but do not mark the boxes showing how your shares of Company common stock should be voted on a matter, the shares of Company common stock represented by your proxy will be voted in accordance with the recommendations of the Company board, which, as of the date of this proxy statement, are “FOR” the merger proposal, “FOR” the compensation proposal and “FOR” the adjournment proposal.

Deadline to Vote by Proxy

Please refer to the instructions on your proxy or voting instruction card to determine the deadlines for submitting your proxy over the Internet or by telephone. If you choose to submit a proxy by mailing a proxy card, your proxy card should be mailed in the accompanying prepaid reply envelope and must be filed with our Secretary by the time the special meeting begins.

Revocation of Proxy

If you are a stockholder of record of shares of Company common stock, you have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by submitting a later-dated proxy through any of the methods available to you, by giving written notice of revocation to the Company’s Secretary, which must be filed with the Secretary by 5:00 p.m. on the business day immediately prior to the date of the special meeting, or by attending the special meeting and voting in person. Attending the special meeting alone, without voting at the special meeting, will not be sufficient to revoke your proxy. Written notice of revocation should be mailed to: Stonegate Mortgage Corporation, Attn: Secretary, 9190 Priority Way West Drive, Suite 300, Indianapolis, IN 46240.

If you are a “street name” holder of shares of Company common stock, you may change your vote by submitting new voting instructions to your bank, broker or other holder of record or obtaining a legal proxy and voting in person at the special meeting. You must contact the record holder of your shares to obtain instructions as to how to change your proxy vote.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the merger proposal. In the event that there is present, in person or by proxy, sufficient favorable voting power to secure the vote of the Company stockholders necessary to approve the merger proposal, the Company does not anticipate that it will adjourn or postpone the special meeting, unless it is advised by counsel that such adjournment or postponement is necessary under applicable law to allow additional time for any disclosure. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow the Company stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Solicitation of Proxies

The Company is soliciting your proxy in conjunction with the merger. The Company will bear the cost of soliciting proxies from you. In addition to solicitation of proxies by mail, the Company will request that banks, brokers and other holders of record send proxies and proxy material to the beneficial owners of Company common stock and secure their voting instructions. The Company has also made arrangements with Okapi Partners LLC to assist it in soliciting proxies and has agreed to pay Okapi Partners LLC approximately $15,000 plus reasonable expenses for these services.

Delivery of Proxy Materials to Stockholders Sharing an Address

As permitted by the Exchange Act, only one copy of this proxy statement is being delivered to multiple Company stockholders sharing an address, unless the Company has previously received contrary instructions from one or more such stockholders. This is referred to as “householding.” Stockholders who hold their shares in “street name” can request further information on householding through their banks, brokers or other holders of record. The Company will promptly deliver a separate copy of the proxy materials to a stockholder at a shared address to which a single copy of the document was delivered if you contact us at the following address or telephone number: Stonegate Mortgage Corporation, Investor Relations, 9190 Priority Way West Drive, Suite 300, Indianapolis, IN 46240, telephone (317) 663-5100.

Questions and Additional Information

If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact Stonegate Mortgage Corporation, Attn: Investor Relations, 9190 Priority Way West Drive, Suite 300, Indianapolis, IN 46240, or by telephone at (317) 663-5100, or the Company’s proxy solicitor, Okapi Partners LLC, at 1212 Avenue of the Americas, 24th Floor, New York, NY 10036, by telephone at (877) 629-6356 and by email at info@okapipartners.com.

If you hold your shares in “street name” through a bank, broker or other holder of record, please also contact your bank, broker or other holder of record for additional information.

PARTIES TO THE MERGER

The Company

Stonegate Mortgage Corporation

9190 Priority Way West Drive, Suite 300

Indianapolis, IN 46240

Telephone: (317) 663-5100

Stonegate Mortgage Corporation, an Ohio corporation, is a publicly traded non-bank mortgage company focused on originating, financing and servicing agency and non-agency U.S. residential mortgage loans. The Company operates as an intermediary between residential mortgage borrowers and the ultimate investors of mortgages through originating, financing, and servicing U.S. residential mortgages. The Company operates a residential mortgage banking platform and a diversified origination business which includes a network of third party originators consisting of mortgage brokers, mortgage bankers and financial institutions (banks and credit unions), a retail branch network and a direct to consumer call center. The Company predominantly transfers mortgage loans into pools of the Government National Mortgage Association (which we refer to as “Ginnie Mae”) mortgage-backed securities and sells mortgage loans to the Federal National Mortgage Association (which we refer to as “Fannie Mae”) and the Federal Home Loan Mortgage Corporation (which we refer to as “Freddie Mac”) while typically retaining the right to service the mortgages for Ginnie Mae, Fannie Mae and Freddie Mac. The Company also sells mortgage loans to additional third-party investors in the secondary market and provides short-term financing through NattyMac, LLC, its fully integrated warehouse lending platform, to third party correspondent lenders. The Company is licensed to originate and service residential mortgage loans in 48 states and the District of Columbia, and the Company is an approved Seller/Servicer of Ginnie Mae, Fannie Mae and Freddie Mac.

The Company’s principal source of income is from its origination, financing and servicing businesses. The Company’s mortgage origination business generates income primarily through origination fees and gains upon the sale of mortgage loans sourced through the Company’s correspondent, wholesale and retail channels. The Company’s financing business earns interest and fee income for providing financing to its correspondent customers and others while they are accumulating loans prior to selling them to aggregators. Lastly, the Company earns income by retaining the mortgage servicing rights on the loans it sells and creating a recurring servicing income stream through the Company’s mortgage servicing business.

As a non-bank mortgage company, the Company is subject to extensive regulation, examination and supervision by the state, local and federal regulatory authorities. The Company is subject to regulation and supervision by the Consumer Financial Protection Bureau with regard to federal consumer financial laws.

Company common stock is traded on the NYSE under the symbol “SGM.” Additional information about the Company and its subsidiaries is included in documents incorporated by reference in this proxy statement. See “Where You Can Find More Information.” The Company maintains a website at http://www.stonegatemtg.com. The information provided on the Company’s website is not part of this proxy statement and is not incorporated by reference.

Home Point

Home Point Financial Corporation

1194 Oak Valley Dr., Suite 80

Ann Arbor, MI 48108

Telephone: (888) 616-6866

Home Point Financial Corporation, a New Jersey corporation, is a national multi-channel mortgage originator and servicer. With the goal of providing a superior customer experience, Home Point has an innovative approach to lending focusing on speed, quality and consistency for customers and partners. Home Point’s operating philosophy is defined by the simple but very impactful statement – “We Care”. Located in Ann Arbor, MI, Home Point Financial is a subsidiary of Home Point Capital LP, a financial services holding company founded in 2014 and principally owned by members of management and by investment funds managed by Stone Point.

Merger Sub

Longhorn Merger Sub, Inc.

c/o Home Point Financial Corporation

1194 Oak Valley Dr., Suite 80

Ann Arbor, MI 48108

Telephone: (888) 616-6866

Longhorn Merger Sub, Inc. is an Ohio corporation and a direct, wholly owned subsidiary of Home Point. Merger Sub was incorporated on January 20, 2017 for the sole purpose of effecting the merger. As of the date of this proxy statement, Merger Sub has not conducted any activities other than those incidental to its incorporation, the execution of the merger agreement and the transactions contemplated by the merger agreement.

THE MERGER

This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

Terms of the Merger

The Company board has unanimously approved the merger agreement and the transactions contemplated by the merger agreement. Upon the terms and subject to the conditions set forth in the merger agreement, Merger Sub, a wholly owned subsidiary of Home Point, will merge with and into the Company, so that the Company will be the surviving corporation in the merger and a wholly owned subsidiary of Home Point. Upon the consummation of the merger, the separate corporate existence of Merger Sub will terminate.

At the effective time, each share of Company common stock issued and outstanding immediately prior to the effective time (except for excluded shares) will be converted into the right to receive the merger consideration. For a discussion of the treatment of awards outstanding under the Company stock plans as of the effective time, see “The Merger Agreement—Treatment of Company Equity Awards.”

The Company stockholders are being asked to adopt the merger agreement. See “The Merger Agreement” for additional and more detailed information regarding the legal documents that govern the merger, including information about conditions to the consummation of the merger and provisions for terminating or amending the merger agreement.

Background of the Merger

Set forth below is a description of what we believe are the material aspects of the background and history of the merger. This description may not contain all the information that is important to you. The Company encourages you to read carefully the entire proxy statement, including the merger agreement attached as Annex A, for a more complete understanding of the merger. References throughout this section to representatives of Home Point may also include employees of Stone Point.

The Company board has regularly reviewed and evaluated, with Company management, the Company’s business strategies, opportunities and challenges as part of its consideration and evaluation of the Company’s prospects and stockholder value. As part of this process, the Company board and Company management have considered and regularly reviewed the Company’s strategic direction and business objectives, including strategic opportunities that might be available to the Company, such as possible acquisitions, asset sales and other divestitures, and business combination transactions (including, but not limited to, a sale of the Company). These considerations have focused on, among other things, developments and conditions in the mortgage industry and financial markets, the overall economy and the regulatory environment for mortgage companies generally and for the Company in particular.

From time to time, the Company has had general discussions with other financial services companies regarding the possibility of a potential strategic transaction. On November 11, 2015, the Company executed a non-disclosure and standstill agreement (which we refer to as an “NDA”) with a private mortgage company (which we refer to as “Party A”) in connection with considering a strategic transaction between the Company and Party A.

At a regularly scheduled Company board meeting held telephonically on November 24, 2015, the Company board and Company management discussed engaging Barclays and FBR Capital Markets & Co. (which we refer to as “FBR” and which we refer to collectively with Barclays as the “Company financial advisors”) to advise the Company on developments in the mortgage industry, the possibility of a potential strategic transaction, including, but not limited to, a sale of the Company, and other available strategic alternatives for the Company. The

Company board selected Barclays and FBR because of their familiarity with the Company and their respective qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions generally, as well as substantial experience in transactions comparable to the merger. The Company executed engagement letters with Barclays and FBR on December 28, 2015 and January 4, 2016, respectively. Sullivan & Cromwell LLP (which we refer to as “Sullivan & Cromwell”), the Company’s outside legal counsel, also began to advise the Company with respect to engaging in a strategic process during the second half of December 2015.

Following the retention of the Company financial advisors, the Company board directed the Company financial advisors and Company management to jointly prepare a confidential information memorandum regarding the Company that could be presented to counterparties potentially interested in a strategic transaction with the Company (including, but not limited to, a sale of the Company). The Company financial advisors and Company management worked on preparing such confidential information memorandum and held calls to discuss the process for a possible transaction, including identifying potential counterparties, throughout January 2016.

During January 2016, and prior to initiating a formal strategic process, the Company board also directed the Company financial advisors to evaluate a potential transaction involving the acquisition of Party A by the Company. The Company financial advisors conducted a comprehensive review of Party A’s financial statements, mortgage servicing rights assets and revenue potential. The Company financial advisors and Company management conducted telephonic due diligence meetings with members of Party A’s management during January 2016 and noted concerns over Party A’s debt maturities and overall leverage. The Company and the Company financial advisors communicated to Party A that the Company was open to further discussions regarding a potential transaction with Party A in the future if Party A offered a solution for reducing its overall leverage.

On February 4, 2016, the Company board held a special meeting telephonically, with representatives of Company management, the Company financial advisors and Sullivan & Cromwell in attendance, to discuss the potential strategic process as well as the Company’s upcoming earnings announcement regarding its fourth quarter and annual 2015 financial results. During the meeting, the Company board established a working group (which we refer to as the “Company board working group”) consisting of four directors, Richard Kraemer, Kevin Bhatt, James Brown and Sam Levinson, to work closely with the Company’s financial advisors and legal counsel in connection with the strategic process. Messrs. Bhatt, Brown and Levinson are each indirect beneficial owners of a substantial amount of Company common stock and together owned approximately 35.5% of the outstanding Company common stock as of March 23, 2017, the record date for the special meeting (see “Security Ownership of Certain Beneficial Owners and Management”).

On February 11, 2016, members of the Company board working group held a telephonic meeting, with representatives of Company management, the Company financial advisors and Sullivan & Cromwell in attendance, to review a proposed list of potential strategic counterparties to approach with respect to a potential strategic transaction with the Company.

On February 26, 2016, the Company board held a special meeting telephonically, with representatives of Company management, the Company financial advisors and Sullivan & Cromwell in attendance, to discuss the potential strategic process. Representatives of Sullivan & Cromwell reviewed with the Company board their fiduciary duties under Ohio law in connection with a review of strategic alternatives. The Company financial advisors presented to the Company board regarding the Company’s strategic options and the benefits and considerations involved in continuing on a standalone basis or pursuing strategic alternatives, including a strategic transaction involving a business combination or sale of the Company, a partial asset sale plus a share buyback and liquidating the Company. The Company financial advisors also discussed the general market landscape for non-bank financial companies. The Company board discussed that while it remained open to the various strategic alternatives presented, it was particularly interested in pursuing a strategic transaction involving a business combination with a strategic counterparty or a sale of the Company. Following extensive discussion, the Company board determined to engage in a formal process for pursuing such a strategic transaction. During the meeting, the Company board selected 14 potential institutions, including Home Point and Party A, for outreach based on a list of potential strategic counterparties circulated by the Company financial advisors to the Company board in advance of the meeting. The counterparties were selected based on the Company board’s and the Company financial advisors’ understanding of each such institution’s potential interest and financial capacity to complete a possible business combination with the Company. The Company board directed the Company financial advisors to reach out to the 14 selected institutions in order to determine if they would be interested in engaging in exploratory discussions with respect to a potential transaction.

Beginning on March 10, 2016, at the Company board’s request, representatives of the Company financial advisors privately contacted each of the 14 parties (including Party A) on behalf of the Company to solicit interest in a potential strategic transaction with the Company. The Company executed NDAs with 11 parties, including Stone Point, between March 11, 2016 and April 7, 2016. The NDA between the Company and Stone Point, which NDA covers Home Point, was executed on March 16, 2016. Including Party A (which had previously executed an NDA), 12 parties executed NDAs in connection with the Company’s review of strategic alternatives. The standstill provision set forth in the NDA with seven of the parties, including Stone Point, prevented each party from requesting a waiver or amendment of the standstill.

Beginning on March 22, 2016, at the Company board’s request, the Company financial advisors sent a letter to each of the potential counterparties that had signed an NDA in order to solicit non-binding written proposals for a possible strategic transaction with the Company. The letter outlined the process for submitting proposals and indicated a deadline for submission of April 11, 2016 at 12 p.m. Eastern Standard Time. Each potential counterparty that had signed an NDA was also provided access to certain non-public information regarding the Company, including the confidential information memorandum, in a Phase I electronic data room, which was opened on March 23, 2016. Over the next few weeks, representatives of Company management and the Company financial advisors worked with representatives of the potential counterparties and their respective financial advisors, as applicable, to facilitate their respective investigations of the Company’s business in order to submit a proposal for a potential strategic transaction.

On April 7, 2016, representatives of FBR met telephonically with the Chief Executive Officer and other members of management of one of the potential counterparties that the Company financial advisors had initially contacted in March 2016 but that had not previously signed an NDA (which we refer to as “Party B”). FBR and Party B, a private mortgage company, discussed Party B’s interest in a potential strategic transaction with the Company. On the same day, the Company and Party B executed an NDA and Party B received the confidential information memorandum and was granted access to the Phase I electronic data room.

On April 11, 2016, the Company financial advisors received a non-binding written proposal from one of the potential counterparties that had signed an NDA in March 2016 and that had received the confidential information memorandum and access to the Phase I electronic data room (which we refer to as “Party C”). Party C, a private mortgage company, proposed to acquire the Company through a merger transaction for 100% stock consideration, with Company stockholders to own 42% of the combined company on a fully diluted basis following the transaction.

On April 12, 2016, the Company financial advisors received non-binding written proposals from four potential counterparties: Home Point and three additional private mortgage companies, each of whom had signed an NDA in March 2016 and received the confidential information memorandum and access to the Phase I electronic data room (which we refer to as “Party D,” “Party E,” and “Party F,” respectively). Home Point proposed to acquire the Company through a merger transaction at a price in the range of $6.34 to $6.91 per share in cash, a premium of approximately 13.4% to 23.6% over $5.59, the closing price of Company common stock on the NYSE on such date. Party D proposed to acquire the Company through a merger transaction at a price of $7.00 per share in cash, a premium of approximately 25.2% over the closing price of Company common stock on the NYSE on such date. Party E proposed to acquire the Company through a merger transaction at a price of $6.50 per share, a premium of approximately 16.3% over the closing price of Company common stock on the NYSE on such date, with the form of consideration undetermined. Home Point and Party E each indicated that they were also willing to consider a transaction structure involving stock consideration. Party F proposed that the Company acquire Party F for an undetermined amount of cash and stock consideration.

On April 15, 2016, the Company board held a special meeting telephonically, with representatives of Company management, the Company financial advisors and Sullivan & Cromwell in attendance, to review and consider the five non-binding written proposals received. The Company financial advisors reviewed and discussed each proposal, both individually and in comparison to the other proposals, and presented an illustrative timeline of next steps. The Company determined to invite Home Point, Party C, Party D and Party E to continue participating in a Phase II process. The Company board directed representatives of Company management and the Company financial advisors to continue to engage with those parties and their respective financial advisors, and such discussions continued throughout April and May 2016. The Company board declined to engage with Party F regarding its proposal for the Company to acquire Party F.

During the second half of April 2016, at the Company board’s request, the Company financial advisors contacted Party E and requested that Party E clarify whether its proposed purchase price of $6.50 per share would take the form of cash consideration, stock consideration or a combination of both cash and stock consideration. The Company financial advisors also asked Party E to conduct due diligence with respect to the Company’s valuation. Party E subsequently declined to conduct any valuation diligence or revise its initial non-binding written proposal and discontinued discussions with the Company.

Effective April 18, 2016, the Company board appointed James V. Smith as Chief Executive Officer and President of the Company. Richard A. Kraemer, who had served as the interim Chief Executive Officer of the Company since September 10, 2015, continued in his role as Chairman of the Company board and as a member of the Company board working group.

On May 17, 2016, Mr. Smith met with a member of Party B management in New York, New York regarding a potential strategic transaction between the Company and Party B. Following the meeting, Party B proposed a business combination pursuant to which Company stockholders would own 70% of the combined company on a fully diluted basis following the transaction and Party B equity holders would own the remaining 30% of the combined company.

On May 18, 2016, Mr. Smith met with William A. Newman, the Chief Executive Officer of Home Point, in New York, New York to further discuss a potential strategic transaction between the Company and Home Point.

On May 24, 2016, the Company board held a special meeting telephonically, with representatives of Company management and the Company financial advisors in attendance, to receive an update on the status of the process and ongoing discussions with the interested counterparties. The Company financial advisors discussed with the Company board its analysis of the proposals from Party B and Party C (which were the two proposals in which the Company stockholders would retain a majority ownership interest in the combined company), including illustrative pro forma ownership and an accretion/dilution analysis. The Company board directed representatives of Company management and the Company financial advisors to continue to engage with the interested parties, including Home Point, and their respective financial advisors.

On June 10, 2016, Mr. Smith met telephonically with Mr. Newman to further discuss a potential strategic transaction between the Company and Home Point.

On June 13, 2016, the Company financial advisors met telephonically with Mr. Newman to further discuss Home Point’s proposed transaction with the Company.

On June 14, 2016, the Company board working group held a telephonic meeting, with representatives of the Company financial advisors in attendance, to receive an additional update on the status of the process and discuss the upcoming annual meeting of the Company stockholders.

On June 16, 2016, in response to Party B’s initial proposal, the Company counter proposed a transaction pursuant to which Company stockholders would own 72% of the combined company on a fully diluted basis following the transaction and Party B equity holders would own the remaining 28% of the combined company.

On June 29, 2016, the Company held its 2016 Annual Meeting of Stockholders, at which, among other matters, Messrs. Kraemer, Bhatt and Mumphrey, the nominees for election to the Company board, were elected, each for a two-year term or until their successors shall be elected and qualified.

On July 12, 2016, Mr. Smith met with Mr. Newman in Indianapolis, Indiana to discuss potential synergies in connection with a potential strategic transaction between the Company and Home Point.

On July 15, 2016, members of the Company board working group met with representatives of Party C in New York, New York to discuss potential business operations and synergies in connection with a potential business combination. During the meeting, Party C verbally revised its former proposal to contemplate a transaction pursuant to which Company stockholders would own 60% of the combined company on a fully diluted basis following the transaction and Party C equity holders would own the remaining 40% of the combined company. The Company and the Company financial advisors continued to evaluate a potential transaction with Party C throughout July 2016.

On July 26, 2016, Party B revised its proposal to contemplate the same pro forma ownership percentages for the combined company as its initial proposal (70% owned by the Company stockholders and 30% owned by Party B’s equity holders) plus a $25 million cash payment to be made to Party B’s equity holders.

On July 28, 2016, at a regularly scheduled Company board meeting held in Indianapolis, Indiana, the Company board discussed the status of the process during an executive session.

On August 2, 2016, the Company board held a special meeting telephonically, with representatives of the Company financial advisors in attendance, to receive a further update on the status of the process and ongoing discussions with the interested counterparties. The Company financial advisors discussed with the Company board an analysis comparing the three proposals currently under review from Home Point, Party B and Party C, as well as the prior proposal from Party D. The Company board discussed that an all-cash transaction could potentially achieve greater value for the Company stockholders at less risk than the proposed transactions involving stock consideration. The Company board directed representatives of Company management and the Company financial advisors to reengage with Home Point and Party D to encourage Home Point and Party D to each submit an updated non-binding written proposal to acquire the Company for all cash consideration. With respect to Party C, the Company board directed the Company financial advisors to counter Party C’s most recent proposal with a proposal for a transaction pursuant to which Company stockholders would own 55% of the combined company on a fully diluted basis following the transaction and Party C equity holders would own the remaining 45% of the combined company. With respect to Party B, the Company board determined that Party B’s proposal was less compelling than the other proposals under consideration and directed the Company financial advisors to advise Party B that its proposal was not sufficient for purposes of continuing discussions with Party B.

During August 2016, the Company financial advisors held telephonic meetings with each of Home Point and Party D to further discuss a potential transaction. During the meetings, the Company financial advisors updated Home Point and Party D on the Company’s financial performance and requested that Home Point and Party D each submit an updated non-binding written proposal to acquire the Company for all cash consideration.

The Company and the Company financial advisors continued to evaluate a potential transaction with Party C throughout August 2016. Unable to come to an agreement on the pro forma ownership percentages between the Company and Party C for the combined company, Party C discontinued discussions with the Company at the end of August 2016.

On August 31, 2016, Home Point submitted a revised non-binding written proposal to acquire the Company through a merger transaction at a price in the range of $5.75 to $6.25 per share in cash, a premium of approximately 39.2% to 51.3% over $4.13, the closing price of Company common stock on the NYSE on such date. The Company financial advisors also met telephonically with representatives of Home Point to discuss the proposal.

On September 12, 2016, the Company board working group held a telephonic meeting, with representatives of the Company financial advisors in attendance, to receive an additional update on the status of the process and discuss the revised proposal received from Home Point.

On September 17, 2016, Party D submitted a revised non-binding written proposal, dated September 16, 2016, to acquire the Company through a merger transaction at a price in the range of $5.50 to $6.00 per share in cash, a premium of approximately 35.1% to 47.4% over $4.07, the closing price of Company common stock on the NYSE on September 16, 2016.

On September 19, 2016, the Company board working group held a telephonic meeting, with representatives of the Company financial advisors and Sullivan & Cromwell in attendance, to receive an additional update on the status of the process and discuss the revised proposal received from Party D.

Also on September 19, 2016, the Company financial advisors met telephonically with representatives of Home Point to further discuss Home Point’s proposal. During the meeting, the Company’s financial advisors indicated to Home Point that its proposed price per share submitted on August 31, 2016 needed to be improved in order for the Company to be willing to continue to engage with Home Point.

On September 20 and 23, 2016, the Company financial advisors met telephonically with Party D and its financial advisor to further discuss Party D’s proposal. During the meetings, the Company financial advisors indicated to Party D that its proposed price per share in the range of $5.50 to $6.00 submitted on September 17, 2016 needed to be improved in order for the Company to be willing to continue to engage with Party D. The Company financial advisors asked Party D to improve its proposal based on the anticipated corporate level synergies for the combined company, among other factors. Party D requested additional diligence information from the Company, including updated financial information.

On September 23, 2016, at the direction of Company management, the Company financial advisors shared preliminary third quarter 2016 financial information and more detailed expense-level data with both Home Point and Party D.

On September 27, 2016, the Company financial advisors met telephonically with representatives of Home Point to further discuss Home Point’s proposal. During the meeting, Home Point indicated verbally to the Company’s financial advisors that Home Point might be willing to increase its proposed price to $7.25 per share, but only if the Company agreed to a 30-day exclusivity period to negotiate a definitive merger agreement with Home Point (during which period the Company would be prohibited from discussing alternative potential transactions with, or soliciting acquisition proposals from, third parties).

On September 28, 2016, the Company board working group held a telephonic meeting, with representatives of Company management, the Company financial advisors and Sullivan & Cromwell in attendance, to discuss Home Point’s new proposed price and request for exclusivity. The Company board working group directed representatives of Company management, the Company financial advisors and Sullivan & Cromwell to continue exploring a transaction with Home Point at the increased price of $7.25 per share, including potentially agreeing to an exclusivity arrangement, provided that Home Point submit a proposed due diligence plan and review and provide a markup of a draft merger agreement for the transaction. At the Company board working group’s request, representatives of the Company financial advisors communicated the Company board working group’s feedback telephonically to Mr. Newman on September 30, 2016.

On October 5, 2016, Home Point submitted a revised non-binding written proposal to acquire the Company through a merger transaction at a price of $7.25 per share in cash, a premium of approximately 52.1% over $4.60, the closing price of Company common stock on the NYSE on such date. The proposal noted that Home Point would be willing to provide a high-level response to the Company’s draft merger agreement, provided that the Company agreed to provide Home Point with 30-day exclusivity within three days of receipt of Home Point’s response to the draft merger agreement.

Also on October 5, 2016, Mr. Newman and representatives of FBR met in Washington, D.C. to discuss the Home Point proposal.

On October 6, 2016, Barclays sent an initial draft of the merger agreement prepared by Sullivan & Cromwell, which was previously reviewed by the Company board working group, to Home Point on behalf of the Company.

Also on October 6, 2016, the Company board working group held a telephonic meeting, with representatives of Company management, the Company financial advisors and Sullivan & Cromwell in attendance, to discuss in further detail the Home Point proposal as well as the anticipated receipt of a revised proposal from Party D.

On October 8, 2016, Party D submitted a revised non-binding written proposal to acquire the Company through a merger transaction at a price in the range of $6.00 to $6.50 per share in cash, a premium of approximately 33.9% to 45.1% over $4.48, the closing price of Company common stock on the NYSE on October 7, 2016.

On October 10, 2016, Kirkland & Ellis LLP (which we refer to as “Kirkland & Ellis”), outside legal counsel to Home Point, sent Sullivan & Cromwell a high-level list of issues raised by the draft merger agreement. Representatives of Sullivan & Cromwell and Kirkland & Ellis met telephonically to discuss the issues list on October 11, 2016.

From October 17, 2016 through October 21, 2016, the Company and its advisors continued to hold telephonic meetings with Home Point and its representatives and provided Home Point with additional information about the Company, particularly with respect to the Company’s tangible book value and NOLs.

On October 20, 2016, the Company board working group held a telephonic meeting, with representatives of Company management, the Company financial advisors and Sullivan & Cromwell in attendance, to further discuss the proposals from Home Point and Party D as well as next steps for the process.

In late October 2016, a publicly traded mortgage company (which we refer to as “Party G”) proactively reached out to a member of the Company board to express its interest in acquiring the Company. The Company executed an NDA with Party G on October 24, 2016, which prevented Party G from requesting a waiver or amendment of the standstill provision set forth in the NDA, and provided Party G with access to the electronic data room on October 27, 2016.

On November 3, 2016, Kirkland & Ellis sent Sullivan & Cromwell a first markup of the merger agreement. Home Point sent Barclays a draft exclusivity agreement and diligence plan and requested to schedule due diligence meetings with Company management.

On November 7, 2016, Mr. Smith met telephonically with Mr. Newman to further discuss a potential strategic transaction between the Company and Home Point.

On November 8, 2016, Party G submitted a non-binding written proposal to acquire the Company through a merger transaction for a mix of cash and stock consideration, with Company stockholders to own 30% of the combined company on a fully diluted basis following the transaction. Party G’s proposal valued the Company common stock at $5.00 per share, a premium of approximately 28.5% over $3.89, the closing price of Company common stock on the NYSE on such date.

On November 9, 2016, the Company board held a special meeting telephonically, with representatives of the Company financial advisors and Sullivan & Cromwell in attendance, to receive an update on the process. The Company board discussed the most recent proposals received from Home Point and Party D as well as the new proposal from Party G. Representatives of Sullivan & Cromwell also reviewed with the Company board the key issues raised by Home Point’s most recent markup of the merger agreement. Following extensive discussion, the Company board concluded that the proposal from Home Point was the superior proposal at such time and directed representatives of Company management and the Company’s advisors to continue exploring a transaction with Home Point, including entering into the exclusivity agreement with Home Point. The Company board directed Sullivan & Cromwell to send revised markups of the merger agreement and exclusivity agreement to Kirkland & Ellis.

Also on November 9, 2016, following the Company board meeting, Sullivan & Cromwell sent Kirkland & Ellis a revised markup of the merger agreement and exclusivity agreement. On November 10, 2016, Sullivan & Cromwell and Kirkland & Ellis met telephonically to discuss the exclusivity agreement, and following the call Kirkland & Ellis returned a revised markup of the exclusivity agreement to Sullivan & Cromwell.

On November 10, 2016, Party G submitted a revised non-binding written proposal at an increased price of $6.50 per share of Company common stock, a premium of approximately 56.6% over $4.15, the closing price of Company common stock on the NYSE on such date. Party G proposed that half of the consideration would be paid in cash and the other half in Party G common stock.

From November 11 through 13, 2016, the Company, together with its legal and financial advisors, held additional discussions with Home Point and its legal advisors regarding the exclusivity agreement and a process for further negotiating the merger agreement.

On November 14, 2016, the Company board held a special meeting telephonically, with representatives of the Company financial advisors and Sullivan & Cromwell in attendance, to receive an update on the process and discuss the revised proposal received from Party G. Representatives of Sullivan & Cromwell also updated the Company board on the status of the draft Home Point exclusivity agreement, noting that all open issues had been resolved since the November 8, 2016 Company board meeting. Following extensive discussion, the Company board concluded that the proposal from Home Point remained the superior proposal at such time and directed representatives of Company management and the Company’s advisors to continue exploring a transaction with Home Point. The Company board approved entering into the exclusivity agreement with Home Point and directed Sullivan & Cromwell to prepare the exclusivity agreement for execution.

On November 14, 2016, following the Company board meeting, the Company and Home Point Capital, Inc. entered into an exclusivity agreement with an expiration date of December 16, 2016. The exclusivity agreement required Home Point to make two interim written affirmations of its proposed price per share of $7.25 during the exclusivity period, on November 25, 2016 and December 5, 2016, respectively, and provided that the exclusivity agreement would automatically terminate if Home Point did not make either such affirmation. Pursuant to the exclusivity agreement, discussions with other parties were put on hold and access to the electronic data room was terminated for such other parties.

On November 15, 2016, Home Point informed the Company financial advisors that it had engaged Houlihan Lokey Capital, Inc. (which we refer to as “Houlihan Lokey”) as its financial advisor to assist with the strategic transaction process.

Following the execution of the exclusivity agreement, the Company continued to populate the electronic data room in response to further due diligence requests from Home Point and its representatives. Home Point and its representatives continued to conduct its due diligence investigation of the Company’s business through the date of signing the merger agreement.

On November 15 and 16, 2016, senior management of the Company and Home Point, together with representatives of their respective financial advisors, met in Indianapolis, Indiana for Home Point to begin conducting comprehensive on-site due diligence of the Company.

On November 18, 2016, representatives of the Company and Home Point and their respective advisors, including their respective tax advisors, met telephonically to discuss the Company’s NOLs and deferred tax assets and liabilities.

On November 25, 2016, Mr. Newman confirmed in writing to the Company financial advisors, in accordance with the terms of the exclusivity agreement, that Home Point, its affiliates and their representatives had not, as of such date, discovered any information regarding the Company or the proposed transaction in the course of their due diligence or other analysis regarding the proposed transaction that had caused Home Point to believe that it was no longer willing to pay the proposed purchase price of $7.25 per share.

On November 28, 2016, the Company and Stone Point executed a letter to extend the term of the NDA between the parties through December 31, 2017.

On November 30, 2016, representatives of Home Point, including Mr. Newman, met with representatives of the Company, including Mr. Smith, in Lake Forest, California to conduct on-site due diligence at the Company’s California regional branch and operations center. On the following day, December 1, 2016, representatives of Home Point, including Mr. Newman, met with representatives of the Company, including Mr. Smith, in Dallas, Texas to conduct on-site due diligence at the Company’s loan servicing center.

On November 29 and December 1, 2016, various representatives of Sullivan & Cromwell and Kirkland & Ellis met telephonically to discuss open issues raised by Sullivan & Cromwell’s markup of the merger agreement dated November 9, 2016.

On December 5, 2016, Mr. Newman again confirmed in writing to the Company financial advisors, in accordance with the terms of the exclusivity agreement, that Home Point, its affiliates and their representatives had not, as of such date, discovered any information regarding the Company or the proposed transaction in the course of their due diligence or other analysis regarding the proposed transaction that had caused Home Point to believe that it was no longer willing to pay the proposed purchase price of $7.25 per share.

During the week of December 5, 2016, the Company, Home Point and their respective advisors, including the Company’s outside regulatory counsel, Bradley Arant Boult Cummings LLP, and Home Point’s outside regulatory counsel, BuckleySandler LLP, held telephonic meetings to discuss regulatory approvals and licenses with respect to the transaction, regulatory covenants in the merger agreement and other regulatory diligence matters.

On December 7, 2016, senior management of the Company and Mr. Newman met in Indianapolis, Indiana to conduct additional due diligence meetings.

On December 8, 2016, representatives of the Company, Home Point, and their respective tax advisors, met telephonically to further discuss the Company’s NOLs and other tax-related diligence matters.

On December 8, 2016, the Company board working group held a telephonic meeting, with representatives of the Company financial advisors and Sullivan & Cromwell in attendance, to receive an update on the process and the status of negotiations with Home Point. The directors and financial advisors discussed the increase in the Company’s book value, mainly due to an increase in the value of the Company’s mortgage servicing rights as a result of increased interest rates, since the purchase price of $7.25 per share was initially proposed by Home Point. The Company board working group and the Company financial advisors discussed that, in light of such increase in the value of the Company’s mortgage servicing rights, the proposed $7.25 per share purchase price was no longer adequate to merit pursuing a transaction with Home Point at that price at such time. The Company working group members agreed that Home Point must increase its proposed purchase price per share in order for the Company to continue to have any further interest in a transaction with Home Point.

On December 15, 2016, representatives of the Company financial advisors met with representatives of Houlihan Lokey in New York, New York to discuss the Company’s and Home Point’s respective valuations of the Company. During the meeting, the Company financial advisors informed the representatives of Houlihan Lokey that Home Point’s proposed purchase price of $7.25 per share was no longer adequate in light of the increase in the Company’s book value since Home Point’s offer was initially proposed.

Also on December 15, 2016, the Company board held a special meeting telephonically, with representatives of Company management, the Company financial advisors and Sullivan & Cromwell in attendance, to receive an update on the process and the status of negotiations with Home Point. The Company board further discussed the Company board working group’s prior discussions that Home Point’s proposed purchase price of $7.25 per share was no longer adequate in light of the increase in the Company’s book value since Home Point’s offer was initially proposed, as well as the communications to that effect to Stone Point. The representatives of the Company financial advisors informed the directors about their earlier meeting with representatives of Houlihan Lokey and reviewed with the Company board a presentation on valuation and open diligence items. The Company board determined to not extend the exclusivity period with Home Point, which was due to expire the following day, due to the absence of an agreement regarding the purchase price. The Company board decided to adjourn the meeting to spend time reviewing valuations for the Company and analyses presented by the financial advisors in more depth and to reconvene on December 19, 2016 to further discuss the purchase price.

At 5:00 p.m. Eastern Standard Time on December 16, 2016, the term of the exclusivity agreement between Stonegate and Home Point expired.

On December 19, 2016, the Company board held a special meeting telephonically to further discuss and come to a consensus on a revised purchase price to propose to Home Point for purposes of continuing to pursue a transaction with Home Point. During the meeting, the Company board determined to counter Home Point’s proposed purchase price of $7.25 per share with a purchase price of $8.35 per share.

After the meeting, the Company board communicated its pricing guidance to the Company financial advisors and directed the Company financial advisors to seek an increase in Home Point’s proposed purchase price.

On December 20, 2016, representatives of Barclays contacted representatives of Houlihan Lokey to communicate the Company board’s purchase price guidance of $8.35 per share.

During the week of December 26, 2016, representatives of the Company financial advisors corresponded with representatives of Houlihan Lokey regarding scheduling an in person meeting between representatives of the Company and Home Point to discuss the potential transaction, including the purchase price.

On January 4, 2017, the members of the Company board working group and representatives of Home Point met in New York, New York (with Mr. Kraemer joining the meeting telephonically) to discuss whether or not there was a purchase price at which the Company and Home Point were both willing to continue pursuing a transaction. Following negotiations and a discussion of certain other outstanding legal and commercial issues, Home Point informed the Company that it was willing to increase its proposed price to $8.00 per share, which represented a premium of approximately 30.5% over $6.13, the closing price of Company common stock on the NYSE on such date.

On the evening of January 4, 2017, the Company board held a special meeting telephonically, with representatives of Sullivan & Cromwell in attendance, to discuss the meeting that took place earlier that day and

Home Point’s revised proposal of $8.00 per share. Following extensive discussion, the Company board directed Company management and the Company’s advisors to continue to reopen the discussions for a transaction with Home Point based on its revised proposal of $8.00 per share. Members of the Company board working group communicated the Company board’s view to representatives of Home Point and requested that Home Point instruct Kirkland & Ellis to send a revised markup of the merger agreement to Sullivan & Cromwell.

On January 6, 2017, Kirkland & Ellis sent a revised markup of the merger agreement to Sullivan & Cromwell.

On January 10, 2017, Kirkland & Ellis sent Sullivan & Cromwell a draft form of voting agreement. Sullivan & Cromwell circulated the draft voting agreement to certain Company directors, officers and Company stockholders expected to enter into a voting agreement with Home Point.

On January 11, 2017, Sullivan & Cromwell sent a further revised markup of the merger agreement to Kirkland & Ellis. Also on January 11, 2017, representatives of the Company, Home Point, and their respective financial and tax advisors met telephonically to further discuss the Company’s NOLs.

On January 12, 2017, senior management of the Company, including Mr. Smith, and Home Point met in Indianapolis, Indiana to engage in additional discussions with respect to the proposed transaction between the companies. Also on January 12, 2017, members of the Company’s and Home Point’s management met in Indianapolis, Indiana with representatives of Merchants Bancorp to conduct due diligence regarding the Company’s relationship with Merchants Bancorp.

On January 13, 2017, the Company board held a special meeting telephonically to discuss the proposed transaction with Home Point, with representatives of Sullivan & Cromwell in attendance for a portion of the meeting. At the meeting, Mr. Smith presented to the Company board financial projections of the Company prepared by Company management, which were the financial projections provided to Barclays for purposes of Barclays’ financial analyses with respect to the proposed transaction.

Also on January 13, 2017, Sullivan & Cromwell and Kirkland & Ellis met telephonically to discuss open issued raised by Sullivan & Cromwell’s markup of the merger agreement dated January 11, 2017. Also on January 13, 2017, Sullivan & Cromwell and Kirkland & Ellis commenced discussions regarding Home Point’s desire to protect the Company’s NOLs between signing and closing through implementation of a tax asset protection plan.

On January 15, 2017, Kirkland & Ellis sent Sullivan & Cromwell a draft of the equity commitment letter to be provided by certain investment funds managed by Stone Point in favor of Home Point. The draft equity commitment letter named the Company as an express third party beneficiary.

On January 17, 2017, the Company board held a special meeting telephonically, with representatives of Company management, the Company financial advisors and Sullivan & Cromwell in attendance, to discuss the proposed transaction with Home Point. At the meeting, representatives of Barclays reviewed and discussed with the Company board its preliminary financial analyses with respect to the Company and the proposed transaction. Representatives of Sullivan & Cromwell updated the Company board on the status of the transaction documents to be executed with Home Point and related open issues.

From January 18 to 24, 2017, the Company and Home Point, with assistance from their respective legal counsel and financial advisors, continued to negotiate the commercial and legal terms of the proposed transaction and related documentation. On January 19, 2017, Sullivan & Cromwell sent Kirkland & Ellis a draft of the TAP plan.

On January 24, 2017, the Company board held a special meeting telephonically, with representatives of Company management, the Company financial advisors and Sullivan & Cromwell in attendance, to discuss the proposed transaction with Home Point. At the meeting, Barclays reviewed and discussed with the Company board its preliminary financial analyses with respect to the Company and the proposed transaction. Representatives of Sullivan & Cromwell reviewed with the Company board their fiduciary duties under Ohio law in connection with a proposed business combination transaction and discussed with the Company board the key terms of the transaction documents to be executed with Home Point, the key terms of the TAP plan and other legal considerations. The Company board also discussed a proposed amendment to the Company’s Code of Regulations to adopt a forum selection clause, which would choose certain courts located in Ohio as the exclusive forum for certain actions brought against the Company or any director, officer or other employee of the Company. After extensive discussion, the Board determined to reconvene the following day in light of continued negotiations regarding the transaction documents.

On January 25, 2017, the Company board held another special meeting telephonically, with representatives of Company management, the Company financial advisors and Sullivan & Cromwell in attendance, to discuss and consider the proposed transaction with Home Point. Company management and the Company’s advisors updated the Company board on events since January 24, 2017, including the negotiation of all definitive documentation. Barclays then reviewed and discussed its final financial analyses with respect to the Company and the proposed transaction with the Company board. Thereafter, at the request of the Company board, Barclays rendered its oral opinion to the Company board (which was subsequently confirmed in writing by delivery of Barclays’ written opinion to the Company board dated January 26, 2017) as to, as of the date of such opinion, the fairness, from a financial point of view, to the Company stockholders of the merger consideration to be received by such stockholders in the merger pursuant to the merger agreement.

Following the delivery of Barclays’ opinion, and extensive review and discussions among the directors, including consideration of the factors described under “The Merger— Recommendation of the Company Board of Directors; Reasons for the Merger,” the Company board (i) determined that the merger agreement with Home Point and the transactions contemplated by the merger agreement were advisable and fair to, and in the best interests of, the Company and the Company stockholders, (ii) voted unanimously to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, and (iii) resolved to recommend that the Company stockholders adopt the merger agreement and approve the merger. The Company board then directed Mr. Smith to execute and deliver a definitive merger agreement in substantially the same form presented to the Company board at the board meeting, and directed that the merger agreement be submitted to the Company stockholders for approval. The Company board also adopted the TAP plan and the forum selection clause.

On the evening of January 25, 2017, the Company, Home Point and their respective legal counsel and financial advisors met telephonically to discuss the remaining open items in the transaction documents. During the meeting, the Company informed Home Point that the Company board had unanimously approved the proposed transaction with Home Point and had directed Company management to finalize the definitive merger agreement on the terms approved by the Board.

On January 26, 2017, Sullivan & Cromwell and Kirkland & Ellis finalized the terms of the merger agreement and, during the evening of January 26, 2017, the Company and Home Point executed the merger agreement. Also during the evening on January 26, 2017, certain directors, officers and Company stockholders executed the voting agreements with Home Point, pursuant to which such persons agreed to vote in favor of, and otherwise support, the merger agreement and the merger. The Company did not release any of the 12 other parties that had signed NDAs in connection with the Company’s review of strategic alternatives from the standstill obligations set forth in each such NDA, including the provision in seven of the NDAs that prevented the applicable parties from requesting a waiver or amendment of the standstill, prior to the execution of the merger agreement.

At 8:30 a.m. Eastern Standard Time on January 27, 2017, Home Point and the Company issued a joint press release announcing the execution of the merger agreement.

Recommendation of the Company Board of Directors; Reasons for the Merger

In reaching its decision to unanimously approve and recommend the adoption of the merger agreement, the merger and the other transactions contemplated by the merger agreement, and to recommend that the Company stockholders approve the merger proposal, the Company board consulted with Company management, as well as its financial and legal advisors, and considered numerous factors, including, but not limited to, the following material factors:

•	the value to be received by the Company stockholders in the merger, including the fact that the merger consideration to be received by the Company stockholders represents a significant premium relative to the trading price of Company common stock. The merger consideration represents a premium of approximately 34.4% over $5.95, the closing price of Company common stock on the NYSE on January 26, 2017, the last trading day prior to the public announcement of the merger agreement, and a premium of approximately 46.2% over $5.47, the Company’s 30-trading-day volume-weighted average trading price for the 30-trading-day period ended January 26, 2017;

•	the belief of the Company board that, as a result of the negotiations between the parties, the merger consideration was the highest price per share for Company common stock that Home Point was willing to pay at the time of those negotiations, and that in light of the strategic review process conducted by the Company, the merger consideration represented the highest price per share for Company common stock that was reasonably attainable;

•	the possibility that, if the Company did not accept Home Point’s offer at the time it was made, there would not be another opportunity for the Company stockholders to receive as high or a higher price per share as a result of a sale of the Company, in light of the belief of the Company board, based on the results of the strategic review process, that it was unlikely any other parties would be willing to offer a price per share of Company common stock greater than the merger consideration, as demonstrated by the fact that the most recent round of indications of interest received from other third parties from August 2016 through November 2016 were significantly lower than the prices per share offered by Home Point at such times;

•	the extensive review undertaken by the Company board and Company management, with the assistance of financial and legal advisors, with respect to the Company’s strategic outlook and the strategic alternatives available to the Company since the beginning of 2015, and their determination that the transaction with Home Point was more favorable to the Company stockholders than the potential value that might result from other alternatives reasonably available to the Company based on factors including, but not limited to:

•	the challenges associated with a sale of certain Company businesses or assets, including the Company’s mortgage servicing rights;

•	the Company’s and the Company financial advisors’ inquiries regarding a possible combination with 14 other third parties during the course of the strategic review process;

•	the extensive arm’s-length negotiations with Home Point, conducted with the knowledge and at the direction of the Company board and with the assistance of experienced financial and legal advisors, which, among other things, resulted in an increase in the offered merger consideration from an initial range of $6.34 to $6.91 per share to the final price of $8.00 per share;

•	the absence of an alternative transaction that is superior to the transaction with Home Point;

•	the value of and challenges facing the Company as an independent company; and

•	the capital and earnings available to the Company as an independent company at the time, and as expected in the future, to pursue various business and strategic initiatives;

•	the financial analyses reviewed and discussed with the Company board by representatives of Barclays as well as the oral opinion of Barclays rendered on January 25, 2017 (which was subsequently confirmed in writing by delivery of Barclays’ written opinion dated January 26, 2017) to the Company board that, as of the date of such opinion, the merger consideration to be received by the Company stockholders is fair, from a financial point of view, to such Company stockholders;

•	the Company board’s multiple reviews and discussions with Company management and the Company’s financial and legal advisors;

•	the fact that the merger consideration is to be paid entirely in cash, which will allow the Company stockholders to realize, upon the closing, a certainty of value and immediate liquidity relative to the market, economic and other risks that arise from holding an equity interest in a public company;

•	the fact that Home Point received the equity commitment letter from certain investment funds managed by Stone Point committing to contribute to Home Point an amount in cash in excess of the anticipated aggregate value of the transaction solely for purposes of funding the aggregate merger consideration and related fees and expenses, and the fact that the Company is an express third party beneficiary of the equity commitment letter and entitled to specific performance to cause Home Point to enforce the terms of the equity commitment letter;

•	the possibility that, if the Company did not enter into the merger agreement, it could take a considerable amount of time and involve a substantial amount of risk before the trading price of Company common stock would reach and sustain a price per share equal to the amount of the merger consideration;

•	its understanding of the current and prospective environment in which the Company operates, including national and local economic conditions, the interest rate environment, operating costs resulting from regulatory initiatives and compliance mandates, the competitive environment for mortgage companies generally and the likely effect of these factors on the Company both with and without the proposed transaction;

•	the terms and conditions of the merger agreement, including, but not limited to:

•	the fact that the representations, warranties and covenants of the parties, the conditions to closing and the form and structure of the merger consideration are reasonable and comparable to those in other recent sale transactions;

•	the absence of any financing condition or contingency to the merger;

•	the fact that the terms of the merger agreement provide that, under certain circumstances, the Company is permitted to entertain acquisition proposals, withdraw its approval or recommendation with respect to the merger agreement or terminate the merger agreement, subject, in each case, to compliance with certain procedural requirements, which may include the payment of a $7,250,000 termination fee;

•	the size of the termination fee in relation to the overall transaction size and the belief of the Company board that the $7,250,000 termination fee was reasonable in light of the circumstances and the overall terms of the merger agreement, and would not preclude other parties from making an acquisition proposal for the Company;

•	Home Point’s commitments in the merger agreement to use its reasonable best efforts to consummate the proposed merger (subject to the terms and conditions of the merger agreement);

•	the fact that the terms of the merger agreement provide the Company with sufficient operating flexibility to conduct its business in the ordinary course until the earlier of the consummation of the merger or the termination of the merger agreement; and

•	the ability of the Company to seek specific performance to prevent certain breaches of the merger agreement by Home Point.

•	The experience, reputation and financial capability of Home Point and its expected ability to obtain the necessary regulatory approvals to consummate the merger in accordance with the terms and conditions of the merger agreement;

•	The belief of the Company board that the merger would be consummated in light of, among other things, the fact that certain stockholders, directors and executive officers of the Company, who collectively owned approximately 35.8% of the outstanding Company common stock as of the date of the merger agreement, have entered into voting agreements with Home Point pursuant to which they agreed, among other things, to vote their respective shares of Company common stock in favor of the merger agreement, to vote against any acquisition proposal and to not participate in the solicitation, negotiation or recommendation of any acquisition proposal; and

•	the availability of appraisal rights under Ohio law to the Company stockholders who do not vote in favor of or consent to the adoption of the merger agreement and comply with all of the required procedures under Ohio law for the perfection of such appraisal rights, which rights provide eligible Company stockholders with an opportunity to have the Court of Common Pleas of Richland County, Ohio determine the fair cash value of their shares, which may be more than, less than or the same as the value of the consideration such Company stockholders would have received for their shares of Company common stock under the merger agreement.

The Company board also considered the potential risks, uncertainties and other potentially negative factors related to the merger agreement and the transactions contemplated by the merger agreement, but concluded that the anticipated benefits of the merger were likely to substantially outweigh these risks. These factors included, but were not limited to:

•	the fact that the merger consideration was 0.85x the Company’s tangible book value per share, as of November 30, 2016, on a fully diluted basis;

•	the amount of time it could take to complete the merger, primarily to obtain regulatory approvals, and transaction-related costs;

•	the risks and costs to the Company if the merger does not close, including the potential risk of diverting management and employee attention and resources from the operation of Company business and towards the consummation of the merger, potential employee attrition and the potential effects on business relationships, including with current and potential customers;

•	the possibility that all conditions to the closing of the merger, including the receipt of the necessary stockholder approval and regulatory approvals, may not be satisfied or waived, such that the merger may not be consummated;

•	the regulatory and other approvals required in connection with the merger, consideration of the relevant factors expected to be assessed by the regulators for the approvals and the parties’ evaluations of those factors, and the likelihood that such approvals will be received and received in a reasonably timely manner, without the imposition of unacceptable conditions;

•	the possibility that the following factors, either individually or in combination, could discourage potential acquirers from making a competing bid to acquire the Company: (i) the restrictions in the merger agreement on the Company’s ability to solicit or engage in discussions or negotiations with any third parties regarding acquisition proposals; (ii) the requirement that, unless the merger agreement is terminated, the Company must convene the special meeting and submit the merger agreement to the Company stockholders even if the Company board has changed or withdrawn its recommendation; (iii) the fact that certain Company stockholders, including certain executive officers and directors of the Company, who collectively owned approximately 35.8% of the outstanding Company common stock as of the date of the merger agreement, have entered into voting agreements with Home Point pursuant to which they agreed, among other things, to vote their respective shares of Company common stock in favor of the merger agreement, to vote against any acquisition proposal and to not participate in the solicitation, negotiation or recommendation of any acquisition proposal; (iv) the requirement that, in connection with a termination of the merger agreement in certain circumstances and subject to the terms and conditions of the merger agreement, the Company is required to pay Home Point a $7,250,000 termination fee; and (v) the implementation of the TAP plan, which pursuant to the merger agreement cannot be redeemed, amended or waived by the Company without the prior written consent of Home Point except in certain circumstances;

•	the fact that the all-cash merger consideration, while providing certainty of value and liquidity upon consummation, would not allow the Company stockholders to participate in any future earnings growth of the Company or benefit from any future increase in its value;

•	the possible effect of the public announcement, pendency or consummation of the transactions contemplated by the merger agreement, including any suit, action or proceeding in respect of the merger agreement or the transactions contemplated by the merger agreement;

•	the fact that the receipt of the merger consideration in exchange for Company common stock pursuant to the merger would be a taxable transaction for U.S. federal income tax purposes;

•	the fact that restrictions on the conduct of the Company’s business prior to the consummation of the merger could delay or prevent the Company from undertaking business opportunities that arise pending completion of the merger, which opportunities might be lost to the Company even if the merger is not consummated; and

•	the fact that some of the Company’s directors and executive officers have other interests in the merger that are in addition to their interests as Company stockholders, including as a result of employment and compensation arrangements with the Company and the manner in which they would be affected by the merger (see “The Merger—Interests of the Certain Persons in the Merger”).

The foregoing discussion of the information and factors considered by the Company board is not intended to be exhaustive or presented in any relative order of importance, but rather includes the material factors considered by the Company board. In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, the Company board did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Company board considered all these factors as a whole, including discussions with, and questioning of, Company management and the Company’s independent financial and legal advisors, and overall considered the factors to be favorable to, and to support, its determination.

Unaudited Prospective Financial Information

The Company does not as a matter of course make public projections as to future performance, revenues, earnings or other financial results due to, among other reasons, the inherent uncertainty and unpredictability of the underlying assumptions and estimates. However, the Company is including in this proxy statement a summary of certain unaudited prospective financial information that was provided to the Company board for use in connection with its evaluation of the proposed merger and to the Company financial advisors, including for Barclays’ use in providing financial advice to the Company board. The inclusion of this information should not be regarded as an indication that any of the Company, Home Point, Merger Sub, Barclays, their respective representatives or any other recipient of this information considered, or now considers, it necessarily to be predictive of actual future results (which may be significantly more or less favorable), or that it should be construed as financial guidance, and it should not be relied on as such. None of the Company, Home Point, Merger Sub, Barclays or any other person assumes responsibility if future results are materially different from those discussed. In addition, analyses relating to the value of the Company’s business do not purport to be appraisals or reflect the prices at which the Company’s business may actually be sold. Company management directed Barclays to use the unaudited prospective financial information with respect to the Company that was provided by Company management in connection with the preparation of the financial analyses Barclays reviewed and discussed with the Company board at its meeting on January 25, 2017 and the preparation of Barclays’ opinion to the Company board rendered at that meeting.

While presented with numeric specificity, the unaudited prospective financial information reflects numerous estimates and assumptions made with respect to business, economic, market, competition, regulatory and financial conditions and matters specific to the Company’s business, all of which are difficult to predict and many of which are beyond the Company’s control. The unaudited prospective financial information reflects both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. The Company can give no assurance that the unaudited prospective financial information and the underlying estimates and assumptions will be realized. In addition, since the unaudited prospective financial information covers multiple years, such information by its nature becomes less predictive with each successive year. Furthermore, the unaudited prospective financial information should not be construed as commentary by Company management as to how Company management expects the Company’s actual results to compare to Wall Street research analysts’ estimates, as to which the Company expresses no view.

Actual results may differ materially from those set forth below, and important factors that may affect actual results and cause the unaudited prospective financial information to be inaccurate include, but are not limited to, risks and uncertainties relating to the Company’s business, industry performance, general business and economic conditions, customer requirements, competition and adverse changes in applicable laws, regulations or rules. For other factors that could cause actual results to differ, please see the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in this proxy statement and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and the other reports filed by the Company with the SEC.

The unaudited prospective financial information does not take into account any circumstances or events occurring after the date it was prepared. The Company can give no assurance that, had the unaudited prospective financial information been prepared as of the date of this proxy statement, similar estimates and assumptions would be used. The Company does not intend to, and disclaims any obligation to, make publicly available any update or other revision to the unaudited prospective financial information to reflect circumstances existing since its preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the assumptions underlying the unaudited prospective financial information are shown to be in error, or to reflect changes in general economic or industry conditions. The unaudited prospective financial information does not take into account the possible financial and other effects on the Company of the merger and does not attempt to predict or suggest future results of the combined company. The unaudited prospective financial information does not give effect to the merger, including the impact of negotiating or executing the merger agreement, the expenses that may be incurred in connection with consummating the merger, the potential synergies that may be achieved by the combined company as a result of the merger or the effect of any business or strategic decisions or actions which would likely have been taken if the merger agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the merger. Further, the unaudited prospective financial information does not take into account the effect on the Company of any possible failure of the merger to occur. None of the Company, Barclays or their respective affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any Company stockholder or other person regarding the Company’s ultimate performance compared to the information contained in the unaudited prospective financial information or that the forecasted results will be achieved. The summary of the unaudited prospective financial information included below is being provided solely because it was made available to the Company board, Home Point and Barclays, a financial advisor to the Company, and not to influence your decision as to whether to vote for the merger proposal.

The following table summarizes selected unaudited prospective financial data for the fiscal years ending December 31, 2016 through December 31, 2020, prepared based on historical data available to the Company as of September 30, 2016. The Company board and Barclays were provided with unaudited prospective financial information with respect to the Company prepared by Company management for the fiscal years ending December 31, 2016 through December 31, 2020.

Metric (as of December 31 of each year and, other than per share amounts, in thousands of dollars ):	2016	2017	2018	2019	2020
Net Income	($291)	$13,436	$17,819	$19,953	$21,986
Changes in mortgage servicing rights valuation	$9,263	$2,250	$2,000	$2,250	$2,500
Stock-based compensation expense	$1,403	$996	$996	$996	$996
Non-routine expenses	$118	$0	$0	$0	$0
Tax effect of adjustments	($495)	($1,298)	($1,198)	($1,299)	($1,398)

Adjusted Net Income	$9,998	$15,384	$19,617	$21,900	$24,084

Earnings per Share	($0.01)	$0.51	$0.67	$0.75	$0.82
Adjusted Earnings per Share(1)	$0.38	$0.59	$0.74	$0.82	$0.89

(1)	Based on adjusted net income.

The unaudited prospective financial information was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither the Company’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability. The independent registered public accountant reports incorporated by reference into this proxy statement relate to the Company’s historical financial information. They do not extend to the unaudited prospective financial information and should not be read to do so.

In light of the foregoing, and considering that the special meeting will be held after the unaudited prospective financial information was prepared, as well as the uncertainties inherent in any forecasted information, Company stockholders are cautioned not to place unwarranted reliance on such information, and the Company urges all Company stockholders to review the Company’s most recent SEC filings for a description of the Company’s reported financial results. See “Where You Can Find More Information.”

Opinion of Barclays Capital Inc.

The Company engaged Barclays to act as its financial advisor with respect to pursuing strategic alternatives for the Company, including a possible sale of the Company. On January 25, 2017, Barclays rendered its oral opinion (which was subsequently confirmed in writing on January 26, 2017) to the Company board that, as of such date and based upon and subject to the qualifications, limitations and assumptions stated in its opinion, the merger consideration to be received by the Company stockholders is fair, from a financial point of view, to such Company stockholders.

The full text of Barclays’ written opinion to the Company board, dated as of January 26, 2017, is included as Annex C to this proxy statement. Barclays’ written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Barclays in rendering its opinion. You are encouraged to read the opinion carefully in its entirety. The following is a summary of Barclays’ opinion and the methodology that Barclays used to render its opinion. This summary is qualified in its entirety by reference to the full text of the opinion.

Barclays’ opinion, the issuance of which was approved by Barclays’ Valuation and Fairness Opinion Committee, is addressed to the Company board, addresses only the fairness, from a financial point of view, of the merger consideration to be offered to the Company stockholders and does not constitute a recommendation to any Company stockholder as to how such Company stockholder should vote or act on any matters with respect to the proposed transaction. The terms of the proposed transaction were determined through arm’s-length negotiations between the Company and Home Point and were unanimously approved by the Company board. Barclays did not recommend any specific form of consideration to the Company or that any specific form of consideration constituted the only appropriate consideration for the proposed transaction. Barclays was not requested to address, and its opinion does not in any manner address, the Company’s underlying business decision to proceed with or effect the proposed transaction, the likelihood of the consummation of the proposed transaction, or the relative merits of the proposed transaction as compared to any other transaction or business strategy in which the Company may engage. In addition, Barclays expressed no opinion on, and its opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the proposed transaction, or any class of such persons, relative to the consideration to be offered to the Company stockholders in the proposed transaction. No limitations were imposed by the Company board upon Barclays with respect to the investigations made or procedures followed by it in rendering its opinion.

In arriving at its opinion, Barclays, among other things:

•	reviewed and analyzed a draft of the merger agreement, dated as of January 24, 2017, and the specific terms of the proposed transaction as set forth therein;

•	reviewed and analyzed a draft of the form of voting agreement, dated as of January 25, 2017;

•	reviewed and analyzed publicly available information concerning the Company that Barclays believed to be relevant to its analysis, including the Company’s Annual Reports on Form 10-K for the fiscal years ended 2013, 2014 and 2015 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2016, June 30, 2016 and September 30, 2016;

•	reviewed and analyzed financial and operating information with respect to the business, operations and prospects of the Company furnished to Barclays by the Company, including financial projections of the Company prepared by Company management;

•	reviewed and analyzed a trading history of Company common stock from October 10, 2013 to January 20, 2017, and a comparison of that trading history with those of other companies, indices and financial benchmarks that Barclays deemed relevant;

•	reviewed and analyzed a comparison of the historical financial results and present financial condition of the Company with those of other companies that Barclays deemed relevant;

•	reviewed and analyzed a comparison of the financial terms of the proposed transaction with the financial terms of certain other transactions that Barclays deemed relevant;

•	reviewed and analyzed published estimates of independent research analysts with respect to the future financial performance and price targets of the Company;

•	had discussions with Company management concerning its business, operations, assets, liabilities, financial condition and prospects; and

•	undertook such other studies, analyses and investigations as Barclays deemed appropriate.

In arriving at its opinion, Barclays assumed and relied upon the accuracy and completeness of the financial and other information used by Barclays without any independent verification of such information (and had not assumed responsibility or liability for any independent verification of such information). Barclays also relied upon the assurances of Company management that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company, upon advice of the Company, Barclays assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of Company management as to the Company’s future financial performance and that the Company will perform in accordance with such projections. With respect to the book value of equity of the Company and tangible book value of equity of the Company, at the direction of

Company management, Barclays relied on such values as of November 30, 2016. In arriving at its opinion, Barclays assumed no responsibility for and expressed no view as to any such projections or estimates or the assumptions on which they were based. In arriving at its opinion, Barclays did not conduct a physical inspection of the properties and facilities of the Company and did not make or obtain any evaluations or appraisals of the assets or liabilities of the Company. Barclays’ opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, January 26, 2017. Barclays assumed no responsibility for updating or revising its opinion based on events or circumstances that may have occurred after January 26, 2017.

Barclays assumed that the executed merger agreement and voting agreements would conform in all material respects to the last draft reviewed by Barclays. Additionally, Barclays assumed the accuracy of the representations and warranties contained in the merger agreement and all the agreements related thereto. Barclays also assumed, upon the advice of the Company, that all material governmental, regulatory and third party approvals, consents and releases for the merger would be obtained within the constraints contemplated by the merger agreement and that the merger would be consummated in accordance with the terms of the merger agreement without delay, waiver, modification or amendment of any material term, condition or agreement thereof. Barclays did not express any opinion as to any tax or other consequences that might result from the proposed transaction, nor did Barclays’ opinion address any legal, tax, regulatory or accounting matters, as to which Barclays understood that the Company had obtained such advice as it deemed necessary from qualified professionals.

In connection with rendering its opinion, Barclays performed certain financial, comparative and other analyses as summarized below. In arriving at its opinion, Barclays did not ascribe a specific range of values to the shares of Company common stock but rather made its determination as to fairness, from a financial point of view, to the Company stockholders of the consideration to be offered to such Company stockholders in the proposed transaction on the basis of various financial and comparative analyses. The preparation of a fairness opinion is a complex process and involves various determinations as to the most appropriate and relevant methods of financial and comparative analyses and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to summary description.

In arriving at its opinion, Barclays did not attribute any particular weight to any single analysis or factor considered by it but rather made qualitative judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered by it and in the context of the circumstances of the particular transaction. Accordingly, Barclays believes that its analyses must be considered as a whole, as considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion.

The following is a summary of the material financial analyses used by Barclays in preparing its opinion to the Company board. Certain financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by Barclays, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses. In performing its analyses, Barclays made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company or any other parties to the proposed transaction. None of the Company, Home Point, Merger Sub, Barclays or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of the businesses do not purport to be appraisals or reflect the prices at which the businesses may actually be sold.

Selected Comparable Public Company Analysis

In order to assess how the public market values shares of publicly traded companies similar to the Company and to provide a range of relative implied equity values per share of Company common stock by reference to those companies, Barclays reviewed and compared specific financial and operating data of the Company with corresponding data of selected companies that Barclays, based on its experience in the mortgage servicing industry and considering similarity in size, asset type and profitability, deemed comparable to the Company. The selected comparable companies were:

•	IMPAC Mortgage Holdings, Inc.;

•	Nationstar Mortgage Holdings, Inc.;

•	Ocwen Financial Corp.;

•	PennyMac Financial Services, Inc.;

•	PHH Corporation;

•	Walker & Dunlop, Inc.; and

•	Walter Investment Management Corp.

Barclays calculated and compared various financial multiples and ratios of the Company and the selected comparable companies. As part of its selected comparable company analysis, Barclays calculated and analyzed ratios of current stock prices per share to calendar year 2017 estimated earnings per share, which is commonly referred to as the price earnings ratio, or P/E multiple. Also, as part of its selected comparable company analysis, Barclays calculated and analyzed ratios of current stock prices per share to September 30, 2016 book value and tangible book value. The results of these calculations are as follows:

Price as a Multiple of
	2017E Consensus Earnings(1)	Book Value	Tangible Book Value
IMPAC Mortgage Holdings, Inc.	4.0x	1.0x	NM(2)
Nationstar Mortgage Holdings, Inc.	10.0x	1.1x	1.2x
Ocwen Financial Corp.	NM	0.9x	0.9x
PennyMac Financial Services, Inc.	5.5x	1.1x	1.2x
PHH Corporation	NM	0.6x	0.6x
Walker & Dunlop, Inc.	10.1x	1.6x	1.9x
Walter Investment Management Corp.	NM	0.4x	0.8x

(1)	Based on non-GAAP adjusted earnings consensus estimates other than the IMPAC estimate, which is based on GAAP earnings consensus estimates.

(2)	NM stands for non-material.

All of these calculations were performed, and based on publicly available financial data and closing prices, as of January 20, 2017. Barclays selected the comparable companies listed above because their businesses and operating profiles are reasonably similar to those of the Company, as all the selected companies are mortgage origination and servicing companies that, for the purposes of Barclays’ analysis, may be considered in a similar industry as the Company, but none of the selected comparable companies are identical to the Company. However, because of the inherent differences between the business, operations and prospects of the Company and those of the selected comparable companies, Barclays believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected comparable company analysis. Accordingly, Barclays also made qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of the Company and the selected comparable companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing sizes, growth prospects, profitability levels, leverage and degree of operational risk between the Company and the selected comparable companies. Based upon these judgments, Barclays selected a range of (i) 5.0x to 9.0x multiples of analyst consensus 2017 estimated adjusted earnings and management projected 2017 estimated adjusted earnings, (ii) 0.6x to 0.8x multiples of book value as of September 30, 2016 and November 30, 2016, and (iii) 0.8x to 1.0x multiples of tangible book value as of September 30, 2016 and November 30, 2016 for the Company and applied such ranges to the Company’s standalone projections and historical book value and tangible book value to calculate a range of implied prices per share of Company common stock. The following summarizes the result of these calculations (amounts in U.S. dollars):

Price as a Multiple of
	2017E Consensus Earnings	Book Value	Tangible Book Value
Low	5.0x	0.6x	0.8x
High	9.0x	0.8x	1.0x

Equity Value per Share
2017E Adj. Earnings (Management)	$2.91-$5.24
2017E Adj. Earnings (Consensus)	$2.25-$4.05
9/30/2016 Book Value	$5.19-$6.92
9/30/2016 Tangible Book Value	$6.72-$8.40
11/30/2016 Book Value	$5.81-$7.75
11/30/2016 Tangible Book Value	$7.55-$9.44

Dividend Discount Analysis

As a further analysis in estimating the present value of Company common stock, Barclays performed a dividend discount analysis. To analyze the present value of Company common stock, Barclays added the estimated dividends expected to be paid by the Company to the Company stockholders in the next four years to the estimated price per share of Company common stock in 2020 and then discounted the sum to its present value using a range of selected discount rates. In connection with this analysis, Barclays assumed (i) no dividends would be paid by the Company on shares of Company common stock in any year, (ii) a range of exit multiples of book value of 0.8x to 1.0x, and (iii) discount rates based on the average weighted cost of equity of the Company of 12.0% to 19.5%. Based upon these assumptions, Barclays calculated a range of implied prices per share of Company common stock. The result of these calculations is as follows:

Equity Value per Share
Dividend Discount Analysis	$5.04 - $8.18

Other Factors

Barclays also noted certain additional factors that were not considered part of Barclays’ financial analyses with respect to its fairness determination but were referenced for informational purposes, including, among other things, the following:

•	Analyst Perspectives on the Company

Barclays reviewed publicly available research on per share price targets for Company common stock provided by equity research firms, which were in the range of $5.00 to $6.00 per share. The publicly available per share price targets published by equity research firms do not necessarily reflect the current market trading prices for Company common stock and these estimates are subject to uncertainties, including future financial performance of the Company and future market conditions.

•	Illustrative Sum of the Parts

Barclays performed a “sum-of-the-parts” analysis of the Company by determining trading reference ranges for the Company’s origination, financing and corporate business segments on a combined basis and its servicing business segment by using certain financial forecasts for fiscal year 2017 and the book value of the servicing business segment provided to Barclays by Company management.

In the case of the Company’s combined origination, financing and corporate operations, Barclays assumed a reference multiple range of 5.0x to 6.5x 2017 estimated adjusted net operating earnings. In the case of the Company’s servicing operations, Barclays assumed a reference multiple range of 75% to 85% applied to the segment’s book value. Barclays’ “sum-of-the-parts” calculations resulted in an equity value range of $6.12 to $7.36 per share.

•	Select Precedent Transactions Analysis

Barclays reviewed and compared the purchase prices and financial multiples paid in selected other transactions in the mortgage servicing industry. Barclays chose such transactions based on, among other things, the similarity of the applicable target companies in the transactions to the Company with respect to the size, operations and other characteristics of their businesses. Barclays’ precedent transaction analysis calculations resulted in multiples of deal value per share to (i) calendar year 2016 estimated adjusted earnings per share in the range of 6.0x to 14.0x and (ii) book value as of November 30, 2016 per share in the range of 1.1x to 1.4x. Taken as a whole, these multiples resulted in an implied value range of $2.31 to $13.56 per share. Upon completion of the analysis, Barclays determined, in its professional opinion, that the best available precedent transactions were not meaningful as a determinant of valuation due to their lack of comparability to the transaction contemplated; however, Barclays considered this analysis for illustrative purposes for the benefit of the Company.

•	Historical Premiums Paid Analysis

In order to assess the premium offered to the Company stockholders in the proposed transaction relative to the premiums offered to stockholders in other transactions, Barclays reviewed the premium paid in all U.S. cash transactions of companies valued between $100 million and $300 million from January 2011 to January 2017. For each transaction, Barclays calculated the premium per share paid by the acquirer by comparing the announced transaction value per share to the target company’s historical share price (i) one trading day prior to announcement, (ii) one calendar week prior to announcement, and (iii) four calendar weeks prior to announcement. Barclays’ analysis of the premiums paid in such other transactions resulted in a range of approximately 30% to 35% per share, or approximately $7.72 to $8.02 per share.

General

Barclays is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The Company board selected Barclays because of its familiarity with the Company and its qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions generally, as well as substantial experience in transactions of a similar nature.

Barclays is acting as financial advisor to the Company in connection with the proposed transaction. As compensation for its services in connection with the proposed transaction, the Company paid Barclays a fee of $750,000 upon the delivery of Barclays’ opinion (which we refer to as the “opinion fee”). The opinion fee was not contingent upon the conclusion of Barclays’ opinion or the consummation of the proposed transaction. Additional compensation of $2.25 million will be payable to Barclays upon completion of the proposed transaction. In addition, the Company has agreed to reimburse Barclays’ expenses and indemnify Barclays for certain liabilities that may arise out of its engagement with the Company. Barclays has performed various investment banking services for the Company in the past, and expects to perform such services in the future, and has received, and expects to receive, customary fees for such services. Specifically, in the past two years, Barclays has acted as lender to the Company in connection with its outstanding $300 million whole loan mortgage warehouse line, which Barclays and the Company originally entered into on December 24, 2012 and pursuant to which Barclays receives fees. In the past two years, Barclays has received and booked from the Company an aggregate of approximately $8.9 million in respect of services provided thereto.

In addition, Barclays and its affiliates in the past have provided, currently are providing, or in the future may provide, investment banking services to Stone Point, and certain of its affiliates and portfolio companies, including Home Point, and have received or in the future may receive customary fees for rendering such services, including (i) having acted or acting as financial advisor to Stone Point and certain of its portfolio companies and affiliates in connection with certain mergers and acquisition transactions; (ii) having acted or acting as arranger, bookrunnner and/or lender for Stone Point and certain of its portfolio companies and affiliates in connection with the financing for various acquisition transactions; and (iii) having acted or acting as underwriter, initial purchaser and placement agent for various equity and debt offerings undertaken by Stone Point and certain of its portfolio companies and affiliates. In the past two years, Barclays has received and booked from Stone Point, and certain of its affiliates and portfolio companies, including Home Point, an aggregate of approximately $2.6 million in respect of services provided thereto.

Barclays, its subsidiaries and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of its business, Barclays and its affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of the Company, Home Point, Stone Point and their respective affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

Financing of the Merger

The obligations of Home Point and Merger Sub to complete the merger are not contingent upon the receipt of any financing. In connection with the execution of the merger agreement, Home Point received the equity commitment letter, pursuant to which certain investment funds managed by Stone Point committed to contribute to Home Point an amount in cash in excess of the anticipated aggregate value of the transaction, solely for purposes of funding the aggregate merger consideration and related fees and expenses. As an express third party beneficiary of the equity commitment letter, the Company is entitled to specific performance to cause Home Point to enforce the terms of the equity commitment letter in accordance with the terms thereof. Home Point expects to fund the merger with the cash contributions received pursuant to the equity commitment letter.

Interests of Certain Persons in the Merger

In considering the recommendation of the Company board with respect to the merger, you should be aware that the Company’s directors and executive officers have certain interests in the merger that may be different from, or in addition to, the interests of the other Company stockholders. The Company board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in determining to recommend to Company stockholders that they vote for the merger proposal and thereby approve the transactions contemplated by the merger agreement, including the merger. These interests are described below.

The amounts described below are estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement, and do not reflect certain compensation actions that may occur before the consummation of the merger. As a result, the actual amounts, if any, to be received by the executive officers and non-employee directors may materially differ from the amounts set forth below. All dollar amounts have been rounded to the nearest whole dollar.

Treatment of Company Equity Awards and Warrants

The stock options and RSUs (which we collectively refer to as the “Company equity awards”) held by the Company’s six non-employee directors and eight current executive officers immediately prior to the effective time will be cancelled in exchange for a cash payment in the same manner as those Company equity awards held by other employees of the Company. As described further in the section titled “The Merger Agreement—Treatment of Company Equity Awards,” such awards will be subject to the following treatment:

•	Stock Options: At the effective time, each outstanding stock option granted under the Company stock plans will be cancelled and converted automatically into the right to receive an amount in cash equal to (x) the number of shares of Company common stock subject to the stock option immediately prior to the effective time, multiplied by (y) the excess, if any, of the merger consideration over the exercise price per share of such stock option, less applicable taxes required to be withheld with respect to such payment. The cash amount will be paid as soon as reasonably practicable after the effective time (but in any event no later than the Company’s first regularly scheduled payroll date that is at least five business days after the effective time). Any stock option that has an exercise price per share that is greater than or equal to the merger consideration will be cancelled at the effective time for no consideration or payment.

•	RSUs: At the effective time, each outstanding RSU under the Company stock plans will be cancelled and converted automatically into the right to receive an amount in cash equal to (x) the number of shares of Company common stock subject to such RSU immediately prior to the effective time, multiplied by (y) the merger consideration, less applicable taxes required to be withheld with respect to such payment. The cash amount will be paid as soon as reasonably practicable after the effective time (but in any event no later than the Company’s first regularly scheduled payroll date that is at least five business days after the effective time); provided, that with respect to any RSUs that constitute nonqualified deferred compensation subject to Section 409A, and that are not permitted to be paid at such time without triggering a tax or penalty under Section 409A, such payment will be made at the earliest time permitted under the terms of the RSU that will not trigger a tax or penalty under Section 409A.

Estimates of the amounts that would be payable upon settlement of their unvested Company equity awards to each of the Company’s executives treated as named executive officers for purposes of this proxy statement are provided under the section titled “Advisory Vote on Merger-Related Compensation for the Company’s Named Executive Officers—Golden Parachute Compensation.” Under the assumptions below, none of the five current executive officers who are not treated as named executive officers for purposes of this proxy statement or the non-employee directors will hold unvested Company equity awards at the effective time and, therefore, they will not receive any payment in respect of unvested Company equity awards at the effective time. Such amounts are based on the number of unvested equity awards held by the executive officers and non-employee directors as of the date of this filing, do not include equity award grants to non-employee directors for 2017, assume a closing date of May 31, 2017 and take into account the vesting of awards in accordance with their terms independent of the merger between the date of this filing and the assumed closing date.

At the effective time, each outstanding warrant will be cancelled for no consideration or payment, in accordance with the terms and conditions of the agreements governing such warrant.

Employment Arrangements with Executive Officers

Each of the Company’s executive officers is party to an employment letter agreement with the Company (each, an “employment agreement” and, collectively, the “employment agreements”). Pursuant to the terms of their employment agreements, each of the executive officers will be entitled to the severance payments and benefits outlined below if (a) his or her employment is terminated without “cause” (as defined below) within 120 calendar days following the effective time (or 12 months in the case of Mr. Kress) or (b) other than for

Mr. Kress, he or she remains employed for at least 120 calendar days following the effective time. We use the term “qualifying termination” to refer to a termination by the Company without cause.

In the event of the executive officer’s qualifying termination, or if the executive officer (except Mr. Kress) remains employed for at least 120 calendar days immediately following the effective time, and subject to the effectiveness of a general release of claims in favor of the Company in the case of a qualifying termination, the executive officer will be entitled to: (i) a lump sum cash severance payment equal to two times (in the case of Messrs. Smith, Landes and Macke) or one times (in the case of Messrs. Dill, Gilmore and Kress and Mses. Henry and Preston) his or her annual base salary in effect immediately prior to the effective time; and (ii) accelerated vesting of any then-outstanding unvested Company equity awards. In the absence of a change in control, and subject to the effectiveness of a general release of claims in favor of the Company, Messrs. Smith, Landes, Macke and Gilmore will be entitled to a lump sum cash severance payment equal to 12 months of base salary on a termination by the Company without cause.

The table entitled “Golden Parachute Compensation” quantifies the estimated value of the cash severance that would be payable to Mr. Smith, the Company’s Chief Executive Officer, Mr. Macke, the Company’s Executive Vice President, and Mr. Landes, the Company’s Executive Vice President, assuming each individual had a qualifying termination of employment on the assumed closing date of May 31, 2017, or remained employed for at least 120 calendar days thereafter. The estimated value of the cash severance based on salary levels as of the date of this filing that would be payable to the other five executive officers (as a group), assuming each executive officer had a qualifying termination of employment on the assumed closing date of May 31, 2017, or, as applicable, remained employed for at least 120 calendar days thereafter, would be approximately $1,294,564 in the aggregate.

Definitions Applicable to Agreements. For purposes of the employment agreements with our executive officers, “cause” generally means the Company’s termination of the executive officer’s employment due to the executive officer’s: (1) continued failure to perform material duties with respect to the Company or its affiliates for a period of more than 30 days after receipt of written notice of such failure; (2) fraud, misappropriation, embezzlement or acts of similar dishonesty; (3) conviction of a felony or any other crime involving moral turpitude; (4) illegal use of drugs or excessive use of alcohol in the workplace; (5) misconduct that may subject the Company or its affiliates to criminal or civil liability; (6) breach of the executive officer’s duty of loyalty, including the diversion or usurpation of corporate opportunities properly belonging to the Company; (7) intentional disregard of the Company’s policies and procedures; (8) breach of any terms of the employment agreement or other agreement between the executive officer and the Company; (9) a guilty judgment in a court of competent jurisdiction for, or settlement with respect to claims of, discrimination or harassment of any employee; or (10) insubordination or deliberate refusal to follow the reasonable instructions of the president, Chief Executive Officer and/or the Company board, as applicable.

Restrictive Covenants. Each executive officer’s employment agreement contains a confidentiality covenant that applies during and following the executive officer’s employment with the Company. Each agreement also contains certain non-compete obligations that apply during the executive officer’s employment and non-solicitation obligations that continue for a period of 12 months following the executive officer’s termination of employment.

As of the date of this proxy statement, none of the Company’s executive officers has entered into any agreement with Home Point or any of its affiliates regarding employment with Home Point or its affiliates after the effective time and consummation of the merger is not conditioned on entry into any such agreements.

2017 Annual Cash Incentive Awards. Each executive officer will be entitled to an annual cash incentive award for fiscal year 2017 based on amounts accrued by the Company through the consummation of the merger to be paid as follows: (x) 50% of the accrued amount (the “2017 closing bonus payment”) will be paid no later than the Company’s first scheduled payroll date following the later of five business days after the effective time and the determination of each executive officer’s 2017 closing bonus payment, and (y) 50% of the accrued amount, subject to certain adjustments for the level of performance used to determine the executive officer’s payment under Home Point’s annual cash incentive plan, at the time Home Point pays annual cash incentive bonuses in respect of its 2017 plan, subject to the executive officer’s continued employment through such payment date. Assuming 2017 annual cash incentive awards are the same as the annual cash incentive awards the executive officers received in 2016, the table entitled “Golden Parachute Compensation” quantifies the estimated value of the 2017 closing bonus payment that would be payable to Mr. Smith, the Company’s Chief Executive Officer, Mr. Macke, the Company’s Executive Vice President, and Mr. Landes, the Company’s Executive Vice President, following the closing. The estimated value of the 2017 closing bonus payments that would be payable to the other five executive officers (as a group), following the closing and assuming such awards are the same as the 2016 awards, would be approximately $162,917 in the aggregate.

Director and Officer Indemnification and Insurance

The merger agreement provides that, after the effective time, the surviving corporation will indemnify and hold harmless all present and former directors and officers of the Company and its subsidiaries against any costs or liabilities incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation arising out of the fact that such person is or was a director or officer of the Company or any of its subsidiaries and pertaining to matters, acts or omissions existing or occurring at or prior to the effective time, to the fullest extent permitted by applicable law, and will also advance expenses to such persons to the fullest extent permitted by applicable law, provided that such person provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

Subject to certain limitations, the merger agreement also requires the surviving corporation to maintain, for a period of six years after the consummation of the merger, the Company’s existing directors’ and officers’ liability insurance policy, or policies from an insurer with the same or better credit rating of at least the same coverage and amounts and containing terms and conditions that are no less advantageous to the insured, with respect to claims against present and former officers and directors of the Company and its subsidiaries arising from facts or events that occurred at or prior to the effective time. The surviving corporation will not, however, be required to spend annually in the aggregate an amount in excess of 300% of the annual premium currently paid by the Company under its current policy. In lieu of the foregoing, the Company, with the prior consent of Home Point (not to be unreasonably withheld, delayed or conditioned), may (and at the request of Home Point, the Company will use its reasonable best efforts to) obtain at or prior to the effective time a six-year prepaid “tail” policy under the Company’s existing directors’ and officers’ liability insurance policy providing coverage equivalent to the current policies of directors’ and officers’ liability insurance maintained by the Company as of the date of the merger agreement, if such policy can be obtained at an aggregate price of no more than the cap described in the preceding sentence. For additional information, see the section entitled “The Merger Agreement—Covenants and Agreements—Director and Officer Indemnification and Insurance” of this proxy statement.

Material U.S. Federal Income Tax Consequences of the Merger

The following is a summary of the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) whose shares of Company common stock are converted into the right to receive cash in the merger. This summary does not purport to consider all aspects of U.S. federal income taxation that might be relevant to the Company stockholders. This discussion does not address the consequences of the merger to Company stockholders who receive cash pursuant to the exercise of appraisal rights. This discussion applies to a Company stockholder only if the stockholder holds shares of Company common stock as capital assets for U.S. federal income tax purposes, and does not apply to Company stockholders that are members of a special class of persons subject to special rules, including but not limited to:

•	Stockholders that are not U.S. holders;

•	Dealers in securities;

•	Traders in securities that elect to use a mark-to-market method of accounting for securities holdings;

•	Tax-exempt organizations;

•	Life insurance companies;

•	Financial institutions;

•	Regulated investment companies;

•	Real estate investment trusts;

•	Partnerships (or entities or arrangements taxable as partnerships for U.S. federal income tax purposes);

•	Company stockholders that use shares of Company common stock as part of a straddle or a hedging or conversion transaction;

•	Company stockholders that have a functional currency other than the U.S. dollar;

•	Company stockholders that acquired shares of Company common stock upon the exercise of stock options or otherwise as compensation; or

•	Company stockholders that hold an equity interest, actually or constructively, in Home Point.

This discussion is based on the Code, its legislative history, final, temporary and proposed U.S. Treasury Regulations, published rulings and administrative guidance from the Internal Revenue Service (which we refer to as the “IRS”) and court decisions, all as of the date of this proxy statement. These laws and other authorities are subject to change, possibly on a retroactive basis.

This discussion addresses only U.S. federal income taxation and does not address any aspect of foreign, state, local, alternative minimum, estate, gift or other tax law that may be applicable to a Company stockholder.

This discussion is intended to provide only a general summary of the material U.S. federal income tax consequences of the merger to U.S. holders of shares of Company common stock. The Company does not intend for this discussion to be a complete analysis or description of all potential U.S. federal income tax consequences of the merger. The U.S. federal income tax laws are complex and subject to varying interpretations. Accordingly, the IRS may not agree with the tax consequences described in this proxy statement.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Company common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partner and the partnership. A partner of a partnership holding Company common stock should consult the partner’s tax advisor regarding the U.S. federal income tax consequences of the merger to the partner.

Each Company stockholder is urged to consult with the Company stockholder’s own tax advisor as to the tax consequences of the merger in the Company stockholder’s particular circumstances, including the applicability and effect of U.S. federal (including the alternative minimum tax), state, local and foreign tax laws and of changes in those laws.

For purposes of this discussion, we use the term “U.S. holder” to mean a beneficial owner of shares of Company common stock that is, for U.S. federal income tax purposes:

•	An individual who is a citizen or resident of the United States;

•	A corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any of its political subdivisions;

•	A trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	An estate that is subject to U.S. federal income tax on the estate’s income regardless of its source.

Tax Consequences of the Merger

The exchange of shares of Company common stock for cash in the merger will generally be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of Company common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between (i) the amount of cash received with respect to such shares, determined before the deduction of any applicable withholding taxes, as described below under “—Backup Withholding and Information Reporting” and (ii) the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis generally equals the price the U.S. holder paid for its shares of Company common stock. Gain or loss will be determined separately for each block of shares of Company common stock (i.e., shares acquired at the same cost in a single transaction). Such capital gain or loss will be long-term capital gain or loss, provided that the U.S. holder’s holding period for each such block of shares of Company common stock exceeds one year at the effective time, and otherwise will be short-term capital gain or loss. Long-term capital gains of non-corporate U.S. holders are generally eligible for a reduced rate of U.S. federal income taxation. There are limitations on the deductibility of capital losses.

Medicare Tax

U.S. holders that are individuals, estates or trusts that do not fall into a special class of trusts that is exempt from such tax are generally subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. holder’s net investment income generally includes capital gain recognized on the exchange of shares of Company common stock for cash in the merger, unless such capital gain is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). There are limitations on deducting capital losses in calculating a U.S. holder’s net investment income. U.S. holders are urged to consult their own tax advisors regarding the applicability of the Medicare tax to gain recognized on the exchange of shares of Company common stock for cash in the merger.

Backup Withholding and Information Reporting

A U.S. holder may, under certain circumstances, be subject to information reporting and backup withholding (at a rate of 28%) with respect to the merger consideration, unless the U.S. holder properly establishes an exemption or provides the U.S. holder’s correct tax identification number and otherwise complies with the applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules can be refunded or credited against a U.S. holder’s U.S. federal income tax liability, if any, provided that the U.S. holder furnishes the required information to the IRS in a timely manner.

The U.S. federal income tax consequences described above are not intended to constitute a complete description of all tax consequences relating to the merger. Because individual circumstances may differ, each Company stockholder should consult the Company stockholder’s own tax advisor regarding the applicability of the rules discussed above to the Company stockholder and the particular tax effects to the Company stockholder of the merger in light of the Company stockholder’s particular circumstances and the application of state, local and foreign tax laws.

Regulatory Approvals Required for the Merger

The consummation of the merger is subject to the receipt of all approvals required to complete the transactions contemplated by the merger agreement and the expiration of any applicable statutory waiting periods. Subject to the terms and conditions of the merger agreement, the parties have agreed to cooperate and use their reasonable best efforts to promptly prepare and file all necessary documentation, to obtain as promptly as practicable all regulatory approvals necessary or advisable to consummate the transactions contemplated by the merger agreement, and to comply with the terms and conditions of all such approvals.

Hart-Scott Rodino

The consummation of the merger is subject to antitrust review in the United States. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (which we refer to as the “HSR Act”), and the rules promulgated thereunder, the merger cannot be consummated until the parties to the merger agreement have given notification and furnished information to the Federal Trade Commission and the Department of Justice and until the applicable waiting period (or any extension of the waiting period) has expired or has been terminated. On February 23, 2017, the Company and Home Point each filed a premerger notification and report form under the HSR Act. The parties requested early termination of the 30-day waiting period under the HSR Act, and the Federal Trade Commission granted early termination of the waiting period on March 20, 2017.

Mortgage Regulatory Approvals

The consummation of the merger may require the receipt of approvals from certain state mortgage, banking and debt collection-related regulatory agencies that supervise the Company. To secure each of the regulatory approvals and/or consents required to effectuate the merger, the Company and/or Home Point will be required to provide written notice and/or apply for approval of the change of ownership, or otherwise receive confirmation from the various regulatory agencies that no action is necessary before the merger can be consummated. Notice concerning the merger will be provided to each regulatory agency under which the Company is licensed to conduct business, and, where required, approval of the merger will be requested from each such state mortgage, banking, or debt collection-related regulatory agency.

Additional Regulatory Approvals and Notices

Notifications and/or applications requesting approval may be submitted to various other federal and state regulatory authorities, including the SEC and government sponsored entities.

Based on information available to us as of the date hereof, the parties believe that the merger does not raise substantial antitrust or other significant regulatory concerns and that we will be able to obtain all requisite regulatory approvals. However, neither Home Point nor the Company can assure you that all of the regulatory approvals described above will be obtained and, if obtained, we cannot assure you as to the timing of any such approvals, our ability to obtain the approvals on satisfactory terms, or the absence of any litigation challenging such approvals. There can likewise be no assurances that U.S. federal or state regulatory authorities will not attempt to challenge the merger on antitrust grounds or for other reasons, or if such a challenge is made, as to the result of such challenge.

Neither Home Point nor the Company is aware of any material governmental approvals or actions that are required for the consummation of the merger other than those described above. It is presently contemplated that if any such additional governmental approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Tax Asset Protection Plan

As a condition and inducement to the willingness of Home Point to enter into the merger agreement, concurrently with the execution and delivery of the merger agreement, the Company and the rights agent entered into the TAP plan. The TAP plan is designed to mitigate the potential for an “ownership change” within the meaning of Section 382 of the Code prior to the consummation of the merger. If the Company were to experience an “ownership change” within the meaning of Section 382 of the Code prior to the consummation of the merger, Home Point’s ability to utilize the Company’s NOLs to offset future taxable income following the consummation of the merger could be significantly limited. In general, an ownership change would occur if the Company’s “5-percent shareholders,” as defined under Section 382 of the Code, collectively increase such Company stockholders’ ownership of the Company by more than 50 percentage points over a rolling three-year period. As of December 31, 2016, the Company had approximately $183 million in NOLs for U.S. federal income tax purposes.

In connection with the adoption of the TAP plan, the Company board declared a dividend of one right to purchase one ten-thousandth of a share of TAP plan preferred stock for each share of Company common stock outstanding at the close of business on February 6, 2017, or issued thereafter. In general, the rights will work to impose a significant penalty upon any person or group (other than Home Point and its affiliates) that becomes the beneficial owner of 4.9% or more of Company common stock or upon any 4.9% or greater stockholder which becomes the beneficial owner of additional shares of Company common stock, in each case, without the approval of the Company board. Under certain circumstances in accordance with the terms of the TAP plan, the rights may become exercisable or exchangeable for shares of Company common stock or TAP plan preferred stock. While intended by the Company to limit ownership changes, there is no guarantee that the TAP plan will prevent the Company from experiencing an ownership change, and it is possible that such a change may occur, which would limit the Company’s and Home Point’s ability to utilize the Company’s NOLs in the future.

If the Company becomes obligated to issue shares of Company common stock upon exercise of or in exchange for rights in accordance with the TAP plan, the Company, at its option, may substitute shares of TAP plan preferred stock, at a ratio of one ten-thousandth of a share of TAP plan preferred stock for each share of Company common stock the Company would otherwise be required to issue. In the event that the Company issues shares of TAP plan preferred stock pursuant to the TAP plan prior to the effective time, each such one ten-thousandth of a share of TAP plan preferred stock issued and outstanding immediately prior to the effective time, if any, will be automatically converted into the right to receive the merger consideration, as adjusted pursuant to the terms of the merger agreement.

The Company may, at any time, redeem all (but not less than all) of the then outstanding rights at a price of $0.001 per right, as provided in the TAP plan. In addition, the Company board may exempt an acquisition of Company common stock from the provisions of the TAP plan under certain circumstances if the Company board receives, at its request, a report from the Company’s advisors to the effect that the proposed acquisition would not result in the Company undergoing an aggregate “owner shift” (as defined in the Code) of more than 35% during the relevant testing period (including all prior acquisitions and any anticipated acquisitions or transactions effected or expected to be effected during the relevant testing period). However, pursuant to the terms of the merger agreement, the Company board may not redeem, amend or terminate the TAP plan, waive any material provision of the TAP plan or approve any exemption request under the TAP plan, without the prior written consent of Home Point, except (i) in connection with or following a change in the Company board’s recommendation in accordance with the terms of the merger agreement (as described in “The Merger Agreement—Stockholder Meeting and Recommendation of the Company Board of Directors”) or (ii) if the Company is terminating the merger agreement in order to accept a superior proposal (as defined in “The Merger Agreement—Agreement Not to Solicit Other Offers”).

The rights will expire and the TAP plan will terminate upon the earliest of (i) the exchange or redemption of the rights in accordance with the terms of the TAP plan, (ii) the time at which the Company board receives, at its request, a report from the Company’s advisors that the Company’s NOLs are utilized in all material respects or no longer available in any material respect under Section 382 of the Code or any applicable state law or that an ownership change under Section 382 of the Code would not adversely impact in any material respect the time period in which the Company could use its NOLs, or materially impair the amount of the NOLs that could be used by the Company in any particular time period, for applicable tax purposes, (iii) the time immediately prior to the consummation of the merger and (iv) the later of January 26, 2018 and the termination of the merger agreement in accordance with its terms.

The holders of the rights issued under the TAP plan will have no rights as stockholders of the Company, including, without limitation, any right to vote or to receive dividends solely by reason of their ownership of the rights. The rights will not be exchanged for any consideration in the merger and will not entitle the holders thereof to vote on any of the proposals described in this proxy statement, other than in the Company stockholders’ capacity as holders of Company common stock.

Exclusive Forum Bylaw

On January 25, 2017, the Company board amended and restated, effective immediately, the Company’s amended and restated code of regulations to add Article VII, which provides that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company stockholders, (c) any action asserting a claim against the Company or any director, officer or other employee of the Company arising pursuant to any provision of the OGCL, the amended and restated articles of incorporation of the Company or the amended and restated code of regulations (in each case, as they may be amended from time to time), or (d) any action asserting a claim against the Company or any director, officer or other employee of the Company governed by the internal affairs doctrine will be a state court located in Franklin County, in the State of Ohio (or, if no state court located within Franklin County in the State of Ohio has jurisdiction, the federal district court for the Southern District of Ohio).

Litigation Relating to the Merger

Three alleged stockholders of the Company have filed substantively identical putative class action lawsuits in connection with the merger agreement. On March 8, 2017, an alleged stockholder of the Company filed an action on behalf of a putative class of the Company’s stockholders in the United States District Court for the Northern District of Ohio, Eastern Division, captioned Dubisky v. Stonegate Mortgage Corp., et al., Case No. 1:17-cv-00478, against the Company, the individual defendants, Home Point, and Merger Sub. Also on March 8, 2017, an alleged stockholder of the Company filed a similar putative class action in the United States District Court for the Southern District of Indiana, Indianapolis Division, captioned Parshall v. Stonegate Mortgage Corp., et al., Case No. 1:17-cv-00711-JMS-DML, against the Company, the individual defendants, Home Point and Merger Sub. On March 15, 2017, an alleged stockholder of the Company filed a third putative class action in the United States District Court for the Southern District of Indiana, Indianapolis Division, captioned Feinstein v. Stonegate Mortgage Corp., et al., Case No. 1:17-cv-00794-WTL-DML, against the Company and the individual defendants.

All three complaints allege, among other things, that the individual defendants and the Company violated federal securities laws by disseminating a preliminary proxy that included allegedly material misstatements or omissions about the merger and the sale process leading up to the merger. Among other things, the complaints allege that the preliminary proxy omits or misrepresents material information concerning: (i) the Company management’s projections that were utilized by Barclays, the Company’s financial advisor in connection with the merger, (ii) the valuation analyses prepared by Barclays in connection with the rendering of its fairness opinion, and (iii) the sale process leading up to the merger. All three complaints also allege that the individual defendants are liable for these alleged violations as they were aware of the omitted information and their duty to disclose it in the preliminary proxy, and the Feinstein complaint additionally alleges that the individual defendants are liable for these alleged violations as controlling persons of the Company. The complaints seek, among other things, all or some of the following remedies: (i) an order preliminarily and permanently enjoining the merger until the allegedly omitted information is disclosed, (ii) rescission of the merger or an award of rescissory damages in the event the merger is consummated, and (iii) an award of plaintiff’s attorneys’ fees and costs. The defendants have not yet answered or otherwise responded to these complaints.

On March 24, 2017, the parties to these litigations entered into a memorandum of understanding that sets forth an agreement in principle to settle and release all claims asserted by plaintiffs in the litigations. The settlement is subject to, among other things, the negotiation and execution of definitive documentation.

THE MERGER AGREEMENT

The following discussion contains certain information about the merger. The discussion is subject, and qualified in its entirety by reference, to the merger agreement attached as Annex A to this proxy statement and incorporated herein by reference. We urge you to read carefully this entire proxy statement, including the merger agreement attached as Annex A, for a more complete understanding of the merger.

Explanatory Note Regarding the Merger Agreement

The merger agreement and this summary of terms are included to provide you with information regarding the terms of the merger agreement. Factual disclosures about the Company and Home Point contained in this proxy statement or in the public reports of the Company filed with the SEC may supplement, update or modify the factual disclosures about the Company and Home Point contained in the merger agreement. The merger agreement contains representations and warranties by Home Point, on the one hand, and the Company, on the other hand. The representations, warranties and covenants made in the merger agreement by the Company and Home Point were qualified and subject to important limitations that were negotiated and agreed to by the Company and Home Point, respectively. In particular, in your review of the representations and warranties contained in the merger agreement, and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties also may be subject to a contractual standard of materiality different from that generally relevant to investors or applicable to reports and documents filed with the SEC, and some were qualified by certain confidential disclosures made by the Company and Home Point in connection with the merger agreement and certain public filings made by the Company with the SEC. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement.

For the foregoing reasons, the representations and warranties, or any descriptions of those provisions, should not be read alone or relied upon as characterizations of the actual state of facts or condition of the Company, Home Point or any of their respective subsidiaries or affiliates. Instead, such provisions or descriptions should be read only in conjunction with the other information provided elsewhere in this document or incorporated by reference into this proxy statement. See “Where You Can Find More Information.” The Company will provide additional disclosures in their public reports to the extent they are aware of the existence of any material facts that are required to be disclosed under federal securities laws and that might otherwise contradict the terms and information contained in the merger agreement and will update such disclosure as required by federal securities laws.

Structure of the Merger

Upon the terms and subject to the conditions set forth in the merger agreement, Merger Sub, a wholly owned subsidiary of Home Point, will merge with and into the Company, so that the Company will be the surviving corporation in the merger and a wholly owned subsidiary of Home Point. Upon the consummation of the merger, the separate corporate existence of Merger Sub will terminate.

Merger Consideration

In the merger, each share of Company common stock issued and outstanding immediately prior to the effective time (except for excluded shares) will be converted into the right to receive the merger consideration.

As of the effective time, all Company common stock converted into the right to receive the merger consideration, as applicable, will no longer be outstanding and will automatically be cancelled and will cease to exist, and will thereafter represent only the right to receive the merger consideration, as applicable, to be paid in accordance with the merger agreement. The excluded shares will not be converted into the right to receive the merger consideration at the effective time.

The merger consideration will be equitably adjusted to reflect the effect of any change in the outstanding shares of Company common stock, including if the Company pays dividends in, splits, combines into a smaller number of shares or issues by reclassification any shares of Company common stock or other similar change in capitalization (including the issuance of Company common stock or TAP plan preferred stock or otherwise as a result of any exercise of rights (as defined in the TAP plan)) prior to the effective time.

At the effective time, each share of common stock of Merger Sub issued and outstanding immediately prior to the effective time will be converted into one share of common stock of the surviving corporation.

Governing Documents

At the effective time, the Company’s amended and restated articles of incorporation and amended and restated code of regulations in effect immediately prior to the effective time will be the articles of incorporation and the code of regulations of the surviving corporation after the consummation of the merger, until thereafter amended in accordance with applicable law.

Treatment of Company Equity Awards

Stock Options: At the effective time, each outstanding stock option under the Company stock plans will be cancelled and converted automatically into the right to receive an amount in cash equal to (x) the number of shares of Company common stock subject to such stock option immediately prior to the effective time, multiplied by (y) the excess, if any, of the merger consideration over the exercise price per share of such stock option, less applicable taxes required to be withheld with respect to such payment. The cash amount will be paid as soon as reasonably practicable after the effective time (but in any event no later than the Company’s first regularly scheduled payroll date that is at least five business days after the effective time). Any stock option that has an exercise price per share that is greater than or equal to the merger consideration will be cancelled at the effective time for no consideration or payment.

RSUs: At the effective time, each outstanding RSU under the Company stock plans will be cancelled and converted automatically into the right to receive an amount in cash equal to (x) the number of shares of Company common stock subject to such RSU immediately prior to the effective time, multiplied by (y) the merger consideration, less applicable taxes required to be withheld with respect to such payment. The cash amount will be paid as soon as reasonably practicable after the effective time (but in any event no later than the Company’s first regularly scheduled payroll date that is at least five business days after the effective time); provided, that with respect to any RSUs that constitute nonqualified deferred compensation subject to Section 409A, and that are not permitted to be paid at such time without triggering a tax or penalty under Section 409A, such payment will be made at the earliest time permitted under the terms of the RSU that will not trigger a tax or penalty under Section 409A.

Closing and Effective Time

The merger will be consummated only if all conditions to the consummation of the merger set forth in the merger agreement are either satisfied or waived. See “—Conditions to Complete the Merger.”

The merger will become effective as set forth in the certificate of merger to be filed with the Secretary of State of the State of Ohio. The closing of the transactions contemplated by the merger agreement will occur at 10:00 a.m., New York City time, on a date no later than three business days after the satisfaction or waiver of the last to occur of the conditions set forth in the merger agreement, unless another time or date is agreed to in writing by the parties. It is currently anticipated that the consummation of the merger will occur by the end of the second quarter of 2017, subject to the receipt of Company stockholder and regulatory approvals and other closing conditions, but neither the Company nor Home Point can guarantee or predict the exact timing of the consummation of the merger, or whether the merger will be consummated at all.

Delivery of Merger Consideration

At or prior to the effective time, subject to the terms and conditions of the merger agreement, Home Point will deposit, or cause to be deposited, with an exchange agent selected by Home Point with the Company’s prior approval (such approval not to be unreasonably withheld, delayed or conditioned) and engaged pursuant to an agreement in a form reasonably acceptable to the Company, for the benefit of the Company stockholders, a cash amount in immediately available funds equal to the aggregate merger consideration payable in respect of all shares of Company common stock (other than excluded shares) issued and outstanding immediately prior to the effective time.

The conversion of Company common stock (other than excluded shares) into the right to receive the merger consideration will occur automatically at the effective time. Following the consummation of the merger, the exchange agent will exchange certificates and book-entry shares representing shares of Company common stock for the merger consideration to be received pursuant to the terms of the merger agreement.

As promptly as practicable after the consummation of the merger, and in any event within three days thereafter, the exchange agent will mail a letter of transmittal to each holder of record of Company common stock (other than excluded shares) immediately prior to the effective time, together with instructions on how to surrender shares of Company common stock in exchange for the merger consideration to which the Company stockholder is entitled to receive pursuant to the terms of the merger agreement.

Upon surrender to the exchange agent of a certificate (or affidavit of loss in lieu thereof) or “agent’s message” in respect of book-entry account arrangements, together with a properly completed letter of transmittal, each Company stockholder (other than with respect to excluded shares) will be entitled to receive a cash amount in immediately available funds equal to (i) the number of shares of Company common stock represented by the certificate multiplied by (ii) the merger consideration.

If a certificate for Company common stock has been lost, stolen or destroyed, the exchange agent will issue the merger consideration upon receipt of an affidavit of that fact by the claimant and, if required by Home Point, the posting of a bond in an amount as Home Point and/or the exchange agent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such certificate.

After the consummation of the merger, there will be no further transfers on the stock transfer books of the Company of shares of Company common stock that were issued and outstanding immediately prior to the effective time. If, after the effective time, certificates or uncertificated shares are presented to the exchange agent, they will be cancelled and exchanged for the merger consideration to be paid in consideration therefor in accordance with the procedures set forth in the merger agreement.

Appraisal Rights

Company stockholders who do not vote in favor of the adoption of or consent to the merger agreement and who otherwise comply with the applicable provisions of Section 1701.85 of the OGCL will be entitled to exercise appraisal rights thereunder. Any shares of Company common stock held by a Company stockholder as of the record date who has not voted in favor of or consented to the adoption of the merger agreement and who has validly made and not effectively withdrawn a demand for appraisal rights pursuant to Section 1701.85 of the OGCL will not be converted into a right to receive the merger consideration unless such holder fails to perfect, withdraws or otherwise loses such holder’s rights under Section 1701.85 of the OGCL, or if a court of competent jurisdiction determines that such holder is not entitled to the relief provided by Section 1701.85 of the OGCL. See “Appraisal Rights.”

Under the merger agreement, (i) the Company must give Home Point prompt notice of any demands for appraisal, withdrawals of such demands, and any other instruments served pursuant to the OGCL and received by the Company relating to Section 1701.85 of the OGCL and (ii) Home Point has the right to participate in and control all negotiations and proceedings with respect to such demands. Prior to the effective time, the Company may not, except with the prior written consent of Home Point, make or offer to make a payment with respect to, settle or compromise, or offer to settle or compromise, any such demand, or agree to any such appraisal demands.

THE PROCESS OF DEMANDING AND EXERCISING APPRAISAL RIGHTS REQUIRES STRICT COMPLIANCE WITH TECHNICAL PREREQUISITES. IF YOU WISH TO EXERCISE YOUR APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR OWN LEGAL COUNSEL IN CONNECTION WITH COMPLIANCE UNDER SECTION 1701.84 AND SECTION 1701.85 OF THE OGCL, THE FULL TEXT OF WHICH AS OF THE DATE HEREOF IS ATTACHED TO THIS PROXY STATEMENT AS ANNEX D.

Withholding

Home Point, Merger Sub, the Company and the exchange agent will be entitled to deduct and withhold from the merger consideration the amounts they are required to deduct and withhold under the Code or any provision of state, local or foreign tax law. If any such amounts are withheld and paid over to the appropriate governmental entity, these amounts will be treated for all purposes of the merger agreement as having been paid to the stockholders from whom they were withheld.

Representations and Warranties

The merger agreement contains representations and warranties of the Company, Home Point and Merger Sub. The representations and warranties are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement, information contained in certain public filings made by the Company with the SEC and information in confidential disclosures made by the Company and Home Point in connection with the merger agreement. The representations and warranties in the merger agreement do not survive the effective time.

Home Point and the Company each makes representations and warranties with respect to itself and its business regarding, among other things:

•	corporate matters, including due organization and qualification and subsidiaries;

•	corporate power and authority to own or lease its properties and assets and carry on its business;

•	authority relative to execution and delivery of the merger agreement and the absence of conflicts with, or violations of, organizational documents or other obligations as a result of the merger;

•	required governmental and other regulatory filings and consents and approvals in connection with the merger;

•	financial statements;

•	broker’s fees payable in connection with the merger;

•	absence of certain changes or events from December 31, 2015 through the date of the merger agreement;

•	compliance with applicable laws; and

•	the accuracy of information supplied for inclusion in this proxy statement and other similar documents.

In addition, certain representations and warranties relating to a number of matters are made only by the Company, including:

•	capitalization, including the number of shares of Company common stock and Company equity awards outstanding;

•	indebtedness;

•	the determination by the Company board that the merger is advisable and fair to, and in the best interests of, the Company and the Company stockholders and of the resolution of the Company board to recommend that the Company stockholders adopt the merger agreement;

•	compliance of documents filed with (or furnished to) the SEC by the Company with the published rules and regulations of the SEC;

•	compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 by the Company and its subsidiaries;

•	absence of any material “off-balance sheet” arrangements;

•	absence of knowledge of any material complaints, allegations, assertions or claims related to accounting or auditing practices or internal accounting controls;

•	legal proceedings;

•	tax matters, including NOLs of the Company and its subsidiaries and the absence of an “ownership change” within the meaning of section 382(g) of the Code;

•	employee and employee benefit plan matters;

•	reports to regulatory authorities;

•	licenses from governmental entities;

•	certain contracts and the absence of defaults related to such contracts;

•	environmental matters;

•	real property;

•	intellectual property;

•	related party transactions;

•	inapplicability of takeover statutes and absence of rights agreements (other than the TAP plan);

•	opinion from financial advisor;

•	mortgage lending practices;

•	insurance matters; and

•	the TAP plan.

In addition, certain representations and warranties relating to a number of matters are made only by Home Point or Merger Sub, including:

•	availability of funds;

•	the equity commitment letter;

•	ownership and operations of Merger Sub; and

•	ownership of Company shares.

Certain representations and warranties of the Company are qualified as to knowledge, “materiality” or “company material adverse effect.” For purposes of the merger agreement, a “company material adverse effect” means any fact, change, event, occurrence or development (collectively referred to as “effects”) that (i) prevents or would reasonably be expected to prevent the ability of the Company or any of its subsidiaries to perform in all material respects its obligations under the merger agreement and to timely consummate the transactions contemplated thereby or (ii) has a material adverse effect on the business, properties, assets, liabilities, results of operations or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, but excluding the impact of the following:

•	changes, after the date of the merger agreement, in U.S. generally accepted accounting principles or applicable regulatory accounting requirements;

•	changes, after the date of the merger agreement, in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in general economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions;

•	changes, including changes in applicable laws, after the date of the merger agreement, to the housing market, residential mortgage market or residential mortgage loan industry generally;

•	public disclosure of the execution of the merger agreement, public disclosure or consummation of the transactions contemplated thereby (including any effect on the Company’s and its subsidiaries’ relationships with its customers or employees) or actions expressly required by the merger agreement (excluding the obligations with respect to the Company and its subsidiaries operating in the ordinary course of business) in contemplation of the transactions contemplated by the merger agreement (except that such an impact would not apply in determining whether a company material adverse effect has occurred); or

•	a decline, in and of itself, in the trading price of Company common stock or the failure, in and of itself, to meet earnings projections or internal financial forecasts (it being understood that the underlying cause of such decline or failure may be taken into account in determining whether a material adverse effect has occurred);

except, in the cases of the first, second or third bullet points above, to the extent that any effects are disproportionately adverse to the business, properties, assets, liabilities, results of operations or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, as compared to other companies in the industry in which the Company and its subsidiaries operate.

Certain representations and warranties of Home Point are qualified as to knowledge, “materiality” or “parent material adverse effect.” For purposes of the merger agreement, a “parent material adverse effect” means any change, effect, event or occurrence that prevents, materially delays or materially impairs (i) the consummation of the merger and the other transactions contemplated by the merger agreement on a timely basis or (ii) the ability of Home Point to perform in all material respects its obligations under the merger agreement.

Covenants and Agreements

Conduct of Business Prior to the Consummation of the Merger

The Company has agreed to certain restrictions on itself and its subsidiaries, and their conduct of business, prior to the consummation of the merger (or earlier termination of the merger agreement). In general, the Company will, and will cause each of its subsidiaries to, (i) conduct its business in the ordinary course of business consistent with past practice in all material respects and (ii) use its reasonable best efforts to maintain and preserve intact its business organization, employees and business and governmental relationships. In addition, each of the Company and Home Point has agreed that, during the same period, subject to specified exceptions, it will, and will cause each of its subsidiaries not to, take or omit to take any action that would reasonably be expected to adversely affect or delay the ability of Home Point or the Company to obtain any necessary approvals of any governmental entity, including any regulatory agency, required for the transactions contemplated by the merger agreement, perform its covenants and agreements under the merger agreement or consummate the transactions contemplated thereby on a timely basis.

Without limiting the foregoing, prior to the consummation of the merger (or earlier termination of the merger agreement), the Company has also agreed that, except as otherwise required by the merger agreement, as required by applicable law or as disclosed in the confidential disclosure schedule delivered by the Company to Home Point at the time of the merger agreement, the Company will not, and will not permit any of its subsidiaries to, directly or indirectly, undertake any of the following without the prior written consent of Home Point (such consent not to be unreasonably withheld, delayed or conditioned):

•	incur, issue, acquire, materially modify, arrange, syndicate, defease or cancel any indebtedness for borrowed money or assume or guarantee such indebtedness of another person, except for indebtedness permitted to be incurred pursuant to the terms of the Company’s existing financing arrangements or indebtedness of the Company or any of its wholly owned subsidiaries;

•	adjust, split, combine, recapitalize or reclassify any capital stock, subject to customary exceptions and except in accordance with the TAP Plan;

•	make, authorize, declare, set aside or pay any dividend, payable in cash, stock, property or otherwise, or make any other distribution on, or acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock;

•	redeem, modify, amend or terminate the TAP plan, or waive any material provision thereof or approve any exemption request (as defined in the TAP plan), unless the Company board has effected a change in Company recommendation or the Company is terminating the merger agreement in order to enter into a definitive agreement with respect to a superior proposal;

•	grant or issue any Company equity awards or any other stock options, stock appreciation rights, performance shares, restricted stock units, restricted shares or other equity-based awards or interests, or grant any individual, corporation or other entity any right to acquire any shares of its capital stock;

•	issue, transfer, sell, pledge, dispose of, grant, lease, guarantee or encumber or otherwise permit or authorize to become outstanding any additional shares of capital stock or other voting securities or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock or any options, warrants or other rights of any kind to acquire any shares of capital stock or other Company equity securities or Company voting debt, except pursuant to (i) the exercise of stock options or the settlement of Company equity awards in accordance with their terms or (ii) the TAP plan;

•	sell, pledge, transfer, mortgage, encumber, permit to lapse or expire or otherwise dispose of any of its material properties or material assets or any business to any individual, corporation or other entity other than a wholly owned subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, in each case other than pursuant to contracts in force at the date of the merger agreement;

•	sell, assign, transfer, convey or otherwise dispose of any mortgage servicing rights to any third party, other than such sales, assignments, transfers, conveyances or other disposals in compliance with the terms and conditions set forth in the Company’s confidential disclosure schedule;

•	enter into any material new line of business;

•	except for transactions in the ordinary course of business consistent with past practice (which includes purchases of pools of loans in the ordinary course of business consistent with past practice), make any acquisition of, or material investment in, any business, whether by way of purchase of stock or securities, contributions to capital, merger, property transfers or purchase of any property or assets of any other individual, corporation or other entity (other than a wholly owned subsidiary of the Company);

•	modify, terminate, amend or waive any material provision of any material Company contract or real property lease (other than the TAP plan);

•

enter into any new contract that (i) would constitute a material Company contract or real property lease if it were in effect as of the date of the merger agreement, other than normal renewals of material Company contracts or real property leases without changes of terms or (ii) contains a change of control or similar provision in favor of the other party or parties thereto that would require a material payment to or give rise to any material rights to such other party or parties in connection with the consummation of the merger (including in combination with any other event or circumstances);

•	except as required under the terms of any Company benefit plan, (i) enter into, adopt, terminate or amend any Company benefit plan, other than amendments in the ordinary course of business consistent with past practice, that do not materially increase the cost to the Company of maintaining such Company benefit plan; (ii) increase the compensation or benefits payable to any current or former employee, officer, individual service provider or director; (iii) pay or award, or commit to pay or award, any bonuses or incentive compensation, except for the payment of bonuses and incentive compensation for completed periods in the ordinary course of business consistent with past practice and based on actual achievement of any applicable performance goals in effect as of the signing of the merger agreement; (iv) enter into any new, or amend any existing, employment, severance, change in control, retention, transaction bonus, collective bargaining agreement or similar agreement or arrangement; (v) fund any rabbi trust or similar arrangement; (vi) hire or terminate (other than for cause) any employee with an annual base cash compensation in excess of $150,000; or (vii) take any action to accelerate the vesting or payment of any compensation or benefits under any Company benefit plan;

•	settle, release, waive or compromise any claim, suit, action or proceeding, except for a settlement (i) not in excess of $500,000 individually or $1,000,000 in the aggregate (excluding cash payments made by third parties in which neither the Company nor any of its subsidiaries is liable); (ii) that would not impose any material restriction on the business of the Company, the surviving corporation or their respective subsidiaries; and (iii) that does not impose equitable or injunctive relief, material restriction, effect or obligation on the business of the Company, the surviving corporation or their respective subsidiaries;

•	amend the Company’s articles of incorporation, code of regulations, or comparable governing documents of the Company’s subsidiaries;

•	merge or consolidate the Company or any of its subsidiaries with any other person (except for any such transactions among wholly owned subsidiaries of the Company), or restructure, reorganize, or adopt a plan or agreement to completely or partially liquidate or dissolve the Company or any of its subsidiaries;

•	take any action that is intended or reasonably expected to result in any of the conditions to Home Point’s and Merger Sub’s obligation to effect the merger not being satisfied in a timely manner;

•	implement or adopt any change in its financial accounting principles, procedures, practices or methods, other than as may be required by generally accepted accounting principles or guidelines or policies imposed by any governmental entity;

•	make any material changes in any of the Company’s policies and practices with respect to (i) underwriting, pricing, originating, acquiring, selling, servicing or buying or selling rights to service, loans or (ii) its hedging practices and policies, in each case except as may be required by regulations, guidelines or policies imposed by any governmental entity;

•	make, or commit to make, any capital expenditures in excess of $500,000 individually or $1,000,000 in the aggregate;

•	disclose any material trade secrets of the Company or any of its subsidiaries other than pursuant to agreements entered into in the ordinary course of business consistent with past practice that contain confidentiality undertakings with respect to such trade secrets;

•	other than in the ordinary course of business consistent with past practice, make, change or revoke any material tax election, change an annual tax accounting period, adopt or change any material tax accounting method, file any amended income or other material tax return, enter into any closing agreement with respect to taxes, settle any tax claim, audit, assessment or dispute regarding a material amount of taxes, surrender any right to claim a refund of taxes;

•	make an application for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production office or other significant office or operations facility of it or its subsidiaries or acquire or sell, or agree to acquire or sell, any branch office or any deposit liabilities; or

•	agree, authorize or commit, in writing or otherwise, to take any of the foregoing actions.

Additionally, prior to the consummation of the merger (or earlier termination of the merger agreement), Home Point has agreed that, except as otherwise required or permitted by the merger agreement, as required by applicable law or as disclosed in the confidential disclosure schedule delivered by Home Point to the Company at the time of the merger agreement, Home Point will not, and will not permit any of its subsidiaries (including Merger Sub) to, directly or indirectly, undertake the following without prior written consent of the Company (such consent not to be unreasonably withheld, delayed or conditioned):

•	incur any indebtedness for borrowed money that would reasonably be expected to have, either individually or in the aggregate, a parent material adverse effect;

•	(i) enter into any agreements with respect to, or consummate, any mergers or business combinations, or any acquisition of any other assets, person or business; (ii) make any loans, advances or capital contributions to, or investments in, any other person; (iii) adopt or publicly propose any plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution; or (iv) take any other action, in each case that is intended or would reasonably be expected to have, either individually or in the aggregate, a parent material adverse effect;

•	take any action that is intended or reasonably expected to result in any of the conditions to the Company’s obligation to effect the merger not being satisfied in a timely manner; or

•	agree, authorize or commit, in writing or otherwise, to take any of the foregoing actions.

Regulatory Matters

Home Point and the Company have agreed to cooperate and use their respective reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and governmental entities which are necessary or advisable to consummate the merger and the other transactions contemplated by the merger agreement and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties and government entities. Without limitation to the foregoing, as soon as practicable and in no event later than 45 days after the date of the merger agreement, the parties agree to prepare and file applications, notices and filings required to be filed with any regulatory agency in order to obtain the requisite regulatory approvals. In addition, the parties agreed to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the merger and the other transactions contemplated by the merger agreement within 20 business days of the date of the merger agreement, and to supply promptly any additional information and documentary material that may be requested pursuant to the HSR Act. Home Point and the Company have also agreed to cooperate and use their reasonable best efforts in connection with the receipt of mortgage-related approvals, including with respect to regulatory agencies, state approvals, branch licenses, mortgage loan originator sponsorships, assumed names for purposes of doing business and other related third party consents.

However, in no event will Home Point, Merger Sub, the Company, or any of their respective subsidiaries or other affiliates be required to:

•	make any payment or deliver anything of value to any third party (other than filing and application fees to governmental entities (and related expenses incurred in connection therewith) or payments to its third party representatives working on its behalf to obtain approvals and consents) in order to obtain any consent (except, in the case of the Company, for payments or other concessions as may be requested by Home Point and which are contingent upon the consummation of the merger);

•	take any actions in contravention of applicable law or order; or

•	take any action, or commit to take any action, or agree to any condition or restriction that would, in the case of Home Point, reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, results of operations or condition (financial or otherwise) of Home Point and its subsidiaries (which, after the merger, will include the surviving corporation and its subsidiaries), or, in the case of the Company, that would reasonably be expected to have a company material adverse effect.

Further, in no event will Home Point or any of its respective subsidiaries or other affiliates be required to:

•	proffer to, or agree to, sell, divest, lease, license, transfer, dispose of or otherwise encumber or hold separate any material assets, permits, operations, rights, businesses or interests; or

•	disclose any information about its founding partners, investment portfolio, performance or affiliates (other than its audited financial statements or information that is otherwise publicly available) or the identity of, or information that would permit the identification of, its limited partners or stockholders (other than (i) with respect to furnishing information to the Company in connection with this proxy statement or any other statement, filing, notice or application made by or on behalf of Home Point, the Company or any of their respective subsidiaries to any governmental entity in connection with the merger and the other transactions contemplated by the merger agreement and (ii) in connection with the filings under the HSR Act and other governmental entities, including regulatory agencies, which are necessary or advisable to consummate the merger and the other transactions contemplated by the merger agreement).

Home Point and the Company have also agreed to furnish each other with all information reasonably necessary or advisable in connection with any statement, filing, notice or application to any governmental entity or government sponsored entity in connection with the merger, as well as to promptly keep each other apprised of the status of matters related to the consummation of the transactions contemplated by the merger agreement.

Employee Benefit Matters

During the period commencing at the effective time and ending on the first anniversary of the closing date of the merger (such period, the “continuation period”), Home Point has agreed to cause the surviving corporation to provide each Company employee who continues to be employed by the surviving corporation after the effective time (which we refer to as a “continuing employee”) with (i) a base salary, base wage rate or commission schedule that is no less favorable than that provided by Home Point to its similarly-situated employees; (ii) short-term cash incentive opportunities no less favorable than the short-term cash incentive opportunities provided by Home Point to its similarly-situated employees; (iii) long-term incentive opportunities that are substantially comparable to the long-term incentive opportunities provided by Home Point to its similarly-situated employees; and (iv) retirement, health and welfare and other employee benefits (excluding severance, short-term cash incentive opportunities and long-term or equity-based incentive opportunities) that are substantially comparable in the aggregate to the retirement, health and welfare and other employee benefits (excluding severance, short-term cash incentive opportunities and long-term or equity-based incentive opportunities) provided by Home Point to its similarly-situated employees. Home Point will cause the surviving corporation to provide to each continuing employee whose employment terminates during the continuation period with (x) during the period commencing at the effective time and ending on the six-month anniversary of the closing date, severance benefits that are no less favorable than the severance benefits for which such continuing employee was eligible immediately prior to the effective time, and (y) during the period after the six-month anniversary of the closing date and through the one-year anniversary of the closing date, severance benefits that are no less favorable than the severance benefits provided by Home Point to its similarly-situated employees.

Following the effective time, with respect to any employee benefit plans of Home Point or its subsidiaries in which any continuing employees become eligible to participate (which we refer to as “new plans”), Home Point will or will cause the surviving corporation to use commercially reasonable efforts to: (i) waive all pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to such employees and their eligible dependents under any new plans, except to the extent such pre-existing conditions, exclusions or waiting period were satisfied under the analogous Company benefit plan; (ii) provide each such employee and his or her eligible dependents with credit for any eligible expenses incurred prior to the effective time under a Company benefit plan (to the same extent that such credit was given under the analogous Company benefit plan prior to the effective time) in satisfying any applicable deductible, co-payment or out-of-pocket requirements under any new plans in the plan year in which the closing occurs; and (iii) recognize all service of continuing employees with the Company and its subsidiaries for purposes of eligibility, vesting and, with respect to vacation, paid-time off or severance only, determination of the level of benefit, in any new plan (other than any new plan that is an equity based plan or long-term incentive plan) to the same extent that such service was taken into account under the most closely analogous Company benefit plan prior to the effective time, provided that the service recognition will not apply (x) to the extent it would result in duplication of benefits for the same period of services, (y) for purposes of benefit accrual under any defined benefit pension or the employer premium subsidy under any retiree medical plan, or (z) to any benefit plan that is frozen or that provides benefits to a grandfathered employee population. Under the merger agreement, Home Point has acknowledged that a change in control (or similar phrase) within the meaning of the Company’s benefit plans will occur as of the effective time.

Director and Officer Indemnification and Insurance

The merger agreement provides that, following the consummation of the merger, each of Home Point and the surviving corporation will indemnify and hold harmless, to the fullest extent permitted by applicable law, all present and former directors or officers of the Company and its subsidiaries (in their capacity as such) against any costs and liabilities incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether arising before or after the effective time, arising in whole or in part out of the fact that such person is or was a director or officer of the Company or its subsidiaries, and pertaining to matters existing or occurring at or prior to the effective time, and will also advance expenses to such persons to the fullest extent permitted by applicable law, provided that such person provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

The merger agreement requires the surviving corporation to maintain, for a period of six years after the consummation of the merger, the Company’s existing directors’ and officers’ liability insurance policy, or policies from an insurer with the same or better credit rating of at least the same coverage and amounts and containing terms and conditions that are no less advantageous to the insured, with respect to claims against present and former officers and directors of the Company and its subsidiaries arising from facts or events that occurred at or prior to the consummation of the merger. However, the surviving corporation is not required to spend annually more than 300% of the current annual premium paid as of the date of the merger agreement by the Company for such insurance (which we refer to as the “premium cap”), and if such premiums for such insurance would at any time exceed that amount, then Home Point will maintain policies of insurance which, in its good faith determination, provide the maximum coverage available at an annual premium equal to the premium cap. In lieu of the foregoing, the Company, with the prior consent of Home Point (not to be unreasonably withheld, delayed or conditioned), may (and, at Home Point’s request, will use its reasonable best efforts to) obtain at or prior to the effective time a six-year “tail” policy under the Company’s existing directors’ and officers’ liability insurance policy providing coverage equivalent to the current policies of directors’ and officers’ liability insurance maintained by the Company as of the date of the merger agreement if such a policy can be obtained for an amount that, in the aggregate, does not exceed the premium cap. If the Company purchases such a “tail” policy, Home Point must maintain the policy in full force and effect and continue to honor its obligations under the policy.

Certain Additional Covenants

The merger agreement also contains additional covenants, including, among others, covenants relating to the filing of this proxy statement, obtaining required consents, access to information, advice of changes, exemption from takeover laws, public announcements with respect to the transactions contemplated by the merger agreement, the taking of steps to cause dispositions of Company equity securities pursuant to the transactions contemplated by the merger agreement by directors and officers of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, the delisting of Company stock, cooperation with respect to stockholder litigation, integration, employee matters and the TAP plan.

Stockholder Meeting and Recommendation of the Company Board of Directors

The Company has agreed to hold a meeting of the Company stockholders as soon as reasonably practicable for the purpose of voting upon the adoption of the merger agreement and upon other related matters. The Company board has agreed to use its reasonable best efforts to obtain from the Company stockholders the vote required to adopt the merger agreement, including by communicating to the Company stockholders its recommendation (and including such recommendation in this proxy statement) that they adopt and approve the merger agreement and the transactions contemplated thereby. However, if prior to such vote the Company board, after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisors, determines in good faith that it would be inconsistent with the directors’ fiduciary duties under applicable law to continue to recommend the merger agreement, then it may make a change in Company recommendation, provided that:

•	(i) the Company has received an unsolicited, bona fide, written acquisition proposal that did not result from breach of the Company’s agreement not to solicit other offers (and such proposal is not withdrawn) and the Company board determines in good faith (after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisor) that such acquisition proposal constitutes a superior proposal (as defined below) or (ii) an intervening event, which was unknown to the Company board as of the date of signing the merger agreement and did not result from a breach of the merger agreement by the Company, has occurred and the Company board determines in good faith (after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisors) that continuing to recommend the merger agreement would be inconsistent with the directors’ fiduciary duties under applicable law;

•	the Company gives Home Point at least three business days’ prior written notice of its intention to take such action, which notice includes (i) in the case of an acquisition proposal, the latest material terms and conditions of, and the identity of the third party in any such acquisition proposal or any amendment or modification thereof and an unredacted copy of any proposal letter and the latest draft agreements relating to such acquisition proposal (including exhibits and schedules, if any) and (ii) in the case of an intervening event, a description of the intervening event in reasonable detail);

•	after providing such notice and prior to taking such action, the Company negotiates, and has caused its representatives to negotiate, with Home Point in good faith to make such adjustments in the terms and conditions of the merger agreement as would permit the Company not to effect a superior proposal or an intervening event; and

•	at the end of such notice period, the Company board considers in good faith any amendment or modification to the merger agreement proposed by Home Point and (i) in the case of an acquisition proposal, the Company board determines in good faith that the acquisition proposal would continue to constitute a superior proposal if such changes were to be given effect and that failure to effect a change in Company recommendation or terminate the merger agreement with respect to such superior proposal would be inconsistent with the directors’ fiduciary duties under applicable law and (ii) in the case of an intervening event, the Company board determines in good faith that failure to effect a change in Company recommendation would be inconsistent with the directors’ duties under applicable law. Any material amendment to any acquisition proposal will require a new notice period.

Notwithstanding any change in recommendation by the Company board, unless the merger agreement has been terminated in accordance with its terms, the Company is required to convene the special meeting and to submit the merger agreement to a vote of the Company stockholders. Except as set forth above, the Company board shall not (i) withhold, withdraw, qualify, amend, modify or publicly propose or resolve to withhold, withdraw, qualify, amend or modify in a manner adverse to Home Point the Company’s recommendation that the Company stockholders approve the merger proposal, (ii) fail to include the Company’s recommendation in this proxy statement, (iii) fail to publicly recommend against acceptance of any tender offer or exchange offer for Company common stock or to publicly reaffirm its recommendation of the merger within 10 business days after the commencement of such tender or exchange offer, (iv) fail to publicly reaffirm the Company recommendation within 10 business days of Home Point’s request to do so, following the announcement by a third party of an acquisition proposal or (v) fail to publicly recommend against a tender or exchange offer relating to securities of the Company or to publicly reaffirm its recommendation of the merger within 10 business days of such tender or exchange offer (any of the above, a “change in Company recommendation”). The Company may adjourn or postpone such meeting if there are insufficient shares of Company common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting, or if on the date of such meeting the Company has not received proxies representing a sufficient number of shares necessary for adoption of the merger agreement, provided that the Company may not adjourn or postpone the meeting more than two times or for an aggregate of more than 15 calendar days without Home Point’s prior written consent.

Agreement Not to Solicit Other Offers

The Company has agreed that it will not, and will cause its subsidiaries and its and their officers, directors, employees, controlled affiliates, agents, advisors and representatives not to, directly or indirectly:

•	initiate, solicit, knowingly encourage or knowingly facilitate inquiries, offers or proposals, or the making, submission or announcement of inquiries, offers or proposals, which constitute, or could reasonably be expected to lead to, an acquisition proposal;

•	engage or participate or continue any discussions or any negotiations with any person concerning any acquisition proposal;

•	provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any person relating to, any acquisition proposal except to notify a person that makes any inquiry with respect to an acquisition proposal, of the existence of the Company’s obligations with respect to such acquisition proposals under the merger agreement;

•	approve, endorse, recommend or execute or enter into any letter of intent, agreement or agreement in principle relating to any acquisition proposal or any inquiry, offer or proposal that could reasonably be expected to lead to an acquisition proposal;

•	otherwise knowingly facilitate any effort or attempt to make an acquisition proposal, including by granting any waiver, amendment or release under any standstill agreement or any standstill provision of any other contract or agreement (except that the Company board, or any committee thereof, may grant any such waiver, amendment or release if it has determined in good faith, after consultation with its outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law) or any takeover statutes; or

•	resolve, publicly propose or agree to do any of the foregoing.

For purposes of the merger agreement, an “acquisition proposal” means, other than the transactions contemplated by the merger agreement or any proposal or offer from Home Point or any of its affiliates, whether in one transaction or in a series of transactions, any offer or proposal relating to any third-party indication of interest in, (i) any acquisition or purchase, direct or indirect, of 20% or more of the consolidated assets (including capital stock of the Company’s subsidiaries), revenue or net income of the Company and its subsidiaries, taken as a whole, or 20% or more of any class of equity or voting securities of the Company or one or more of its subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of the Company (which we refer to as the “material subsidiaries”), (ii) any tender offer (including a self-tender offer) or exchange offer which, if consummated, would result in such third party beneficially owning 20% or more of any class of equity or voting securities of the Company or one or more of its material subsidiaries, or (iii) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or one or more of its material subsidiaries.

However, in the event that, prior to the adoption of the merger agreement by the Company stockholders, the Company receives an unsolicited bona fide written acquisition proposal, after the date of the merger agreement (which did not result from a breach of the Company’s agreement not to solicit other offers) and the Company board determines in good faith (after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisor) that such acquisition proposal could reasonably be expected to lead to a superior proposal, the Company may, and may permit its subsidiaries and its and their officers, directors, agents, advisors and representatives to, furnish or cause to be furnished nonpublic information or data and participate in negotiations or discussions to the extent that the Company board determines in good faith (after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisors) that failure to take such actions would be inconsistent with the directors’ fiduciary duties under applicable law, provided that, prior to providing any such nonpublic information, (i) the Company enters into a confidentiality agreement with such third party on terms no less favorable to it than the confidentiality agreement between Stone Point and the Company, and which confidentiality agreement does not provide such person with any exclusive right to negotiate with the Company and (ii) the Company will promptly provide to Home Point any nonpublic information to be provided to such third party that was not previously provided to Home Point. The Company will, and will cause its and its subsidiaries’ officers, directors, agents, advisors and representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of the merger agreement with any person other than Home Point and its affiliates and representatives with respect to any acquisition proposal, including by terminating all physical and electronic data room access previously granted to any such person or its representative, and the Company will promptly request the prompt return or destruction of all confidential information previously furnished to any such other person (subject to the terms of any confidentiality agreement with such person). The Company will promptly (and in any event within 48 hours) advise Home Point in writing of the receipt of any acquisition proposal or any inquiry which could reasonably be expected to lead to an acquisition proposal and the substance thereof (including, subject to the terms of any confidentiality agreement entered into by the Company prior to the date of the merger agreement, the terms and conditions of and the identity of the person making such inquiry or acquisition proposal and copies of all written requests, proposals, offers or proposed agreements received by the Company), and will keep Home Point reasonably and promptly (and in any event within 48 hours) informed of any related developments, discussions and negotiations on a current basis, including any amendments to or revisions of the terms of such inquiry or acquisition proposal.

As used in the merger agreement, “superior proposal” means a bona fide unsolicited written acquisition proposal (substituting “50%” for “20%,” in the definition thereof) which the Company board has determined in good faith, after consultation with outside counsel and financial advisors, taking into account all relevant legal, financial, regulatory and other aspects of such offer or proposal and the person making the proposal, that, (i) if consummated, would be more favorable to the Company stockholders, from a financial point of view, than the transactions contemplated by the merger agreement (after taking into account any proposed revisions to the terms of such agreement) and (ii) is more likely than not to be completed on the terms proposed on a timely basis.

Certain Permitted Disclosure

Nothing in the merger agreement will prevent the Company or the Company board from complying with Rule 14d-9 and Rule 14e-2(a) under the Exchange Act or Item 1012(a) of Regulation M-A under the Exchange Act with regard to an acquisition proposal or making any legally required disclosure to the Company stockholders, provided that such rules will in no way eliminate or modify the effect that any action pursuant to such rules would otherwise have under the merger agreement, including whether there has been a change in Company recommendation.

Conditions to Complete the Merger

Home Point’s, Merger Sub’s and the Company’s respective obligations to complete the merger are subject to the satisfaction or waiver of the following conditions:

•	the adoption of the merger agreement by the Company stockholders;

•	the statutory waiting period applicable to the consummation of the merger under the HSR Act having expired or been earlier terminated;

•	the absence of any law or order in effect prohibiting the consummation of the merger and related transactions or otherwise making consummation of the merger illegal;

•	the accuracy of the representations and warranties of the other party contained in the merger agreement as of the date on which the merger agreement was entered into and as of the date on which the merger is consummated (except to the extent such representations and warranties speak as of an earlier date), subject to the materiality standards provided in the merger agreement (and the receipt by each party of an officer’s certificate from the other party to such effect); and

•	the performance by the other party in all material respects of all obligations required to be performed by it under the merger agreement at or prior to the date on which the merger is consummated (and the receipt by each party of an officer’s certificate from the other party to such effect).

Home Point’s and Merger Sub’s obligation to complete the merger is also subject to the receipt of certain mortgage-related regulatory and licensing approvals.

Neither the Company nor Home Point can provide assurance as to when or if all of the conditions to the merger can or will be satisfied or waived by the appropriate party.

Termination of the Merger Agreement

The merger agreement can be terminated at any time prior to the consummation of the merger (whether before or after the adoption of the merger agreement by the Company stockholders (unless otherwise specified below)) in the following circumstances:

•	by the mutual written consent of Home Point and the Company;

•	by either Home Point or the Company if:

•	any order permanently restraining, enjoining or otherwise prohibiting consummation of the merger or otherwise making the consummation of the merger illegal has become final and non-appealable, except that such right to terminate will not be available to any party whose failure to comply with any covenant in the merger agreement has been the primary cause of, or resulted in, such action or inaction;

•	the merger has not been consummated on or before the outside date, except that, if the failure of the merger to be consummated by that date is due to the failure of the party seeking to terminate the merger agreement to perform or observe its covenants and agreements under the merger agreement, such party will not be permitted to terminate the merger agreement pursuant to such failure;

•	provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement, there is a breach of any of the covenants or agreements or any of the representations or warranties (or any such representation or warranty ceases to be true) set forth in the merger agreement on the part of the other party which, either individually or in the aggregate, would constitute, if occurring or continuing on the date the merger is consummated, the failure of a closing condition of the terminating party and which is not cured within 30 days (or such fewer days as remain prior to the outside date) following written notice to the party committing such breach or which, by its nature or timing, cannot be cured during such period; or

•	the merger proposal is not approved by the Company stockholders at the special meeting;

•	by Home Point:

•	if prior to obtaining the approval of the Company stockholders of the merger proposal, the Company board effected a change in Company recommendation; or

•	within 10 business days of becoming aware that the Company or the Company board has breached its obligations in any material respect with respect to (i) not effecting a change in Company recommendation or (ii) not soliciting other offers; and

•	by the Company if, prior to obtaining the approval of the Company stockholders of the merger proposal, in order to enter into a definitive agreement with respect to a superior proposal concurrently with the termination, so long as the Company complies with its obligation not to solicit other offers and pays the termination fee described below to Home Point.

Effect of Termination

If the merger agreement is terminated, it will become void and have no effect, except that (i) Home Point, Merger Sub and the Company will remain liable for any liabilities or damages arising out of their fraud or willful and material breach of any provision of the merger agreement prior to termination and (ii) designated provisions of the merger agreement, including those relating to payment of the termination fee and the confidential treatment of information, will survive the termination.

Termination Fee

The Company will pay Home Point a termination fee, in immediately available funds, in the amount of $7,250,000 if the merger agreement is terminated in the following circumstances:

•	In the event that:

•	after the date of the merger agreement and prior to the effective time, an acquisition proposal has been announced, publicly disclosed or commenced or made known to the Company board;

•	thereafter the merger agreement is terminated:

•	by either the Company or Home Point because the merger has not been consummated prior to the outside date;

•	by either the Company or Home Point because the Company has failed to obtain the required vote of the Company stockholders at the duly convened special meeting of the Company stockholders or any adjournment or postponement thereof at which a vote on the adoption of the merger agreement is taken; or

•	by Home Point as a result of a breach of a representation, warranty, covenant or agreement by the Company that would constitute a failure of a closing condition that has not been cured during the permitted time period or which, by its nature, cannot be cured during such period; and

•	within 12 months after the termination of the merger agreement, the Company enters into a definitive agreement or consummates a transaction with respect to an acquisition proposal referred to above that originally triggered the termination fee, provided that, for purposes of the foregoing, all references in the definition of acquisition proposal to “20%” will instead refer to “50%.”

•	In this circumstance, the termination fee must be paid upon the earlier of the date the Company enters into the applicable definitive agreement and the date of the consummation of such transaction.

•	In the event that Home Point terminates the merger agreement:

•	because prior to obtaining the approval of the Company stockholders of the merger proposal, the Company board effected a change in Company recommendation; or

•	within 10 business days of becoming aware that the Company or the Company board has breached its obligations in any material respects with respect to (i) not effecting a change in Company recommendation or (ii) not soliciting other offers.

•	In these circumstances, the termination fee must be paid within three business days after such termination.

•	In the event that the Company terminates the merger agreement, prior to obtaining the approval of the Company stockholders of the merger proposal, in order to enter into a definitive agreement with respect to a superior proposal concurrently with the termination. In this circumstance, the termination fee must be paid concurrently with such termination.

In the event that the termination fee becomes payable and is paid by the Company pursuant to the merger agreement, the termination fee will be Home Point’s and Merger Sub’s sole and exclusive remedy for monetary damages under the merger agreement, except in the case of fraud or willful and material breach.

Miscellaneous Provisions

Expenses and Fees

All costs and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring each such expense.

Amendment, Waiver and Extension of the Merger Agreement

Subject to compliance with applicable law, the merger agreement may be amended by Home Point, Merger Sub and the Company at any time before or after approval of the matters presented in connection with the merger by the Company stockholders, except that after adoption of the merger agreement by the Company stockholders, there may not be, without further approval of such stockholders, any amendment of the merger agreement that requires the Company stockholders’ further approval under applicable law.

At any time prior to the consummation of the merger, Home Point, Merger Sub and the Company may, to the extent legally allowed, extend the time for the performance of any of the obligations or other acts of the other party, waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement and waive compliance with any of the agreements or satisfaction of any conditions contained in the merger agreement, except that, after adoption of the merger agreement by the stockholders of the Company, there may not be, without further approval of such stockholders, any extension or waiver of the merger agreement or any portion thereof that requires the Company stockholders’ further approval under applicable law.

Specific Performance

The parties have agreed in the merger agreement that irreparable damage would occur in the event that any of the provisions of the merger agreement are not performed in accordance with their specific terms or are otherwise breached. Accordingly, each of the parties is entitled to specific performance of the terms of the merger agreement, including an injunction or injunctions to prevent breaches of the merger agreement and the equity commitment letter and to enforce specifically the terms and provisions of the merger agreement and the equity commitment letter (including the obligation to consummate the merger) in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties also waives, in the merger agreement, (i) any defense in any action for specific performance that a remedy at law would be adequate and (ii) any requirement under any law to post security as a prerequisite to obtaining equitable relief. The Company is not permitted or entitled to receive both a grant of specific performance and any money damages. The Company is also entitled to specific performance to cause Home Point to enforce the terms of the equity commitment letter in accordance with the terms thereof.

Governing Law

The merger agreement is governed by the laws of the State of Delaware, without giving effect to conflicts of laws principles that would cause the application of the law of any other jurisdiction.

No Third-Party Beneficiaries

The merger agreement is not intended to and does not confer upon any person, other than the parties to the merger agreement, any rights, remedies, obligations or liabilities under or by reason of the merger agreement, other than as described under “—Director and Officer Indemnification and Insurance.”

VOTING AGREEMENTS

This section describes the material terms of the voting agreements. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the voting agreements, a form of which is attached as Annex B and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the voting agreements that is important to you. This section is not intended to provide you with any factual information about the Company or Home Point. Such information can be found elsewhere in this proxy statement and in the public filings the Company makes with the SEC, as described in “Where You Can Find More Information.”

As a condition and inducement to the willingness of Home Point to enter into the merger agreement, concurrently with the execution and delivery of the merger agreement, Home Point entered into voting agreements with certain stockholders, directors and executive officers of the Company in their capacity as stockholders of the Company. The Company stockholders that are parties to the voting agreements collectively owned 9,248,618 shares of Company common stock as of March 23, 2017, the record date for the special meeting, representing approximately 35.8% of the outstanding Company common stock as of such date (excluding 919,567 shares of Company common stock held by certain Company stockholders having shared voting authority over such shares, which Company stockholders have agreed to use best efforts to comply with the voting obligations of the voting agreements). The voting agreements require each such stockholder to vote all of the Company common stock that such stockholder is entitled to vote at the special meeting or any other meeting of the Company stockholders, and at any adjournment thereof. Except for certain stockholders having shared voting authority over the shares of Company common stock beneficially owned by such stockholders, who have agreed to use best efforts to comply with the following obligations, each such stockholder has agreed to (i) appear at any meeting of the stockholders or otherwise cause all of such stockholder’s Company common stock entitled to vote to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), in person or by proxy, all Company common stock beneficially owned and entitled to vote (A) in favor of the approval of the merger agreement, the merger and the other transactions contemplated by the merger agreement, and/or (B) against (x) any action or agreement which could reasonably be expected to impede, interfere with, delay or adversely affect the merger agreement, the merger or the voting agreement, (y) any acquisition proposal (as defined in the merger agreement) and (z) any action, proposal, transaction or agreement that could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the stockholder under the voting agreement. Each stockholder who executed a voting agreement also agreed that such stockholder will not exercise any dissenters’ rights with respect to the merger in accordance with Section 1701.85 of the OGCL.

Each stockholder who executed a voting agreement has agreed that such stockholder will not, subject to certain exceptions, (i) directly or indirectly transfer, assign, sell, gift-over, hedge, pledge or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution) of, enter into any derivative arrangement with respect to, or create any lien (other than certain permitted liens) on or enter into any agreement with respect to, any or all of the Company common stock and Company equity awards subject to the voting agreement; (ii) enter into any contract, option or other agreement, arrangement or understanding with respect to any such transfer; (iii) grant any proxy, power-of-attorney or other authorization or consent with respect to any of the Company common stock or Company equity awards subject to the voting agreement with respect to any matter that is in contravention of the obligations of the stockholder under the voting agreement; (iv) deposit any of the Company common stock or Company equity awards subject to the voting agreement into a voting trust, or enter into a voting agreement or arrangement with respect to any of such securities in contravention of the obligations of the stockholder under the voting agreement; or (v) take or cause the taking of any other action that would restrict or prevent the performance of the stockholder’s obligations under the voting agreement or the transactions contemplated by the voting agreement.

In addition, each stockholder who executed a voting agreement agreed, in such stockholder’s capacity as a Company stockholder and not in his or her capacity as a director or officer of the Company, not to, and to cause such stockholder’s representatives not to, directly or indirectly, subject to certain exceptions, (i) initiate, solicit, knowingly encourage or knowingly facilitate inquiries, offers or proposals, or the making, submission or announcement of inquiries, offers or proposals, which constitute, or could reasonably be expected to lead to, an acquisition proposal, (ii) engage or participate or continue any discussions or any negotiations with any person concerning any acquisition proposal, (iii) provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any person relating to any acquisition proposal or any inquiry, offer or proposal that could reasonably be expected to lead to an acquisition proposal, (iv) approve, endorse, recommend or execute or enter into any letter of intent, agreement or agreement in principle relating to any acquisition proposal or any inquiry, offer or proposal that could reasonably be expected to lead to an acquisition proposal, (v) otherwise knowingly facilitate any effort or attempt to make an acquisition proposal, including by granting any waiver, amendment or release under any standstill agreement or any standstill provision of any other contract or agreement or (vi) resolve, publicly propose or agree to do any of the foregoing.

The voting agreements will terminate upon the earlier to occur of (i) the effective time, (ii) the termination of the merger agreement in accordance with its terms, (iii) the mutual written consent of Home Point and the stockholder party to the voting agreement, or (iv) any change to the terms of the merger agreement without the prior written consent of the stockholder party to the voting agreement that (a) reduces the merger consideration or any consideration otherwise payable with respect to the Company equity awards, (b) changes the form of consideration payable in the merger or any consideration otherwise payable with respect to the shares of Company common stock or Company equity awards beneficially owned by such stockholder or (c) otherwise materially amends the merger agreement in a manner adverse to such stockholder relative to the other stockholders of the Company.

The foregoing description of the voting agreements is only a summary, and stockholders are urged to read the form of voting agreement attached as Annex B to this document, which is incorporated herein by reference.

APPRAISAL RIGHTS

If the merger agreement is adopted by the Company stockholders, Company stockholders who do not vote in favor of or consent to the merger proposal and who properly demand payment of fair cash value of their shares are entitled to certain dissenters’ rights pursuant to Sections 1701.84 and 1701.85 of the OGCL. Section 1701.85 of the OGCL generally provides that stockholders of the Company will not be entitled to such rights without strict compliance with the procedures set forth in Section 1701.85, and failure to take any one of the required steps may result in the termination or waiver of such rights.

Specifically, any Company stockholder who is a record holder of shares of Company common stock on March 23, 2017, the record date for the special meeting, and whose shares are not voted in favor of or has not consented to the adoption of the merger proposal may be entitled to be paid the “fair cash value” of such shares of Company common stock after the effective time. To be entitled to such payment, a Company stockholder must deliver to the Company a written demand for payment of the fair cash value of the shares of Company common stock held by such Company stockholder before the vote on the merger proposal is taken, the Company stockholder must not vote in favor of or consent to the merger proposal, and the Company stockholder must otherwise comply with Section 1701.85. A Company stockholder’s failure to vote against the merger proposal will not constitute a waiver of such Company stockholder’s dissenters’ rights, as long as such Company stockholder does not vote in favor of the merger proposal. Any written demand must specify the Company stockholder’s name and address, the number and class of shares of Company common stock held by him, her or it on the record date, and the amount claimed as the “fair cash value” of such shares of Company common stock. See the text of Section 1701.84 and Section 1701.85 of the OGCL attached as Annex D to this proxy statement for specific information on the procedures to be followed in exercising dissenters’ rights.

Under the merger agreement, (i) the Company must give Home Point prompt notice of any demands for appraisal, withdrawals of such demands, and any other instruments served pursuant to the OGCL and received by the Company relating to Section 1701.85 of the OGCL and (ii) Home Point has the right to participate in and control all negotiations and proceedings with respect to such demands. Prior to the effective time, the Company may not, except with the prior written consent of Home Point, settle or compromise, or offer to settle or compromise, any such demand, or agree to any such appraisal demands.

If the Company so requests, dissenting stockholders must submit their share certificates to the Company within 15 days of such request, for endorsement on such certificates by the Company that a demand for appraisal has been made. Failure to comply with such request will terminate the dissenting stockholders’ rights, at the Company’s option exercised by written notice sent to the applicable dissenting stockholder within 20 days after the lapse of the 15-day period, unless a court for good cause shown otherwise directs. Such certificates will be promptly returned to the dissenting stockholders by the Company. If the Company and any dissenting stockholder cannot agree upon the “fair cash value” of a share of Company common stock, either the Company and the dissenting stockholder may, within three months after service of demand by the stockholder, file a petition in the Court of Common Pleas of Richland County, Ohio, for a determination of the “fair cash value” of such dissenting stockholder’s shares of Company common stock.

Company stockholders considering seeking payment of fair cash value of their shares of Company common stock should be aware that the “fair cash value” of their shares as determined pursuant to Section 1701.85 of the OGCL could be more than, the same as, or less than the value of the consideration they would receive pursuant to the merger if they did not seek payment of fair cash value of their shares of Company common stock. The fair cash value of a share of Company common stock to which a dissenting stockholder is entitled under Section 1701.85 will be determined as of the day prior to the vote of the Company stockholders. If the shares of Company common stock are listed on a national securities exchange, such as the NYSE, immediately before the effective time, the “fair cash value” pursuant to Section 1701.85 of the OGCL will be the closing sale price of the shares of Company common stock as of the close of trading on the day before the vote of the Company stockholders.

Investment banker opinions to company boards of directors regarding the fairness from a financial point of view of the consideration payable in a transaction, such as the merger, are not opinions regarding, and do not address, “fair cash value” under Section 1701.85.

If a Company stockholder exercises his, her or its dissenters’ rights under Section 1701.85, all other rights with respect to such Company stockholder’s shares of Company common stock will be suspended until the Company purchases the shares, or the right to receive the fair cash value is otherwise terminated. All rights of the dissenter with respect to the dissenter’s shares of Company common stock will be reinstated should the right to receive the fair cash value be terminated other than by the purchase of such shares.

Failure to comply strictly with all of the procedures set forth in Section 1701.85 of the OGCL will result in the loss of a stockholder’s statutory appraisal rights. Consequently, any Company stockholder wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights. To the extent there are any inconsistencies between the foregoing summary and Section 1701.85 of the OGCL, Section 1701.85 of the OGCL will govern.

The foregoing description of the procedures to be followed in exercising dissenters’ rights available to holders of Company common stock pursuant to Section 1701.85 of the OGCL may not be complete and is qualified in its entirety by reference to the full text of Section 1701.85 and Section 1701.84 attached as Annex D to this proxy statement.

ADVISORY VOTE ON MERGER-RELATED COMPENSATION FOR THE COMPANY’S NAMED EXECUTIVE OFFICERS

This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each named executive officer of the Company that is based on or otherwise relates to the merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section we use such term to describe the merger-related compensation payable to our named executive officers. The merger-related compensation payable to these individuals is the subject of a non-binding, advisory vote of the Company stockholders, as described below in this section.

The estimated value of the payments and benefits that the Company’s named executive officers will receive in connection with the merger is quantified below in accordance with Item 402(t) of Regulation S-K. The estimated values are based on (i) an assumption that the consummation of the merger occurs on May 31, 2017 (the latest practicable date determined in accordance with Item 402(t) of Regulation S-K); (ii) the merger consideration; (iii) salary levels as of the date of this proxy statement; (iv) the number of unvested Company equity awards held by the named executive officers as of the date of this proxy statement, assuming a closing date of May 31, 2017; and (v) termination of each named executive officer’s employment without “cause” (or continued employment by the executive for 120 calendar days) immediately after the consummation of the merger. See “The Merger Agreement—Treatment of Company Equity Awards” for the definition of “cause.”

Depending on when the merger occurs, certain Company equity awards that would be unvested as of May 31, 2017 and included in the table below may vest independently of the merger pursuant to their terms based on continued service with the Company. In addition, the amounts indicated below are estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement, and do not reflect certain compensation actions that may occur before the consummation of the merger. As a result, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below. All dollar amounts have been rounded to the nearest whole dollar.

Golden Parachute Compensation

Name(1)	Cash ($)(2)	Equity ($)(3)	Total ($)
James V. Smith	$973,992	$960,000	$1,933,992
Richard A. Kraemer	$0	$0	$0
John F. Macke	$699,651	$106,664	$806,315
Steve Landes	$614,889	$0	$614,889
Robert B. Eastep	$0	$0	$0
Michael J. McElroy	$0	$0	$0

(1)	Mr. Kraemer currently serves as a non-employee director of the Company. Mr. Kraemer is included in this Golden Parachute Table because he served as the Company’s interim Chief Executive Officer from September 10, 2015 until April 18, 2016 and is therefore required to be included in the Company’s compensation disclosure to be filed with respect to the year ending on December 31, 2016. Prior to Mr. Kraemer’s appointment as interim Chief Executive Officer, James J. Cutillo served as the Company’s Chief Executive Officer. Mr. Cutillo resigned his employment on September 10, 2015 and is not receiving any compensatory payments in connection with the merger. Messrs. Eastep and McElroy are included in this Golden Parachute Table because they were named executive officers included in the Company’s most recent filing under the Exchange Act that required disclosure pursuant to Item 402(m)(ii) of Regulation S-K; however, they are no longer employed by the Company, and they are not receiving any compensatory payments in connection with the merger. Messrs. Macke and Landes are included in this Golden Parachute Table because, although they were not named executive officers included in the Company’s most recent filing under the Exchange Act that required disclosure pursuant to Item 402(m)(ii) of Regulation S-K, they are expected to be treated as named executive officers for purposes of the Company’s Item 402(m)(ii) disclosure for the fiscal year ended December 31, 2016.

(2)	Amount reflects the sum of (x) a cash severance payment equal to two times base salary in effect as of the date of this filing payable to Messrs. Smith, Macke and Landes upon the termination of their employment without cause (as such term is defined above under “The Merger—Interests of Certain Persons in the Merger—Employment Arrangements with Executive Officers”) or their continued employment with the Company for 120 calendar days following the effective time, which is equal to $904,200 for Mr. Smith, $652,976 for Mr. Macke and $600,000 for Mr. Landes, and (y) the 2017 closing bonus payment, which equals 50% of the amount accrued through the effective time in respect of their 2017 bonuses. For purposes of this table, the 2017 bonus accrual amount is based on 2016 actual bonus amounts and is equal to $69,792 for Mr. Smith, $46,675 for Mr. Macke and $14,889 for Mr. Landes. The 2017 Closing Bonus Payment and the cash severance payment are “single-trigger” and will be paid to Messrs. Smith, Macke and Landes following the closing as described above under “The Merger—Interests of Certain Persons in the Merger—Employment Arrangements with Executive Officers.”

In order to receive the cash severance upon the termination of their employment without cause, the named executive officers must execute a release of claims in favor of the Company and comply with the terms of the applicable restrictive covenants described above under “The Merger—Interests of Certain Persons in the Merger—Employment Agreements with Executive Officers.”

(3)	Amounts reflect the “single-trigger” payments that will be made in respect of 120,000 unvested RSUs held by Mr. Smith and 13,333 unvested RSUs held by Mr. Macke, in each case as described above under “The Merger—Interests of Certain Persons in the Merger—Treatment of the Company’s Equity Award,” and in each case based on the number of unvested equity awards held as of the date of this filing, assuming a closing date of May 31, 2017 and taking into account the vesting of awards in accordance with their terms independent of the merger prior to the assumed closing date. These amounts do not include stock options for which the exercise price is greater than the merger consideration, which will be cancelled for no consideration at the effective time, or restricted stock units that have become non-forfeitable independent of the merger as of May 31, 2017.

Merger-Related Compensation Proposal

Pursuant to Section 14A of the Exchange Act and Rule 14a-21(c) thereunder, the Company is seeking a non-binding, advisory stockholder approval of the compensation of the Company’s named executive officers that is based on or otherwise relates to the merger as disclosed above in this section. The proposal gives the Company stockholders the opportunity to express their views on the merger-related compensation of Company’s named executive officers.

Accordingly, the Company is requesting stockholders to adopt the following resolution, on a non-binding, advisory basis:

“RESOLVED, that the compensation that will or may be paid or become payable to the Company’s named executive officers, in connection with the merger, and the agreements or understandings pursuant to which such compensation will or may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in ‘Advisory Vote on Merger-Related Compensation for the Company’s Named Executive Officers—Golden Parachute Compensation,’ are hereby APPROVED.”

Approval of this proposal is not a condition to the consummation of the merger, and the vote with respect to this proposal is advisory only and will not be binding on the Company or Home Point. If the merger is consummated, the merger-related compensation may be paid to the Company’s named executive officers to the extent payable in accordance with the terms of the compensation agreements and arrangements even if the Company stockholders fail to approve the advisory vote regarding merger-related compensation.

The Company board recommends that the Company stockholders vote “FOR” the compensation proposal.

MARKET PRICE AND DIVIDENDS

The Company common stock is listed for trading on the NYSE under the symbol “SGM.” On March 20, 2017, the most recent practicable date before this proxy statement was mailed to our stockholders, there were 732 holders of record. The table below shows the high and low sales prices of Company common stock, as reported on the NYSE, for the periods indicated.

	Stonegate Mortgage Corporation Common Stock
	High	Low
Fiscal Year 2014
First quarter	$17.18	$14.03
Second quarter	$15.63	$11.81
Third quarter	$15.35	$12.42
Fourth quarter	$14.57	$11.40

Fiscal Year 2015
First quarter	$12.06	$9.34
Second quarter	$11.60	$9.65
Third quarter	$10.23	$6.08
Fourth quarter	$7.64	$4.52

Fiscal Year 2016
First quarter	$5.98	$3.61
Second quarter	$6.28	$3.21
Third quarter	$4.66	$3.16
Fourth quarter	$5.97	$3.72

Fiscal Year 2017
January 1, 2017 through March 23, 2017	$7.91	$5.76

The Company has never declared or paid dividends on Company common stock and does not expect to declare or pay any dividends in the foreseeable future.

At the effective time, each share of Company common stock issued and outstanding immediately prior to the effective time (except for excluded shares) will be converted into the right to receive the merger consideration of $8.00 in cash without interest. The merger consideration represents a premium of approximately 34.4% over $5.95, the closing price of Company common stock on the NYSE on January 26, 2017, the last trading day prior to the public announcement of the merger agreement, and a premium of approximately 46.2% over $5.47, the Company’s 30-trading-day volume-weighted average trading price for the 30-trading-day period ended January 26, 2017.

On March 23, 2017, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for Company common stock on the NYSE was $7.88 per share. You are encouraged to obtain current market quotations for Company common stock in connection with voting your shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of March 23, 2017, there were 25,854,022 shares of Company common stock issued and outstanding. Only Company stockholders of record at the close of business on the record date will be entitled to vote at the special meeting or any adjournment or postponement thereof.

The Company has determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below and disregarding the voting agreements, the Company believes, based on the information furnished to us, that the persons and entities named in the tables below have voting and investment power with respect to all shares of Company common stock that they beneficially own, subject to applicable community property laws. A person is deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days from the date of determination. The footnotes to the tables indicate how many shares each person has the right to acquire within 60 days of March 23, 2017, along with any Company equity awards that vest through May 2017. The Company has based the calculation of the percentage of beneficial ownership on 25,854,022 shares of Company common stock outstanding as of March 23, 2017.

In computing the number of shares of Company common stock beneficially owned by a person identified in the table below and the percentage ownership of such person, the Company deemed outstanding Company common stock subject to options, restricted stock units or warrants held by that person that are currently exercisable or exercisable within 60 days of March 23, 2017, along with any Company equity awards that vest through May 2017. The Company did not deem those shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Security Ownership of Certain Beneficial Owners

The following table sets forth the Company common stock beneficially owned as of March 23, 2017 by each stockholder known to the Company, based on public filings made with the SEC, to beneficially own 5% or more of the Company’s outstanding common stock. The following table does not include shares for which Home Point may be deemed to have beneficial ownership as a result of the voting agreements.

Name and Address of Beneficial Owner	Shares Beneficially Owned
	Number	Percentage
Affiliates of Long Ridge Equity Partners, LLC (1) 1120 Avenue of the Americas, Suite 1807 New York, New York 10036	7,460,000	28.57%

American Financial Group, Inc. (2) Great American Insurance Group Tower 301 East Fourth Street Cincinnati, Ohio 45202	2,572,111	9.95%

Long Pond Capital GP, LLC (3) 527 Madison Avenue, 15th Floor New York, New York 10022	2,512,225	9.72%

Second Curve Capital, LLC (4) 350 5th Avenue, Suite 4730 New York, New York 10118	1,833,909	7.09%

(1)

Includes (a) 6,930,757 shares of Company common stock currently held of record by Stonegate Investors Holdings, LLC, (b) 91,984 shares of Company common stock currently held of record by Long Ridge Equity Partners, LLC, (c) 104,691 shares of Company common stock currently held of record by Long Ridge Equity Partners I, LP, (d) 33,239 shares of Company common stock currently held of record by Long Ridge Offshore Subsidiary Holdings, LLC, (e) 40,960 shares of Company common stock currently held of record by Long Ridge Capital Management, LP, (f) 15,748 restricted stock units granted to Long Ridge Capital Management, LP under the 2013 Non-Employee Director Plan that vest on May 27, 2017, (g) 238,715 shares of Company common stock available for immediate purchase at $18.00 per share by Stonegate Investors Holdings pursuant to a warrant agreement, dated as of March 29, 2013, with the Company, and (h) 3,906 shares of Company common stock available for immediate purchase at $18.00 per share by Long Ridge Equity Partners, LLC pursuant to the exercise of warrants described above.

(2)	American Financial Group Inc. is the parent company of the following subsidiaries which own 2,572,111 shares of Company common stock: (a) Great American Insurance Company, an Ohio corporation; (b) Great American Life Insurance Company, an Ohio corporation; and (c) National Interstate Insurance Company, an Ohio corporation.

(3)	Long Pond Capital GP, LLC, as the general partner of Long Pond Capital, LP, may direct the vote and disposition of the 2,512,225 shares of Company common stock held by Long Pond Capital GP, LLC. As the principal of Long Pond Capital, LP Mr. John Khoury may also direct the vote and disposition of the 2,512,225 shares of Company common stock. Long Pond Capital, LP, Long Pond Capital GP, LLC and John Khoury each have shared voting and dispositive power with respect to such shares.

(4)	Second Curve Capital, LLC and Thomas K. Brown, its managing member, have shared voting power and shared power to direct the disposition of 1,833,909 shares of Company common stock.

Security Ownership of Management and Directors

The following table sets forth information about the beneficial ownership of Company common stock for each named executive officer, each director and all executive officers and directors as a group.

Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o Stonegate Mortgage Corporation, 9190 Priority Way West Drive, Suite 300, Indianapolis, IN 46240.

Name and Address of Beneficial Owner	Shares Beneficially Owned
	Number	Percentage
Named Executive Officers and Directors:
James V. Smith	50,000	*
Richard Kraemer (5)	274,688	1.05%
Sam Levinson (6)	1,961,707	7.58%
J. Scott Mumphrey (7)	296,929	1.15%
Richard A. Mirro (8)	129,848	*
Steve Landes (9)	365,813	1.41%
John Macke (10)	87,417	*
David Kress	1,250	*
Kevin Bhatt (11)	7,460,000	28.57%
James G. Brown (11)	7,460,000	28.57%
All directors and executive officers as a group (10 persons)	10,654,864	40.00%

*	Less than 1%.
(5)	Includes immediately exercisable options to purchase 17,944 shares of Company common stock with an exercise price of $18.00 per share granted under the 2013 Omnibus Plan, which vests in four equal installments beginning May 15, 2014 and ending May 15, 2017, 7,874 restricted stock units granted under the 2013 Non-Employee Director Plan that vest on May 27, 2017, and 178,891 restricted stock units granted under the 2013 Non-Employee Director Plan that become non-forfeitable on April 27, 2017.

(6)	Represents 694,567 shares of Company common stock owned by Diaco Investments LP, 1,042,140 shares of Company common stock currently held of record by Glick Pluchenik 2011 Trust, 35,156 shares of

Company common stock available for immediate purchase at $18.00 per share by Glick Pluchenik 2011 Trust pursuant to a warrant agreement, dated as of March 29, 2013, with the Company, and 225,000 shares of Company common stock owned by Chichester Fund Limited.

(7)	Includes 7,874 restricted stock units granted under the 2013 Non-Employee Director Plan that vest on May 27, 2017.

(8)	Includes immediately exercisable options to purchase 101,494 shares of Company common stock with an exercise price of $3.97 per share granted under the 2011 Plan and 7,874 restricted stock units granted under the 2013 Non-Employee Director Plan that vest on May 27, 2017.

(9)	Includes exercisable options to purchase 89,722 shares of Company common stock with an exercise price of $18.00 per share granted under the 2013 Omnibus Plan, which vests in four equal installments beginning May 15, 2014 and ending May 15, 2017.

(10)	Includes exercisable options to purchase 80,750 shares of Company common stock with an exercise price of $18.00 per share granted under the 2013 Omnibus Plan, which vests in four equal installments beginning May 15, 2014 and ending May 15, 2017.

(11)	Messrs. Bhatt and Brown are each principals and officers of certain affiliates of Long Ridge Equity Partners, LLC, whose ownership is detailed in footnote (1) above. Each of Messrs. Bhatt and Brown may be deemed to be the beneficial owner of, and have control over, the Company common stock owned by Long Ridge Equity Partners, LLC and its affiliates.

DELISTING AND DEREGISTRATION OF COMPANY STOCK

Company common stock is currently listed on the NYSE under the symbol “SGM.” If the merger is consummated, Company common stock will be delisted from the NYSE and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC on account of Company common stock. The Company will cease to be an independent public company and will become a wholly owned subsidiary of Home Point. You will no longer have any ownership interest in the Company.

OTHER MATTERS

The Company does not know of any business to be presented for action at the special meeting other than those items referred to herein. If any other matters properly come before the special meeting or any adjournment thereof, it is intended that the proxies will be voted in respect thereof by and at the discretion of the persons named as proxies on the proxy card.

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

The SEC has adopted rules that permit companies and intermediaries (such as banks, brokers and other holders of record) to satisfy the delivery requirement for proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the proxy materials addressed to all stockholders at that address, unless the affected stockholder has provided contrary instructions to such company or intermediary, as applicable. This process is commonly known as “householding.” To conserve resources and reduce expenses, we consolidate materials under these rules when possible.

Certain brokerage firms, banks or similar entities holding Company common stock for their customers may household notices or proxy materials. Stockholders sharing an address whose shares of our common stock are held in “street name” should contact their bank, broker or other holder of record if they wish to receive separate copies of these materials in the future or if they are receiving multiple copies and wish to receive only one copy per household in the future. The Company will also promptly deliver a separate copy of the notice or proxy materials if you contact us at the following address or telephone number: Stonegate Mortgage Corporation, Investor Relations, 9190 Priority Way West Drive, Suite 300, Indianapolis, IN 46240, telephone (317) 663-5100.

STOCKHOLDER PROPOSALS

If the merger is consummated, we will not have public stockholders and there will be no public participation in any future meeting of stockholders. However, if the merger is not consummated prior to our 2017 annual meeting of stockholders, we expect to hold a 2017 annual meeting and will provide notice of or otherwise publicly disclose the date on which such meeting will be held. If we have public stockholders at the time of our 2017 annual meeting, the following deadlines apply to the submission of stockholder proposals.

Any stockholder who meets the requirements of the proxy rules under the Exchange Act may submit to the Company board proposals to be considered for submission to the stockholders at, and included in the proxy materials for, our 2017 annual meeting. However, to be considered for inclusion in the proxy statement for the 2017 annual meeting, stockholder proposals submitted in accordance with the SEC’s Rule 14a-8 needed to be received by the Company’s Secretary, at the Company’s principal office at 9190 Priority Way West Drive, Suite 300, Indianapolis, IN 46240, by January 7, 2017.

The Company’s amended and restated code of regulations provides an advance notice procedure for a Company stockholder to properly bring business before an annual meeting or to nominate any person for election to the Company board. The Company stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company no fewer than 60 nor more than 90 days prior to the date of the 2017 annual meeting, provided, however, that in the event that public announcement of the date of the 2017 annual meeting is not made at least 75 calendar days prior to the date of the 2017 annual meeting and the 2017 annual meeting is held on a date more than 10 calendar days before or after the first anniversary of the 2016 annual meeting, in order to be timely, notice by the Company stockholder must be received not later than the close of business on the tenth day following the day on which public announcement of the date of the 2017 annual meeting is first made.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any reports, proxy statements or other information on file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1(800) SEC-0330 for further information regarding its public facilities. The Company’s SEC filings are available to the public from commercial document retrieval services and are also available at the Internet website maintained by the SEC at https://www.sec.gov. You may also retrieve the Company’s SEC filings at its Internet website at http://www.stonegatemtg.com under the heading “Investor Relations” and then under the heading “SEC Filings.” The information contained on our Internet website, or any other Internet site described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this proxy statement.

Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC’s rules allow the Company to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement from the date those documents are filed, except for any information superseded by information contained directly in this proxy statement. The Company has filed the documents listed below with the SEC under the Exchange Act, and these documents are incorporated herein by reference (other than information in such documents that is furnished and not deemed to be filed):

•	Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 9, 2016; and

•	Current Reports on Form 8-K, filed with the SEC on January 27, 2017 and March 13, 2017.

All documents that the Company files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this proxy statement to the date on which the special meeting is held, including any adjournments or postponements (other than information in such documents that is furnished and not deemed to be filed) shall also be deemed to be incorporated by reference into this proxy statement from the date of filing of those documents.

You may obtain any of the documents incorporated by reference from the SEC’s Internet website described above. Documents incorporated by reference in this proxy statement are also available from the Company without charge, excluding all exhibits unless specifically incorporated by reference in such documents. Stockholders may obtain documents incorporated by reference in this proxy statement by requesting them in writing or by telephone from the Company at the following address:

Stonegate Mortgage Corporation

Attention: Secretary

9190 Priority Way West Drive, Suite 300

Indianapolis, IN 46240

Telephone: (317) 663-5100

If you would like to request documents, please do so by April 20, 2017 to receive them before the special meeting. If you request any incorporated documents, the Company undertakes to mail them to you by first-class mail, or another equally prompt means, within one business day of receipt of your request.

You should rely only on the information contained in this proxy statement, including the annexes attached hereto or the information incorporated by reference herein, to vote your Company common stock at the special meeting. The Company has not authorized anyone to provide you with information that differs from that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. This proxy statement is dated March 27, 2017. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders will not create any implication to the contrary.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

HOME POINT FINANCIAL CORPORATION,

LONGHORN MERGER SUB, INC.

and

STONEGATE MORTGAGE CORPORATION

Dated as of January 26, 2017

A-i

A-ii

Exhibit A            Form of Voting Agreement

A-iii

INDEX OF DEFINED TERMS

Page
Acceptable Confidentiality Agreement	A-38
Acquisition Proposal	A-45
affiliate	A-47
Agency Approvals	A-31
Agreement	A-1
Applicable Requirements	A-21
Barclays	A-11
business day	A-47
Certificate	A-2
Certificate of Merger	A-2
Closing	A-1
Closing Date	A-1
Code	A-1
Commitment Letter	A-26
Company	A-1
Company Adverse Recommendation Change	A-39
Company Benefit Plans	A-13
Company Charter	A-3
Company Code of Regulations	A-4
Company Common Stock	A-2
Company Contract	A-17
Company Disclosure Schedule	A-6
Company Equity Awards	A-3
Company Equity Securities	A-8
Company Indemnified Parties	A-36
Company Material Adverse Effect	A-6
Company Meeting	A-8
Company Mortgage Loan	A-21
Company Preferred Stock	A-7
Company Qualified Plans	A-13
Company Real Property	A-18
Company Recommendation	A-8
Company Reports	A-9
Company RSU	A-3
Company Stock Option	A-3
Company Stock Plans	A-3
Company Systems	A-19
Company Voting Debt	A-7
Confidentiality Agreement	A-34
Continuation Period	A-35
Continuing Employees	A-35
Contract	A-9
Custodial Account	A-23
Data Security Requirements	A-19
Dissenting Shares	A-5
dollars or $	A-47
Effect	A-6

A-iv

Page
Effective Time	A-2
Enforceability Exceptions	A-8
Environmental Laws	A-18
ERISA	A-13
ERISA Affiliate	A-13
Exchange Act	A-9
Exchange Agent	A-4
Exchange Fund	A-4
Excluded Shares	A-2
FBR	A-11
Funds	A-26
GAAP	A-6
Governmental Entity	A-9
HSR Act	A-9
Intellectual Property	A-19
Intervening Event	A-40
Intervening Event Adverse Recommendation Change	A-39
IRS	A-13
knowledge	A-47
Laws	A-14
Lease	A-18
Licenses	A-15
Liens	A-8
made available	A-47
Material Subsidiaries	A-38
Merger	A-1
Merger Consideration	A-2
Merger Sub	A-1
Merger Sub Common Stock	A-3
Mortgage Agency	A-15
Mortgage Loan	A-15
Multiemployer Plan	A-13
New Plans	A-35
New York Stock Exchange	A-10
Nonperforming Loan	A-22
Notifying Party	A-37
OGCL	A-1
Order	A-42
Parent	A-1
Parent Disclosure Schedule	A-24
Parent Material Adverse Effect	A-24
Parent Related Parties	A-50
Permitted Encumbrances	A-18
person	A-47
Pipeline Loans	A-22
Premium Cap	A-36
Proxy Statement	A-9
Regulatory Agencies	A-15
Related Escrow Accounts	A-23

A-v

Page
Related Party Contract	A-19
Representatives	A-37
Requisite Company Vote	A-8
Sarbanes-Oxley Act	A-9
SEC	A-9
Securities Act	A-9
Servicing Agreement	A-15
Servicing Rights	A-21
Servicing Tape	A-23
State Required Regulatory Approvals	A-31
Stockholders	A-4
Stone Point	A-33
Subsidiary	A-7
Superior Proposal	A-40
Superior Proposal Event	A-39
Surviving Corporation	A-1
Takeover Statute	A-20
TAP Plan	A-1
TAP Plan Preferred Stock	A-2
Tax	A-12
Tax Return	A-13
Taxes	A-12
Termination Date	A-44
Termination Fee	A-45
Third Party Consent	A-31
Transaction Litigation	A-41
Voting Agreement	A-1
Warrants	A-7

A-vi

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of January 26, 2017 (this “Agreement”), by and among HOME POINT FINANCIAL CORPORATION, a New Jersey corporation (“Parent”), LONGHORN MERGER SUB, INC., an Ohio corporation and wholly owned subsidiary of Parent (“Merger Sub”), and STONEGATE MORTGAGE CORPORATION, an Ohio corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Boards of Directors of each of Parent, Merger Sub and the Company have (a) determined that it is advisable and fair to, and in the best interests of, their respective companies and their stockholders to consummate the transactions contemplated by this Agreement, pursuant to which Merger Sub will, subject to the terms and conditions set forth herein, merge with and into the Company (the “Merger”) and (b) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger;

WHEREAS, concurrently with the execution of this Agreement, Parent and certain directors, executive officers and stockholders of the Company are entering into voting and support agreements dated as of the date hereof (each, a “Voting Agreement”), in substantially the form attached as Exhibit A;

WHEREAS, (a) the Company has certain net operating losses for United States federal income Tax purposes; (b) Parent and the Company desire to avoid an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986 (the “Code”), prior to the consummation of the Merger and (c) in furtherance of such objective and as a condition to the willingness of Parent to enter into the Merger Agreement and as an inducement and in consideration therefor, concurrently with the execution of this Agreement, the Company and Broadridge Corporate Issuer Solutions, Inc. are entering into a Tax Asset Protection Plan (the “TAP Plan”); and

WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

THE MERGER

1.1 The Merger. Subject to the terms and conditions of this Agreement, in accordance with the General Corporation Law of the State of Ohio (the “OGCL”), at the Effective Time, Merger Sub shall merge with and into the Company. The Company shall be the surviving corporation (hereinafter sometimes referred to in such capacity as the “Surviving Corporation”) in the Merger, and shall continue its corporate existence under the Laws of the State of Ohio unaffected by the Merger. Upon consummation of the Merger, the separate corporate existence of Merger Sub shall terminate.

1.2 Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) will take place at 10:00 a.m. New York City time at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York, on a date which shall be no later than three (3) business days after the satisfaction or waiver (subject to applicable Law) of the latest to occur of the conditions set forth in Article VII hereof (other than those conditions that by their nature can only be satisfied at the Closing, but subject to the satisfaction or waiver thereof), unless another time, date or place is agreed to in writing by the parties (the “Closing Date”).

1.3 Effective Time. The Merger shall become effective as set forth in the certificate of merger to be filed with the Secretary of State of the State of Ohio on the Closing Date (the “Certificate of Merger”). The term “Effective Time” shall be the date and time when the Merger becomes effective, as set forth in the Certificate of Merger.

1.4 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in this Agreement and the applicable provisions of the OGCL.

1.5 Conversion of Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holder of any of the following securities:

(a) Subject to the last sentence of Section 1.5(b) and Section 2.4, each share of the common stock, par value $0.01 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time, other than Excluded Shares, shall be automatically converted into the right to receive an amount in cash equal to $8.00, without interest (the “Merger Consideration”). As used in this Agreement, the term “Excluded Shares” means, collectively, (i) shares of Company Common Stock owned by the Company as treasury stock or owned by any Subsidiary of the Company, Parent or any Subsidiary of Parent immediately prior to the Effective Time and (ii) Dissenting Shares (as defined and to the extent provided in Section 2.4). In the event that the Company issues shares of any series of preferred stock (“TAP Plan Preferred Stock”) in lieu of Company Common Stock pursuant to the TAP Plan prior to the Effective Time, each such one ten-thousand of a share of TAP Plan Preferred Stock issued and outstanding immediately prior to the Effective Time, if any, shall be automatically converted into the right to receive an amount in cash equal to the Merger Consideration, as adjusted pursuant to the last sentence of Section 1.5(b), and such amount shall be considered Merger Consideration for purpose of this Agreement.

(b) At the Effective Time, all shares of Company Common Stock (other than Excluded Shares) shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each certificate (each, a “Certificate,” it being understood that any reference herein to “Certificate” shall be deemed to include reference to non-certificated book-entry account arrangements for the ownership of shares of Company Common Stock) previously representing any such shares of Company Common Stock shall thereafter represent only the right to receive the Merger Consideration pursuant to this Section 1.5. Certificates previously representing shares of Company Common Stock shall be exchanged for the Merger Consideration upon the surrender of such Certificates in accordance with Section 2.2, without any interest thereon. If, prior to the Effective Time, the outstanding shares of capital stock of the Company (or any other securities convertible therefor or exchangeable thereto) shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of any reclassification, recapitalization, reorganization, stock split (including a reverse stock split), subdivision, combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period, merger or other similar change in capitalization (including the issuance of Company Common Stock or TAP Plan Preferred Stock pursuant to the TAP Plan or otherwise as a result of any exercise of Rights (as defined in the TAP Plan)), the Merger Consideration shall be equitably adjusted to reflect such change (it being further understood, for the avoidance of doubt, that, other than as a result of the vesting or exercise of any Company Equity Awards (as defined below), or any action that is otherwise permitted by this Agreement, in no event shall Parent be obligated to pay an aggregate Merger Consideration amount that is higher than the aggregate Merger Consideration as of the date hereof); provided that nothing in this Section 1.5(b) shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

(c) Notwithstanding anything in this Agreement to the contrary, at the Effective Time, all Excluded Shares shall automatically be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor, subject to any rights that a holder of Dissenting Shares may have under Section 2.4 or the OGCL.

1.6 Merger Sub Common Stock. At and after the Effective Time, each share of common stock of Merger Sub, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time (“Merger Sub Common Stock”) shall be converted into one issued and outstanding share of common stock of the Surviving Corporation.

1.7 Treatment of Company Equity Awards.

(a) At the Effective Time, except as otherwise agreed to in writing between a holder of a Company Stock Option (as defined below) and Parent, each option granted by the Company to purchase shares of Company Common Stock under the Company 2016 Omnibus Incentive Plan, the Company 2013 Omnibus Incentive Compensation Plan, the Company 2013 Non-Employee Director Plan and the Company Amended and Restated 2011 Omnibus Incentive Plan (collectively, the “Company Stock Plans”), whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time (a “Company Stock Option”) shall, automatically and without any required action on the part of the holder thereof, be cancelled and shall entitle the holder of such Company Stock Option to receive (without interest), as soon as reasonably practicable after the Effective Time (but in any event no later than the Company’s first regularly scheduled payroll date that is at least five (5) business days after the Effective Time), an amount in cash equal to the product of (x) the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time multiplied by (y) the excess, if any, of (A) the Merger Consideration over (B) the exercise price per share of Company Common Stock of such Company Stock Option, less applicable Taxes required to be withheld with respect to such payment. For the avoidance of doubt, any Company Stock Option which has an exercise price per share of Company Common Stock that is greater than or equal to the Merger Consideration shall be cancelled at the Effective Time for no consideration or payment.

(b) At the Effective Time, except as otherwise agreed to in writing between a holder of a Company RSU (as defined below) and Parent, (i) any vesting conditions applicable to each outstanding restricted stock unit subject only to service-based vesting conditions (a “Company RSU”) under the Company Stock Plans, shall, automatically and without any required action on the part of the holder thereof, accelerate in full, and (ii) each Company RSU shall, automatically and without any required action on the part of the holder thereof, be cancelled and shall entitle the holder of such Company RSU to receive (without interest), as soon as reasonably practicable after the Effective Time (but in any event no later than the Company’s first regularly scheduled payroll date that is at least five (5) business days after the Effective Time), an amount in cash equal to (x) the number of shares of Company Common Stock subject to such Company RSU immediately prior to the Effective Time multiplied by (y) the Merger Consideration, less applicable Taxes required to be withheld with respect to such payment; provided, that with respect to any Company RSUs that constitute nonqualified deferred compensation subject to section 409A of the Code and that are not permitted to be paid at the Effective Time without triggering a Tax or penalty under section 409A of the Code, such payment shall be made at the earliest time permitted under the applicable Company Stock Plan and award agreement that will not trigger a Tax or penalty under section 409A of the Code.

(c) At or prior to the Effective Time, the Company, the Board of Directors of the Company and its Compensation Committee, as applicable, shall adopt any resolutions and take any actions that are reasonably necessary to effectuate the treatment of the Company Stock Options and Company RSUs (collectively, the “Company Equity Awards”) pursuant to this Section 1.7. The Company shall take all actions reasonably necessary to ensure that from and after the Effective Time neither Parent nor the Surviving Corporation will be required to deliver shares of Company Common Stock or other capital stock of the Company to any person pursuant to or in settlement of Company Equity Awards.

1.8 Articles of Incorporation of Surviving Corporation. At the Effective Time, the amended and restated articles of incorporation of the Company (the “Company Charter”), as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation without any amendment or modification until thereafter amended in accordance with applicable Law.

1.9 Code of Regulations of Surviving Corporation. At the Effective Time, the amended and restated code of regulations of the Company (the “Company Code of Regulations”), as in effect immediately prior to the Effective Time, shall be the code of regulations of the Surviving Corporation until thereafter amended in accordance with applicable Law.

ARTICLE II

EXCHANGE OF CERTIFICATES AND PAYMENT OF COMPANY EQUITY AWARDS

2.1 Parent to Make Merger Consideration Available. At or prior to the Effective Time, subject to the terms of this Agreement, Parent shall deposit, or shall cause to be deposited, with an exchange agent (the “Exchange Agent”) selected by Parent with the Company’s prior approval (such approval not to be unreasonably withheld, delayed or conditioned) and engaged pursuant to an agreement in a form reasonably acceptable to the Company, for the benefit of the holders of Company Common Stock (the “Stockholders”), a cash amount in immediately available funds equal to the aggregate Merger Consideration payable in respect of all shares of Company Common Stock (other than Excluded Shares) issued and outstanding immediately prior to the Effective Time (such cash amount being hereinafter referred to as the “Exchange Fund”), to be paid to the Stockholders in accordance with the procedures set forth in Section 2.2.

2.2 Delivery of Merger Consideration.

(a) As promptly as practicable after the Effective Time, but in no event later than three (3) business days thereafter, Parent shall cause the Exchange Agent to mail to each holder of record of one or more Certificates representing shares of Company Common Stock (other than Excluded Shares) immediately prior to the Effective Time that have been converted at the Effective Time into the right to receive the Merger Consideration pursuant to Section 1.5(a), a letter of transmittal (which shall be in customary form, specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates (or, in the case of book-entry account arrangements, a customary “agent’s message”) to the Exchange Agent, and contain such other provisions as Parent, the Company and the Exchange Agent may reasonably agree) and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a check representing a cash amount in immediately available funds equal to (x) the number of shares of Company Common Stock represented by such Certificate multiplied by (y) the Merger Consideration, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable to holders of Certificates. Until surrendered as contemplated by this Section 2.2 and subject to Section 2.4, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive, upon surrender, the Merger Consideration.

(b) In the event of a transfer of ownership of a Certificate representing Company Common Stock that is not registered in the stock transfer records of the Company, the proper amount of cash shall be paid to a person other than the person in whose name the Certificate so surrendered is registered if the Certificate formerly representing such Company Common Stock shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other similar Taxes required by reason of the payment to a person other than the registered holder of the Certificate or establish to the satisfaction of Parent that the Tax has been paid or is not applicable.

(c) After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for the Merger Consideration to be paid in consideration therefor in accordance with the procedures in this Section 2.2.

(d) Any portion of the Exchange Fund (including any interest received with respect thereto) that remains unclaimed by the Stockholders for 180 days after the Effective Time shall be paid to Parent. Any former Stockholders who have not theretofore complied with this Section 2.2 shall thereafter look only to Parent for payment of the Merger Consideration, without any interest thereon, upon due surrender of their Certificates. Notwithstanding the foregoing, none of Parent, Merger Sub, the Company, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former Stockholder for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar Laws. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates immediately prior to such time on which the Exchange Fund would otherwise escheat to, or become the property of, any Governmental Entity will, to the extent permitted by applicable Law, become the property of Parent (or, at Parent’s election, the Surviving Corporation), free and clear of all claims or interest of any person previously entitled thereto.

(e) Parent, Merger Sub and the Surviving Corporation shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from the Merger Consideration (or any other consideration otherwise payable pursuant to this Agreement) such amounts as Parent, Merger Sub and the Surviving Corporation, as the case may be, are required to deduct and withhold under the Code or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld by Parent, Merger Sub, the Surviving Corporation or the Exchange Agent, as the case may be, and paid over to the appropriate Governmental Entity, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which the deduction and withholding was made by Parent, Merger Sub, the Surviving Corporation or the Exchange Agent, as the case may be.

(f) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such amount as Parent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration pursuant to this Agreement.

2.3 Payment of Company Equity Awards. Parent shall take all actions necessary so that, no later than the Company’s first regularly scheduled payroll date that is at least five (5) business days after the Effective Time, the Surviving Corporation shall pay or cause to be paid to each holder of a Company Equity Award the amounts to which such holder is entitled as determined in accordance with Section 1.7 through the payroll system of the Surviving Corporation or its applicable Subsidiary, to the extent permitted thereby. In the event that the Surviving Corporation has insufficient cash to make such payment to each holder of Company Equity Awards, Parent shall pay such amounts or provide to the Surviving Corporation sufficient cash to pay such amounts.

2.4 Dissenting Shares.

(a) Notwithstanding anything to the contrary set forth in this Agreement, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of, or consented to, the adoption of this Agreement and has complied with all of the provisions of the OGCL concerning the rights of holders of shares of Company Common Stock to require payment of fair cash value of such Company Common Stock (collectively, the “Dissenting Shares”), in accordance with Sections 1701.84 and 1701.85 of the OGCL, shall not be converted into a right to receive the Merger Consideration but shall instead be entitled to payment of such consideration as may be determined to be due in accordance with Section 1701.85 of the OGCL; provided, however, that if, after the Effective Time, such holder fails to perfect, withdraws or otherwise loses such holder’s right to appraisal pursuant to Section 1701.85 of the OGCL, or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 1701.85 of the OGCL, such shares of Company Common Stock shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 1.5 upon surrender of the Certificates representing such shares of Company Common Stock.

(b) (i) The Company shall give prompt notice to Parent of any demands received by the Company for appraisal, any withdrawals of such demands and any other instruments served pursuant to the OGCL and received by the Company relating to Section 1701.85 of the OGCL and (ii) Parent shall have the right to participate in and control all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make, or offer to make, any payment with respect to, or settle or compromise or offer to settle or compromise, any such demand, or agree to any such appraisal demands.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF COMPANY

Except as disclosed in (a) the disclosure schedule delivered by the Company to Parent concurrently herewith (the “Company Disclosure Schedule”); provided, that (i) the mere inclusion of an item in the Company Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by the Company that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Company Material Adverse Effect and (ii) any disclosures made with respect to a section of this Article III shall be deemed to qualify (1) any other section of this Article III specifically referenced or cross-referenced therein and (2) other sections of this Article III to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from reading only the disclosure that such disclosure applies to such other sections, or (b) any Company Reports filed by the Company on or after January 1, 2015 and prior to the date hereof (but disregarding any exhibits to any filed Company Reports or risk factor disclosures contained under the heading “Risk Factors,” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature); provided, that nothing in the Company Reports shall be deemed to be an exception to, or disclosure for purposes of, the Company’s representations and warranties set forth in Section 3.1 (Corporate Organization), Section 3.2 (Capitalization), Section 3.3 (Authority; No Violation), Section 3.7 (Broker’s Fees), Section 3.18 (State Takeover Laws) or Section 3.19 (Opinion), the Company hereby represents and warrants to Parent and Merger Sub as follows:

3.1 Corporate Organization.

(a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Ohio. The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. The Company is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified has not had or would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect. True and complete copies of the Company Charter and the Company Code of Regulations as in effect as of the date of this Agreement have previously been made available by the Company to Parent and the Company is not in violation of its organizational or governing documents. As used in this Agreement, the term “Company Material Adverse Effect” means, with respect to the Company, any fact, change, event, occurrence or development (an “Effect”) that (i) has a material adverse effect on the business, properties, assets, liabilities, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole; provided, that, with respect to this clause (i), Company Material Adverse Effect shall not be deemed to include the impact of (A) changes, after the date hereof, in U.S. generally accepted accounting principles (“GAAP”) or applicable regulatory accounting requirements, (B) changes, after the date hereof, in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in general economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions, (C) changes, including changes in applicable Laws, after the date hereof, to the housing market, residential mortgage market or residential Mortgage Loan industry generally, (D) public disclosure of the execution of this Agreement, public disclosure or consummation of the transactions contemplated hereby (including any effect on the Company’s and its Subsidiaries’ relationships with its customers or employees) or actions expressly required by this Agreement in contemplation of the transactions contemplated hereby (it being understood that, for purposes of Section 3.3(b) and Section 3.4, the exceptions set forth in this clause (D) shall not apply in determining whether a Company Material Adverse Effect has occurred), or (E) a decline, in and of itself, in the trading price of the Company Common Stock or the failure, in and of itself, to meet earnings projections or internal financial forecasts (it being understood that the underlying cause of such decline or failure may be taken into account in determining whether a Company Material Adverse Effect has occurred); except, with respect to subclauses (A), (B) or (C) to the extent that any Effects are disproportionately adverse to the business, properties, assets, liabilities, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which the Company and its Subsidiaries operate, or (ii) prevents or would reasonably be expected to prevent the ability of the Company or any of its Subsidiaries to perform in all material respects its obligations under this Agreement and to timely consummate the transactions contemplated hereby in accordance with the terms hereof. As used in this Agreement, the term “Subsidiary” means, with respect to any person, any other person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such person and/or by one or more of its Subsidiaries.

(b) Each Subsidiary of the Company (i) is duly organized and validly existing under the Laws of its jurisdiction of organization, (ii) is duly qualified to do business and, where such concept is recognized under applicable Law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified has had or would reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect, and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted. Section 3.1(b) of the Company Disclosure Schedule sets forth a true and complete list of all Subsidiaries of the Company as of the date hereof. The Company has made available to Parent complete and correct copies of the certificate of incorporation and bylaws (or similar organizational documents) of each Subsidiary of the Company, in each case, as amended to the date of this Agreement, and each is in full force and effect.

3.2 Capitalization.

(a) The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 25,000,000 shares of preferred stock, without par value (“Company Preferred Stock”). As of the date hereof, there are (i) 25,988,457 shares of Company Common Stock issued, 25,854,022 of which are outstanding, (ii) no shares of Company Preferred Stock issued and outstanding, (iii) no shares of Company Common Stock held in treasury, (iv) 307,854 shares of Company Common Stock reserved for issuance upon the exercise of outstanding Company Stock Options, (v) 377,290 shares of Company Common Stock reserved for issuance upon the settlement of outstanding Company RSUs, (vi) 277,777 shares of Company Common Stock reserved for issuance upon the exercise of the outstanding warrants to purchase shares of Company Common Stock (the “Warrants”), and (vii) no other shares of capital stock or other voting securities of the Company issued, reserved for issuance or outstanding. All the issued and outstanding shares of Company Common Stock have been, and all shares of Company Common Stock that may be issued from and after the date of this Agreement and prior to the Effective Time upon exercise or settlement of the Company Equity Awards and the Warrants will be, when issued, duly authorized and validly issued and fully paid, nonassessable and free of preemptive rights, any purchase option, call option or right of first refusal or similar rights with no personal liability attaching to the ownership thereof. No Subsidiary of the Company owns shares of Company Common Stock. There are no outstanding or existing bonds, debentures, notes or other indebtedness that have the right to vote (or which are convertible into and exercisable for securities having the right to vote) on any matters on which Stockholders may vote (“Company Voting Debt”). Other than the Company Equity Awards and the Warrants disclosed pursuant to the first sentence of this Section 3.2(a), there are no outstanding or existing (i) subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements obligating the Company or any of its Subsidiaries to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities (ii) restricted shares, stock appreciation rights, “phantom” stock rights, profit participations, performance rights to the ownership or earning of the Company or any of its Subsidiaries or other equity-based awards, or any obligations of the Company or any of its Subsidiaries that are linked to the value of the Company Common Stock or any shares of capital stock of any Subsidiaries of the Company (the foregoing clauses (i)-(ii), collectively, “Company Equity Securities”), or (iii) voting trusts, stockholder agreements, proxies or other agreements in effect with respect to the voting or transfer of the Company Common Stock or other equity interests of Company or its Subsidiaries.

(b) The Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of its Subsidiaries, free and clear of any liens, pledges, charges, encumbrances and security interests of any kind or nature whatsoever (“Liens”), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

(c) Section 3.2(c) of the Company Disclosure Schedule sets forth, as of January 26, 2017, a true and complete list of all Company Equity Awards outstanding as of the date hereof specifying, on a holder-by-holder basis, (i) the name of each holder of Company Equity Awards, (ii) the number of shares subject to each Company Equity Award, (iii) the grant date of each Company Equity Award, and (iv) the exercise price for each Company Stock Option.

(d) Except as set forth in Section 3.2(d) of the Company Disclosure Schedule, as of the date of this Agreement, neither the Company nor any of its Subsidiaries has any indebtedness for borrowed money (other than indebtedness for borrowed money owed by any direct or indirect wholly owned Subsidiary of the Company to the Company or another direct or indirect wholly owned Subsidiary of the Company).

3.3 Authority; No Violation.

(a) The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the Merger and the other transactions contemplated hereby, subject, in the case of the Merger, to the adoption of this Agreement by the affirmative vote of the holders of a majority of all of the outstanding shares of Company Common Stock entitled to vote (the “Requisite Company Vote”) at a duly held meeting of the Stockholders (the “Company Meeting”). The Board of Directors of the Company, at a meeting duly called at which a quorum of directors of the Company was present, has unanimously adopted resolutions (i) determining that the Merger, on the terms and conditions set forth in this Agreement, is advisable and fair to, and in the best interests of, the Company and the Stockholders, (ii) adopting this Agreement and approving the Company’s execution, delivery and performance of this Agreement, including the consummation of the Merger and the other transactions contemplated hereby, and (iii) resolving to recommend that the Stockholders approve this Agreement (the “Company Recommendation”) and directing that this Agreement and the transactions contemplated hereby be submitted to the Stockholders for adoption at the Company Meeting. Such resolutions have not been amended or withdrawn as of the date of this Agreement. Except for (i) the approval of this Agreement by the Requisite Company Vote and (ii) the filing of the Certificate of Merger as required by the OGCL, no other vote or corporate proceedings on the part of the Company, the Board of Directors of the Company or the Stockholders are necessary to authorize, adopt or approve this Agreement or to consummate the Merger. This Agreement has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by both Parent and Merger Sub) constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except in all cases as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the rights of creditors generally and general equity principles (the “Enforceability Exceptions”).

(b) The execution and delivery of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby, and compliance by the Company with any of the terms or provisions hereof, will not (i) subject to obtaining the Requisite Company Vote, conflict with or result in a violation of any provision of the Company Charter or the Company Code of Regulations, (ii) assuming compliance with the matters referred to in Section 3.4, subject to obtaining the Requisite Company Vote, violate any Law applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any contract, note, bond, mortgage, indenture, deed of trust, license, lease, agreement, commitment or other instrument or obligation, whether written or oral (each, a “Contract”), to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of this clause (iii)) for such violations, conflicts, breaches or defaults which would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect.

3.4 Consents and Approvals. Except for (a) (1) the filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement in preliminary and definitive form relating to the Company Meeting (including the notice of meeting and form of proxy, and any other document incorporated by reference therein, including any amendments or supplements thereto, the “Proxy Statement”) and (2) the filing with the SEC of such reports under, and such other compliance with, the Exchange Act or the Securities Act, and rules and regulations of the SEC promulgated thereunder, as may be required in connection with this Agreement or the Merger, (b) the filing of the Certificate of Merger with the Secretary of State of the State of Ohio, (c) the filings and notices required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), (d) the filing of any required applications, filings or notices with any court, administrative agency or commission or other governmental authority (each, a “Governmental Entity”), including any Regulatory Agency, set forth in Section 3.4 of the Company Disclosure Schedule, and (e) such other consents, approvals, filings or registrations which, if not obtained or made, would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect or prevent, materially delay or materially impair the consummation of the Merger and the other transactions contemplated hereby on a timely basis, no consents or approvals of, or filings or registrations with, any Governmental Entity are necessary in connection with (i) the execution and delivery by the Company of this Agreement or (ii) the consummation by the Company of the Merger and the other transactions contemplated hereby.

3.5 Company Reports.

(a) The Company and each of its Subsidiaries have timely filed or furnished all reports, forms, registrations, statements and other documents, together with any amendments required to be made with respect thereto, that they were required to file or furnish with the SEC pursuant to the Securities Act of 1933 (the “Securities Act”) or the Securities Exchange Act of 1934 (the “Exchange Act”) (collectively, together with all exhibits, financial statements and schedules thereto, and all information incorporated therein by reference, but excluding the Proxy Statement, the “Company Reports”). At the time of its filing or being furnished, each of the Company Reports complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and any rules and regulations promulgated thereunder applicable to the Company Reports. As of their respective dates (or, if amended prior to the date of this Agreement, as of the date of such amendment), the Company Reports did not, and any Company Reports filed with or furnished to the SEC subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. As of the date of this Agreement, there are no outstanding comments from or unresolved issues raised by the SEC with respect to any of the Company Reports. None of the Company’s Subsidiaries are required to file or furnish with or to the SEC any periodic or current reports pursuant to Section 13 or 15(d) of the Exchange Act.

(b) Each of the Company and its Subsidiaries is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the applicable listing and governance rules and regulations of NYSE (the “New York Stock Exchange”). To the knowledge of the Company, as of the date of this Agreement, none of the Company Reports is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation.

3.6 Financial Statements.

(a) Each of the financial statements of the Company and its Subsidiaries included (or incorporated by reference) in the Company Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, consolidated cash flows, changes in stockholders’ equity and consolidated financial position of the Company and its Subsidiaries for the periods shown or as of the respective dates set forth therein (subject, in the case of unaudited statements, to year-end audit adjustments normal in nature and amount), (iii) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (iv) have been prepared in accordance with GAAP consistently applied during the periods and as of the dates involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of the Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. KPMG LLP has not resigned (or informed the Company that it intends to resign) or been dismissed as independent public accountants of the Company as a result of or in connection with any disagreements with the Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b) Except as has not had or would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) required by GAAP to be included on a consolidated balance sheet of the Company, except for those liabilities that are (i) reflected or reserved against on the consolidated balance sheet of the Company included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2015 or any of its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2016, June 30, 2016 and September 30, 2016 (including any notes thereto), (ii) incurred in the ordinary course of business consistent with past practice since December 31, 2015, or (iii) incurred in connection with this Agreement and the transactions contemplated hereby. Neither the Company nor any of its Subsidiaries is a party to, nor does it have any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract or any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC).

(c) The records, systems, controls, data and information of the Company and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to be, either individually or in the aggregate, material to the Company. The Company has (x) implemented and maintains disclosure controls and procedures and internal control over financial reporting (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including its Subsidiaries, is made known to the Chief Executive Officer and Chief Financial Officer of the Company by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, and (y) disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the Audit Committee of the Company’s Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. These disclosures, if any, were made by management to the Company’s outside auditors and the Audit Committee of the Board of Directors of the Company and a copy of any such disclosure has been made available to Parent. The Company has no reason to believe that the Company’s outside auditors and its Chief Executive Officer and Chief Financial Officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

(d) Since December 31, 2013, (i) neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, auditor, accountant or representative of the Company or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim, whether written or oral, that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Board of Directors of the Company or any committee thereof or, to the knowledge of the Company, to any director or officer of the Company.

3.7 Broker’s Fees. With the exception of the engagement of Barclays Capital Inc. (“Barclays”) and FBR & Co. (“FBR”), none of the Company, any of its Subsidiaries or any of their respective officers or directors has employed any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or related transactions contemplated by this Agreement. The Company has made available to Parent true and complete copies of all contracts, agreements and arrangements with respect to the engagement by the Company of Barclays and FBR related to the Merger and the other transactions contemplated hereby.

3.8 Absence of Certain Changes or Events.

(a) Since December 31, 2015, no Effect has occurred that has had or would reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect.

(b) Except as set forth in Section 3.8, Section 5.1 and Section 5.2 of the Company Disclosure Schedule (in the case of Section 5.1 and Section 5.2 of the Company Disclosure Schedule, solely to the extent the applicable action occurs following the date hereof) and in connection with matters related to this Agreement and the Company’s review of its strategic alternatives (which, for the avoidance of doubt, shall not include entering into an agreement or transaction for an Acquisition Proposal on or after the date of this Agreement), since December 31, 2015, the Company and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course of business consistent with past practice, and from such date until the date hereof, there has not been any action taken or committed to be taken by the Company or any of its Subsidiaries which, if taken following entry by the Company into this Agreement, would have required the consent of Parent pursuant to Section 5.2(a) (Indebtedness), Section 5.2(c) (Dividends), Section 5.2(h) (New Lines of Business), Section 5.2(i) (Acquisitions), or Section 5.2(p) (Change in Accounting).

3.9 Legal Proceedings.

(a) Except as has not had or would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is a party to any, and there are no pending or, to the knowledge of the Company, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against the Company or any of its Subsidiaries or any of their current or former directors or executive officers or, as of the date of this Agreement, challenging the validity or propriety of the transactions contemplated by this Agreement.

(b) There is no pending, or, to the knowledge of the Company, threatened, material injunction, order, judgment or decree imposed upon the Company, any of its Subsidiaries or the assets of the Company or any of its Subsidiaries (or that, upon consummation of the Merger, would apply to the Surviving Corporation or any of its affiliates).

3.10 Taxes and Tax Returns.

(a) Each of the Company and its Subsidiaries has duly and timely filed (including all applicable extensions) all income and other material Tax Returns in all jurisdictions in which Tax Returns are required to be filed by it, and all such Tax Returns are true, correct and complete in all material respects. Neither the Company nor any of its Subsidiaries is the beneficiary of any extension of time within which to file any material Tax Return (other than extensions to file Tax Returns obtained in the ordinary course). All material amounts of Taxes owed by the Company and each of its Subsidiaries (whether or not shown on any Tax Returns) that are due have been fully and timely paid by the Company and its Subsidiaries. Each of the Company and its Subsidiaries has withheld and timely paid all material amounts of Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, stockholder, independent contractor or other third party. Neither the Company nor any of its Subsidiaries has granted any extension or waiver of the limitation period applicable to any material Tax that remains in effect. Neither the Company nor any of its Subsidiaries has received written notice of assessment or proposed assessment in connection with any material amount of Taxes, and there are no threatened in writing or pending disputes, claims, audits, examinations or other proceedings regarding any material Tax of the Company and its Subsidiaries or the assets of the Company and its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement, other than any such agreement or arrangement (i) exclusively between or among the Company and its Subsidiaries or (ii) entered into in the ordinary course of business consistent with past practice a primary subject matter of which is not related to Taxes. Neither the Company nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated, combined or unitary Tax Return (other than a group the common parent of which was the Company), (B) has any liability for the Taxes of any person (other than the Company or any of its Subsidiaries) under Treasury regulations section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by assumption, by contract, operation of Law or otherwise, (C) is or has ever been a party to any “listed transaction” as defined in Treasury regulations section 1.6011-4(b), (D) has received or requested any ruling (or any other binding agreement) of a taxing authority, that is still in force (if received) or pending (if requested) or (E) entered into a closing agreement under Section 7121 of the Code (or any similar provision of state, local or foreign Law). Neither the Company nor any of its Subsidiaries has been, within the past two (2) years or otherwise as part of a “plan (or series of related transactions)” within the meaning of section 355(e) of the Code of which the Merger is also a part, a “distributing corporation” or a “controlled corporation” (within the meaning of section 355(a)(1)(A) of the Code) in a distribution of stock intending to qualify for tax-free treatment under section 355 or section 361 of the Code. No written claim has ever been made by a taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction that has not been resolved.

(b) As of December 31, 2016, the net operating loss carryforwards of the Company and its Subsidiaries (as determined under section 172 of the Code), calculated as if the taxable year of the Company ended on such date, were not less than the amount set forth on Schedule 3.10(b).

(c) The Company has not undergone an “ownership change” within the meaning of section 382(g) of the Code from October 17, 2013 through the date of this Agreement.

(d) As used in this Agreement, the term “Tax” or “Taxes” means all federal, state, local, and foreign income, excise, gross receipts, ad valorem, profits, gains, property, capital, sales, transfer, use, license, payroll, employment, social security, severance, unemployment, withholding, duties, excise, windfall profits, intangibles, franchise, backup withholding, value added, alternative or add-on minimum, estimated and other taxes, charges, levies or like assessments, whether disputed or not, together with all penalties and additions to tax and interest thereon.

(e) As used in this Agreement, the term “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, supplied or required to be supplied to a Governmental Entity.

3.11 Employees and Employee Benefit Plans.

(a) Section 3.11(a) of the Company Disclosure Schedule lists all material Company Benefit Plans. For purposes of this Agreement, “Company Benefit Plans” means all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”)), whether or not subject to ERISA, and all stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, retention, bonus, employment, change in control, termination, severance plans or other employee plans, programs, policies, agreements or arrangements that are maintained, contributed to or sponsored or maintained by, or required to be contributed to, by the Company or any of its Subsidiaries for the benefit of any current or former employee, officer or director of the Company or any of its Subsidiaries and with respect to which any ongoing obligation exists or any liability or potential liability exists with respect to the Company or any of its Subsidiaries, excluding, in each case, any “multiemployer plans” within the meaning of Section 3(37) of ERISA (“Multiemployer Plan”).

(b) The Company has made available to Parent true and complete copies of (i) each material Company Benefit Plan, including any amendments thereto, and (ii) to the extent applicable, (A) the most recent summary plan description, if any, required under ERISA with respect to such Company Benefit Plan, (B) the most recent annual report (Form 5500), if any, filed with the Internal Revenue Service (“IRS”), (C) the most recently received IRS determination or opinion letter, if any, relating to such Company Benefit Plan, and (D) all material correspondence to or from any Governmental Entity received in the last three years with respect to such Company Benefit Plan.

(c) Each Company Benefit Plan has been established, funded (if applicable), operated and administered in all material respects in accordance with its terms and the requirements of all applicable Laws, including ERISA and the Code.

(d) Section 3.11(d) of the Company Disclosure Schedule identifies each Company Benefit Plan that is intended to be qualified under section 401(a) of the Code (the “Company Qualified Plans”). The IRS has issued a favorable determination or opinion letter with respect to each Company Qualified Plan and the related trust, and, to the knowledge of the Company, there are no existing circumstances and no events have occurred that would reasonably be expected to adversely affect the qualified status of any Company Qualified Plan or the related trust.

(e) None of the Company, any of its Subsidiaries or any of their respective ERISA Affiliates maintains, contributes to or has contributed (or had any obligation to contribute) in the last six (6) years or has any liability with respect to an employee benefit plan that is subject to sections 412 or 302 of the Code or Title IV of ERISA. None of the Company, any of its Subsidiaries or any of their respective ERISA Affiliates has maintained, established, participated in or contributed to, or is or has been obligated to contribute to, or has any obligation or liability (including any contingent liability) under, any Multiemployer Plan. For purposes of this Agreement, “ERISA Affiliate” means all employers (whether or not incorporated) that would be treated together with the Company or any of its Subsidiaries as a “single employer” within the meaning of section 414 of the Code.

(f) Neither the Company nor any of its Subsidiaries sponsors any employee benefit plan that provides for any post-employment or post-retirement health or medical or life insurance benefits for retired or former employees or their dependents, except as required by section 4980B of the Code or similar state Law.

(g) All contributions required to be made to any Company Benefit Plan by applicable Law or by any plan document, and all premiums due or payable with respect to insurance policies funding any Company Benefit Plan, for any period through the date hereof, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of the Company, except as, either individually or in the aggregate, would not reasonably be expected to result in any material liability to the Company or its Subsidiaries.

(h) There are no pending or, to the knowledge of the Company, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted, and, to the knowledge of the Company, no set of circumstances exists that may reasonably be expected to give rise to a claim or lawsuit against the Company Benefit Plans, except as, either individually or in the aggregate, would not reasonably be expected to result in any material liability to the Company or its Subsidiaries.

(i) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the vesting, acceleration, exercisability or delivery of, cause the Company or any of its Subsidiaries to transfer or set aside any assets to fund any material benefits under any Company Benefit Plan or otherwise, or increase in the amount or value of, any payment, right or other benefit to any current or former employee, officer, individual service provider or director of the Company or any of its Subsidiaries, or result in any limitation on the right of the Company or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Company Benefit Plan or related trust. Without limiting the generality of the foregoing, no amount paid or payable (whether in cash, in property, or in the form of benefits) by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an “excess parachute payment” within the meaning of section 280G of the Code. Neither the Company nor any of its Subsidiaries is a party to any plan, program, agreement or arrangement that provides for the gross-up or reimbursement of Taxes imposed under sections 4999 or 409A of the Code (or any corresponding provisions of state or local Law relating to Tax).

(j) There are no pending or, to the knowledge of the Company, threatened material labor grievances or material unfair labor practice claims or charges against the Company or any of its Subsidiaries, or any strikes or other material labor disputes against the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company or any of its Subsidiaries and, to the knowledge of the Company, there are no organizing efforts by any union or other group seeking to represent any employees of the Company and its Subsidiaries.

3.12 Compliance with Applicable Law.

(a) The Company and each of its Subsidiaries are, and at all times since December 31, 2013 have been, in compliance with and are not, and at all times since December 31, 2013 have not been, in default or violation under any applicable federal, state, local or foreign law, statute or ordinance, or any rule, regulation, standard, judgment, order, writ, injunction, decree, arbitration award, agency requirement, license or permit enacted, adopted, promulgated or applied by a Governmental Entity (collectively, “Laws”), policy and/or guideline applicable to the Company or any of its Subsidiaries or any of their properties or assets, including the applicable provisions of the Safe and Fair Enforcement for Mortgage Licensing Act of 2008, the Gramm-Leach-Bliley Act, the Sarbanes-Oxley Act, the Equal Credit Opportunity Act and Regulation B thereunder, the Home Ownership and Equity Protection Act, the Fair Housing Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z thereunder, the Home Mortgage Disclosure Act and Regulation C thereunder, the Fair Debt Collection Practices Act, the Real Estate Settlement Procedures Act and Regulation X, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any regulations promulgated by the Consumer Financial Protection Bureau and the Federal Housing Finance Agency, Electronic Signatures in Global and National Commerce Act, the Homeowners Protection Act and all other applicable Laws relating to the origination, financing and servicing of Mortgage Loans and debt collection, except where neither such failure to comply with nor such default or violation under any such applicable Law has had or would reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect.

(b) The Company and each of its Subsidiaries holds, and have at all times since December 31, 2013 held, all licenses, franchises, permits, certificates, approvals and authorizations (or exemptions therefrom) issued or granted by a federal, state or local Governmental Entity (collectively, “Licenses”) that are necessary to own, lease and operate its properties and assets, and to carry on and operate their respective businesses as presently (and previously) conducted (and have paid all fees and assessments due and payable in connection therewith), except those Licenses the absence of which (or the failure to pay any fees or assessments in connection therewith) has not had or would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect. Except as has not had or would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect, (i) each License is valid and in full force and effect, (ii) the Company and its Subsidiaries are in compliance with all such Licenses, (iii) neither the Company nor any of its Subsidiaries has been since December 31, 2013 or is currently in default or violation of any of the Licenses, and (iv) neither the Company nor any of its Subsidiaries has received any written notice of any cancellation or suspension of any such License.

(c) As of the date hereof, the Company (i) is approved as an issuer of the Government National Mortgage Association, a Seller/Servicer of the Federal National Mortgage Corporation and the Federal Home Loan Mortgage Corporation, and a lender of the Federal Housing Administration, the Veterans Administration and the United States Department of Agriculture (each of the forgoing entities, a “Mortgage Agency”), (ii) has not received any written notice of any cancellation or suspension of, or material limitation on, its status as an approved issuer, Seller/Servicer or lender, as applicable, by any of the Mortgage Agencies, and (iii) has not received any written notice indicating that any event has occurred or any circumstance exists that could reasonably be expected to result in the Company or any of its Subsidiaries not maintaining its Servicing Rights in respect of any Servicing Agreement with a Mortgage Agency or other third party, except, in the case of this clause (iii), as has not had or would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect. For purposes of this Agreement, (x) “Servicing Agreement” means any contract pursuant to which the Company is obligated to a third party to administer, collect and remit payments of principal and interest, to collect and forward payments of Taxes and insurance, to administer escrow accounts, and/or to foreclose, repossess or liquidate collateral after default, in each case for any Mortgage Loan, and (y) “Mortgage Loan” means any United States individual one-to-four family residential mortgage loan or other extension of credit for a personal, family, or household use secured by a Lien on United States real property of a borrower.

(d) Since December 31, 2013, neither the Company nor its Subsidiaries has received any written notice from any Governmental Entity charged with the supervision or regulation of the Company’s business, including any Mortgage Agency (collectively, “Regulatory Agencies”), asserting that the Company or any of its Subsidiaries has violated or has not complied with the applicable underwriting, servicing or other standards or guidelines with respect to Mortgage Loans originated, financed or serviced by the Company or any of its Subsidiaries. Since December 31, 2013, the Company has filed all material reports, notifications and other filings required to be filed with any Regulatory Agency pursuant to applicable Law (and has paid all fees and assessments due and payable in connection therewith), except where the failure to make such filings or pay such fees and assessments has not had or would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect.

(e) Except as set forth in Section 3.12 of the Company Disclosure Schedule and for normal examinations conducted by a Regulatory Agency in the ordinary course of business of the Company and its Subsidiaries, since December 31, 2013 (i) no Regulatory Agency has initiated or has pending any proceeding or, to the knowledge of the Company or any of its Subsidiaries, investigation into the business or operations of the Company or any of its Subsidiaries, and (ii) there has been no formal disagreements or disputes with any

Regulatory Agency with respect to the business, operations, policies or procedures of the Company or any of its Subsidiaries, in each case of clauses (i) and (ii), which has had or would reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect.

(f) Since December 31, 2013, except as has not had or would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect, none of the Company or its Subsidiaries, or, to the knowledge of the Company, any director, officer, employee, agent or other person acting on behalf of the Company or any of its Subsidiaries has, directly or indirectly, (a) used any funds of the Company or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other expenses relating to political activity, (b) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of the Company or any of its Subsidiaries, (c) violated any provision that would result in the violation of the Foreign Corrupt Practices Act of 1977, or any similar federal, state or foreign Law applicable to the Company or any of its Subsidiaries, (d) established or maintained any unlawful fund of monies or other assets of the Company or any of its Subsidiaries, (e) made any fraudulent entry on the books or records of the Company or any of its Subsidiaries, or (f) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business to obtain special concessions for the Company or any of its Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for the Company or any of its Subsidiaries, or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department.

3.13 Certain Contracts.

(a) Except as set forth in Section 3.13(a) of the Company Disclosure Schedule, as of the date hereof, neither the Company nor any of its Subsidiaries is a party to or bound by any Contract (excluding any Company Benefit Plans):

(i) which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act);

(ii) which is a Related Party Contract;

(iii) which contains a non-compete or client or customer non-solicit requirement or any other provision that restricts or limits the conduct of any line of business or geographic area in which the Company or any of its Subsidiaries may operate or, upon consummation of the Merger, will so restrict the ability of the Surviving Corporation or any of its affiliates to engage in such activities;

(iv) with or to a labor union or guild (including any collective bargaining agreement);

(v) which grants any put, call, right of first refusal, right of first offer or most-favored nation provisions with respect to any material assets, rights or properties of the Company or its Subsidiaries that, upon consummation of the Merger, will apply to the Surviving Corporation or any of its affiliates;

(vi) which, other than in the ordinary course of business consistent with past practice, (A) since December 31, 2013, relates to the acquisition or disposition, directly or indirectly, of assets or capital stock (by merger, capital contribution or otherwise) of any person for aggregate consideration (including assumption of indebtedness) in excess of $500,000 (1) with any outstanding obligations as of the date of this Agreement that are material to the Company and its Subsidiaries, taken as a whole, or (2) pursuant to which the Company or any of its Subsidiaries has continuing “earn out” or other contingent payment obligations after the date of this Agreement reasonably likely to result in the payment of in excess of $500,000; or (B) gives any person the right to acquire any material assets of the Company or its Subsidiaries after the date of this Agreement with a total consideration of more than $500,000;

(vii) which requires any capital commitment or capital expenditures (or series of capital expenditures) by the Company or any of its Subsidiaries in an amount in excess of $500,000 in the aggregate;

(viii) which restricts payment of dividends or distributions in respect of the capital stock or equity interests of the Company or any of its Subsidiaries;

(ix) under which the Company or any of its Subsidiaries (A) grants or is granted, in any material respect, a license or other right with respect to any Intellectual Property (including any settlement or co-existence agreements or agreements with covenants not to sue, but excluding any non-exclusive license (x) for the use of any commercially available, off-the-shelf software with a replacement cost and/or aggregate annual payments of less than $50,000, and/or (y) which is granted in the ordinary course of business of the Company and its Subsidiaries and is not material to the Company and/or any of its Subsidiaries), or (B) is subject to any material restrictions with respect to any Intellectual Property owned by the Company and its Subsidiaries;

(x) other than in the ordinary course of business, with any Governmental Entity for the purpose of fulfilling a contract from such Governmental entity;

(xi) involving the settlement of any claim, action or proceeding or threatened claim, action or proceeding (or series of related claims, actions or proceedings), other than a claim, action or proceeding relating to Taxes, (A) which (x) may involve payments after the date hereof, or involved payments in excess of $500,000 or (y) may impose, or imposed, material restrictions on Parent or any of its Subsidiaries or (B) that is with any Governmental Entity;

(xii) pursuant to which the Company or any of its Subsidiaries is obligated to pay, or entitled to receive, payments in excess of $500,000 during the life of the Contract, which cannot be terminated by the Company or such Subsidiary on less than sixty (60) days’ notice without material payment or penalty;

(xiii) relating to or evidencing (A) outstanding indebtedness of the Company or its Subsidiaries for borrowed money or any financial guaranty thereof (whether incurred, assumed, guaranteed or secured by any asset) having an outstanding principal amount in excess of $1,000,000 or relating to any interest rate, currency or commodity derivatives or hedging transactions other than Contracts solely among the Company and any wholly owned Subsidiary or (B) Liens, other than Permitted Encumbrances, upon any material part of the assets or properties of the Company or its Subsidiaries; and

(xiv) wherein or whereby the Company or any of its Subsidiaries has agreed to, or assumed, any obligation or duty to indemnify and hold harmless and such obligation or duty is uncapped or otherwise not limited, other than (x) non-material Contracts entered into in the ordinary course of business and (y) any obligations of the Company or any of its Subsidiaries to indemnify their respective directors, officers or employees.

Each Contract of the type described in this Section 3.13(a) in existence as of the date hereof (excluding any Company Benefit Plan), is referred to herein as a “Company Contract”.

(b) In each case, except as has not had or would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect, (i) each Company Contract is valid and binding on the Company or one of its Subsidiaries, as applicable, and in full force and effect, (ii) the Company and each of its Subsidiaries has performed all obligations required to be performed by it to date under each Company Contract, (iii) to the Company’s knowledge, each third party counterparty to each Company Contract has performed all obligations required to be performed by it to date under such Company Contract, (iv) neither the Company nor any of its Subsidiaries knows of, or has received notice of, any violation of any Company Contract by any third party counterparty thereto, and (v) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a default on the part of the Company or any of its Subsidiaries under any such Company Contract. The Company has made available to Parent true, correct and complete copies of each Company Contract as of the date hereof.

3.14 Environmental Matters. Except as has not had or would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries are in compliance, and have complied since December 31, 2013, with all Laws, all policies and guidelines of any Governmental Entity, and all permits, authorizations and requirements of any Governmental Entity relating to: (a) pollution, the protection or restoration of the environment, health and safety as it relates to hazardous substance exposure, or natural resource damages, (b) the treatment, handling, storage, labeling, notification, use, presence, transportation, disposal, arranging for disposal, release or threatened release of, or exposure to, any hazardous substance, or (c) noise, odor, wetlands, indoor air, pollution, contamination or any injury to persons or property from exposure to any hazardous substance (collectively, “Environmental Laws”). There are no legal, administrative, arbitral or other proceedings, claims or actions, or, to the knowledge of Company, any private environmental investigations or remediation activities or governmental investigations of any nature, seeking to impose, or that could reasonably be expected to result in the imposition, on the Company or any of its Subsidiaries of any liability or obligation arising under any Environmental Law, pending or threatened, which liability or obligation has had or would reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect. To the knowledge of the Company, there is no reasonable basis for any such proceeding, claim, private environmental investigation or remediation activity, action or governmental investigation that would impose any liability or obligation that has had or would reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect. To the knowledge of the Company, except as has not had or would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect, there are no liabilities of or relating to the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, arising under or relating to any Environmental Law, and there are no facts, conditions, situations or set of circumstances which could reasonably be expected to result in or be the basis for any such liability. The Company and its Subsidiaries have made available to Parent all material environmental audits, reports and other material environmental documents as of the date of this Agreement relating to the Company’s past or current properties, facilities or operations (including any property which the Company or its Subsidiaries have foreclosed or are in the process of foreclosing on) which are in their possession or under their reasonable control.

3.15 Real Property. Neither the Company nor any of its Subsidiaries owns any real property. Section 3.15 of the Company Disclosure Schedule sets forth a list of each lease, sublease and other similar agreement (each, a “Lease”) for any land, buildings, structures, improvements or other leasehold interest in real property held by the Company and its Subsidiaries as of the date of this Agreement (collectively, the “Company Real Property”). Except as has not had or would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect, (i) the Company or one of its Subsidiaries is the lessee of all the Company Real Property, free and clear of all Liens of any nature whatsoever, except for Permitted Encumbrances, and is in possession of the properties purported to be leased thereunder, and (ii) each Lease is valid without default thereunder by the lessee or, to the knowledge of the Company, the lessor. There are no pending or, to the knowledge of the Company, threatened condemnation proceedings against the Company Real Property. Neither the Company nor any of its Subsidiaries has subleased, licensed or otherwise granted any person the right to use or occupy such Company Real Property or any portion thereof. Neither the Company nor any of its Subsidiaries has collaterally assigned or granted any other security interest in such Lease or any interest therein. As used in this Agreement, “Permitted Encumbrances” means (i) statutory Liens securing payments not yet due, (ii) Liens for real property Taxes not yet due and payable, (iii) easements, rights of way, and other similar encumbrances that do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, and (iv) such imperfections or irregularities of title or Liens as do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties.

3.16 Intellectual Property. Except as has not had or would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect, (a) (i) the use of any Intellectual Property by the Company and its Subsidiaries has not infringed, misappropriated or otherwise violated the rights of any person and is in accordance with any applicable license pursuant to which the Company or any of its Subsidiaries acquired the right to use any Intellectual Property, and (ii) no person has asserted in writing to the Company that the Company or any of its Subsidiaries has infringed, misappropriated or otherwise violated the Intellectual Property rights of such person, (b) no person is challenging or, to the knowledge of the Company, infringing, misappropriating or otherwise violating, any right of the Company or any of its Subsidiaries with respect to any Intellectual Property owned by the Company or its Subsidiaries, (c) neither the Company nor any of its Subsidiaries has received any notice of any pending claim with respect to any Intellectual Property owned by the Company or any of its Subsidiaries, and the Company and its Subsidiaries have taken commercially reasonable actions to avoid the abandonment, cancellation or unenforceability of all material Intellectual Property owned or licensed, respectively, by the Company and its Subsidiaries, and (d) the Company and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any material Liens), all Intellectual Property necessary for the conduct of its business as currently conducted. Except as has not had or would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect, (i) the computer, software, and other information technology systems owned, licensed or leased by the Company or any of its Subsidiaries in the conduct of their respective businesses as currently conducted (the “Company Systems”) are in good working order and sufficient for the needs of the Company and its Subsidiaries in the conduct of their respective businesses as currently conducted (including with respect to the number of license seats and scope of rights for all software licensed); (ii) there have not been any failures, breakdowns, continued substandard performance or other adverse events affecting any Company Systems that have caused or could reasonably be expected to cause any material disruption or interruption in, or to the use of, any Company Systems or any of the businesses of the Company or any of its Subsidiaries; (iii) the Company has taken commercially reasonable actions to protect the security and integrity of the Company Systems and the data and other information contained therein; (v) to the knowledge of the Company, there have been no unauthorized access to or uses or other security breaches of any Company Systems or any data or other information; (iv) the Company and each of its Subsidiaries, and the conduct of each of their respective businesses, have been in compliance with all Data Security Requirements in all material respects; and (v) neither the Company nor any of its Subsidiaries has received notice of, or been subject to any audits, actions, inspections or investigations by any Governmental Entity, or received any claims or complaints, regarding the collection, dissemination, storage, distribution, transfer or other use or disposition of any personally identifiable information (including payment card information). For purposes of this Agreement, (A) “Intellectual Property” means trademarks, service marks, brand names, internet domain names, logos, symbols, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), all improvements thereto, and any renewals, extensions or reissues thereof, and counterparts thereof, in any jurisdiction; trade secrets and know-how; and copyrights, copyrights registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and (B) “Data Security Requirements” means collectively, all of the following to the extent relating to privacy, data protection or security (including any security breach notification requirements) of information: all (x) the Company’s and any of its Subsidiaries’ own rules, policies and procedures, and (y) industry standards applicable to the industry in which the Company or any of its Subsidiaries operates (including, as applicable, the Payment Card Industry Data Security Standard (PCI DSS)).

3.17 Related Party Transactions. Except as set forth in Section 3.16 of the Company Disclosure Schedule, there are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions, between the Company or any of its Subsidiaries, on the one hand, and any current or former director or “executive officer” (as defined in Rule 3b-7 under the Exchange Act) of the Company or any of its Subsidiaries or any person who beneficially owns (as defined in Rule 13d-3 and Rule 13d-5 of the Exchange Act) 5% or more of the outstanding Company Common Stock (or any of such person’s immediate family members or affiliates) (other than Subsidiaries of the Company) on the other hand, except those of a type available to employees of the Company or its Subsidiaries generally (each such agreement, arrangement or understanding, a “Related Party Contract”).

3.18 State Takeover Laws; No Rights Agreement. No “moratorium,” “control share,” “fair price,” “interested stockholder” or other similar anti-takeover Law (any such Law, a “Takeover Statute”) is applicable to the Merger or the other transactions contemplated by this Agreement. The Company is not party to a shareholder rights agreement, “poison pill” or similar anti-takeover agreement or plan, other than the TAP Plan.

3.19 Opinion. Prior to the execution of this Agreement, the Board of Directors of the Company has received an opinion (which, if initially rendered verbally, has been or will be confirmed by a written opinion, dated the same date) of Barclays to the effect that, as of the date of such opinion, and based upon and subject to the procedures followed, factors considered, assumptions made, and limitations set forth therein, the Merger Consideration to be received by the holders of Company Common Stock pursuant to this Agreement is fair, from a financial point of view, to such holders. Such opinion has not been amended or rescinded as of the date of this Agreement.

3.20 Company Information. The Proxy Statement will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act. At the time of the mailing of the Proxy Statement to the Stockholders and at the time of the Company Meeting (taking into account any amendments thereof or supplements thereto), the Proxy Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation is made by the Company with respect to information supplied by Parent or any affiliate or representative of Parent.

3.21 Insurance. Except as has not had or would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect, (a) the Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as are customary for companies of similar size in the same or similar lines of business as the Company and its Subsidiaries, (b) the Company and its Subsidiaries are in compliance with their respective insurance policies and Contracts and are not in default under any of the terms thereof, (c) all premiums and other payments due under any such insurance policy have been paid, and each such insurance policy is outstanding and in full force and effect and, (d) except for policies insuring against potential liabilities of officers, directors and employees of the Company and its Subsidiaries, the Company or the relevant Subsidiary is the sole beneficiary of such policies. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has received notice of cancellation or termination with respect to any material third party insurance policies or Contracts (other than in connection with normal renewals of any such insurance policies).

3.22 Mortgage Lending Practices.

(a) Except as set forth in Section 3.22(a) of the Company Disclosure Schedule and except as would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect: (i) (x) each Company Mortgage Loan was underwritten, originated, funded and delivered in accordance with all Applicable Requirements in effect at the time such Company Mortgage Loan was originated, funded or delivered, as applicable, and (y) no such Company Mortgage Loan is subject to any defect or condition that would allow an investor or Regulatory Agency to increase the loss level for such Company Mortgage Loan, seek repurchase or indemnification or seek other recourse or remedies against Company or its Subsidiaries; (ii) no facts or circumstances exist that would result in the loss or reduction of any mortgage insurance or guarantee benefit, or claims for recoupment or restitution of payments previously made under any mortgage insurance or guarantee benefit; (iii) to the knowledge of the Company, each appraisal obtained in connection with the Company Mortgage Loans complies with uniform standards of professional appraisal practice in effect at the time the appraisal was conducted; (iv) each Company Mortgage Loan originated as a qualified mortgage, as defined in Regulation Z (12 CFR §1026.43), is a qualified mortgage and meets the qualified mortgage standards set forth therein; and (v) no Company Mortgage Loan was a “high cost” loan under the Home Ownership and Equity Protection Act, as amended, or a “high cost,” “threshold,” “covered,” or “predatory” loan under any other applicable Law (or a similarly classified loan using different terminology under a Law imposing heightened regulatory scrutiny or additional legal liability for Mortgage Loans having high interest rates, points and/or fees).

For purposes of this Agreement, “Company Mortgage Loan” means a Mortgage Loan, whether in the form of a mortgage, deed of trust, or other equivalent security instrument that was obtained for consumer, household or family purposes, and originated, purchased or serviced or subserviced at any time after December 31, 2013 by the Company or its Subsidiaries; “Applicable Requirements” means, as of the time of reference, (A) all applicable Laws relating to the origination (including the taking, processing and underwriting of the relevant Company Mortgage Loan application and the closing and/or funding of the relevant Company Mortgage Loan), sale, pooling, servicing, subservicing or enforcement of, or filing of claims in connection with, any Company Mortgage Loan or Servicing Rights at the relevant time, (B) all of the terms of the mortgage note, security instrument and any other related loan documents relating to each Company Mortgage Loan, (C) all requirements set forth in the Servicing Agreements, (D) any Orders applicable at the relevant time(s) to any Company Mortgage Loan or Servicing Rights, and (E) all legal obligations to, or Contracts with, any insurer, investor or Regulatory Agency, including any rules, regulations, guidelines, underwriting standards, handbooks and other binding requirements of any Regulatory Agency, applicable to any Company Mortgage Loan or Servicing Rights; and “Servicing Rights” means, with respect to a Company Mortgage Loan, the right or rights to service such Company Mortgage Loan and the duties and obligations associated therewith, all as further described under the related Servicing Agreements or other Applicable Requirements.

(b) Except as set forth in Section 3.22(b) of the Company Disclosure Schedule and except as would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect: (i) as of the time it was made or purchased by the Company or investor, each Company Mortgage Loan was evidenced by a mortgage note, agreement or other evidence of indebtedness and was duly secured by a valid, enforceable and perfected first lien on the related mortgaged property, in each case, on such forms and with such terms as necessary to comply with all Applicable Requirements, subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording as taken into account in a related, valid title insurance policy, (C) zoning and other land use restrictions and ordinances, (D) the related mortgage and (E) any state of facts an accurate survey might show, (ii) each mortgage related to a Company Mortgage Loan created an ownership interest in the mortgaged property, (iii) each mortgage note, agreement or other evidence of indebtedness related to a Company Mortgage Loan and the related mortgage is genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms (except in all cases as such enforceability may be limited by the Enforceability Exceptions), and (iv) no Company Mortgage Loan is subject to any rights of rescission, reformation, setoff, counterclaim or defense of usury, and no such right of rescission, reformation, setoff, counterclaim, or defense has been asserted with respect thereto, nor will the operation of any of the terms of the applicable mortgage note, agreement or other evidence of indebtedness or the mortgage, or the exercise of any right thereunder, render either such mortgage note, agreement or other evidence of indebtedness or such mortgage unenforceable by the lender, in whole or in part, or subject to any right of rescission, reformation, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, reformation, setoff, counterclaim, or defense has been asserted with respect thereto.

(c) Section 3.22(c) of the Company Disclosure Schedule sets forth a true and complete list of all Mortgage Loans held by the Company or any of its Subsidiaries (including loans held for sale, loans funded but not yet delivered to investors and/or loans sold servicing retained or otherwise serviced or subserviced) as of the date three (3) business days prior to date of this Agreement and additionally indicates each such Mortgage Loan that is a Nonperforming Loan as of such date. Except as set forth in Section 3.22(c) of the Company Disclosure Schedule and except as would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect, (i) the Company or one of its Subsidiaries is the sole owner and holder of all right, title and interest in and to each Company Mortgage Loan held for sale by the Company or any of its Subsidiaries, (ii) such Company Mortgage Loans, to the extent not fully repaid, are valid and enforceable in accordance with their terms (except in all cases as such enforceability may be limited by the Enforceability Exceptions), and (iii) such Company Mortgage Loans are not sixty (60) days or more days delinquent (except for any Mortgage Loans identified Section 3.22(c) of the Company Disclosure Schedule as Nonperforming Loans) and have not been held for sale for a period of time after the date of funding that is outside the requirements of any Applicable Requirement and any applicable warehouse line. For purposes of this Section 3.22(c), “Nonperforming Loan” means a Company Mortgage Loan, as of January 26, 2017, (i) which is sixty (60) days or more days delinquent, (ii) owed by a mortgagor in any stage of bankruptcy or (iii) in foreclosure.

(d) With respect to all Pipeline Loans, except as would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect, each such Pipeline Loan (i) was solicited and originated in accordance with, and the loan files relating to such Pipeline Loan conform to all Applicable Requirements in effect at the time such Pipeline Loan was originated for the stage of processing that has been achieved as of the date of such report, including based on any investor commitment under which such Pipeline Loan was originated, including procurement of required settlement services (including appraisal, title and insurance services); and (ii) arose out of bona fide transactions in the ordinary course of business consistent with past practice (except as otherwise required by Law). To the knowledge of the Company, all persons that have or have had any interest in or rights relating to each Pipeline Loan, whether as broker, mortgagee, assignee, pledgee or otherwise, have been in compliance with any and all Applicable Requirements in effect at the time such Pipeline Loan was originated, except where such failure to comply with such Applicable Requirements has not had or would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect. For purposes of this Agreement, “Pipeline Loans” means loan applications for loans and pre-approvals taken by employees or approved correspondents of the Company or its Subsidiaries and entered onto the Company’s or such Subsidiary’s pipeline tracking system which have not yet been funded.

(e) Section 3.22(e) of the Company Disclosure Schedule sets forth a true and complete description, as of December 31, 2016, of all loss sharing arrangements of the Company and/or any of its Subsidiaries with respect to any Company Mortgage Loans and/or Servicing Agreements.

(f) Section 3.22(f) of the Company Disclosure Schedule sets forth a list, as of December 31, 2016, of all current pending mortgage insurance related claims.

(g) Section 3.22(g) of the Company Disclosure Schedule sets forth a list, as of December 31, 2016, of all Company Mortgage Loans sold or serviced by the Company or its Subsidiaries that have been repurchased, or been subject to a claim of repurchase, indemnification or make whole asserted against the Company or any of its Subsidiaries due to a breach of any representation, warranty or covenant by the Company or any of its Subsidiaries, since December 31, 2013.

(h) The Company and its Subsidiaries have the entire right, title and interest in and to the Servicing Rights and have the sole right to service the Company Mortgage Loans currently being serviced by the Company subject to Applicable Requirements. Except as would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect, (i) each servicing advance made by or on behalf of the Company or its Subsidiaries was made, and is reimbursable in accordance with the applicable Servicing Agreement and is a valid and subsisting amount owing to the Company or such Subsidiary and (ii) neither the Company nor any of its Subsidiaries has received any written notice from an investor, insurer or other party in which such investor, insurer or other party disputes or denies any claim by or on behalf of the Company or such Subsidiary for reimbursement in connection with a servicing advance, except, in any such case, as described on Section 3.22(h) of the Company Disclosure Schedule.

(i) Except as set forth in Section 3.22(i) of the Company Disclosure Schedule and except as would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries are in compliance with the Company’s and its Subsidiaries’ servicing or, as applicable, subservicing, obligations under all Applicable Requirements, including with respect to (A) the collection and application of mortgagor payments, (B) the servicing of adjustable rate Mortgage Loans, (C) the assessment and collection of late charges, (D) the maintenance of escrow accounts, (E) the collection of delinquent or defaulted accounts, including loss mitigation, foreclosure and real-estate owned management, (F) the maintenance of required insurance, including force-placed insurance policies, (G) the communication regarding processing of loan payoffs, (H) the release and satisfaction of mortgages and (I) the assessment and calculation of fees and (ii) neither the Company nor any of its Subsidiaries has received written notice of any pending or threatened cancellation or partial termination of any Servicing Agreement.

(j) Except as set forth in Section 3.22(j) of the Company Disclosure Schedule and except as would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect, (i) the servicing file for each Company Mortgage Loan owned or serviced by the Company or its Subsidiaries as of the date hereof is complete and complies with all Applicable Requirements, (ii) there has been no servicer default, servicer termination event, portfolio trigger or other default or breach by the Company or its Subsidiaries under any Servicing Agreement or any Applicable Requirements and (iii) no event, condition, or omission has occurred or exists that with or without the passage of time or the giving of notice or both would: (A) constitute a default or breach by the Company or such Subsidiary under any such Servicing Agreement or Applicable Requirements; (B) permit termination of any such Servicing Agreement by a third party without the consent of the Company or such Subsidiary; (C) impose on the Company or its Subsidiaries sanctions or penalties in respect of any Servicing Agreement or any Applicable Requirement; or (D) rescind any insurance policy or reduce insurance benefits in respect of any Servicing Agreement that would result in a breach or trigger a default of any obligation of the Company or its Subsidiaries under any Servicing Agreement or Applicable Requirement.

(k) Prior to the date hereof, the Company has delivered to Parent an electronic file containing, for each Company Mortgage Loan: (i) the original principal balance, (ii) the principal amount outstanding as of such date, (iii) the amount of the escrow and reserves in the Custodial Accounts, (iv) the escrow and reserve payment deposits required (each shown separately), (v) the loan number, property name, mortgagor name, property address, property type, number of units, and other identifying data elements, (vi) the interest rate, (vii) the interest only period, if any, (viii) the interest rate reset terms and timing, if floating rate, (ix) the servicing fees payable to the Company or its Subsidiaries, (x) the original and remaining amortization terms, (xi) the agency loss levels, pricing tier and product type, (xii) the original loan to value and debt service coverage ratios and most recent occupancy, net operating income and debt service coverage ratio (each as of the date noted), and (xiii) the closing date, maturity date, next payment due date, and other payment terms of each such Mortgage Loan, including defeasance information and yield maintenance dates, as applicable (collectively, the “Servicing Tape”). The information included in the Servicing Tape is true and correct as of the date(s) specified therein.

(l) Section 3.22(l) of the Company Disclosure Schedule sets forth a true and complete list, as of December 31, 2016, of the location of all Custodial Accounts and Related Escrow Accounts maintained by the Company or its Subsidiaries for all Company Mortgage Loans and the amount and the location of all letters of credit for all such Company Mortgage Loans. Except as would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect, all Custodial Accounts and Related Escrow Accounts are maintained in accordance with the Applicable Requirements. For purposes of this Agreement, (x) “Custodial Account” means (I) each trust account maintained by the Company or its Subsidiaries, as servicer or subservicer pursuant to any of the Servicing Agreements, for the benefit of the applicable owner of the Company Mortgage Loan or other trustee and/or any applicable noteholders or certificate holders and (II) any amounts deposited or maintained therein and (y) “Related Escrow Accounts” means all funds maintained by the Company or any of its Subsidiaries in respect of the Company Mortgage Loans (other than the Custodial Accounts), including all buy-down funds, Tax and insurance funds and other escrow and impound amounts and similar charges (including interest accrued thereon held for the benefit of the mortgagors).

(m) In connection with securitizations, except as would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have provided all servicer reports, certifications, attestations, certificates and information that were required to be prepared or otherwise provided by the Company or its Subsidiaries, as applicable (including as required under Regulation AB), pursuant to any Servicing Agreement, including any that were to be included in any Form 8-K (and/or Form 10-D) or Form 10-K, to the person designated for receipt in the applicable Servicing Agreement on a timely basis.

3.23 TAP Plan. The Company has adopted the TAP Plan. The TAP Plan has an effective date as of the date hereof.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as disclosed in the disclosure schedule delivered by Parent to the Company concurrently herewith (the “Parent Disclosure Schedule”); provided, that (i) the mere inclusion of an item in the Parent Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by Parent or Merger Sub that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to have a Parent Material Adverse Effect, and (ii) any disclosures made with respect to a section of Article IV shall be deemed to qualify (1) any other section of Article IV specifically referenced or cross- referenced therein and (2) other sections of Article IV to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from reading the disclosure that such disclosure applies to such other sections, Parent and Merger Sub each hereby represents and warrants to the Company as follows:

4.1 Corporate Organization. Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. Each of Parent and Merger Sub has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Parent is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not reasonably be expected to have, either individually or in the aggregate, a Parent Material Adverse Effect. As used in this Agreement, the term “Parent Material Adverse Effect” means any change, effect, event or occurrence that prevents, materially delays or materially impairs (a) the consummation of the Merger and the other transactions contemplated by this Agreement on a timely basis or (b) the ability of Parent to perform in all material respects its obligations under this Agreement. True and complete copies of the certificate of incorporation and bylaws (or similar organizational documents) of Parent and Merger Sub as in effect as of the date of this Agreement have previously been made available by Parent and Merger Sub to the Company and neither Parent nor Merger Sub is in violation of its organizational or governing documents in any material respect.

4.2 Authority; No Violation.

(a) Each of Parent and Merger Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby have been duly and validly approved and authorized by the Board of Directors of Parent and Merger Sub and no other corporate proceedings (including approval of stockholders) on the part of either Parent or Merger Sub are necessary to approve this Agreement or to consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and (assuming due authorization, execution and delivery by the Company) constitutes a valid and binding obligation of Parent and Merger Sub, enforceable against each in accordance with its terms (except in all cases as such enforceability may be limited by the Enforceability Exceptions).

(b) The execution and delivery of this Agreement by Parent and Merger Sub, and the consummation by Parent and Merger Sub of the transactions contemplated hereby, and compliance by Parent and Merger Sub with any of the terms or provisions hereof, will not (i) violate, conflict with or result in a violation of any provision of the certificate of incorporation or bylaws (or similar organizational documents) of Parent and Merger Sub, (ii) assuming compliance with the matters referred to in Section 4.3, violate any Law applicable to Parent,

Merger Sub or any of their Subsidiaries or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Parent, Merger Sub or any of their Subsidiaries under, any of the terms, conditions or provisions of any Contract to which Parent, Merger Sub or any of their Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of this clause (iii)) for such violations, conflicts, breaches or defaults which would not reasonably be expected to have, either individually or in the aggregate, a Parent Material Adverse Effect.

4.3 Consents and Approvals. Except for (a) the filing of the Certificate of Merger with the Secretary of State of the State of Ohio, (b) the filings and notices required under the HSR Act, (c) the filing of any required applications, filings or notices with any Governmental Entity, including any Regulatory Agency, set forth in Section 4.3 of the Parent Disclosure Schedule, and (d) such other consents, approvals, filings or registrations which, if not obtained or made, would not reasonably be expected to have, either individually or in the aggregate, a Parent Material Adverse Effect, no consents or approvals of, or filings or registrations with, any Governmental Entity are necessary in connection with (i) the execution and delivery by Parent and Merger Sub of this Agreement or (ii) the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby.

4.4 Financial Statements. The audited financial statements of Parent for the fiscal year ended December 31, 2015 (i) have been prepared from, and are in accordance with, the books and records of Parent, (ii) fairly present in all material respects the statement of income and statement of financial position of Parent as of December 31, 2015 and the year then-ended, and (iii) have been prepared in accordance with GAAP consistently applied, except, in each case, as indicated in such statements or in the notes thereto. The books and records of Parent have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. RSM US LLP has not resigned (or informed Parent that it intends to resign) or been dismissed as independent public accountants of Parent as a result of or in connection with any disagreements with Parent on a matter of accounting principles or practices or auditing scope or procedure.

4.5 Broker’s Fees. With the exception of the engagement of Houlihan Lokey Capital, Inc., none of Parent, its Subsidiaries, its affiliates or any of their respective officers or directors has employed any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or related transactions contemplated by this Agreement.

4.6 Absence of Certain Changes or Events. Since December 31, 2015 through the date of this Agreement, no Effect has occurred that has had or would reasonably be expected to have, either individually or in the aggregate, a Parent Material Adverse Effect.

4.7 Compliance with Applicable Law. Since April 1, 2015 to the date of this Agreement, Parent has complied in all material respects with and is not in material default or violation under any Law, policy and/or guideline relating to Parent, except where neither such failure to comply with nor such default or violation under any applicable Law relating to Parent has had or would reasonably be expected to have, either individually or in the aggregate, a Parent Material Adverse Effect.

4.8 Parent Information. None of the information supplied or to be supplied by Parent, Merger Sub or Parent’s affiliates or representatives for inclusion or incorporation by reference in the Proxy Statement will at the time of the mailing of the Proxy Statement to the Stockholders or at the time of the Company Meeting (taking into account any amendments thereof or supplements thereto) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.9 Availability of Funds. As of the Closing Date, Parent will have available to it sufficient funds (which funds, as well as the obligations of Parent and Merger Sub hereunder, shall not be subject to any financing condition or contingencies) to consummate the Merger and the other transactions contemplated hereby and satisfy all obligations of Parent and Merger Sub under this Agreement, including the payment of the aggregate Merger Consideration and the aggregate consideration in respect of the Company Equity Awards pursuant to Section 1.7. Parent has provided to the Company a complete and correct copy of the equity commitment letter, dated as of the date hereof, from the funds listed therein (the “Funds”) in favor of Parent and providing, subject to the terms and conditions thereof, that the Company is an express third party beneficiary thereto (the “Commitment Letter”). As of the date of this Agreement, the Commitment Letter is in full force and effect, constitutes a valid and binding obligation of each of Parent and the Funds, enforceable against each in accordance with its terms (except in all cases as such enforceability may be limited by the Enforceability Exceptions), and has not been amended or modified prior to the execution of this Agreement.

4.10 Ownership and Operations of Merger Sub. As of the date of this Agreement, the authorized capital stock of Merger Sub consists of 1,000 shares of Merger Sub Common Stock, 1,000 shares of which are validly issued and outstanding. All the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent or a direct or indirect wholly owned Subsidiary of Parent. Merger Sub has not conducted any business other than (x) incident to its formation for the sole purpose of carrying out the transactions contemplated by this Agreement or (y) in relation to this Agreement, the Merger and the other transactions contemplated hereby and the financing of such transactions.

4.11 Ownership of Shares. Neither Parent nor Merger Sub owns any Company Common Stock, beneficially, of record or otherwise, as of the date hereof or at any time prior to the time that is immediately prior to the Effective Time.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

5.1 Conduct of Business Prior to the Effective Time. From and after the date of this Agreement and prior to the earlier of the Effective Time and the termination of this Agreement pursuant to its terms, except as expressly required or permitted by this Agreement (including as expressly set forth in Section 5.1 or Section 5.2 of the Company Disclosure Schedule), required by applicable Law or as consented to in writing by Parent (or, in the case of clause (b), the Company) (such consent not to be unreasonably withheld, delayed or conditioned), (a) the Company shall, and shall cause its Subsidiaries to, (i) conduct its business in the ordinary course of business consistent with past practice in all material respects and (ii) use its reasonable best efforts to maintain and preserve intact its business organization, employees and business and governmental relationships, and (b) each of the Company and Parent shall not, and shall cause their respective Subsidiaries not to, take or omit to take any action that would reasonably be expected to adversely affect or delay the ability to (i) obtain any necessary approvals of any Governmental Entity, including any Regulatory Agency, required for the Merger and the other transactions contemplated hereby, (ii) perform their respective covenants and agreements under this Agreement or (iii) consummate the Merger and the other transactions contemplated hereby on a timely basis.

5.2 Company Forbearances. Without limiting the generality of Section 5.1, from and after the date of this Agreement and prior to the earlier of the Effective Time and the termination of this Agreement pursuant to its terms, except as set forth in Section 5.1 or Section 5.2 of the Company Disclosure Schedule, as expressly required or permitted by this Agreement or as required by applicable Law, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent (such consent not to be unreasonably withheld, delayed or conditioned):

(a) incur, issue, acquire, materially modify, arrange, syndicate, defease or cancel any indebtedness for borrowed money or assume or guarantee such indebtedness of another person, except for (i) indebtedness listed in Section 5.2(a) of the Company Disclosure Schedule, or (ii) indebtedness of the Company or any of its wholly owned Subsidiaries to the Company or any of its wholly owned Subsidiaries;

(b) adjust, split, combine, recapitalize or reclassify any capital stock;

(c) make, authorize, declare, set aside or pay any dividend, payable in cash, stock, property or otherwise, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock, except (i) dividends paid by any of the Company’s Subsidiaries to the Company or any of its wholly owned Subsidiaries, (ii) the acceptance of shares of Company Common Stock as payment for the exercise price of Company Stock Options or for withholding Taxes incurred in connection with the exercise of Company Stock Options or the vesting or settlement of Company Equity Awards, in each case, in accordance with past practice and the terms of the Company Stock Plans and applicable awards agreements as in effect on the date hereof, or (iii) in accordance with the TAP Plan, subject to Section 5.2(d);

(d) redeem, modify, amend or terminate the TAP Plan, or waive any material provision of the TAP Plan or approve any Exemption Request (as defined in the TAP Plan), unless (i) the Board of Directors of the Company has effected a Company Adverse Recommendation Change in accordance with Section 6.9 or (ii) the Company is terminating this Agreement in accordance with Section 8.1(e);

(e) grant or issue any Company Equity Awards or any other stock options, stock appreciation rights, performance shares, restricted stock units, restricted shares or other equity-based awards or interests, or grant any individual, corporation or other entity any right to acquire any shares of its capital stock;

(f) issue, transfer, sell, pledge, dispose of, grant, lease, guarantee or encumber or otherwise permit or authorize to become outstanding any additional shares of capital stock or other voting securities or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock or any options, warrants or other rights of any kind to acquire any shares of capital stock or other Company Equity Securities or Company Voting Debt, except pursuant to (i) the exercise of Company Stock Options or the settlement of Company Equity Awards in accordance with their terms or (ii) the TAP Plan;

(g) (A) sell, pledge, transfer, mortgage, encumber, permit to lapse or expire or otherwise dispose of any of its material properties or material assets or any business to any individual, corporation or other entity other than a wholly owned Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, in each case other than pursuant to Contracts in force at the date of this Agreement or (B) sell, assign, transfer, convey or otherwise dispose any Servicing Rights to any third party, in the case of this clause (B) other than such sales, assignments, transfers, conveyances or other disposals in compliance with the terms and conditions set forth in Section 5.2(g) of the Company Disclosure Schedule (it being understood that both the Company and Parent shall comply with the terms and conditions set forth in Section 5.2(g) of the Company Disclosure Schedule);

(h) enter into any material new line of business;

(i) except for transactions in the ordinary course of business consistent with past practice (which shall include purchases of pools of loans in the ordinary course of business consistent with past practice), make any acquisition of, or material investment in, any business, whether by way of purchase of stock or securities, contributions to capital, merger, property transfers, or purchase of any property or assets of any other individual, corporation or other entity (other than a wholly owned Subsidiary of the Company);

(j) (A) modify, terminate, amend or waive any material provision of any Company Contract or Lease (other than the TAP Plan, subject to Section 5.2(d)), or (B) enter into any new Contract that (x) would constitute a Company Contract or Lease if it were in effect on the date of this Agreement, other than normal renewals of Company Contracts or Leases without changes of terms or (y) contains a change of control or similar provision in favor of the other party or parties thereto that would require a material payment to or give rise to any material rights to such other party or parties in connection with the consummation of the Merger (including in combination with any other event or circumstances);

(k) except as required under the terms of any Company Benefit Plan, (A) enter into, adopt, terminate or amend any Company Benefit Plan, other than amendments in the ordinary course of business consistent with past practice that do not materially increase the cost to the Company of maintaining such Company Benefit Plan, (B) increase the compensation or benefits payable to any current or former employee, officer, individual service provider or director, (C) pay or award, or commit to pay or award, any bonuses or incentive compensation, except for the payment of bonuses and incentive compensation for completed periods in the ordinary course of business consistent with past practice, and based on actual achievement of any applicable performance goals as in effect on the date hereof, (D) enter into any new, or amend any existing, employment, severance, change in control, retention, transaction bonus, collective bargaining agreement or similar agreement or arrangement, (E) fund any rabbi trust or similar arrangement, (F) hire or terminate (other than for cause) any employee with an annual base cash compensation in excess of $150,000, or (G) take any action to accelerate the vesting or payment of any compensation or benefits under any Company Benefit Plan;

(l) settle, release, waive or compromise any claim, suit, action or proceeding, except for a settlement (A) in an amount not in excess of $500,000 individually or $1,000,000 in the aggregate (excluding cash payments made by third parties for which neither the Company nor any of its Subsidiaries is liable), (B) that would not impose any material restriction on the business of the Company, the Surviving Corporation or their respective Subsidiaries and (C) does not impose equitable or injunctive relief, material restriction, effect or obligation on the business of the Company, the Surviving Corporation or their respective Subsidiaries;

(m) amend the Company Charter, Company Code of Regulations or comparable governing documents of the Company’s Subsidiaries;

(n) merge or consolidate the Company or any of its Subsidiaries with any other person (except for any such transactions among wholly owned Subsidiaries of the Company) or restructure, reorganize or adopt a plan or agreement to completely or partially liquidate or dissolve the Company or any of its Subsidiaries;

(o) take any action that is intended or reasonably expected to result in any of the conditions to the Merger set forth in Section 7.1 or Section 7.2 not being satisfied in a timely manner;

(p) implement or adopt any material change in its financial accounting principles, procedures, practices or methods, other than as may be required by (A) changes in GAAP, or (B) guidelines or policies imposed by any Governmental Entity;

(q) make any material changes in the Company’s policies and practices with respect to (i) underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service, loans or (ii) its hedging practices and policies, in each case except as may be required by such policies and practices, regulations, guidelines or policies imposed by any Governmental Entity;

(r) make, or commit to make, any capital expenditures in excess of $500,000 individually or $1,000,000 in the aggregate;

(s) disclose any material trade secrets of the Company or any of its Subsidiaries other than pursuant to agreements entered into in the ordinary course of business consistent with past practice that contain confidentiality undertakings with respect to such trade secrets;

(t) other than in the ordinary course of business consistent with past practice, make, change or revoke any material Tax election, change an annual Tax accounting period, adopt or change any material Tax accounting method, file any amended income or other material Tax Return, enter into any closing agreement with respect to Taxes, settle any Tax claim, audit, assessment or dispute regarding a material amount of Taxes, surrender any right to claim a refund of Taxes; or

(u) agree, authorize or commit, in writing or otherwise, to take any of the foregoing actions prohibited by this Section 5.2.

5.3 Parent Forbearances. Without limiting the generality of Section 5.1, from and after the date of this Agreement and prior to the earlier of the Effective Time and the termination of this Agreement pursuant to its terms, except as set forth in Section 5.3 of the Parent Disclosure Schedule, as expressly required or permitted by this Agreement or as required by applicable Law, Parent shall not, and shall not permit any of its Subsidiaries (including Merger Sub) to, without the prior written consent of Company (such consent not to be unreasonably withheld, delayed or conditioned):

(a) incur any indebtedness for borrowed money that would reasonably be expected to have, either individually or in the aggregate, a Parent Material Adverse Effect;

(b) (i) enter into any agreements with respect to, or consummate, any mergers or business combinations, or any acquisition of any other assets, person or business, (ii) make any loans, advances or capital contributions to, or investments in, any other person, (iii) adopt or publicly propose any plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, or (iv) take any other action, in each case that is intended or would reasonably be expected to have, either individually or in the aggregate, a Parent Material Adverse Effect;

(c) take any action that is intended or reasonably expected to result in any of the conditions to the Merger set forth in Section 7.1 or Section 7.3 not being satisfied in a timely manner; or

(d) agree, authorize or commit, in writing or otherwise, to take any of the foregoing actions prohibited by this Section 5.3.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1 Regulatory Matters.

(a) The Company shall prepare and file with the SEC the Proxy Statement as promptly as reasonably practicable after the date of this Agreement (and in any event no later than thirty (30) days hereafter). Parent shall cooperate and provide such other assistance as may reasonably be requested by the Company in connection with the preparation of the Proxy Statement. The Company shall use its reasonable best efforts to cause the Proxy Statement to comply as to form in all material respects with the requirements of the Exchange Act applicable thereto. The Company shall notify Parent as promptly as reasonably practicable of the receipt of any oral or written comments from the staff of the SEC relating to the Proxy Statement and the Company and Parent shall each use its reasonable best efforts to promptly provide responses to the SEC with respect to all such comments. The Company will use its reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as reasonably practicable following its filing with the SEC. The Company shall cause the definitive Proxy Statement to be mailed or delivered as promptly as practicable after the SEC staff advises the Company that it has no further comments on the Proxy Statement or that the Company may commence the mailing of the Proxy Statement. The Company shall cooperate and provide Parent with a reasonable opportunity to review and comment on (i) the draft of the Proxy Statement (including each amendment or supplement thereto) and (ii) all written responses to requests for additional information by and replies to written comments of the SEC staff, and the Company will, in each case, (x) consider Parent’s comments in good faith, (y) not make any statement therein regarding Parent or any of its affiliates without Parent’s consent (not to be unreasonably withheld, delayed or conditioned), except as may be required by applicable Law, and (x) provide to Parent copies of all such filings made and correspondence with the SEC or its staff with respect thereto. If at any time prior to the Effective Time, any information should be discovered by any party hereto which should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and, to the extent required by applicable Law, an appropriate amendment or supplement describing such information shall be promptly filed by the Company with the SEC and disseminated by the Company to the Stockholders.

(b) Each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Merger and the other transactions contemplated by this Agreement within twenty (20) business days of the date of this Agreement, and to supply promptly any additional information and documentary material that may be requested pursuant to the HSR Act. In addition, the parties hereto shall cooperate with each other and use their respective reasonable best efforts to promptly (and in no event later than forty-five (45) days after the date of this Agreement, except as otherwise set forth in Section 6.1(c)) prepare and file all other necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities, including Regulatory Agencies, which are necessary or advisable to consummate the Merger and the other transactions contemplated by this Agreement or which are otherwise contemplated by Section 6.1(c), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Entities. Parent and the Company shall each have the right to review in advance, and, to the extent practicable, will consult the other on, in each case subject to applicable Laws relating to the exchange of information, any filing made with, or substantive written materials submitted to, any third party or Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable; provided, that materials may be redacted (i) to remove references concerning the valuation of the Company and its Subsidiaries; (ii) as necessary to comply with contractual arrangements or applicable Laws; and (iii) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns. Notwithstanding anything to the contrary in this Agreement, with respect to any filing or supplement thereto required by a Governmental Entity or Regulatory Agency that may include sensitive financial or other information with respect to any Fund, any of its affiliates or any of its representatives, Parent and each Fund agree that such Fund may elect, in its sole discretion, to provide such information to such Governmental Entity or Regulatory Agency directly through its legal counsel, and no Fund shall be required to provide such materials directly to Parent, the Company or any of their respective representatives, nor shall Parent, the Company or any of their respective representatives be entitled to review such materials of such Fund, any of its affiliates or any of its representatives; provided, however, that (i) for the avoidance of doubt, nothing contained in this sentence shall relieve any Fund of its obligation to provide any and all information reasonably required by any such Governmental Entity or Regulatory Agency and (ii) Parent shall use its reasonable best efforts to direct each Fund to provide such information. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement, and each party will keep the other parties apprised promptly of the status of filings and applications, including communications with Governmental Entities, and all other matters relating to the consummation of the transactions contemplated by this Agreement. Each party shall consult with the other parties in advance of any substantive meeting or conference with any Governmental Entity in connection with the transactions contemplated by this Agreement and, to the extent permitted by such Governmental Entity, give the other parties and/or their counsel the opportunity to attend and participate in such meeting or conference.

(c) Subject to Section 6.1(c)(viii) and Section 6.1(c)(ix) below:

(i) Agency Consents. Parent and the Company shall cooperate with each other and use their respective reasonable best efforts to obtain as promptly as practicable following the execution of this Agreement all permits, consents, approvals and authorizations of all Regulatory Agencies, including those set forth in Section 6.1(c)(i)(1) of the Company Disclosure Schedule, which are necessary or advisable to consummate the Merger and the other transactions contemplated by this Agreement, including the acquisition of any Servicing Rights, Mortgage Loans or pools of Mortgage Loans guaranteed by a Regulatory Agency and any transfer of servicing of (or Surviving Corporation’s becoming the servicer of record with respect to) any Mortgage Loans held by a Regulatory Agency or other Governmental Entity (the “Agency Approvals” ). In connection therewith, Parent and the Company shall cooperate with each other and use their respective reasonable best efforts to prepare and file all necessary documentation, and to effect all applications, notices, petitions and filings to obtain the Agency Approvals as promptly as practicable after the date of this Agreement (it being understood that, without expanding, limiting or otherwise modifying the parties’ required efforts set forth in this Section 6.1(c)(i), the parties shall cooperate in good faith and endeavor to meet the target milestones set forth on Section 6.1(c)(i)(2) of the Company Disclosure Schedule in the manner described therein). If and when a Regulatory Agency requests additional information or documentation with respect to any Agency Approval, Parent and the Company shall each use its reasonable best efforts to provide the Regulatory Agency with the requested materials as promptly as practicable.

(ii) Third Party Consents. To the extent that any consent, approval or waiver of a third party is required with respect to any Contract, including as set forth in Section 6.1(c)(ii)(1) of the Company Disclosure Schedule, in connection with the transactions contemplated by this Agreement (each, a “Third Party Consent” ), the Company and Parent shall cooperate with each other and use their respective reasonable best efforts to obtain such Third Party Consent as promptly as practicable after the date of this Agreement (it being understood that, without expanding, limiting or otherwise modifying the parties’ required efforts set forth in this Section 6.1(c)(ii), the parties shall cooperate in good faith and endeavor to meet the target milestones set forth on Section 6.1(c)(ii)(2) of the Company Disclosure Schedule in the manner described therein); provided that nothing in this Agreement shall require Parent or the Company to make any payment or deliver anything of value to any third party in order to obtain any Third Party Consent, except, in the case of the Company, for payments or other concessions as may be reasonably requested by Parent and which are contingent upon the occurrence of the Closing. Parent shall reasonably cooperate with the Company in connection with obtaining such Third Party Consents, including by making its representatives reasonably available to meet with the parties to such Third Party Consents by telephone or in person during normal business hours as reasonably requested by the Company, and shall reasonably cooperate to provide such documentation or information as is required by any such third parties as promptly as practicable. The Company shall use its reasonable best efforts to deliver or cause to be delivered any notices to third parties that are required to be delivered pursuant to any Contract in connection with the consummation of the Merger and the other transactions contemplated by this Agreement.

(iii) State Approvals. The Company and Parent shall cooperate with each other and use their respective reasonable best efforts to prepare and file, as promptly as practicable after the date of this Agreement, all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of any state Governmental Entity listed in Section 6.1(c)(iii)(2) of the Company Disclosure Schedule, including change of control filings, which are necessary or advisable to consummate the Merger and the other transactions contemplated by this Agreement (the “State Required Regulatory Approvals” ) and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such state Governmental Entities (it being understood that, without expanding, limiting or otherwise modifying the parties’ required efforts set forth in this Section 6.1(c)(iii), the parties shall cooperate in good faith and endeavor to meet the target milestones set forth on Section 6.1(c)(iii)(1) of the Company

Disclosure Schedule in the manner described therein). The Company and Parent shall use their respective reasonable best efforts to furnish all information required by any state Governmental Entity in connection with any State Required Regulatory Approvals.

(iv) Branch Licenses. Parent and the Company shall each use its reasonable best efforts to obtain as promptly as practicable, and in any event prior to Closing, all state branch licenses required for the Surviving Corporation to conduct any of the activities conducted by the Company or any of its Subsidiaries at such location as of the date hereof following the Closing. In connection with Parent seeking to obtain such branch licenses, the Company shall reasonably cooperate with Parent, including by making certain of its representatives reasonably available to meet with representatives of the applicable Governmental Entity by telephone or in person during normal business hours, as reasonably requested by Parent, and reasonably cooperate with Parent to provide documentation or information regarding the Company that is required by any state Governmental Entity in connection with any such state branch license. In the event this Agreement is terminated in accordance with its terms, Parent shall immediately surrender any branch licenses granted to it or the Surviving Corporation in respect of any branch of the Company.

(v) Mortgage Loan Originators. Upon acknowledgement and agreement of a state Governmental Entity to permit Parent to obtain the foregoing branch licenses, Parent and the Company shall each use its reasonable best efforts to facilitate the transition of mortgage loan originator sponsorships from the Company to Parent in the applicable jurisdiction following the Closing.

(vi) Assumed Names (Doing Business As (DBA) Filings). Parent and the Company shall each use its reasonable best efforts to facilitate the use of the Company’s state-authorized assumed names (dbas) by Parent and/or the Surviving Corporation following the Closing. In the event this Agreement is terminated in accordance with its terms, Parent and/or Surviving Corporation shall immediately surrender any such assumed name approvals granted to it.

(vii) Counsel. From and after the date of this Agreement until the Closing Date, Parent and the Company shall make their personnel and legal counsel responsible for the items in this Section reasonably available to (i) keep each other apprised promptly with respect to the matters described in this Section 6.1(c) and (ii) consult with one another and comply with the requirements of Section 6.1(a) with respect to materials to be submitted to third parties in accordance with this Section 6.1(c).

(viii) Parent Reasonable Best Efforts. Notwithstanding anything to the contrary herein, nothing in this Section 6.1(c) shall require, or be construed to require, Parent, Merger Sub, and/or any of their respective Subsidiaries or other affiliates to (A) make any payment or deliver anything of value to any third party (other than filing and application fees to Governmental Entities (and related expenses incurred in connection therewith) or payments to its third party representatives working on its behalf to obtain approvals and consents) in order to obtain any consent; (B) take any actions in contravention of applicable Law or Order; or (C) (1) proffer to, or agree to, sell, divest, lease, license, transfer, dispose of or otherwise encumber or hold separate and agree to sell, divest, lease, license, transfer, dispose of or otherwise encumber any material assets, permits, operations, rights, businesses or interests, (2) other than pursuant to Section 6.1(e) and as required in connection with the filings described in Section 6.1(b), disclose any information about its founding partners, investment portfolio, performance or affiliates (other than its audited financial statements or information that is otherwise publicly available) or the identity of, or information that would permit the identification of, its limited partners or stockholders, (3) agree to invest any additional capital in Parent, the Company or any of its Subsidiaries or the Surviving Corporation or (4) take any action, or commit to take any action, or agree to any condition or restriction that would reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, results of operations or condition (financial or otherwise) of Parent and its Subsidiaries (which, after the Merger, will include the Surviving Corporation and its Subsidiaries), taken as a whole.

(ix) Company Reasonable Best Efforts. Notwithstanding anything to the contrary herein, nothing in this Section 6.1(c) shall require, or be construed to require, the Company and/or any of its Subsidiaries or other affiliates to (A) subject to Section 6.1(c)(ii) with respect to any Third Party Consent, make any payment or deliver anything of value to any third party (other than filing and application fees to Governmental Entities (and related expenses incurred in connection therewith) or payments to its third party representatives working on its behalf to obtain approvals and consents) in order to obtain any consent, except, for payments or other concessions as may be reasonably requested by Parent and which are contingent upon the occurrence of the Closing; (B) take any actions in contravention of applicable Law or Order; or (C) take any action, or commit to take any action, or agree to any condition or restriction that would reasonably be expected to have a Company Material Adverse Effect.

(x) Pipeline Loans; Transfer Notices. The parties shall cooperate with each other and use their respective reasonable best efforts to provide any notices, and to obtain any consents in accordance with applicable Law, in each case as may be necessary to transfer and assign the Pipeline Loans, accompanying loan files and existing appraisals in respect of Pipeline Loans, in each case following the Closing.

(d) In furtherance and not in limitation of the foregoing, Parent and the Company shall each use its reasonable best efforts to avoid the entry of, or to have vacated, lifted, reversed or overturned, any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that would restrain, prevent or delay the consummation of the Merger and the other transactions contemplated hereby.

(e) Without limiting the generality of the foregoing, Parent and the Company shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers, stockholders and, in the case of Parent, Home Point Capital Inc. and Stone Point Capital LLC (“Stone Point”), and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

(f) To the extent permitted by applicable Law, Parent and the Company shall promptly advise each other upon receiving any communication from any Governmental Entity, including any Regulatory Agency, whose consent or approval is required for consummation of the transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that any such consent or approval will not be obtained or that the receipt of any such approval will be delayed.

6.2 Access to Information.

(a) Upon reasonable notice and subject to applicable Laws, the Company shall, and shall cause each of its Subsidiaries to, during the period prior to the Effective Time, (i) afford to the officers, employees, accountants, counsel, advisors and other representatives of Parent access, during normal business hours, to its offices, employees, properties, books, contracts, commitments, personnel, information technology systems and records (other than any such matters that relate to the negotiation and execution of this Agreement) and (ii) make available to Parent such other information concerning the Company’s and its Subsidiaries’ business, properties and personnel as Parent may reasonably request (other than information that the Company is not permitted to disclose under applicable Law). Notwithstanding the foregoing, neither the Company nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would include personally identifiable information of the Company’s customers, jeopardize the attorney-client privilege of the institution in possession or control of such information (after giving due consideration to the existence of any common interest, joint defense or similar agreement between the parties) or contravene any Law, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The Company will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

(b) Parent shall hold all information furnished by or on behalf of the Company or any of the Company’s Subsidiaries or representatives pursuant to Section 6.2(a) in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated March 16, 2016, between Stone Point and the Company (the “Confidentiality Agreement”).

(c) No investigation, or information received pursuant to any such investigation, by either of the parties or their respective representatives shall affect or be deemed to modify or waive the representations and warranties of the other set forth herein.

(d) Nothing contained in this Agreement shall give either the Company or Parent, directly or indirectly, the right to control or direct the operations of the other prior to the Effective Time. Prior to the Effective Time, each party shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

(e) The Company shall take, or cause to be taken, the actions set forth in Section 6.2(e) of the Company Disclosure Schedule.

(f) From the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement pursuant to its terms, the Company shall provide to Parent copies of monthly financial statements of the Company in the form substantially consistent with those made available to the Board of Directors of the Company, as soon as reasonably practical (but in any event within two (2) business days after such information is made available to the Board of Directors of the Company), beginning with the month ending immediately following the date of this Agreement, which in all cases shall be prepared from, and in accordance with, the books and records of the Company; provided that in no event shall the monthly financial statements of the Company be provided to Parent later than the twenty-first (21st) calendar day following the end of the applicable month (other than with respect to monthly financial statements of the Company for the last month of any fiscal quarter, which shall be provided to Parent no later than the last calendar day of the month following the applicable month).

6.3 Stockholders’ Approval.

(a) The Company shall take, in accordance with the OGCL, the Company Charter and the Company Code of Regulations and the rules of the NYSE, all action necessary to establish a record date and duly call, give notice of, convene and hold the Company Meeting as soon as reasonably practicable after the Proxy Statement is cleared by the SEC for the purpose of obtaining the Requisite Company Vote required in connection with this Agreement and the Merger, with the date of such meeting to be set after consultation with Parent. The adoption of this Agreement, the adjournment or postponement of the Company Meeting due to the absence of a quorum or if the Company has not received proxies representing a sufficient number of shares of Company Common Stock to obtain the Requisite Company Vote, and, if applicable, the advisory vote required by Rule 14a-21(c) under the Exchange Act shall be the only matters which the Company shall propose to be acted on by the Stockholders at the Company Meeting, unless otherwise approved in writing by Parent (such approval not to be unreasonably withheld, delayed or conditioned). The Company may adjourn or postpone the Company Meeting if, as of the time for which the Company Meeting is originally scheduled, there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such Company Meeting, or if on the date of such Company Meeting the Company has not received proxies representing a sufficient number of shares necessary to obtain the Requisite Company Vote; provided, that the Company may not adjourn or postpone the Company Meeting more than a total of two (2) times or for an aggregate of more than fifteen (15) calendar days without Parent’s prior written consent.

(b) Subject to Section 6.9, the Board of Directors of the Company shall (i) use its reasonable best efforts to obtain from the Stockholders the Requisite Company Vote, including by communicating to the Stockholders the Company Recommendation and (ii) include the Company Recommendation in the Proxy Statement. The Company shall, if requested by Parent, engage a proxy solicitor reasonably acceptable to Parent to assist in the solicitation of proxies from Stockholders relating to the Requisite Company Vote.

6.4 Legal Conditions to Merger. Subject in all respects to Section 6.1 of this Agreement, Parent and the Company shall each, and shall cause their respective Subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal and regulatory requirements that may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement, and (b) to obtain (and to cooperate with the other party to obtain) any material consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party that is required to be obtained by the Company, Parent or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement.

6.5 Employee Benefits.

(a) During the period commencing at the Effective Time and ending on the one-year anniversary of the Closing Date (the “Continuation Period”), Parent shall cause the Surviving Corporation to provide each employee of the Company and its Subsidiaries who continues to be employed by Parent or its Subsidiaries (including the Surviving Corporation and its Subsidiaries) immediately following the Effective Time for so long as such employee is employed during the Continuation Period (collectively, the “Continuing Employees”) with (i) a base salary, base wage rate or commission schedule, as applicable, that is no less favorable than the base salary, base wage rate or commission schedule, as applicable, provided by Parent to its similarly-situated employees, (ii) short-term cash incentive opportunities no less favorable than the short-term cash incentive opportunities provided by Parent to its similarly-situated employees, (iii) long-term incentive opportunities that are substantially comparable to the long-term incentive opportunities provided by Parent to its similarly-situated employees, and (iv) retirement, health and welfare and other employee benefits (excluding severance, short-term cash incentive opportunities and long-term or equity-based incentive opportunities) that are substantially comparable in the aggregate to the retirement, health and welfare and other employee benefits (excluding severance, short-term cash incentive opportunities and long-term or equity-based incentive opportunities) provided by Parent to its similarly-situated employees. Parent shall cause the Surviving Corporation to provide each Continuing Employee whose employment terminates during the Continuation Period with (x) during the period commencing at the Effective Time and ending on the six-month anniversary of the Closing Date, severance benefits that are no less favorable than the severance benefits for which such Continuing Employee was eligible immediately prior to the Effective Time, and (y) during the period after the six-month anniversary of the Closing Date and through the one-year anniversary of the Closing Date, severance benefits that are no less favorable than the severance benefits provided by Parent to its similarly-situated employees.

(b) With respect to any employee benefit plans of Parent or its Subsidiaries in which any Continuing Employees become eligible to participate on or after the Effective Time (the “New Plans”), Parent shall, or shall cause the Surviving Corporation to use commercially reasonable efforts to: (i) waive all pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to such employees and their eligible dependents under any New Plans, except to the extent such pre-existing conditions, exclusions or waiting periods conditions were satisfied under the analogous Company Benefit Plan, (ii) provide each such employee and its eligible dependents with credit for any eligible expenses incurred by such employee or dependent prior to the Effective Time under a Company Benefit Plan (to the same extent that such credit was given under the analogous Company Benefit Plan prior to the Effective Time) in satisfying any applicable deductible, co-payment or out-of-pocket requirements under any New Plans in the plan year in which the Closing occurs, and (iii) recognize all service of such employees with the Company and its Subsidiaries for purposes of eligibility, vesting and, with respect to vacation, paid-time off or severance only, determination of the level of benefit, in any New Plan (other than any New Plan that is an equity based plan or long-term incentive plan) to the same extent that such service was taken into account under the most closely analogous Company Benefit Plan prior to the Effective Time; provided, that the foregoing service recognition shall not apply (x) to the extent it would result in duplication of benefits for the same period of services, (y) for purposes of benefit accrual under any defined benefit pension or the employer premium subsidy under any retiree medical plan, or (z) to any benefit plan that is a frozen plan or that provides benefits to a grandfathered employee population.

(c) Parent hereby acknowledges that a “change in control” (or similar phrase) within the meaning of the Company Benefit Plans set forth in Section 6.5(a) of the Company Disclosure Schedule will occur at the Effective Time.

(d) Nothing in this Agreement shall confer upon any employee, officer, director or consultant of the Company or any of its Subsidiaries or affiliates any right to continue in the employ or service of the Surviving Corporation, the Company, or any Subsidiary or affiliate thereof, or shall interfere with or restrict in any way the rights of the Surviving Corporation, the Company, Parent or any Subsidiary or affiliate thereof to discharge or terminate the services of any employee, officer, director or consultant of the Company or any of its Subsidiaries or affiliates at any time for any reason whatsoever, with or without cause. Nothing in this Agreement shall be deemed to (i) establish, amend or modify any Company Benefit Plan, New Plan or any other benefit or employment plan, program, agreement or arrangement, or (ii) alter or limit the ability of the Surviving Corporation or any of its Subsidiaries or affiliates to amend, modify or terminate any particular Company Benefit Plan, New Plan or any other benefit or employment plan, program, agreement or arrangement after the Effective Time. Without limiting the generality of the final sentence of Section 9.12, nothing in this Agreement, express or implied, is intended to or shall confer upon any person, including any current or former employee, officer, director or consultant of the Company or any of its Subsidiaries or affiliates, any right, benefit or remedy of any nature whatsoever (including the creation of any third party beneficiary rights) under or by reason of this Agreement.

6.6 Indemnification; Directors’ and Officers’ Insurance.

(a) From and after the Effective Time, each of Parent and the Surviving Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable Law, each present and former director, officer and employee of the Company and its Subsidiaries (in each case, when acting in such capacity) (collectively, the “Company Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, damages or liabilities incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, whether arising before or after the Effective Time, arising in whole or in part out of, or pertaining to, the fact that such person is or was a director, officer or employee of the Company or any of its Subsidiaries or is or was serving at the request of the Company or any of its Subsidiaries as a director or officer of another person and pertaining to matters, acts or omissions existing or occurring at or prior to the Effective Time, including matters, acts or omissions occurring in connection with the approval of this Agreement and the transactions contemplated by this Agreement. Parent and the Surviving Corporation shall also advance expenses as incurred by such Company Indemnified Party to the fullest extent permitted by applicable Law; provided, that the Company Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Company Indemnified Party is not entitled to indemnification. Parent and the Surviving Corporation shall reasonably cooperate with the Company Indemnified Party, and the Company Indemnified Party shall reasonably cooperate with Parent and the Surviving Corporation, in the defense of any such claim, action, suit, proceeding or investigation.

(b) For a period of six (6) years after the Effective Time, Parent shall cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by the Company (provided, that Parent may substitute therefor policies from an insurer with the same or better credit rating of at least the same coverage and amounts and containing terms and conditions which are no less advantageous to the insured) with respect to claims against the present and former officers and directors of the Company or any of its Subsidiaries arising from facts or events which occurred at or before the Effective Time (including the approval of this Agreement and the transactions contemplated by this Agreement); provided, that Parent shall not be obligated to expend, on an annual basis, an amount in excess of 300% of the current annual premium paid as of the date hereof by the Company for such insurance (the “Premium Cap”), and if such premiums for such insurance would at any time exceed the Premium Cap, then Parent shall cause to be maintained policies of insurance which, in Parent’s good faith determination, provide the maximum coverage available at an annual premium equal to the

Premium Cap. In lieu of the foregoing, the Company, with the prior consent of Parent (not to be unreasonably withheld, delayed or conditioned), may (and at the request of Parent, the Company shall use its reasonable best efforts to) obtain at or prior to the Effective Time a six (6)-year “tail” policy under the Company’s existing directors’ and officers’ liability insurance policy providing coverage equivalent to the current policies of directors’ and officers’ liability insurance maintained by the Company as of the date hereof if and to the extent that the same may be obtained for an amount that, in the aggregate, does not exceed the Premium Cap. If the Company purchases such a “tail” policy, Parent or the Surviving Corporation shall maintain such “tail” policy in full force and effect and continue to honor its obligations thereunder.

(c) The obligations of the Surviving Corporation, Parent and the Company under this Section 6.6 shall not be terminated or modified after the Effective Time in a manner so as to adversely affect any Company Indemnified Party or any other person entitled to the benefit of this Section 6.6 without the prior written consent of the affected Company Indemnified Party or other affected person.

(d) The provisions of this Section 6.6 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Company Indemnified Party and his or her heirs and representatives. If Parent, the Surviving Corporation or any of their respective successors or assigns will consolidate with or merge into any other entity and not be the continuing or surviving entity of such consolidation or merger, transfer all or substantially all of its assets or liabilities to any other entity or engage in any similar transaction, then in each case to the extent the obligations set forth in this Section 6.6 are not otherwise transferred and assumed by such successors and assigns by operation of Law or otherwise, Parent or the Surviving Corporation will cause proper provision to be made so that the successors and assigns of Parent or the Surviving Corporation, as applicable, will expressly assume the obligations set forth in this Section 6.6.

6.7 Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including any merger between a Subsidiary of Parent, on the one hand, and a Subsidiary of the Company, on the other hand) or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by Parent.

6.8 Advice of Changes. Parent, on the one hand, and the Company, on the other hand (in such capacity, the “Notifying Party”), shall each promptly advise the other party of any change or event (i) that has had or would reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be, on the Notifying Party or (ii) which the Notifying Party believes would or would be reasonably likely to cause or constitute a material breach of any of the Notifying Party’s representations, warranties or covenants contained herein that reasonably could be expected to give rise, individually or in the aggregate, to the failure of a condition set forth in Section 7.1, Section 7.2 (if the Company is the Notifying Party) or Section 7.3 (if Parent is the Notifying Party); provided, that any failure to give notice in accordance with the foregoing with respect to any breach shall not be deemed to constitute a violation of this Section 6.8 or the failure of any condition set forth in Section 7.2 or Section 7.3 to be satisfied, or otherwise constitute a breach of this Agreement by the party failing to give such notice, in each case, unless the underlying breach would independently result in a failure of the conditions set forth in Section 7.2 or Section 7.3 to be satisfied.

6.9 Acquisition Proposals.

(a) The Company agrees that it will not, and will cause its Subsidiaries and its and their officers, directors, employees and controlled affiliates and its and their agents, advisors, consultants, and other representatives (collectively, “Representatives”) not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly facilitate inquiries, offers or proposals, or the making, submission or announcement of inquiries, offers or proposals, which constitute, or could reasonably be expected to lead to, an Acquisition

Proposal, (ii) engage or participate or continue any discussions or any negotiations with any person concerning any Acquisition Proposal, (iii) provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any person relating to any Acquisition Proposal or any inquiry, offer or proposal that could reasonably be expected to lead to an Acquisition Proposal, except to notify a person that makes an inquiry with respect to an Acquisition Proposal, of the existence of the provisions of this Section 6.9(a), (iv) approve, endorse, recommend or execute or enter into any letter of intent, agreement or agreement in principle relating to any Acquisition Proposal or any inquiry, offer or proposal that could reasonably be expected to lead to an Acquisition Proposal, (v) otherwise knowingly facilitate any effort or attempt to make an Acquisition Proposal, including by granting any waiver, amendment or release under any standstill agreement or any standstill provision of any other contract or agreement (except that the Board of Directors of the Company, or any committee thereof, may grant any such waiver, amendment or release if it has determined in good faith, after consultation with its outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law) or any Takeover Statutes or (vi) resolve, publicly propose or agree to do any of the foregoing; provided, that, prior to the time that the Requisite Company Vote is obtained, in the event the Company receives an unsolicited, bona fide, written Acquisition Proposal that did not result from a material breach of this Section 6.9, which the Board of Directors of the Company determines in good faith, after receiving the advice of its outside legal counsel and, with respect to financial matters, its financial advisor (x) constitutes a Superior Proposal or (y) could reasonably be expected to lead to a Superior Proposal, then the Company may, and may authorize its Subsidiaries and their respective Representatives to, furnish or cause to be furnished nonpublic information or data and participate in such negotiations or discussions to the extent that the Board of Directors of the Company concludes in good faith (after receiving the advice of its outside legal counsel and, with respect to financial matters, its financial advisor) that the failure to take the foregoing actions would be inconsistent with the directors’ fiduciary duties under applicable Law; provided, further, that (A) prior to providing any nonpublic information permitted to be provided pursuant to the foregoing proviso, the Company shall have entered into a confidentiality agreement with such third party on terms no less favorable to it than the Confidentiality Agreement, which confidentiality agreement shall not provide such person with any exclusive right to negotiate with the Company and shall expressly permit the Company’s compliance with the provisions of this Agreement (an “Acceptable Confidentiality Agreement”) and (B) the Company shall promptly provide to Parent any nonpublic information to be provided to such third party that was not previously provided to Parent. The Company will, and will cause its Representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any person other than Parent and its affiliates and Representatives with respect to any Acquisition Proposal, including by terminating all physical and electronic data room access previously granted to any such person or its Representatives, and the Company shall promptly request the prompt return or destruction of all confidential information previously furnished to any such other person (subject to the terms of any confidentiality agreement with each such person). The Company will promptly (and in any event within forty-eight (48) hours of the Company’s knowledge of such event) advise Parent in writing of the receipt of any Acquisition Proposal or any inquiry which could reasonably be expected to lead to an Acquisition Proposal, and the substance thereof (including, subject to the terms of any confidentiality agreement entered into by the Company prior to the date hereof, the material terms and conditions of and the identity of the person making such inquiry or Acquisition Proposal, and copies of all written requests, proposals, offers or proposed agreements received by the Company), and will keep Parent reasonably and promptly (and in any event within forty-eight (48) hours) informed of any related developments, discussions and negotiations on a current basis, including any amendments to or revisions of the material terms of such inquiry or Acquisition Proposal. As used in this Agreement, “Acquisition Proposal” means, other than the transactions contemplated by this Agreement or any proposal or offer from Parent or any of its affiliates, whether in one transaction or in a series of transactions, any offer, proposal or inquiry relating to, or any third party indication of interest in, (i) any acquisition or purchase, direct or indirect, of 20% or more of the consolidated assets (including capital stock of the Company’s Subsidiaries), revenue or net income of the Company and its Subsidiaries, taken as a whole, or 20% or more of any class of equity or voting securities of the Company or one or more of the Company’s Subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of the Company (the “Material Subsidiaries”), (ii) any tender offer (including a self-tender offer) or exchange offer which, if consummated, would result in such third party beneficially owning 20% or more of any class of equity or voting securities of the Company or one or more of the Material Subsidiaries, or (iii) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or one or more of the Material Subsidiaries.

(b) Except as set forth in this Section 6.9, neither the Board of Directors of the Company nor any committee thereof shall:

(i) withhold, withdraw, qualify, amend or modify (or publicly propose or resolve to withhold, withdraw, qualify, amend or modify), in a manner adverse to Parent, the Company Recommendation or fail to include the Company Recommendation in the Proxy Statement, or adopt, approve or recommend (publicly or otherwise) or propose or resolve to adopt, approve or recommend (publicly or otherwise) an Acquisition Proposal;

(ii) (A) take formal action or make any recommendation or public statement in connection with a tender offer or exchange offer relating to securities of the Company other than a recommendation against such offer or a “stop, look and listen” communication by the Board of Directors of the Company pursuant to Rule 14d-9(f) of the Exchange Act, (B) within ten (10) business days of a tender or exchange offer relating to securities of the Company having been commenced, fail to publicly recommend against such tender or exchange offer or fail to publicly reaffirm the Company Recommendation or (C) following the announcement by a third party of a bona fide Acquisition Proposal by such third party, fail to reaffirm publicly the Company Recommendation within ten (10) business days after Parent requests in writing that the Company Recommendation be reaffirmed publicly (provided, that Parent shall only be permitted to make one such request under clause (C) in connection with any single Acquisition Proposal by a third party) (any of the actions described in the foregoing clause (i) or this clause (ii) being referred to as a “Company Adverse Recommendation Change” ); or

(iii) authorize, cause or permit the Company to enter into any acquisition agreement, merger agreement or similar definitive agreement or a letter of intent or agreement in principle with respect thereto (other than an Acceptable Confidentiality Agreement) relating to any Acquisition Proposal.

(c) Notwithstanding anything in this Agreement to the contrary, at any time after the date of this Agreement and prior to the time the Requisite Company Vote is obtained, the Board of Directors of the Company may (i) either cause the Company to terminate this Agreement in accordance with Section 8.1(e) or effect a Company Adverse Recommendation Change involving the actions described in Section 6.9(b)(i) if (A) the Company receives an unsolicited, bona fide, written Acquisition Proposal that did not result from a material breach of this Section 6.9 (and such proposal is not withdrawn) and (B) the Board of Directors of the Company determines in good faith (after receiving the advice of its outside legal counsel and, with respect to financial matters, its financial advisor) that such Acquisition Proposal constitutes a Superior Proposal (either such action, a “Superior Proposal Event”), or (ii) effect a Company Adverse Recommendation Change involving the actions described in Section 6.9(b)(i) in response to an Intervening Event (as defined below) (such action, an “Intervening Event Adverse Recommendation Change”), in each case of clauses (i) and (ii) if the Board of Directors of the Company concludes in good faith (after receiving the advice of its outside legal counsel and, with respect to financial matters, its financial advisor) that the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law; provided, however, that the Board of Directors of the Company may not take any actions under this sentence unless (A) it gives Parent at least three (3) business days’ prior written notice of its intention to take such action (which notice, if concerning an intended Intervening Event Adverse Recommendation Change, shall include a description of the Intervening Event in reasonable detail or, if concerning a Superior Proposal Event, shall specify the latest material terms and conditions of, and the identity of the third party making, any such Superior Proposal or any amendment or modification thereof, and include an unredacted copy of any proposal letter and the latest draft agreements relating to such Superior Proposal (including exhibits and schedules, if any)), (B) after providing such notice and prior to taking such action, the Company shall, and shall cause its Representatives to, negotiate with Parent in good faith (to the extent Parent indicates in writing a desire to negotiate) to make such adjustments in the terms and conditions of this Agreement as would permit the Company not to effect a Superior Proposal Event or an Intervening Event Adverse Recommendation Change, and (C) at the end of such notice period, the Board of Directors of the Company shall have considered in good faith any amendment or modification to this Agreement proposed in writing by Parent and (x) with respect to an intended Intervening Event Adverse Recommendation Change, shall have determined in good faith that failure to effect an Intervening Event Adverse Recommendation Change would be inconsistent with the directors’ fiduciary duties under applicable Law and (y) with respect to an intended Superior Proposal Event, shall have determined that the Superior Proposal would continue to constitute a Superior Proposal if such changes were to be given effect and that failure to effect the Superior Proposal Event would be inconsistent with the directors’ fiduciary duties under applicable Law. Any material amendment to any Acquisition Proposal will be deemed to be a new Acquisition Proposal for purposes of this Section 6.9 and will require a new notice period as referred to in this Section 6.9. As used in this Agreement, “Superior Proposal” means a bona fide, unsolicited, written Acquisition Proposal (with all references to “20%” being deemed to be replaced by references to “50%”) for which the Board of Directors of the Company has determined in good faith, after consultation with outside legal counsel and, with respect to financial matters, its financial advisor, (x) is more likely than not to be consummated in accordance with its terms, taking into account all relevant legal, financial, regulatory and other aspects of such Acquisition Proposal and such other factors that are deemed relevant by the Board of Directors of the Company, and (y) if consummated, would be more favorable to the Stockholders from a financial point of view than the transactions contemplated by this Agreement (after taking into account any proposed revisions to the terms of this Agreement pursuant to this Section 6.9). As used in this Agreement, “Intervening Event” means an Effect (other than any Effect resulting from a material breach of this Agreement by the Company) that was not known to the Board of Directors of the Company as of the date hereof and becomes known to the Board of Directors of the Company after the date hereof and prior to the time the Requisite Company Vote is obtained; provided, that the receipt, existence or terms of an Acquisition Proposal, or any matter relating thereto or consequence thereof, shall not constitute an Intervening Event.

(d) Nothing contained in this Agreement shall prevent the Company or its Board of Directors from complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act or Item 1012(a) of Regulation M-A with respect to an Acquisition Proposal or from making any legally required disclosure to the Stockholders; provided, that such rules will in no way eliminate or modify the effect that any action pursuant to such rules would otherwise have under this Agreement, including whether there has been a Company Adverse Recommendation Change.

6.10 Public Announcements. The initial press release regarding this Agreement and the transactions contemplated hereby shall be a joint press release. The Company and Parent shall each use its reasonable best efforts to develop a joint communications plan to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan. Neither the Company nor Parent shall issue any press release or, to the extent practical, otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby, in each case without the prior written consent of the other party, except in respect of any disclosure (a) with respect to any Company Adverse Recommendation Change or Intervening Event Adverse Recommendation Change (in each case in compliance with Section 6.9 and including any public announcement of Parent in connection therewith), (b) required by applicable Law, court process or by obligations pursuant to any listing agreement with or rules of any securities exchange, or (c) made in connection with any dispute between the parties hereto regarding this Agreement and the transactions contemplated hereby.

6.11 Takeover Statutes. None of the Company, Parent or their respective Boards of Directors shall take any action that would cause any Takeover Statute to become applicable to this Agreement, the Merger or any of the other transactions contemplated hereby, and each shall take all necessary steps to exempt (or ensure the continued exemption of) the Merger and the other transactions contemplated hereby from any applicable Takeover Statute now or hereafter in effect. If any Takeover Statute may become, or may purport to be, applicable to the transactions contemplated hereby, each party and the members of their respective Boards of

Directors will grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on any of the transactions contemplated by this Agreement, including, if necessary, challenging the validity or applicability of any such Takeover Statute.

6.12 Rule 16b-3. Prior to the Effective Time, the Company shall take such steps as may be reasonably necessary or advisable to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

6.13 Stock Exchange De-listing. Each of the Company and Parent shall take such actions reasonably required to cause the shares of Company Common Stock to be de-listed from NYSE and deregistered under the Exchange Act as soon as practicable following the Effective Time.

6.14 Transaction Litigation. In the event that any stockholder litigation related to this Agreement, the Merger or the other transactions contemplated by this Agreement is brought against the Company, its Subsidiaries and/or the members of the Board of Directors or the board of directors of any of the Company’s Subsidiaries after the date of this Agreement and prior to the Effective Time (“Transaction Litigation”), the Company shall promptly (and in any event within forty-eight (48) hours) notify Parent of any such Transaction Litigation of which it has received notice, give Parent the opportunity to participate in, but not control, the defense of any such litigation and keep Parent reasonably informed with respect to the status thereof. The Company agrees that it shall not compromise, offer to settle, agree to any settlement of or come to any arrangement regarding any such litigation without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). Parent shall notify the Company promptly (and in any event within forty-eight (48) hours) of the commencement of any such Transaction Litigation of which it has received notice.

6.15 TAP Plan.

(a) The Company shall distribute the Rights (as defined in the TAP Plan) as soon as practicable after the Record Time (as defined in the TAP Plan).

(b) From and after the date of this Agreement and prior to the earlier of the Effective Time and the termination of this Agreement pursuant to its terms, except as provided in Sections 3.23 and 6.15(a), the Company shall not enter into or adopt any “poison pill” or similar stockholder rights plan.

(c) The Company shall keep Parent promptly informed of the occurrence of any Stock Acquisition Date (as defined in the TAP Plan). Notwithstanding the first paragraph of Section 3.1(c) of the TAP Plan, in the event a Flip-in Date (as defined in the TAP Plan) shall occur prior to the Effective Time, at Parent’s option, the Board of Directors of the Company shall exchange, as soon as practicable after the Flip-in Date, all (but not less than all) of the then outstanding Rights for shares of Common Stock or TAP Plan Preferred Stock (as permitted by Section 3.1(d) of the TAP Plan) at the Exchange Ratio (as defined in the TAP Plan).

ARTICLE VII

CONDITIONS PRECEDENT

7.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of the parties to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a) Stockholder Approval. This Agreement shall have been duly adopted by the Stockholders by the Requisite Company Vote.

(b) HSR Act. The statutory waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been earlier terminated.

(c) Laws. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents or otherwise prohibits the consummation of the Merger or otherwise makes the consummation of the Merger illegal (each, an “Order”).

7.2 Conditions to Obligations of Parent and Merger Sub. The obligation of Parent and Merger Sub to effect the Merger is also subject to the satisfaction, or waiver by Parent, at or prior to the Effective Time, of the following conditions:

(a) Representations and Warranties.

(i) The representations and warranties of the Company set forth in Section 3.8(a) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date;

(ii) the representations and warranties of the Company set forth in Section 3.2(a) and Section 3.2(c) shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except where the failure of such representations and warranties to be so true and correct in all respects would not reasonably be expected to result in additional cost, expense or liability to the Company, Parent and/or their affiliates, either individually or in the aggregate with all other such representations and warranties, that is more than $250,000;

(iii) the representations and warranties of the Company set forth in Section 3.1, Section 3.2(b), Section 3.2(d), Section 3.3(a), Section 3.7, Section 3.10(c), Section 3.18, Section 3.19 and Section 3.23 (in each case, after giving effect to the lead in to Article III) shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date, in which case such representations and warranties shall continue to be true and correct to the extent set forth above as of such specified date) as of the Closing Date as though made on and as of the Closing Date; and

(iv) all other representations and warranties of the Company set forth in this Agreement (read without giving effect to any qualification as to materiality or Company Material Adverse Effect set forth in such representations or warranties) shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct (without giving effect to any qualification as to materiality or Company Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead in to Article III), has had or would reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect.

(v) Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer or Chief Financial Officer of the Company to the foregoing effects.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects the obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer or Chief Financial Officer of the Company to such effect.

(c) Other Regulatory Approvals. All consents, notices and approvals, as applicable, from the Governmental Entities and Regulatory Agencies set forth in Section 7.2(c) of the Company Disclosure Schedule shall have been obtained.

7.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction, or waiver by the Company, at or prior to the Effective Time, of the following conditions:

(a) Representations and Warranties.

(i) The representations and warranties of Parent set forth in Section 4.6 shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date;

(ii) the representations and warranties of Parent and Merger Sub set forth in Section 4.1, Section 4.2(a), and Section 4.5 (in each case, after giving effect to the lead in to Article IV) shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date, in which case such representations and warranties shall continue to be true and correct to the extent set forth above as of such specified date) as of the Closing Date as though made on and as of the Closing Date; and

(iii) all other representations and warranties of Parent and Merger Sub set forth in this Agreement (read without giving effect to any qualification as to materiality or Parent Material Adverse Effect set forth in such representations or warranties) shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct (without giving effect to any qualification as to materiality or Parent Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead in to Article IV), has had or would reasonably be expected to have, either individually or in the aggregate, a Parent Material Adverse Effect.

(iv) The Company shall have received a certificate signed on behalf of Parent and Merger Sub by the Chief Executive Officer or Chief Financial Officer of Parent to the foregoing effect.

(b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects the obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent and Merger Sub by the Chief Executive Officer or the Chief Financial Officer of Parent to such effect.

ARTICLE VIII

TERMINATION

8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, and except as provided below, whether before or after the Requisite Company Vote is obtained by the Company:

(a) by the mutual written consent of Parent and the Company;

(b) by either Parent or the Company if any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger or otherwise making the consummation of the Merger illegal has become final and non-appealable; provided, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party hereto whose failure to comply with any covenant in this Agreement has been the primary cause of, or resulted in, such action or inaction;

(c) by either Parent or the Company if the Merger shall not have been consummated on or before the twelve (12)-month anniversary of the date of this Agreement (the “Termination Date”); provided, that if the failure of the Closing to occur by such date shall be primarily due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein, such party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(c);

(d) by either Parent or the Company (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties (or any such representation or warranty shall cease to be true) set forth in this Agreement on the part of the Company (in the case of a termination by Parent) or Parent or Merger Sub (in the case of a termination by the Company), which breach or failure to be true, either individually or in the aggregate with all other breaches by such party (or failures of such representations or warranties to be true), would constitute, if occurring or continuing on the Closing Date, the failure of a condition set forth in Section 7.2 (in the case of a termination by Parent) or Section 7.3 (in the case of a termination by the Company) and which is not cured within thirty (30) days (or such fewer days as remain prior to the Termination Date) following written notice to the Company (in the case of a termination by Parent) or Parent (in the case of a termination by the Company) or by its nature or timing cannot be cured during such period;

(e) by the Company, prior to receipt of the Requisite Company Vote, in order to enter into a definitive agreement with respect to a Superior Proposal concurrently with such termination; provided, that (i) the Company shall have complied in all material respects with Section 6.9 and (ii) concurrently with such termination, the Company pays to Parent the Termination Fee payable pursuant to Section 8.2(b);

(f) by Parent, if, prior to receipt of the Requisite Company Vote, the Board of Directors of the Company shall have effected a Company Adverse Recommendation Change;

(g) by Parent, if there shall have been a material breach of Section 6.9; provided, that Parent shall only have the right to terminate this Agreement pursuant to this Section 8.1(g) if it delivers to the Company a written notice of such termination within ten (10) business days after becoming aware of any such breach; or

(h) by either Parent or the Company if the Company Meeting (including any adjournment or postponement thereof) shall have been held and completed and the Requisite Company Vote shall not have been obtained at such Company Meeting.

8.2 Effect of Termination.

(a) In the event of termination of this Agreement by either Parent or the Company as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of Parent, the Company, any of their respective affiliates or any other Parent Related Party shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Section 6.2(b), this Section 8.2, Article IX and the Confidentiality Agreement shall survive any termination of this Agreement and (ii) notwithstanding anything to the contrary contained in this Agreement, none of Parent, Merger Sub or the Company shall be relieved or released from any liabilities or damages arising out of its fraud or its willful and material breach of any provision of this Agreement occurring prior to termination.

(b) In the event that:

(i) this Agreement is terminated by the Company pursuant to Section 8.1(e) or by Parent pursuant to Section 8.1(f) or Section 8.1(g), then the Company shall pay Parent the Termination Fee by wire transfer of same-day funds (in the case of a termination pursuant to Section 8.1(e), concurrently with such termination, and in the case of a termination pursuant to Section 8.1(f) or Section 8.1(g), within three (3) business days after such termination); or

(ii) (A) following the date of this Agreement and prior to the Effective Time, an Acquisition Proposal shall have been announced, publicly disclosed or commenced or made known to the Board of Directors of the Company, (B) thereafter, this Agreement is terminated by Parent or the Company pursuant to Section 8.1(c) or Section 8.1(h) or by Parent pursuant to Section 8.1(d), and (C) at any time after the execution of this Agreement and prior to the expiration of the twelfth (12th) month after the termination of this Agreement, the Company enters into a definitive agreement or consummates a transaction with respect to an Acquisition Proposal made as described in subclause (A), then the Company shall pay Parent the Termination Fee by wire transfer of same-day funds on the earlier of the date the Company enters into a definitive agreement providing for such Acquisition Proposal or the date such Acquisition Proposal is consummated.

(c) For purposes of:

(i) Section 8.2(b)(ii), the term “Acquisition Proposal” shall have the meaning assigned to such term in Section 6.9(a) except that all references to “20%” therein shall be deemed to be references to “50%”.

(ii) this Section 8.2, the “Termination Fee” means $7,250,000, in cash.

(d) In no event shall the Company be obligated to pay Parent the Termination Fee on more than one occasion. Each of the Company, Parent and Merger Sub acknowledges that (i) the agreements contained in Section 8.2(b) are an integral part of the transactions contemplated by this Agreement, (ii) without these agreements Parent and Merger Sub would not enter into this Agreement and (iii) the Termination Fee is not a penalty, but rather is liquidated damages in a reasonable amount that is intended to compensate Parent and Merger Sub in the circumstances in which such Termination Fee is payable. Accordingly, if the Company fails to promptly pay any amount due pursuant to Section 8.2(b) and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company or any successor of the Company for the amount set forth in Section 8.2(b) or any portion thereof, the Company shall reimburse Parent for reasonable costs and expenses (including attorneys’ fees) incurred by Parent and its affiliates in connection with such suit, together with interest on such amount or portion thereof at the prime rate of Citibank N.A. in effect on the date such payment was required to be made pursuant to Section 8.2(b) through the date of payment. If the Termination Fee is payable and paid in accordance with the provisions of Section 8.2(b), in connection with a termination otherwise in accordance with the terms of Section 8.1, such payment shall be the sole and exclusive remedy available to Parent and Merger Sub; provided, however, that the foregoing shall not apply to any loss suffered as a result of any fraud by the Company or the Company’s willful and material breach of any provision of this Agreement.

ARTICLE IX

GENERAL PROVISIONS

9.1 Survival. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than the Confidentiality Agreement, which shall survive in accordance with its terms) shall survive the Effective Time, except for Section 6.6, Article IX and for those other covenants and agreements of the parties contained herein which by their terms are to be performed in whole or in part after the Effective Time.

9.2 Amendment. Subject to compliance with applicable Law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after the Requisite Company Vote is obtained by the Company; provided, that after the Requisite Company Vote is obtained, there may not be, without further approval of the Stockholders, any amendment of this Agreement that requires the Stockholders’ further approval under applicable Law. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties hereto.

9.3 Extension; Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or satisfaction of any conditions contained herein; provided, that after the Requisite Company Vote is obtained, there may not be, without further approval of the Stockholders, any extension or waiver of this Agreement or any portion thereof that requires the Stockholders’ further approval under applicable Law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

9.4 Expenses. Except as otherwise provided in Section 8.2 and Section 6.3(b), all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

9.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon confirmation of receipt, or if by e-mail so long as such e-mail states it is a notice delivered pursuant to this Section 9.5 and a duplicate copy of such e-mail is promptly given by one of the other methods described in this Section 9.5, (b) on the first business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth (5th) business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(a)	if to the Company, to:

Stonegate Mortgage Corporation

9190 Priority Way West Drive, Suite 300

Indianapolis, IN 46240

Attention:        James V. Smith

Facsimile:       (317) 252-0816

E-mail:            jim.smith@stonegatemtg.com

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attention:        Robert W. Downes

                         Mitchell S. Eitel

Facsimile:       (212) 291-3588

E-mail:            downesr@sullcrom.com

                         eitelm@sullcrom.com

and

(b)	if to Parent or Merger Sub, to:

Home Point Financial Corporation

1194 Oak Valley Drive, Suite 80

Ann Arbor, MI 48108

Attention:        Corporate Secretary

Facsimile:        (734) 865-1223

E-mail:             mgoodman@homepointfinancial.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention:        Daniel Wolf

                         David Feirstein

Facsimile:        (212) 446-6460

E-mail:             daniel.wolf@kirkland.com

                          david.feirstein@kirkland.com

9.6 Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The word “will” shall be construed to have the same meaning as the word “shall”. References to “the date hereof” mean the date of this Agreement. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “or” shall not be exclusive. As used in this Agreement, the “knowledge” of the Company means the knowledge of any of the officers of the Company listed in Section 9.6 of the Company Disclosure Schedule after reasonable inquiry, (i) “business day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized by Law or executive order to be closed, (ii) “person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature, (iii) an “affiliate” of a specified person is any person that directly or indirectly controls, is controlled by, or is under common control with, such specified person, (iv) “made available” means (unless otherwise specified) any document or other information that was (A) provided by one party or its representatives to the other party or its representatives at least one (1) calendar day prior to the date hereof, (B) included in the virtual data room of a party prior to the date hereof or (C) in the case of the Company only, filed by the Company with the SEC and publicly available on EDGAR prior to the date hereof, and (v) “transactions contemplated hereby” and “transactions contemplated by this Agreement” shall include the Merger. The Company Disclosure Schedule and the Parent Disclosure Schedule, as well as all other schedules and all exhibits hereto, shall be deemed part of this Agreement and included in any reference to this Agreement. All references to “dollars” or “$” in this Agreement are to United States dollars. References to any statute or regulation refer to such statute or regulation as amended, modified or supplemented from time to time, including by succession or comparable successor statutes, and any rules and regulations promulgated thereunder. This Agreement shall not be interpreted or construed to require any person to take any action, or fail to take any action, if to do so would violate any applicable Law, including the provisions of federal and state laws prohibiting the disclosure of confidential supervisory information of banking regulatory agencies.

9.7 No Other Representations or Warranties.

(a) Except for the representations and warranties made by the Company in Article III, neither the Company nor any other person makes any express or implied representation or warranty with respect to the Company, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither the Company nor any other person makes or has made any representation or warranty to Parent, Merger Sub or any of their respective affiliates or representatives with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to the Company, any of its Subsidiaries or their respective businesses, or (ii) except for the representations and warranties made by the Company in Article III, any oral or written information presented to Parent or any of its affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby. The Company acknowledges and agrees that none of Parent, Merger Sub or any other person on behalf of Parent or Merger Sub has made or is making any express or implied representation or warranty other than those contained in Article IV.

(b) Except for the representations and warranties made by Parent and Merger Sub in Article IV, neither Parent nor any other person makes any express or implied representation or warranty with respect to Parent, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and Parent hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither Parent nor any other person makes or has made any representation or warranty to the Company or any of its affiliates or representatives with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to Parent, its Subsidiaries or their respective businesses, or (ii) except for the representations and warranties made by Parent and Merger Sub in Article IV, any oral or written information presented to the Company or any of its affiliates or representatives in the course of their due diligence investigation of Parent, the negotiation of this Agreement or in the course of the transactions contemplated hereby. Each of Parent and Merger Sub acknowledges and agrees that neither the Company nor any other person on behalf of the Company has made or is making any express or implied representation or warranty other than those contained in Article III.

9.8 Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile or other electronic means) all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

9.9 Entire Agreement. This Agreement (including the documents and the instruments referred to herein), together with the Confidentiality Agreement, the Commitment Letter and the Voting Agreements, constitutes the entire agreement among the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

9.10 Governing Law; Jurisdiction.

(a) This Agreement shall be governed and construed in accordance with the Laws of the State of Delaware, without regard to any applicable conflicts of Law.

(b) Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in the Delaware Court of Chancery (or, if the Delaware Court of Chancery shall be unavailable, any other court of the State of Delaware or any Federal court sitting in the State of Delaware) and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of such court, (ii) waives any objection to laying venue in any such action or proceeding in such court, (iii) waives any objection that such court is an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 9.5.

9.11 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUIT, ACTION OR OTHER PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

9.12 Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations contained herein shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties to this Agreement; provided, however, that Parent or Merger Sub may assign this Agreement to any of their controlled affiliates; provided, further, that such assignment shall not (a) relieve Parent or Merger Sub of any of its obligations hereunder or enlarge, alter or change any obligation of the Company or (b) prevent, materially delay or materially impair the consummation of the Merger and the other transactions contemplated hereby on a timely basis. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns. Except as otherwise specifically provided in Section 6.6, which is intended to benefit each Company Indemnified Party and his or her heirs and representatives, this Agreement (including the documents and instruments referred to herein) is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance herewith without notice or liability to any other person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of the risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

9.13 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached. Accordingly, the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and the Commitment Letter, or to enforce specifically the performance of the terms and provisions hereof and thereof (including the parties’ obligation to consummate the Merger), in addition to any other remedy to which they are entitled at Law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at Law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief. The parties agree that under no circumstance shall the Company be permitted or entitled to receive both a grant of specific performance and any money damages. Subject to the terms and conditions set forth in this Agreement and the Commitment Letter, Parent acknowledges and agrees that the Company shall be entitled to specific performance to cause Parent to enforce the terms of the Commitment Letter in accordance with the terms thereof.

9.14 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

9.15 Delivery by Facsimile or Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file, as a defense to the formation of a contract and each party hereto forever waives any such defense.

9.16 No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no Parent Related Party shall have any liability for any obligations or liabilities of the parties to this Agreement or the Commitment Letter for any claim (whether in tort, contract or otherwise) based upon, or in respect of, the transactions contemplated hereby or thereby or in respect of any oral representations made or alleged to be made in connection herewith or therewith; provided, however, that nothing contained in this Section 9.16 shall limit the rights of the Company (i) set forth in the last sentence of Section 9.13 or (ii) pursuant to the Confidentiality Agreement. As used in this Agreement, “Parent Related Parties” means Parent’s non-controlled affiliates (including the Funds), and any of Parent’s or its non-controlled affiliates’ respective former, current or future affiliates, general or limited partners, stockholders, directors, officers, employees, managers, members, controlling persons, advisors, attorneys, representatives or agents and any heirs, executors, successors or assigns of any of the foregoing.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by duly authorized officers of the parties hereto as of the date first above written.

HOME POINT FINANCIAL CORPORATION

By:	/s/ William Newman
Name: William Newman
Title: President and Chief Executive Officer

LONGHORN MERGER SUB, INC.

By:	/s/ William Newman
Name: William Newman
Title: President

STONEGATE MORTGAGE CORPORATION

By:	/s/ James V. Smith
Name: James V. Smith
Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Annex B

FORM OF VOTING AND SUPPORT AGREEMENT

VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of January 26, 2017, is by and among Home Point Financial Corporation, a New Jersey corporation (“Parent”), Longhorn Merger Sub, Inc., an Ohio corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Persons set forth on Schedule I attached hereto (“Stockholder”).

WHEREAS, Stockholder is, as of the date hereof, the record and beneficial owner (for purposes of this Agreement, “beneficial owner” (including “beneficially own” and other correlative terms) shall have the meaning set forth in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”)) of the number of shares of Company Common Stock and Company Equity Awards of Stonegate Mortgage Corporation, an Ohio corporation (the “Company”), as set forth opposite the name of Stockholder on Schedule I hereto;

WHEREAS, Parent, Merger Sub, and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (as may be amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Company (the “Merger”), with the Company being the surviving entity of such Merger and a wholly-owned subsidiary of Parent, upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used herein without definition shall have the respective meanings specified in the Merger Agreement); and

WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement and as an inducement and in consideration therefor, Parent and Merger Sub have required that Stockholder, and Stockholder has agreed to, enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION 1. Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to Parent and Merger Sub as follows:

(a)	As of the time of execution of this Agreement, Stockholder (i) is the record or beneficial owner of the shares of Company Common Stock or Company Equity Awards (together with any shares of Company Common Stock or Company Equity Awards which such Stockholder may acquire at any time during the term of this Agreement, including pursuant to any exercise of Company Equity Awards, the “Stockholder Securities”) set forth opposite Stockholder’s name on Schedule I to this Agreement and (ii) except as set forth in Schedule I to this Agreement, neither holds nor has any beneficial ownership interest in any other shares of Company Common Stock or Company Equity Awards.

(b)	Stockholder has the legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

(c)	This Agreement has been duly executed and delivered by Stockholder and, assuming this Agreement constitutes a legal, valid and binding obligation of Parent and Merger Sub, this Agreement constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to the Enforceability Exceptions.

(d)

Neither the execution and delivery of this Agreement nor the consummation by Stockholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any Contract of any kind to which Stockholder is a party or by which Stockholder or Stockholder’s assets are bound, except for such violations, defaults or conflicts as would not prevent or materially delay Stockholder’s performance of its obligations under this Agreement. Assuming compliance with the applicable provisions of the HSR Act, and assuming all notifications, filings, registrations, permits, authorizations, consents or approvals to be obtained or made by the Company, Parent or Merger Sub in connection with the Merger Agreement and the transactions contemplated thereby are obtained or made, the consummation by Stockholder of the transactions contemplated hereby will not (i) violate any provision of any decree, order or judgment applicable to Stockholder, (ii) require any consent, approval, or notice under any legal requirements applicable to Stockholder, other than as required under the Exchange Act, or (iii) if such Stockholder is an entity, violate any provision of such Stockholder’s organizational documents, except in each case as would not prevent or materially delay Stockholder’s performance of its obligations under this Agreement.

(e)	The Stockholder Securities and the Certificates representing the Stockholder Securities owned by Stockholder are now, and, subject to Section 3(b), at all times during the term of this Agreement will be, held by Stockholder or by a nominee or custodian for the benefit of Stockholder, free and clear of all Liens, except for (i) any such Liens arising hereunder, under the Merger Agreement or under any Contract governing the terms of Company Equity Awards owned by the Stockholder and (ii) any applicable restrictions on transfer under the Securities Act, the securities Laws of any state within the United States or pursuant to any written policies of the Company with respect to restrictions upon the trading of securities under applicable securities laws (collectively, “Permitted Liens”).

(f)	Stockholder has full voting power, with respect to the shares of Company Common Stock that are Stockholder Securities, and full power of disposition, full power to issue instructions with respect to the matters set forth herein, and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Stockholder Securities. The Stockholder Securities are not subject to any proxy, voting trust or other agreement, arrangement or restriction with respect to the voting of such Stockholder Securities, except as provided (i) under this Agreement or (ii) in the Amended and Restated Shareholders’ Agreement, dated March 9, 2012, by and among the Company, Stockholder, and certain other stockholders of the Company that are signatories thereto, as amended by Amendment No. 1, dated May 15, 2013, and Amendment No. 2, dated September 29, 2013.

(g)	As of the time of execution of this Agreement, there is no legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature pending or, to the knowledge of Stockholder, threatened against Stockholder at law or equity before or by any Governmental Entity that could reasonably be expected to prevent or materially delay Stockholder’s performance of its obligations under this Agreement.

(h)	Stockholder has received and reviewed a copy of the Merger Agreement. Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon Stockholder’s execution, delivery and performance of this Agreement.

(i)	No broker, investment bank, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Stockholder (it being understood that an arrangement of the Company shall not be deemed to be an arrangement of Stockholder).

SECTION 2. Representations and Warranties of Parent and Merger Sub. Each of Parent and Merger Sub hereby, jointly and severally, represents and warrants to Stockholder as follows:

(a)	Each of Parent and Merger Sub is an entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and each of Parent and Merger Sub has the corporate power and authority to execute and deliver and perform its obligations under this Agreement and the Merger Agreement and to consummate the transactions contemplated hereby and thereby, and each has taken all necessary action to duly authorize the execution, delivery and performance of this Agreement and the Merger Agreement.

(b)

This Agreement and the Merger Agreement have been duly authorized, executed and delivered by each of Parent and Merger Sub, and, assuming this Agreement and the Merger Agreement constitute legal, valid and binding obligations of the other parties hereto and thereto, constitute the legal, valid and binding obligations of each of Parent and Merger Sub, are enforceable against each of them in accordance with their terms, subject to the Enforceability Exceptions.

SECTION 3. Transfer of the Shares; Other Actions.

(a)	Prior to the End Date, except as otherwise expressly provided herein (including pursuant to this Section 3 or Section 4) or in the Merger Agreement, Stockholder shall not, and shall cause each of its Subsidiaries not to: (i) directly or indirectly transfer, assign, sell, gift-over, hedge, pledge or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution) of, enter into any derivative arrangement with respect to, or create any Lien (other than Permitted Liens) on or enter into any agreement with respect to (any of the foregoing, a “Transfer”), any or all of its Stockholder Securities; (ii) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer; (iii) grant any proxy, power-of-attorney or other authorization or consent with respect to any of the Stockholder Securities with respect to any matter that is in contravention of the obligations of Stockholder under this Agreement with respect to the Stockholder Securities; (iv) deposit any of the Stockholder Securities into a voting trust, or enter into a voting agreement or arrangement with respect to any of such Stockholder Securities in contravention of the obligations of Stockholder under this Agreement with respect to the Stockholder Securities; or (v) take or cause the taking of any other action that would restrict or prevent the performance of such Stockholder’s obligations hereunder or the transactions contemplated hereby. Any action taken in violation of the foregoing sentence shall be null and void ab initio. If any involuntary Transfer of any of the Stockholder Securities shall occur (including, but not limited to, a sale by Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Stockholder Securities subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the End Date.

(b)	Notwithstanding the foregoing, any Stockholder may Transfer Stockholder Securities, (i) if such Stockholder is an individual, (A) to any trust for the benefit of such Stockholder or any spouse or descendant of such Stockholder for estate planning purposes and (B) upon the death of such Stockholder, to such Stockholder’s estate, (ii) if such stockholder is an entity, to any Affiliate of such Stockholder and (iii) as Parent may otherwise agree in writing in its sole discretion, so long as, in the case of each of the foregoing clauses (i), (ii) and (iii), any such transferee shall agree in writing to be bound by this Agreement prior to the consummation of any such Transfer.

(c)	Stockholder agrees that it will not exercise any dissenters’ rights with respect to the Merger in accordance with Section 1701.85 of the OGCL, including the right of the Stockholder who has not voted in favor of the Merger Agreement to require payment of fair cash value of Company Common Stock.

SECTION 4. Voting of Shares; Grant of Irrevocable Proxy; Appointment of Proxy.

(a)

Without in any way limiting Stockholder’s right to vote the Stockholder Securities in its sole discretion on any other matters not set forth in Section 4(a)(ii) that may be submitted to a Stockholder vote, consent or other approval, at every annual, special or other meeting of the Company’s stockholders called or any action by written consent in lieu of a meeting of stockholders of the Company with respect to any of the following, and at every adjournment or postponement thereof, Stockholder (solely in Stockholder’s capacity as a holder of the Stockholder Securities and not in any other capacity) shall, or shall cause the holder of record on any applicable record date to, (i) appear at each such meeting or otherwise cause all of Stockholder’s Stockholder Securities entitled to vote to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), in person or by proxy, all Stockholder Securities beneficially owned by Stockholder and entitled to vote (A) in favor of the approval of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement, and/or (B) against (x) any action or agreement which could reasonably be expected to impede, interfere with, delay or adversely affect the Merger Agreement, the Merger or this Agreement, (y) any Acquisition Proposal and (z) any action, proposal, transaction or agreement that could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Stockholder under this Agreement.

(b)	Stockholder hereby irrevocably grants to, and appoints, Parent and any duly appointed designee thereof, Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to attend any meeting of the Stockholders of the Company on behalf of such Stockholder with respect to the matters set forth in Section 4(a)(ii), to include the Stockholder Securities that are shares of Company Common Stock in any computation for purposes of establishing a quorum at any such meeting of Stockholders of the Company, and to vote all Stockholder Securities that are shares of Common Stock or to grant a consent or approval in respect of the Stockholder Securities, in connection with any meeting of the stockholders of the Company or any action by written consent in lieu of a meeting of stockholders of the Company, in accordance with the provisions of Section 4(a)(ii). Parent agrees not to exercise the proxy granted herein for any purpose other than with respect to the matters set forth in Section 4(a)(ii). Stockholder hereby affirms that the proxy set forth in this Section 4(b) is given in connection with the execution of the Merger Agreement, and that such proxy is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and, except as set forth in this Section 4(b), is intended to be irrevocable to the extent permitted by Section 1701.48 of the OGCL during the term of this Agreement.

(c)	Stockholder hereby represents that any proxies heretofore given in respect of the Stockholder Securities, if any, with respect to the matters set forth in Section 4(a)(ii) are revocable, and hereby revokes all such proxies.

(d)	Notwithstanding the foregoing, Stockholder shall retain at all times the right to vote the Stockholder Securities held by it in its sole discretion and without any other limitation on those matters other than those set forth in Section 4(a)(ii) that are at any time or from time to time presented for consideration to the Company’s stockholders at any annual, special or other meeting of the Company’s stockholders or any action by written consent in lieu of a meeting of the Company’s stockholders.

(e)	The obligations set forth in this Section 4 shall apply to Stockholder during the period beginning on the date of this Agreement and ending on the End Date.

SECTION 5. No Solicitation. Stockholder agrees that it shall not, and shall cause its Representatives not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly facilitate inquiries, offers or proposals, or the making, submission or announcement of inquiries, offers or proposals, which constitute, or could reasonably be expected to lead to, an Acquisition Proposal, (ii) engage or participate or continue any discussions or any negotiations with any person concerning any Acquisition Proposal, (iii) provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any person relating to any Acquisition Proposal or any inquiry, offer or proposal that could reasonably be expected to lead to an Acquisition Proposal, (iv) approve, endorse, recommend or execute or enter into any letter of intent, agreement or agreement in principle relating to any Acquisition Proposal or any inquiry, offer or proposal that could reasonably be expected to lead to an Acquisition Proposal, (v) otherwise knowingly facilitate any effort or attempt to make an Acquisition Proposal, including by granting any waiver, amendment or release under any standstill agreement or any standstill provision of any other contract or agreement or (vi) resolve, publicly propose or agree to do any of the foregoing; provided that this Agreement shall not restrict the ability of Stockholder, during the notice period contemplated by Section 6.9(c) of the Merger Agreement, to review such Superior Proposal and to discuss and confirm to the Company and to any party who has submitted a Superior Proposal, the willingness of the Stockholder to support and sign a voting agreement on terms and conditions substantially similar to those contained herein in connection with such Superior Proposal, in the event of any termination of the Merger Agreement. Stockholder shall, and, subject to the provisions of Section 6, shall cause its Representatives to, immediately cease all discussions and negotiations with any person that may be ongoing as of the date of this Agreement with respect to any proposal that constitutes, or is reasonably expected to result in, any Acquisition Proposal.

SECTION 6. Directors and Officers. Notwithstanding any provision of this Agreement to the contrary, this Agreement shall apply to Stockholder solely in Stockholder’s capacity as a holder of the Stockholder Securities and/or other shares of Company Common Stock or Company Equity Awards and not in Stockholder’s or any partner, officer, employee or affiliate of Stockholder’s capacity as a director, officer or employee of the Company or any of its Subsidiaries. Nothing in this Agreement shall limit or restrict Stockholder or any partner, officer, employee or affiliate of Stockholder in his or her capacity as a director or officer of the Company from acting in such capacity or voting in such capacity in such person’s sole discretion on any matter and no such actions shall be deemed a breach of this Agreement. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict any actions or omissions of any such person in his or her capacity as a director and/or officer of the Company or any of its Subsidiaries or from fulfilling the duties and obligations of such office, including in the exercise of his or her fiduciary duties as a director and/or officer of the Company or any of its Subsidiaries.

SECTION 7. Further Assurances. Each party shall execute and deliver any additional documents and take such further actions that are reasonably necessary to carry out all of its obligations under the provisions hereof, including without limitation to vest in Parent the power to vote the Stockholder Securities to the extent contemplated by Section 4(b) hereof (subject to Sections 4(d) and 4(e) hereof).

SECTION 8. Termination.

(a)	This Agreement, and all rights and obligations of the parties hereunder, shall terminate immediately, and the power of attorney and proxy set forth in Section 4(b) shall be revoked, terminated and of no further force and effect, without any notice or other action by any person, upon the earliest to occur of the following (the date of such termination, the “End Date”):

(i) termination of the Merger Agreement in accordance with its terms;

(ii) the Effective Time;

(iii) any change to the terms of the Merger Agreement without the prior written consent of Stockholder that (A) reduces the Merger Consideration or any consideration otherwise payable with respect to the Company Equity Awards beneficially owned by Stockholder (subject to adjustments in compliance with Section 1.5(b) of the Merger Agreement), (B) changes the form of consideration payable in the Merger or any consideration otherwise payable with respect to the shares of Company Common Stock or Company Equity Awards beneficially owned by Stockholder or (C) otherwise materially amends the Merger Agreement in a manner adverse to the Stockholder relative to the other stockholders of the Company; or

(iv) the mutual written consent of Parent and Stockholder.

(b)	Upon termination of this Agreement, all obligations of the parties hereto under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof, provided however, that the termination of this Agreement shall not relieve any party hereto from liability for any willful misrepresentation or willful and material breach prior to such termination.

(c)	Sections 8(b), 9 and 12 hereof shall survive the termination of this Agreement.

SECTION 9. Expenses. All fees and expenses incurred in connection with the negotiation and execution of this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated.

SECTION 10. Public Announcements. Stockholder shall not make public announcements regarding this Agreement and the transactions contemplated hereby that are inconsistent with the public statements made by the

Company and Parent in connection with this Agreement, the Merger Agreement and the transactions contemplated thereby, without the prior written consent of Parent. Stockholder (i) consents to and authorizes (x) the publication and disclosure by the Company, Parent and their respective affiliates of its identity and beneficial ownership of the Stockholder Securities and the nature of its commitments, obligations, arrangements and understandings under this Agreement in the Proxy Statement, any current report of the Company on Form 8-K and any other documents required to be filed with the SEC or other Governmental Entity; provided that, Parent shall provide Stockholder and its counsel reasonable opportunity to review and comment thereon, and Parent shall give reasonable consideration to any such comments and (y) the filing by the Company, Parent and their respective affiliates of this Agreement as an exhibit to the extent required to be filed with the SEC or any Governmental Entity relating to the Merger, and (ii) agrees to promptly give to the Company and Parent any information they may reasonably require for the preparation of any such disclosure documents. Parent consents to and authorizes the publication and disclosure by Stockholder of the nature of its commitments and obligations under this Agreement in connection with the Merger in any Form 4, Schedule 13D, Schedule 13G or other disclosure required by the SEC or other Governmental Entity to be made by Stockholder in connection with the Merger.

SECTION 11. Adjustments. In the event (a) of reclassification, stock split (including a reverse stock split), combination, stock dividend or distribution, recapitalization, subdivision, merger, issuer tender or exchange offer, or other similar transaction or (b) that Stockholder shall become the beneficial owner of any additional shares of Company Common Stock or Company Equity Awards, then the terms of this Agreement shall apply to the shares of Company Common Stock or Company Equity Awards held by Stockholder immediately following the effectiveness of the events described in clause (a) or Stockholder becoming the beneficial owner thereof as described in clause (b), as though, in either case, they were Stockholder Securities hereunder. In the event that Stockholder shall become the beneficial owner of any other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 4(a)(ii) hereof, then the terms of Section 4 hereof shall apply to such other securities as though they were Stockholder Securities hereunder.

SECTION 12. Miscellaneous.

(a) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or e-mail or by registered or certified mail (postage prepaid, return receipt requested and providing proof of delivery) to the respective parties hereto at the following addresses, facsimile numbers or email addresses as follows (or at such other address, facsimile number or email address for a party as shall be specified by like notice):

If to Stockholder, to:

[STOCKHOLDER]

[                    ]

[                    ]

Attention: [                    ]

Facsimile: [                    ]

Email: [                    ]

with a copy to (which shall not constitute notice):

[                    ]

[                    ]

Attention: [                    ]

Facsimile: [                    ]

Email: [                    ]

If to Parent or Merger Sub, to:

Home Point Financial Corporation

1194 Oak Valley Drive, Suite 80

Ann Arbor, MI 48108

Attention: Corporate Secretary

Facsimile: 734-865-1223

Email: mgoodman@homepointfinancial.com

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention:	Daniel E. Wolf, P.C.
David Feirstein
Facsimile:	(212) 446-6460
E-mail:	daniel.wolf@kirkland.com
david.feirstein@kirkland.com

(b) Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

(c) Counterparts. This Agreement may be executed and delivered (including by facsimile transmission, “.pdf,” or other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(d) Entire Agreement, No Third-Party Beneficiaries. This Agreement (i) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties hereto, with respect to the subject matter hereof and (ii) is not intended to, nor shall it, confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

(e) Governing Law, Jurisdiction. This Agreement shall be governed and construed in accordance with the Laws of the State of Delaware, without regard to any applicable conflicts of Law. Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby exclusively in the Delaware Court of Chancery (or, if the Delaware Court of Chancery shall be unavailable, any other court of the State of Delaware or any Federal court sitting in the State of Delaware) and, solely in connection with claims arising under this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby, (i) irrevocably submits to the exclusive jurisdiction of such court, (ii) waives any objection to laying venue in any such action or proceeding in such court, (iii) waives any objection that such court is an inconvenient forum or does not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 12(a).

(f) Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE MERGER AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT

(A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUIT, ACTION OR OTHER PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12(f).

(g) Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of each of the other parties hereto, and any assignment without such consent shall be null and void; provided, however, that Parent and Merger Sub may assign, in their sole discretion and without the consent of any other party hereto, any or all of their rights, interests and obligations hereunder to each other or to one or more direct or indirect wholly-owned Subsidiaries of Parent in connection with the assignment of the rights, interests and obligations of Parent and/or Merger Sub under the Merger Agreement to such direct or indirect wholly-owned Subsidiaries of Parent in accordance with the terms of the Merger Agreement, and any such assignee may thereafter assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to one or more additional direct or indirect wholly-owned Subsidiaries of Parent in connection with the assignment of the rights, interests and obligations of such assignee under the Merger Agreement to such additional direct or indirect wholly-owned Subsidiaries of Parent in accordance with the terms of the Merger Agreement; provided, that no such assignment shall relieve Parent or Merger Sub of any of their respective obligations under this Agreement. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

(h) Severability of Provisions. If any term or other provision of this Agreement is found by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

(i) Specific Performance. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties hereto do not perform the provisions of this Agreement (including any party hereto failing to take such actions as are required of it hereunder in order to consummate the transactions contemplated by this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that, (A) the parties hereto will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof; and (B) the right of specific enforcement is an integral part of the Agreement and without that right, Parent would not have entered into this Agreement. It is accordingly agreed that each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity and any party hereto seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each party hereto irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security.

(j) Amendment. No amendment or modification of this Agreement shall be effective unless it shall be in writing and signed by each of the parties hereto, and no waiver or consent hereunder shall be effective against any party unless it shall be in writing and signed by such party.

(k) Binding Nature. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and permitted assigns.

(l) No Recourse. Parent and Merger Sub agree that Stockholder will not be liable for claims, losses, damages, expenses and other liabilities or obligations resulting from or related to the Merger Agreement or the Merger (other than any liability for claims, losses, damages, expenses and other liabilities or obligations solely to the extent arising under, and in accordance with the terms of, this Agreement), including the Company’s breach of the Merger Agreement.

(m) No Presumption. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(n) No Agreement Until Executed. This Agreement shall not be effective unless and until (i) the Merger Agreement is executed by all parties thereto and (ii) this Agreement is executed by all parties hereto.

(o) No Ownership Interest. Except as otherwise specifically provided herein, nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to the Stockholder Securities. All rights, ownership and economic benefits of and relating to the Stockholder Securities shall remain vested in and belong to Stockholder, and neither Parent nor Merger Sub shall have any authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct Stockholder in the voting of any of the Stockholder Securities, except as otherwise specifically provided herein.

[Signature pages follow]

IN WITNESS WHEREOF, Parent, Merger Sub and Stockholder have caused this Agreement to be duly executed and delivered as of the date first written above.

HOME POINT FINANCIAL CORPORATION

By:
Name: Title:

LONGHORN MERGER SUB, INC.

By:
Name: Title:

By:
[Stockholder]

[Signature Page—Voting and Support Agreement]

Annex C

[Letterhead of Barclays Capital Inc.]

745 Seventh Avenue New York, NY 10019 United States
January 26, 2017

Board of Directors

Stonegate Mortgage Corporation

9190 Priority Way West Drive, Suite 300

Indianapolis, IN 46240

Members of the Board of Directors:

We understand that Stonegate Mortgage Corporation (the “Company”) intends to enter into a transaction (the “Proposed Transaction”) with Home Point Financial Corporation (the “Parent”) and Longhorn Merger Sub, Inc., a wholly owned subsidiary of the Parent (“Merger Sub”) (together, the “Acquiror”), pursuant to which (i) Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation (the “Merger”), and (ii) each share of common stock, par value $0.01 per share, of the Company issued and outstanding immediately prior to the Effective Time, other than “Excluded Shares” as defined in the Agreement (as defined below), will be converted into the right to receive $8.00 per share in cash (the “Merger Consideration”). We also understand that certain directors, officers and large stockholders of the Company will each enter into Voting and Support Agreement (each, a “Voting Agreement”) with Parent and Merger Sub, each of which will be dated as of January 26, 2017. The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger (the “Agreement”) to be dated as of January 26, 2017 by and between the Company, the Parent and the Merger Sub. The summary of the Proposed Transaction set forth above is qualified in its entirety by the terms of the Agreement.

We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the holders of the Company’s common stock (the “Stockholders”) of the Merger Consideration to be offered to the Stockholders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company’s underlying business decision to proceed with or effect the Proposed Transaction or the likelihood of consummation of the Proposed Transaction. In addition, we express no opinion on, and our opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the Proposed Transaction, or any class of such persons, relative to the consideration to be offered to the Stockholders of the Company in the Proposed Transaction. Our opinion does not address the relative merits of the Proposed Transaction as compared to any other transaction or business strategy in which the Company might engage.

In arriving at our opinion, we reviewed and analyzed: (1) a draft of the Agreement, dated as of January 24, 2017, and the specific terms of the Proposed Transaction as set forth therein; (2) a draft of the form of Voting Agreement, dated as of January 25, 2017; (3) publicly available information concerning the Company that we believe to be relevant to our analysis, including its Annual Reports on Form 10-K for the fiscal year ended 2013, 2014 and 2015 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2016, June 30, 2016 and September 30, 2016; (4) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, including financial projections of the Company prepared by management of the Company; (5) a trading history of the Company’s common stock from October 10, 2013 to January 20, 2017, and a comparison of that trading history with those of other companies, indices and financial benchmarks that we deemed relevant; (6) a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant; (7) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant; and (8) published estimates of independent research analysts with respect to the future financial performance and price targets of the Company. In addition, we have had discussions with the management of the Company concerning its business, operations, assets, liabilities, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information) and have further relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company, upon the advice of the Company, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company will perform in accordance with such projections. With respect to the book value of equity of the Company and tangible book value of equity of the Company, at the direction of the management of the Company, we have relied on such values as at November 30, 2016. We assume no responsibility for and we express no view as to any such projections or estimates or the assumptions on which they are based. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. We assume no responsibility for updating or revising our opinion based on events or circumstances that may occur after the date of this letter.

We have assumed that the executed Agreement and Voting Agreements will conform in all material respects to the last drafts reviewed by us. In addition, we have assumed the accuracy of the representations and warranties contained in the Agreement and all agreements related thereto. We have also assumed, upon the advice of the Company, that all material governmental, regulatory and third party approvals, consents and releases for the Proposed Transaction will be obtained within the constraints contemplated by the Agreement and that the Proposed Transaction will be consummated in accordance with the terms of the Agreement without delay, waiver, modification or amendment of any material term, condition or agreement thereof. We do not express any opinion as to any tax or other consequences that might result from the Proposed Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company has obtained such advice as it deemed necessary from qualified professionals.

Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Merger Consideration to be offered to the Stockholders in the Proposed Transaction is fair to the Stockholders.

We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services a portion of which is payable upon rendering this opinion and a substantial portion of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to reimburse our expenses and indemnify us for certain liabilities that may arise out of our engagement. We have performed various investment banking services for the Company in the past, and expect to perform such services in the future, and have received, and expect to receive, customary fees for such services. Specifically, in the past two years, we have acted as lender to the Company in connection with its outstanding $300 million whole loan mortgage warehouse line which we originally entered into with the Company on December 24, 2012 and in which we receive fees.

In addition, we and our affiliates in the past have provided, currently are providing, or in the future may provide, investment banking services to Stone Point Capital LLC (“Stone Point”), and certain of its affiliates and portfolio companies, including the Parent, and have received or in the future may receive customary fees for rendering such services, including (i) having acted or acting as financial advisor to Stone Point and certain of its portfolio companies and affiliates in connection with certain mergers and acquisition transactions; (ii) having acted or acting as arranger, bookrunner and/or lender for Stone Point and certain of its portfolio companies and affiliates in connection with the financing for various acquisition transactions; and (iii) having acted or acting as underwriter, initial purchaser and placement agent for various equity and debt offerings undertaking by Stone Point and certain of its portfolio companies and affiliates.

Barclays Capital Inc., its subsidiaries and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of our business, we and our affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of the Company, Acquiror and Stone Point for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

This opinion, the issuance of which has been approved by our Fairness Opinion Committee, is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any Stockholder as to how such Stockholder should vote or act on any matters with respect to the Proposed Transaction.

Very truly yours,

/s/ Barclays Capital Inc.
BARCLAYS CAPITAL INC.

Annex D

SECTIONS 1701.84 AND 1701.85 OF THE OGCL

Section 1701.84 Dissenting shareholders entitled to relief.

(A) Except as provided in division (B) of this section, the following are entitled to relief as dissenting shareholders under section 1701.85 of the Revised Code:

(1) Shareholders of a domestic corporation that is being merged or consolidated into a surviving or new entity, domestic or foreign, pursuant to section 1701.78, 1701.781, 1701.79, 1701.791, or 1701.801 of the Revised Code;

(2) In the case of a merger into a domestic corporation, shareholders of the surviving corporation who under section 1701.78 or 1701.781 of the Revised Code are entitled to vote on the adoption of an agreement of merger, but only as to the shares so entitling them to vote;

(3) Shareholders, other than the parent corporation, of a domestic subsidiary corporation that is being merged into the domestic or foreign parent corporation pursuant to section 1701.80 of the Revised Code;

(4) In the case of a combination or a majority share acquisition, shareholders of the acquiring corporation who under section 1701.83 of the Revised Code are entitled to vote on such transaction, but only as to the shares so entitling them to vote;

(5) Shareholders of a domestic subsidiary corporation into which one or more domestic or foreign corporations are being merged pursuant to section 1701.801 of the Revised Code;

(6) Shareholders of a domestic corporation that is being converted pursuant to section 1701.792 of the Revised Code.

(B) All of the following shareholders shall not be entitled to relief as dissenting shareholders under section 1701.85 of the Revised Code:

(1) Shareholders described in division (A)(1) or (6) of this section, if both of the following apply:

(a) The shares of the corporation for which the dissenting shareholder would otherwise be entitled to relief under division (A)(1) or (6) of this section are listed on a national securities exchange as of the day immediately preceding the date on which the vote on the proposal is taken at the meeting of the shareholders.

(b) The consideration to be received by the shareholders consists of shares or shares and cash in lieu of fractional shares that, immediately following the effective time of a merger, consolidation, or conversion, as applicable, are listed on a national securities exchange and for which no proceedings are pending to delist the shares from the national securities exchange as of the effective time of the merger, consolidation, or conversion.

(2) Shareholders described in division (A)(2) of this section, if the shares so entitling them to vote are listed on a national securities exchange both as of the day immediately preceding the date on which the vote on the proposal is taken at the meeting of the shareholders and immediately following the effective time of the merger and there are no proceedings pending to delist the shares from the national securities exchange as of the effective time of the merger;

(3) The shareholders described in division (A)(4) of this section, if the shares so entitling them to vote are listed on a national securities exchange both as of the day immediately preceding the date on which the vote on the proposal is taken at the meeting of the shareholders and immediately following the effective time of the combination or majority share acquisition, and there are no proceedings pending to delist the shares from the national securities exchange as of the effective time of the combination or majority share acquisition.

Section 1701.85 Dissenting shareholders—compliance with section—fair cash value of shares.

(A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

(2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which the dissenting shareholder seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal.

(3) Not later than twenty days before the date of the meeting at which the proposal will be submitted to the shareholders, the corporation may notify the corporation’s shareholders that relief under this section is available. The notice shall include or be accompanied by all of the following:

(a) A copy of this section;

(b) A statement that the proposal can give rise to rights under this section if the proposal is approved by the required vote of the shareholders;

(c) A statement that the shareholder will be eligible as a dissenting shareholder under this section only if the shareholder delivers to the corporation a written demand with the information provided for in division (A)(4) of this section before the vote on the proposal will be taken at the meeting of the shareholders and the shareholder does not vote in favor of the proposal.

(4) If the corporation delivers notice to its shareholders as provided in division (A)(3) of this section, a shareholder electing to be eligible as a dissenting shareholder under this section shall deliver to the corporation before the vote on the proposal is taken a written demand for payment of the fair cash value of the shares as to which the shareholder seeks relief. The demand for payment shall include the shareholder’s address, the number and class of such shares, and the amount claimed by the shareholder as the fair cash value of the shares.

(5) If the corporation does not notify the corporation’s shareholders pursuant to division (A)(3) of this section, not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to the dissenting shareholder of the fair cash value of the shares as to which the dissenting shareholder seeks relief, which demand shall state the dissenting shareholder’s address, the number and class of such shares, and the amount claimed by the dissenting shareholder as the fair cash value of the shares.

(6) If a signatory, designated and approved by the dissenting shareholder, executes the demand, then at any time after receiving the demand, the corporation may make a written request that the dissenting shareholder provide evidence of the signatory’s authority. The shareholder shall provide the evidence within a reasonable time but not sooner than twenty days after the dissenting shareholder has received the corporation’s written request for evidence.

(7) The dissenting shareholder entitled to relief under division (A)(3) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (A)(5) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701. 801 of the Revised Code shall be a record holder of the shares of the corporation as to which the dissenting shareholder seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after the dissenting shareholder has been sent the notice provided in section 1701.80 or 1701.801 of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(4) of this section.

(8) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation. In the case of a conversion, a demand served on the converting corporation constitutes service on the converted entity, whether the demand is served before, on, or after the effective date of the conversion.

(9) If the corporation sends to the dissenting shareholder, at the address specified in the dissenting shareholder’s demand, a request for the certificates representing the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return the endorsed certificates to the dissenting shareholder. A dissenting shareholder’s failure to deliver the certificates terminates the dissenting shareholder’s rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of the shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only the rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

(B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, or in the case of a conversion may be the converted entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to a complaint is required. Upon the filing of a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from evidence submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have power and authority specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at a rate and from a date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505. of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

(C)(1) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701. 80 or 1701.801 of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing fair cash value, both of the following shall be excluded:

(a) Any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders;

(b) Any premium associated with control of the corporation, or any discount for lack of marketability or minority status.

(2) For the purposes of this section, the fair cash value of a share that was listed on a national securities exchange at any of the following times shall be the closing sale price on the national securities exchange as of the applicable date provided in division (C)(1) of this section:

(a) Immediately before the effective time of a merger or consolidation;

(b) Immediately before the filing of an amendment to the articles of incorporation as described in division (A) of section 1701.74 of the Revised Code;

(c) Immediately before the time of the vote described in division (A)(1)(b) of section 1701.76 of the Revised Code.

(D)(1) The right and obligation of a dissenting shareholder to receive fair cash value and to sell such shares as to which the dissenting shareholder seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

(a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

(b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

(c) The dissenting shareholder withdraws the dissenting shareholder’s demand, with the consent of the corporation by its directors;

(d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

(2) For purposes of division (D)(1) of this section, if the merger, consolidation, or conversion has become effective and the surviving, new, or converted entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the partners of a surviving, new, or converted partnership or the comparable representatives of any other surviving, new, or converted entity.

(E) From the time of the dissenting shareholder’s giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement are available at www.proxyvote.com.

▲  PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.  ▲

STONEGATE MORTGAGE CORPORATION

Special Meeting of Stockholders

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Jim Smith and David Kress, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of STONEGATE MORTGAGE CORPORATION that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held on April 27, 2017, at 9:00 a.m., local time, at the offices of the Company, 9190 Priority Way West Drive, Suite 300, Indianapolis, IN 46240.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

Address Changes/Comments:

(If you noted any address Changes/Comments above, please mark the corresponding box on the reverse side.)

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com.

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off-date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – (800) 690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off-date or Meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewater, NY 11717.

▲  PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.  ▲

Please mark vote as in this example ☒

		FOR	AGAINST	ABSTAIN

THE BOARD RECOMMENDS A VOTE FOR PROPOSALS 1, 2 & 3.

1.

To adopt the Agreement and Plan of Merger, dated as of January 26, 2017, by and among the Company, Home Point Financial Corporation and Longhorn Merger Sub, Inc., as such agreement may be amended from time to time.

		☐	☐	☐

2.

To approve, on a non-binding, advisory basis, the compensation that certain executive officers of the Company may receive in connection with the merger pursuant to agreements or arrangements with the Company.

		☐	☐	☐

3.	To approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the merger proposal.	☐	☐	☐

NOTE: The proxies are authorized to vote, in their discretion, on such other business as may properly come before the meeting and any postponement or adjournment thereof.

For address changes/comments, mark here ☐

(See reverse for instructions)

Please sign exactly as the name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation, or partnership, please sign in full corporate or partnership name by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date